Exhibit 2

AMENDED
FILING STATEMENT

SPRING & MERCER CAPITAL CORP.
SUITE 1304 – 925 WEST GEORGIA STREET
VANCOUVER, BRITISH COLUMBIA
V6C 3L2

Dated as at November 29, 2008

Neither the TSX Venture Exchange Inc. nor any securities regulatory authority has in any way passed upon the merits of the Qualifying Transaction described in this filing statement. In addition, the TSX Venture Exchange has not approved or accepted the Qualifying Transaction described herein.

TABLE OF CONTENTS

Item 1:	Cover Page Disclosure	1
1.1	Cover Page Disclosure	1
1.2	Required Language	1

Item 2:	Table of Contents	2
2.1	Table of Contents	2

Item 3:	Glossary	7
3.1	Glossary	7

Item 4:	Summary of Filing Statement	14
4.1	Cautionary Language	14
4.2	General	14
4.3	Conditional Listing Approval	19

Item 5:	Risk Factors	19
5.1	Risk Factors	19

INFORMATION CONCERNING THE ISSUER		22

Item 6:	Corporate Structure	22
6.1	Name and Incorporation	22

Item 7:	General Development of the Business	22
7.1	History	22
7.2	Financing	24

Item 8:	Selected Consolidated Financial Information and Management’s Discussion and Analysis	26
8.1	Information From Inception	26
8.2	Management’s Discussion and Analysis	26

Item 9:	Description of the Securities	29
9.1	Securities	29

Item 10:	Stock Option Plan	29

Item 11:	Prior Sales	31
11.1	Stock Exchange Price	31

Item 12:	Arm’s Length Transactions	32
12.1	Arm’s Length Transactions	32

Item 13:	Legal Proceedings	32
13.1	Legal Proceedings	32

Item 14:	Auditor, Transfer Agents and Registrars	32
14.1	Auditor	32
14.2	Transfer Agent and Registrar	33

Item 15:	Material Contracts	33
15.1	Material Contracts	33

INFORMATION CONCERNING THE TARGET COMPANY		34

Item 16:	Corporate Structure	34
16.1	Name and Incorporation	34
16.2	Intercorporate Relationships	34

Item 17:	General Development of the Business	35
17.1	History	35
17.2	Significant Acquisitions and Dispositions	35

Item 18:	Narrative Description of the Business	36
18.1	General	36

Item 19:	Selected Consolidated Financial Information and Management’s Discussion and Analysis For Card One	51
19.1	Annual Information	51
19.2	Quarterly Information	52
19.3	Management’s Discussion and Analysis	52
19.4	Selected Consolidated Financial Information and Management’s Discussion and Analysis for the Optimal Division	55
19.5	Annual Information	55
19.6	Quarterly Information	56
19.7	Management’s Discussion and Analysis	56
19.8	Trends	71

Item 20:	Description of the Securities	71
20.1	Securities	71

Item 21:	Consolidated Capitalization	72
21.1	Consolidated Capitalization	72

Item 22:	Prior Sales	72
22.1	Prior Sales	72
22.2	Stock Exchange Price	73

Item 23:	Executive Compensation	73
23.1	Disclosure	73
23.2	Compensation	73
23.3	Management Contracts	74

Item 24:	Non-Arm’s Length Party Transactions	77
24.1	Non-Arm’s Length Party Transactions	77

Item 25:	Legal Proceedings	78
25.1	Legal Proceedings	78

Item 26:	Material Contracts and Risk Factors	78
26.1	Material Contracts	78
26.1	Risk Factors	79

INFORMATION CONCERNING THE RESULTING ISSUER		90

Item 27:	Corporate Structure	90
27.1	Name and Incorporation	90
27.2	Intercorporate Relationships	90

Item 28:	Narrative Description of the Business	91

Item 29:	Description of the Securities	92

Item 30:	Pro Forma Consolidated Capitalization	92
30.1	Pro Forma Consolidated Capitalization	92
30.2	Fully Diluted Share Capital	92

Item 31:	Available Funds and Principal Purposes	94
31.1	Funds Available	94
31.2	Dividends	94
31.3	Principal Purposes of Funds	94

Item 32:	Principal Securityholders	94

Item 33:	Directors, Officers and Promoters	95
33.1	Name, Address, Occupation and Security Holdings	95
33.2	Management	97
33.3	Promoter Consideration	97
33.4	Corporate Cease Trade Orders or Bankruptcies	98
33.5	Penalties or Sanctions	98
33.6	Personal Bankruptcies	99
33.7	Conflicts of Interest	99
33.8	Other Reporting Issuer Experience	99

Item 34:	Executive Compensation	100
34.1	Executive Compensation	100

Item 35:	Indebtedness of Directors and Officers	101
35.1	Indebtedness of Directors and Officers	101

Item 36:	Investor Relations Arrangements	101
36.1	Investor Relations Arrangements	101

Item 37:	Options to Purchase Securities	102
37.1	Options to Purchase Securities	102
37.2	Stock Option Plan	102

Item 38:	Escrowed Securities	104
38.1	Escrowed Securities	104

Item 39:	Auditor(s), Transfer Agent(s) and Registrar(s)	108
39.1	Auditor(s), Transfer Agent(s) and Registrar(s)	108

GENERAL MATTERS		109

Item 40:	Sponsorship and Agent Relationship	109
40.1	Sponsor	109

Item 41:	Experts	109
41.1	Interest of Experts	109

Item 42:	Other Material Facts	110
42.1	Other Material Facts	110

Item 43:	Board Approval	110
43.1	Board Approval	110

CERTIFICATES		C

Item 49:	Certificates	C
49.1	Certificate of the Issuer	C-1
49.2	Certificate of the Target Company	C-2

INDEX TO FINANCIAL STATEMENTS

Spring & Mercer Capital Corp.
Consent of Dale Matheson Carr-Hilton LaBonte LLP	F-1
Audited Financial Statements for the fiscal period ended December 31, 2007	F-2
Unaudited Financial Statements for the 6 month period ended June 30, 2008	F-3

Pro Forma Consolidated Balance Sheet as at June 30, 2008; Pro Forma Consolidated Statement of Operations for the period ended June 30, 2008; Pro Forma Consolidated Statement of Operations for the fiscal period ended December 31, 2007, together with Compilation Report	F-4

Card One Plus Ltd.
Consent of Moore & Associates, Chartered Accountants	F-5
Audited Financial Statements for the fiscal period ended September 30, 2007	F-6
Consent of BDO Dunwoody LLP	F-7
Audited Financial Statements for the fiscal periods ended September 30, 2006 and 2005	F-8
Unaudited Financial Statements for the 9 month period ended June 30, 2008	F-9

Optimal Division
Consent of RSM Richter LLP	F-10
Audited Carve-Out Financial Statements for the Optimal Group, Inc. Card Not Present Division for the fiscal periods ended December 31, 2007, 2006 and 2005	F-11
Unaudited Carve-Out Financial Statements for the Optimal Group, Inc. Card Not Present Division for the 6 month period ended June 30, 2008	F-12

GLOSSARY

“2007 Stock Option Plan” means the Issuer’s 10% rolling stock option plan, which will be replaced by the Resulting Issuer Stock Option Plan following the Acquisition.

“Acquisition” means the acquisition, pursuant to the Transaction Agreement, of all of the issued and outstanding securities of Card One by SMCC pursuant to a three cornered merger and the terms and conditions of the Transaction Agreement, and which acquisition shall constitute SMCC’s Qualifying Transaction.

“Affiliate” means a Company that is affiliated with another Company as described below.

A Company is an “Affiliate” of another Company if:

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same Person.

A Company is “controlled” by a Person if:

(a)	voting securities of the Company are held, other than by way of security only, by or for the benefit of that Person, and

(b)	the voting securities, if voted, entitle the Person to elect a majority of the directors of the Company.

A Person beneficially owns securities that are beneficially owned by:

(a)	a Company controlled by that Person, or

(b)	an Affiliate of that Person or an Affiliate of any Company controlled by that Person.

“Associate” when used to indicate a relationship with a person or company, means

(a)	an issuer of which the person or company beneficially owns or controls, directly or indirectly, voting securities entitling him to more than 10% of the voting rights attached to outstanding securities of the issuer,

(b)	any partner of the person or company,

(c)	any trust or estate in which the person or company has a substantial beneficial interest or in respect of which a person or company serves as trustee or in a similar capacity,

(d)	in the case of a person, a relative of that person, including

(i) that person’s spouse or child, or

(ii) any relative of the person or of his spouse who has the same residence as that person;

but

(e)

where the Exchange determines that two persons shall, or shall not, be deemed to be associates with respect to a Member firm, Member corporation or holding company of a Member corporation, then such determination shall be determinative of their relationships in the application of Rule D with respect to that Member firm, Member corporation or holding company.

“Amalco” means Card One Plus Ltd. being the company continuing following the merger of Card One and SMCC Subco, which will be a wholly-owned subsidiary of the Resulting Issuer (which Resulting Issuer will be named Card One Plus Inc. upon completion of the Transaction).

“Amalco Shares” means the common shares of Amalco.

“Amalgamation” means the merger of Card One and SMCC Subco to be completed pursuant to the OBCA and the terms and conditions of the Transaction Agreement, the effect of which is that all of the security holders of Card One will become security holders of the Resulting Issuer and Amalco will be a wholly-owned subsidiary of the Resulting Issuer.

“BCBCA” means the British Columbia Business Corporations Act.

“Card One Shares” means the common shares in the capital of Card One.

“Card One Consolidation” means the consolidation of the Company’s shares on the basis of one post consolidation Card One Share for each three Card One Shares existing before the consolidation, to occur before the Amalgamation.

“Closing” means completion of the Transaction.

“company” unless specifically indicated otherwise, means a company, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual.

“Company” or “Card One” means Card One Plus Ltd.

“Compensation Options” means the compensation options issued pursuant to the Private Placement and having the terms set out under the heading “Information Concerning The Issuer – Financing”.

“Compensation Units” means the compensation units which may be acquired upon exercise of the Compensation Options and which will have the terms set out under the heading “Information Concerning The Issuer – Financing”.

“Compensation Warrants” means the compensation warrants which comprise part of the Compensation Units and which will have the terms set out under the heading “Information Concerning The Issuer –Financing”.

“CPC” means a corporation:

(a)	that has been incorporated or organized in a jurisdiction in Canada,

(b)	that has filed and obtained a receipt for a preliminary CPC prospectus from one or more of the securities regulatory authorities in compliance with the CPC Policy; and

(c)	in regard to which the Completion of the Qualifying Transaction has not yet occurred.

“CPC Escrow Agreement” means the escrow agreement dated April 27, 2007 among Pacific Corporate Trust Company and certain shareholders of the Issuer.

“CPC Escrow Shares” means the 1,200,000 shares (on a pre-Consolidation basis) held in escrow pursuant to the CPC Escrow Agreement, as more particularly described under the heading “Information Concerning the Resulting Issuer – Escrowed Securities”.

“Completion of the Qualifying Transaction” means the date the Final Exchange Bulletin is issued by the Exchange.

“Control Person” means any person or company that holds or is one of a combination of persons or companies that holds a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer, or that holds more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holder of those securities does not materially affect the control of the issuer.

“Debt Financing” means the debt financing undertaken by the Company in connection with the Optimal Acquisition, as more particularly described under the heading “Information Concerning the Target Company - Acquisition of Optimal Assets – Acquisition Financing – Debt Financing”.

“Debt Financing Escrow Shares” means Resulting Issuer Shares which will be issued in exchange for the bonus shares issued by Card One in connection with the Debt Financing, as more particularly described under the heading “Information Concerning the Resulting Issuer – Escrowed Securities”.

“Exchange” means the TSX Venture Exchange Inc.

“Filing Statement” means this Filing Statement dated November 29, 2008.

“Final Exchange Bulletin” means the Exchange Bulletin which is issued following closing of the Qualifying Transaction and the submission of all required documentation and that evidences the final Exchange acceptance of the Qualifying Transaction.

“Insider” if used in relation to an Issuer, means:

(a)	a director or senior officer of the Issuer;

(b)	a director or senior officer of the Company that is an Insider or subsidiary of the Issuer;

(c)	a Person that beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all outstanding voting shares of the Issuer; or

(d)	the Issuer itself if it holds any of its own securities.

“Incentive Stock Options” means the non-transferable options to purchase Issuer Shares pursuant to the 2007 Stock Option Plan.

“Initial Public Offering” or “IPO” means a transaction that involves the Issuer issuing securities from its treasury pursuant to its first prospectus.

“IPO Agent’s Options” means 150,000 agent’s options granted to Blackmont Capital Inc. and its subagents in connection with the Issuer’s initial public offering, each IPO Agent’s Option entitling the holder to purchase one common share of the Issuer at a price of $0.20 at any time up until August 31, 2009. See “Information Concerning The Issuer – Prior Sales”.

“Issuer” or “SMCC” means Spring & Mercer Capital Corp., a company incorporated under the laws of British Columbia.

“Issuer Shares” means the common shares in the capital of the Issuer.

“Majority of the Minority Approval” means the approval of the Qualifying Transaction by the majority of the votes cast by shareholders, other than:

(a)	Non Arm’s Length Parties to the CPC;

(b)	Non Arm’s Length Parties to the Qualifying Transaction; and

(c)	in the case of a Related Party Transaction:

(i) if the CPC holds its own shares, the CPC, and

(ii) a Person acting jointly or in concert with a Person referred to in paragraph (a) or (b) in respect of the transaction at a properly constituted meeting of the common shareholders of the CPC.

“Non Arm’s Length Party” means in relation to a company, a promoter, officer, director, other Insider or Control Person of that Company (including an Issuer) and any Associates or Affiliates of any of such Persons. In relation to an individual, means any Associate of the individual or any company of which the individual is a promoter, officer, director, Insider or Control Person.

“Non Arm’s Length Parties to the Qualifying Transaction” means the Vendor(s), any Target Company(ies) and includes, in relation to Significant Assets or Target Company(ies), the Non Arm’s Length Parties of the Vendor(s), the Non Arm’s Length Parties of any Target Company(ies) and all other parties to or associated with the Qualifying Transaction and Associates or Affiliates of all such other parties.

“Non Arm’s Length Qualifying Transaction” means a proposed Qualifying Transaction where the same party or parties or their respective Associates or Affiliates are Control Persons in both the CPC and in relation to the Significant Assets which are to be the subject of the proposed Qualifying Transaction.

“OBCA” means Ontario Business Corporations Act.

“Optimal” means the Optimal Division acquired by Card One pursuant to the Optimal Acquisition. See “Information Concerning The Target Company – Acquisition of Optimal Assets”.

“Optimal Acquisition” means the acquisition by Card One, on October 1, 2008, of the assets comprising the Optimal Division (in which Card One subsequently sold a 50% interest), an electronic payment processing business previously owned by Optimal Group, Inc. See “Information Concerning The Target Company – Acquisition of Optimal Assets”.

“Optimal Agreement” means the asset purchase agreement dated August 5, 2008, as amended, between the Company, 7012985 Canada Inc., Optimal Group Inc. and various subsidiaries of Optimal Group Inc., respecting the acquisition of the Optimal Assets. See “Information Concerning The Target Company –Acquisition of Optimal Assets”.

“Optimal Assets” means the assets comprising the Optimal Division acquired by Card One pursuant to the Optimal Acquisition. See “Information Concerning The Target Company – Acquisition of Optimal Assets”.

“Optimal Division” means the portion of the business of Card One comprised by the Optimal Assets. See “Information Concerning The Target Company – Acquisition of Optimal Assets”.

“Payment Shares” means the Resulting Issuer Shares issued in exchange for the issued and outstanding shares of Card One on a 1:1 basis, subject to adjustment in certain circumstances in accordance with the terms of the Transaction Agreement.

“Person” means a company or individual.

“Pre-Consolidation Warrants” means the share purchase warrants which will be acquired by Special Warrant holders in the event that a holder, prior to the Card One Consolidation, voluntarily exercises Special Warrants acquired in the Private Placement, which warrants will have the characteristics set out under the heading “Information Concerning The Issuer – Financing”.

“Post-Consolidation Warrants” means the share purchase warrants which will be acquired by Special Warrant holders immediately after the Card One Consolidation as a result of deemed exercise of the Special Warrants in accordance with their terms, and which warrants will have the characteristics set out under the heading “Information Concerning The Issuer – Financing”.

“Private Placement” means the offering by Card One prior to the Amalgamation, on a non-brokered basis, of Card One Special Warrants for gross proceeds of up to $5,000,000.

“promoter” has the meaning specified in section 1(1) of the Securities Act (British Columbia).

“Qualifying Transaction” means a transaction where a CPC acquires Significant Assets other than cash, by way of purchase, amalgamation, merger or arrangement with another company or by other means.

“Resulting Issuer” means the issuer that was formerly a CPC that exists upon issuance of the Final Exchange Bulletin. As described in this Filing Statement, the Issuer expects to become a Tier 1 industrial issuer pursuant to the policies of the Exchange upon completion of the Qualifying Transaction.

“Resulting Issuer Stock Option Plan” means the stock option plan which will be adopted by SMCC prior to the Closing and will permit the Resulting Issuer to issue options to purchase Resulting Issuer Shares equal to 15% of the total number of Resulting Issuer Shares issued and outstanding after the Closing and the completion of the Private Placement.

“Resulting Issuer Shares” means the common shares of the Issuer, after giving effect to the Transaction and the Consolidation.

“Significant Assets” means one or more assets or businesses which, when purchased, optioned or otherwise acquired by the CPC, together with any other concurrent transactions, would result in the CPC meeting the minimum listing requirements of the Exchange.

“SMCC Consolidation” means the consolidation of the Issuer’s Shares on the basis of one post consolidation Issuer Share for each 1.5 Issuer Shares existing before the consolidation, to occur before the Amalgamation.

“SMCC Subco” means 2190345 Ontario Inc., the wholly owned subsidiary of SMCC, a company incorporated under the laws of the Province of Ontario.

“SMCC Subco Shares” means the common shares in the capital of SMCC Subco.

“Special Warrants” means the Card One special warrants being issued pursuant to the Private Placement and having the terms set out under the heading “Information Concerning The Issuer – Financing”.

“Sponsor” or “Blackmont” means Blackmont Capital Inc., who will act as sponsor in connection with the Qualifying Transaction in accordance with Exchange Policy 2.2 – Sponsorship and Sponsorship Requirements.

“Sponsorship Agreement” means the sponsorship agreement dated to be entered into on or before Closing among the Issuer, Card One and Blackmont Capital Inc., pursuant to which Blackmont will act as Sponsor in connection with the Qualifying Transaction.

“SSRR Escrow Shares” means Resulting Issuer Shares which will be subject to escrow requirements pursuant to the Exchange’s seed share resale restrictions, as more particularly described under the heading “Information Concerning the Resulting Issuer – Escrowed Securities”.

“Target Company” means a Company to be acquired by the CPC as its Significant Asset pursuant to a Qualifying Transaction.

“Transaction” means the business combination of the Issuer and Card One, including the SMCC Consolidation, the Card One Consolidation, the Private Placement, the Amalgamation and the Acquisition.

“Transaction Agreement” means the agreement to be entered into on or before Closing between the Issuer and Card One, pursuant to which, among other things, Card One and SMCC Subco will merge to form Amalco.

“Vendors” means one or all of the beneficial owners of the Significant Assets (other than a Target Company(ies)).

“Voluntary Escrow Shares” means Resulting Issuer Shares which will be subject to voluntary 6 year escrow pursuant to the terms of the Transaction Agreement, as more particularly described under the heading “Information Concerning the Resulting Issuer – Escrowed Securities”.

“Warrants” means the Pre-Consolidation Warrants and the Post Consolidation Warrants.

All references to “dollar” or the use the symbol “$” are to Canadian dollars and all references to “U.S. dollars” or “US$” are to U.S. dollars.

FORWARD-LOOKING STATEMENTS AND RISKS

This Filing Statement contains statements that, to the extent that they are not historical fact, may constitute “forward-looking statements” within the meaning of applicable securities legislation. Forward-looking statements may include financial and other projections, as well as statements regarding future plans, objectives or economic performance, or the assumption underlying any of the foregoing. This Filing Statement uses words such as “may”, “would”, “could”, “will”, “likely”, “except”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook”, and other similar expressions to identify forward-looking statements. Forward looking statements and information involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward looking statements or information and accordingly, should not be read as guarantees of future performance or results. These risks and factors include, but are not limited to execution of the business plan; dependence on key personnel; key relationships; dependence on key customers; dependence on key suppliers; competition; market factors and volatility of commodity prices; environmental risks and hazards; operating risks; infrastructure; future capital requirements; technical process; exchange rate fluctuations; insurance; foreign operations; weather conditions and natural disasters; control by management/principal shareholders; seasonality; dividends; statistics and industry information and conflicts of interest. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements or information in this Filing Statement, and, accordingly, investors should not place undue reliance on any such forward-looking statements or information. Further, any forward-looking statement speaks only as of the date on which such statement is made, and the Issuer, the Company and the Resulting Issuer undertake no obligation to update any forward-looking statement or information or statements to reflect information, events, results, circumstances or otherwise after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by law including securities laws. All forward looking statements and information contained in this Filing Statement and other documents of SMCC, the Company or the Resulting Issuer are qualified by such cautionary statements. New factors emerge from time to time, and it is not possible for management to predict all of such factors and to assess in advance the impact of each such fact on SMCC, the Company or the Resulting Issuer’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements or information.

USE OF MARKET AND INDUSTRY DATA

This Filing Statement includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by management of the Company on the basis of its knowledge of and experience in the industry in which the Company operates (including management’s estimates and assumptions relating to the industry based on that knowledge) and various government or official sources. Management’s knowledge of the industry has been developed through its experience and lengthy participation in the industry. Management believes that its industry data is accurate and that its estimates and assumptions are reasonable, but there is no assurance as to the accuracy or completeness of this data. Third party sources generally state that the information contained therein has been obtained from sources believed to be reliable, but there is no assurance as to the accuracy or completeness of included information. Although management believes it to be reliable, none of the Issuer or the Company’s management have independently verified any of the data from third party sources referred to in this Filing Statement or ascertained the underlying economic assumptions relied upon by such sources. See “Information Concerning The Target Company – Risk Factors”.

INFORMATION CONCERNING THE TARGET COMPANY

The information contained or referred to in this Filing Statement relating to the Company has been furnished by Card One. In preparing this Filing Statement, SMCC and Blackmont relied upon Card One to ensure that the Filing Statement contains full, true and plain disclosure of all material facts relating to the Company. Although SMCC and Blackmont have no knowledge that would indicate that any statements contained herein concerning the Company are untrue or incomplete, neither SMCC, Blackmont nor any of their respective directors or officers assumes any responsibility for the accuracy or completeness of such information or for any failure by Card One to ensure disclosure of events or facts that may have occurred which may affect the significance or accuracy of any such information.

SUMMARY OF FILING STATEMENT

The following is a summary of information relating to the Issuer, the Company, the Transaction and the Resulting Issuer (assuming completion of the Transaction) and should be read together with the more detailed information and financial data and statements contained elsewhere, or incorporated by reference, in this Filing Statement.

General

This Filing Statement has been prepared in accordance with Exchange Policy 2.4 and Exchange Form 3B2 – Information Required in a Filing Statement for a Qualifying Transaction.

Details Respecting the Issuer

On August 29, 2007, SMCC completed its Initial Public Offering of 1,500,000 Issuer Shares at $0.20 per Issuer Share for aggregate gross proceeds of $300,000. The Issuer’s Shares are listed and quoted for trading on the Exchange. See “Information Concerning the Issuer – Name and Incorporation”. As a CPC, the Issuer’s principal business is the identification and evaluation of assets or businesses with a view to completing a Qualifying Transaction. See “Information Concerning the Issuer – General Development of the Business”. Trading in the Issuer’s Shares has been halted since April 9, 2008. The closing price of the Issuer’s Shares on April 8, 2008, the last date of trading prior to the halt, was $0.24 per share. See

“Information Concerning the Issuer – Stock Exchange Price”. Upon the completion of the Transaction, the Resulting Issuer will be a Tier 1 industrial issuer on the Exchange.

Details Respecting Card One

Card One was incorporated on July 5, 2004 pursuant to the provisions of the OBCA. Card One’s head office and registered office are located at Suite 502 – 40 Eglinton Avenue East, Toronto, Ontario, M4P 3A2. See “Information Concerning The Target Company – Corporate Structure”. Card One has developed its own proprietary “open loop” prepaid card platform which interfaces with bank, processor and merchant systems to provide secure debit card functionality to its users. Card One has developed the capability to support a number of different products which operate in this environment with the primary focus being on pre-loaded debit cards which allow users to make purchases and conduct financial transactions. Refer to “Information Concerning the Target Company – Narrative Description of the Business”. In addition, on October 1, 2008, Card One completed the Optimal Acquisition, pursuant to which it acquired the “card not present” electronic payment processing business of Optimal Group, Inc., a NASDAQ listed company. Refer to “Information Concerning the Target Company – Acquisition of Optimal Assets”.

Terms of the Transaction

Private Placement

Card One has agreed to complete, prior to Closing, a private placement of up to 10,000,000 Special Warrants at a price of $0.50 per Special Warrant for gross proceeds of up to $5,000,000 (the “Private Placement”). Each Special Warrant will entitle the holder to acquire Card One Shares and Warrants without further consideration, with the number of Card One Shares and the number and exercise price of the Warrants being dependent on whether the Special Warrants are exercised voluntarily prior to the Card One Consolidation or deemed to be exercised automatically after the Card One Consolidation.

If a holder elects to exercise his or her Special Warrants prior to the Card One Consolidation, each Special Warrant so exercised will be converted, without further consideration, into 3 pre-consolidation Card One Shares and 1.5 Pre-Consolidation Warrants. Each Pre-Consolidation Warrant will entitle the holder to purchase one additional Card One Share at a price of $0.25 per share for a period of two years from the date of issuance and will be subject to adjustment as a result of the Card One Consolidation. If a holder has not already elected to convert his or her Special Warrants at the time of the Card One Consolidation, then immediately following the completion of the Card One Consolidation, the Special Warrants will be deemed to have been exercised without further consideration and each Special Warrant holder will receive one post-consolidation Card One Share and one-half of one Post-Consolidation Warrant. Each whole Post-Consolidation Warrant will entitle the holder to purchase one additional Card One Share at a price of $0.75 per share for a period of two years from the date of issuance.

All of the Card One Shares acquired pursuant to exercise or deemed exercise of the Special Warrants or the Warrants will be exchanged for shares of the Issuer pursuant to the Amalgamation. After the Amalgamation, each Post-Consolidation Warrant will entitle the holder to purchase a Resulting Issuer Share at a price of $0.75 per share for a period of two years from the date of issuance.

As at the date of this Filing Statement, Card One has sold an aggregate of 7,660,000 Special Warrants and raised an aggregate of $3,830,000 pursuant to the Private Placement. Finders’ fees consisting of Compensation Options were granted to various finders as consideration for assisting with the identification of purchasers under the Private Placement. A total of 1,332,000 Compensation Options were granted to the various finders. See “Information Concerning the Issuer – Financing”.

Consolidation

Immediately before the effective time of the Amalgamation, the Issuer will consolidate the Issuer Shares on the basis of one (1) post-Consolidation Issuer Share for every 1.5 pre-Consolidation Issuer Shares. Immediately before the effective time of the Amalgamation, the Company will consolidate the Card One Shares on the basis of one (1) post-Consolidation Card One Share for every three (3) pre-Consolidation Card One Shares.

The Transaction Agreement

On or before Closing, the Issuer will enter into the Transaction Agreement with Card One, pursuant to which Card One will, among other things, agree to merge with SMCC Subco, with both companies continuing as Amalco, a corporation governed by the OBCA. Amalco will be a wholly owned subsidiary of the Resulting Issuer. Upon effectiveness of the Amalgamation, the Resulting Issuer, formerly SMCC, will change its name to “Card One Plus Inc.” or such other similar name as the parties may agree on pursuant to the BCBCA. Amalco will assume the name “Card One Plus Ltd.” or such other similar name as the parties may agree on pursuant to the OBCA.

The Transaction agreement provides that upon the effectiveness of the Amalgamation, subject to the dissent rights of Card One Shareholders:

  all of the outstanding Card One Shares will be acquired by the Issuer, in exchange for the issuance to former Card One shareholders of Resulting Issuer Shares on a post-consolidation basis; and
  all of the outstanding Card One convertible securities shall be exercisable into Resulting Issuer Shares on the basis of one Resulting Issuer Share for each Card One Share issuable upon exercise of such Card One convertible security prior to the effective time of the Amalgamation.

The Transaction Agreement will contain the following conditions precedent among others:

a)	that the shareholder resolutions of Card One and the Issuer approving the Amalgamation are approved in accordance with applicable laws;

b)	that the Exchange approves the Transaction and listing of the Resulting Issuer Shares to be issued to former Card One shareholders;

c)	that the sponsorship report is filed with and accepted by the Exchange; and

d)	that there shall not be in force any prohibition against the completion of the Amalgamation,

A number of Resulting Issuer Shares will be subject to escrow restrictions pursuant to the policies of the Exchange and pursuant to voluntary escrow arrangements between the Resulting Issuer and various Resulting Issuer shareholders. See “Information Concerning the Issuer – The Transaction Agreement” and “Information Concerning the Resulting Issuer - Escrowed Securities”.

Interest of Insiders, Promoters or Control Persons

Upon Completion of the Transaction, all existing officers and directors of the Issuer will resign and will not hold any position in the Resulting Issuer, with the exception of Praveen Varshney, who will remain as a director of the Resulting Issuer. The remaining directors and the officers of the Resulting Issuer will all be nominated by Card One. For a list of the directors and officers of the Resulting Issuer See “Information Concerning the Resulting Issuer – Directors, Officers and Promoters”.

The shareholdings of each insider, promoter or Control Person of the Issuer are, and of the Resulting Issuer will be, as follows:

	Before Completion of the Transaction		After Completion of the Transaction(1)
Insider, Promoter or Control Person of the Issuer or Resulting Issuer	Number of Issuer Shares(2)(5)	Percentage of Class of Outstanding Issuer Shares	Number of Resulting Issuer Shares(3)	Percentage of Class of Outstanding Resulting Issuer Shares
Jonathan Marcus	Nil	N/A	5,000,000	10.46%
Praveen Varshney	500,000	18.2%	333,333	0.7
David Rector	Nil	N/A	Nil	Nil
Joel Leonoff	Nil	N/A	5,000,000	10.46%
Sri Ramachandran	Nil	N/A	Nil	Nil
Daniel Chazonoff	Nil	N/A	Nil	Nil
Rahim Jivraj	500,000	18.2%	333,333	0.7%
Lorne Gertner	500,000	18.2%	333,333	0.7%
Morrie Tobin	Nil	N/A	6,300,000(4)	13.18%

(1) Assumes no insider or promoter will purchase any additional Special Warrants pursuant to the Private Placement after the date of this Filing Statement.
(2) On a pre-Consolidation basis.
(3) On a post-Consolidation basis.
(4) A total of 5,900,000 of these shares are held by Emerson Financial Corp., a private company controlled by Mr. Tobin. The remaining 400,000 are held by the Tobin Family Trust.
(5) The above information was supplied to the Company by the shareholders and, in certain cases, from the insider reports available at www.sedi.com.

A total of 7,500,000 Card One Shares (on a pre-consolidation basis) have been conditionally issued to Varshney Capital Corp. in connection with their assistance in Closing the Transaction. These shares (2,500,000 Resulting Issuer Shares as a result of the Card One Consolidation) will be issued at the close of the Transaction. Varshney Capital Corp. is a private company owned by Hari Varshney, Peeyush Varshney and Anuja Varshney. Anuja Varshney is the wife of Praveen Varshney, a director of the Issuer and a proposed director of the Resulting Issuer.

Other than as disclosed in this Filing Statement, no insider or promoter of the Issuer and their respective Associates and Affiliates (before and after giving effect to the Qualifying Transaction) will receive any consideration as a result of the Qualifying Transaction, should the Qualifying Transaction proceed.

Arm’s Length Transaction

The Transaction was negotiated by the parties dealing at arm’s length with each other and, therefore, is not a transaction among Non Arm’s Length Parties.

Available Funds and Principal Purposes

As at the date of this Filing Statement, the Company had raised aggregate proceeds of $3,830,000 from the Private Placement. Details respecting the use of the proceeds of the Private Placement are set out under the heading “Information Concerning the Resulting Issuer – Available Funds and Principal Purposes”. Management of the Resulting Issuer intends to fund ongoing operations of the Resulting Issuer from revenues received from the business of Card One, including the Optimal Division. Available funds will be used for technology enhancement, business development, marketing and to fund ongoing operations. Management will determine how funds will be allocated based on their assessment of the needs and priorities of the business of the Resulting Issuer. See “Information Concerning the Resulting Issuer – Available Funds and Principal Purposes”.

Selected Pro Forma Consolidated Financial Information

The following table sets forth certain financial information for each of SMCC and Card One as at June 30, 2008, as well as unaudited pro forma consolidated balance sheet information for the Resulting Issuer after giving effect to the Transaction. This information should be read in conjunction with the Pro-Forma Financial Statements (and the related notes) included elsewhere in this Filing Statement.

Balance sheet data as at June 30, 2008:	SMCC	Card One	Optimal Division Adjustments	Pro Forma Adjustments	Pro Forma Consolidation
Cash and Short Term Investments	$393,000	$1,025,000	($852,000)	$4,484,000	$5,050,000
Total Assets	$517,000	$1,489,000	$16,073,000	$4,370,000	$22,449,000
Total Current Liabilities	$24,000	$1,616,000	$10,049,000	($25,000)	$11,664,000
Total Long Term Liabilities	Nil	Nil	$6,024,000	Nil	$6,024,000
Total Shareholders’ Equity (Deficit)	$493,000	($127,000)	Nil	$4,395,000	$4,761,000

Trading Prices

The Issuer’s Shares are listed and quoted for trading on the Exchange under the symbol “SPN.P”. Trading in the Issuer’s Shares commenced on August 31, 2007 and was halted on April 9, 2008 pending the announcement of the Acquisition. The closing price of the Issuer’s Shares on April 8, 2008, the last date of trading prior to the halt, was $0.24 per share. See “Information Concerning the Issuer – Stock Exchange Price”. Upon the completion of the Transaction, the Resulting Issuer will be a Tier 1 industrial issuer on the Exchange.

Sponsorship

Blackmont Capital Inc. of 550 Burrard Street, Suite 500 Vancouver, British Columbia V6C 2B5 has agreed to act as sponsor in connection with the Qualifying Transaction. See “General Matters –Sponsorship”. Blackmont is an arm’s length party to the Issuer and to Card One. To the best of the knowledge of management of the Issuer, other than as disclosed herein, Blackmont does not beneficially own or exercise control or direction over any securities of the Issuer.

Conflicts of Interest

Conflicts of interest may arise as a result of the proposed directors, officers or promoters of the Resulting Issuer also holding positions as directors or officers or being shareholders of other companies. Some of those individuals have been and will continue to be engaged in the identification and evaluation of assets, businesses and companies on their own behalf and on behalf of other companies, and situations may arise where the directors and officers of the Resulting Issuer will be in direct competition with the Resulting Issuer. See “Information Concerning the Resulting Issuer – Directors, Officers and Promoters – Conflicts of Interest”.

Interest of Experts

No person or company whose profession or business gives authority to a statement made by the person or company and who is named as having prepared or certified a part of this Filing Statement or as having prepared or certified a report or valuation described or included in this Filing Statement holds any beneficial interest, direct or indirect, in any securities or property of the Issuer, Card One, the Resulting Issuer or an Associate or Affiliate of the foregoing.

Conditional Listing Approval

Documentation respecting the Transaction has been filed with the Exchange, but the Exchange has not yet conditionally accepted the Transaction. Acceptance of the Transaction by the Exchange will be subject to the Issuer fulfilling all of the requirements of the Exchange.

Risk Factors

The following is a summary of the risk factors related to the proposed business of the Resulting Issuer. For more detailed information, see “Information Concerning the Target Company – Risk Factors”.

General Risk Factors

Card One has a limited operating history and limited operations and assets. Accordingly, prospective investors should consider Card One’s prospects in light of the costs, uncertainties, delays and difficulties encountered by companies in the early stage of development. The Company’s success depends, to a large extent, on the continued services of its current management team and the recruitment of other key personnel. The loss of services of any of its key officers, employees or advisors could disrupt Card One’s operations and negatively affect investors’ and potential business partners’ perception of the Company. The Company may be challenged with respect to the infringement of the intellectual property of others and there is no assurance that the Company will be successful in defending such claims, and if it is unsuccessful there is no assurance that it will be successful in obtaining a license for such intellectual property. Card One will compete with many companies, many of which have access to significantly greater financial and other resources, larger and more experienced personnel. The anticipated growth of the Company’s operations places a strain on managerial, financial and human resources. Any failure to manage the Company’s growth or maintain profitability could have a material adverse effect on its business, financial condition and/or results of operations. If the Company fails to further penetrate its core markets and existing geographic markets or to successfully expand its business into new markets, the growth in sales of the Company’s products, along with its operating results, could be negatively impacted. The Company’s success will be dependent on its ability to market its products and services. There is no guarantee that the Company’s products and services will remain competitive. There is no guarantee the Company will be able to respond to market demands. The Company’s results could be adversely affected by changing economic conditions in the local, national or international markets in which it operates. A substantial portion of the Company’s future revenue may be earned in United States dollars and other foreign currencies, while a substantial portion of the Company’s operating expenses are incurred in Canadian dollars. Certain components of the Company’s business may require permits from appropriate government or regulatory authorities or be subject to current or future regulation. Regulatory agencies may make rulings or adopt new standards with which the Company’s products and services may need to be compliant. The timing, nature and potential impact of these rulings or adoption of new standards may impact future sales to the Company’s customers, its ability to conform its products and services and/or to retain its market position. The Company has no history of significant earnings and, due to the nature of its business, there can be no assurance that the Company will be profitable. Consequently, the Company may have to continue to rely on equity financing to provide the funds to develop its business. While the Company may generate additional working capital through further equity offerings, there is no assurance that any such funds will be available on terms acceptable to the Company, or at all. If available, future equity financing may result in substantial dilution to existing shareholders. If an active public market for the Resulting Issuer Shares does not develop, the liquidity of a shareholder’s investment may be limited and the share price may decline below the initial public offering price.

Risk Factors Related to Optimal Division

The Optimal Division (as hereinafter defined) faces risks of loss due to fraud and disputes between consumers and merchants, including the unauthorized use of credit card and bank account information and identity theft, merchant fraud, disputes over the quality of goods and services, breaches of system security, employee fraud and use of its system for illegal or improper purposes. Although the Optimal Division strives to use only proven applications for premium data security and integrity to process electronic transactions, use of these applications may not be sufficient to address changing market conditions or developments in technology or the security and privacy concerns of existing and potential customers. The Optimal Division may not be able to prevent security or privacy breaches. Despite its measures to detect and prevent identity theft, unauthorized use of credit cards, and similar misconduct, and to monitor and comply with laws and regulations restricting or prohibiting the processing of certain types of transactions for its merchant customers, the Optimal Division’s payments systems are susceptible to illegal or improper uses by third parties. The Optimal Division must comply with the operating rules of the various credit card associations and cheque clearing associations with which it is registered, such as the National Automated Clearing House Association for cheques. The associations could adopt operating rules with which it may be difficult or impossible for the Optimal Division to comply. The Optimal Division may experience difficulties that could delay or prevent the successful development, introduction and marketing of new services and enhancements, or new services and enhancements may not be introduced in a timely fashion or may not adequately meet the requirements of the marketplace and achieve market acceptance. Computer viruses, disgruntled or rogue employees, electronic break-ins, power losses, telecommunications failures, security breaches, natural disasters and similar events could damage or disrupt the functioning of the Optimal Division’s systems and those of third parties upon whom it relies, such as bank processing and credit card systems, thereby adversely affecting its business and reputation. As Internet commerce continues to grow, it may become the subject of increasing government regulation. Much of the current legislation relating to commercial transactions pre-dates and may be incompatible with Internet electronic commerce. Credit card association members and financial institutions could decide in the future to refuse to process transactions for the Optimal Division. In addition to its internal sales and marketing efforts, the Optimal Division relies upon independent sales agents to acquire and retain its customers. Its arrangements with these independent sales agents are non-exclusive. As a result, the Optimal Division’s sales agents may enter into arrangements with its competitors that provide preferential treatment to those competitors or they may terminate their arrangements with the Optimal Division. Services based on sophisticated technology and computing systems often encounter development delays, and the underlying technology may contain undetected defects when introduced or when the volume of services provided increases. The current downturn in general economic conditions has caused some of the Optimal Division’s merchant customers to experience difficulty in supporting their current operations and implementing their business plans. If these merchants make fewer sales of their products and services, the Optimal Division will have fewer transactions to process, resulting in lower revenues. The Optimal Division operates in an industry subject to government regulation. The Optimal Division currently is subject to money laundering regulations and might now or in the future be subject to money transmitter or electronic money regulations in various jurisdictions. If the Optimal Division is found to be in violation of any current or future regulations, it could be exposed to financial liability, including substantial fines which could be imposed on a per transaction basis and disgorgement of its profits, forced to change its business practices, or forced to cease doing business altogether or with the residents of one or more jurisdictions.

A significant portion of the purchase price for the Optimal Division was provided to the Company through loans made by various lenders. As security for these loans, the Company pledged to the lenders 100 common shares of the subsidiary company which owns the Optimal Division. These shares represent the Company’s 50% interest in the Optimal Division. If the Company were to default on the loans and such default remained uncured for 10 days, the lenders would be entitled to have the pledged shares reregistered in their names. If this were to occur, the Company could lose its 50% interest in the Optimal Division. There can be no assurance that the Company will be able to repay the loans or that it will not default on the loans. (Refer to “Acquisition of Optimal Assets – Acquisition Financing – Debt Financing”.)

INFORMATION CONCERNING THE ISSUER

Corporate Structure

Name and Incorporation

The Issuer was incorporated on March 15, 2007 by Certificate of Incorporation issued pursuant to the provisions of the Business Corporations Act of British Columbia under the name “Spring & Mercer Capital Corp.”

The registered and records office of the Issuer is located at Suite 1200 - 750 West Pender Street, Vancouver, British Columbia, V6C 2T8. The head office of the Issuer is located at 1304 – 925 West Georgia Street, Vancouver B.C., V6C 3L2.

General Development of the Business

History

After incorporation, the Issuer carried out an initial public offering and applied to have its shares listed on the Exchange as a Capital Pool Company or “CPC”. Having met the requirements under Exchange Policy 2.4, the Issuer’s Shares were listed and quoted for trading on the Exchange on August 31, 2007. Trading in the Issuer’s Shares was halted on April 9, 2008 pending the announcement of the Acquisition. As at the date of this Filing Statement, trading in the Issuer’s Shares remains halted. As a CPC, the Issuer’s only business to date has been to identify and evaluate businesses or assets with a view to completing a Qualifying Transaction. On April 9, 2008 the Issuer entered into a letter of intent with Card One, pursuant to which it agreed to enter into the Transaction with Card One. The Transaction will result in the Issuer owning the business of Card One through Amalco and Card One shareholders acquiring shares of the Issuer. The Issuer has not conducted commercial operations other than evaluating various businesses and assets and undertaking activities related to completing the Transaction.

Upon issuance of the Final Exchange Bulletin respecting the Transaction, the Issuer will be a Tier 1 industrial issuer pursuant to the policies of the Exchange, following which it intends to further develop the prepaid debit card business of Card One and the card processing business of the Optimal Division. Upon completion of the Amalgamation, all issued and outstanding Card One Shares shall be exchanged for Resulting Issuer Shares on a 1:1 basis, subject to adjustment in certain circumstances in accordance with the terms of the Transaction Agreement. A number of the Payment Shares will be subject to escrow restrictions in accordance with the policies of the Exchange and pursuant to voluntary escrow arrangements between the Resulting Issuer and various Resulting Issuer shareholders.

Share Consolidation

Immediately before the effective time of the Amalgamation, the Issuer will consolidate the Issuer Shares on the basis of one (1) post-Consolidation Issuer Share for every 1.5 Issuer Shares issued and outstanding immediately before the Consolidation. The Consolidation was approved by the shareholders of the Issuer on July 30, 2008. See “Summary of the Filing Statement – Terms of the Transaction – Consolidation”. Immediately before the effective time of the Amalgamation, the Company will consolidate the Card One Shares on the basis of one (1) post-Consolidation Card One Share for every three (3) pre-Consolidation Card One Shares.

The Transaction Agreement

On or before Closing, the Issuer will enter into the Transaction Agreement with Card One, pursuant to which Card One will, among other things, agree to merge with SMCC Subco, with both companies continuing as Amalco, a corporation governed by the OBCA. In connection with the Amalgamation and subject to dissent rights of Card One shareholders, the Issuer will acquire all of the outstanding Card One Shares, in exchange for the issuance to former Card One shareholders of Resulting Issuer Shares on a post-consolidation basis.

Amalgamation Terms

Under the terms of the proposed Transaction Agreement, at the effective time of the Amalgamation the following shall occur:

(a)

Card One and SMCC Subco shall amalgamate to form Amalco and shall continue as one corporation under the OBCA in the manner set out in the Transaction Agreement and with the effect set out in Section 179 of the OBCA;

(b)	immediately upon the Amalgamation:

(i)

each Card One Share issued and outstanding on the effective date of the Amalgamation shall be cancelled and the Card One shareholders shall receive one (1) Issuer Share for each one (1) Card One Share;

	(ii)	each SMCC Subco Share issued and outstanding immediately prior to the effective date of the Amalgamation shall be exchanged for one (1) Amalco Share and the SMCC Subco Shares shall be cancelled;

(c)	with respect to each Card One Share exchanged in accordance with (b) above:

	(i)	the holders thereof shall cease to be the holder of such Card One Shares and the name of such holder shall be removed from the register of holders of such Card One Shares;

	(ii)	the certificates (if any) representing such Card One Shares shall be deemed to have been cancelled as of the effective date of the Amalgamation;

(d)	in consideration of the issue of the Issuer Shares to effect the Amalgamation, Amalco will issue to the Issuer one (1) fully-paid and non-assessable Amalco Share for each Issuer Share so issued; and

(e)

the Card One convertible securities shall be exercisable into Issuer Shares on the basis of one (1) Issuer Share for each one (1) Card One Share issuable upon exercise of such Card One convertible securities prior to the effective time of the Amalgamation.

Once the Amalgamation is effective, SMCC shall change its name to Card One Plus Inc.

Conditions Precedent to the Amalgamation

The Transaction Agreement will contain, among other things, the following conditions precedent:

(a)	a resolution approving the Amalgamation shall have been approved and passed by the Card One shareholders in accordance with applicable laws;

(b)	the Exchange shall have conditionally approved the listing thereon of the Resulting Issuer Shares

(i) to be issued pursuant to the Amalgamation as of the effective date of the Amalgamation, and

(ii) issuable upon the conversion of Card One convertible securities;

(c)	the Sponsor shall have filed its sponsorship report with the Exchange in connection with the Amalgamation and the Exchange shall have approved of same;

(d)	The Card One Consolidation and the SMCC Consolidation shall have been completed;

a.	there shall not be in force any injunction, order or decree which constitutes, or if the Transaction was consummated would constitute a material adverse effect; and

b.

there shall not exist any prohibition or law against the completion of the Transaction and there shall not be enacted, promulgated or applied any governmental order to enjoin, prohibit or impose any material limitations or conditions on the Transaction.

The obligations of the Issuer under the Transaction Agreement are subject to the following conditions, among others:

(a)	the escrow agreement respecting the Voluntary Escrow Shares shall have been executed and delivered by the parties thereto; and

(b)	the Voluntary Escrow Shares shall have been deposited into escrow in accordance with the terms of the escrow agreement.

Upon completion of the Amalgamation, which is structured as a three cornered merger, Amalco will be a wholly owned subsidiary of the Resulting Issuer, and the Resulting Issuer through Amalco will be engaged in the business currently carried on by Card One. See “Information Concerning The Target Company – Narrative Description Of The Business”.

Financing

Private Placement

Card One has agreed to complete, prior to the Closing, a private placement of up to 10,000,000 Special Warrants at a post-consolidated price of $0.50 per Special Warrant for gross proceeds of up to $5,000,000 (the “Private Placement”). Each Special Warrant will entitle the holder to acquire Card One Shares and Warrants without further consideration, with the number of Card One Shares and the number and exercise price of the Warrants being dependent on whether the Special Warrants are exercised voluntarily prior to the Card One Consolidation or deemed to be exercised automatically after the Card One Consolidation.

If a holder elects to exercise his or her Special Warrants prior to the Card One Consolidation, each Special Warrant so exercised will be converted, without further consideration, into 3 pre-consolidation Card One Shares and 1.5 Pre-Consolidation Warrants. Each Pre-Consolidation Warrant will entitle the holder to purchase one additional Card One Share at a price of $0.25 per share for a period of two years from the date of issuance and will be subject to adjustment as a result of the Card One Consolidation.

If a holder has not already elected to convert his or her Special Warrants at the time of the Card One Consolidation, then immediately following the completion of the Card One Consolidation, the Special

Warrants will be deemed to have been exercised without further consideration and each Special Warrant holder will receive one post-consolidation Card One Share and one-half of one Post-Consolidation Warrant. Each whole Post Consolidation Warrant will entitle the holder to purchase one additional Card One Share at a price of $0.75 per share for a period of two years from the date of issuance.

The Warrants will be subject to acceleration provisions. Pursuant to these provisions, if the weighted average trading price of the Resulting Issuer Shares exceeds $1.25 for any twenty consecutive trading days, the Warrants will expire 30 days after the end of such 20 trading days.

All of the Card One Shares acquired pursuant to exercise or deemed exercise of the Special Warrants or the Warrants will be exchanged for shares of the Issuer pursuant to the Amalgamation. After the Amalgamation, each Post-Consolidation Warrant will entitle the holder to purchase a Resulting Issuer Share at a price of $0.75 per share for a period of two years from the date of issuance.

As at the date of this Filing Statement, Card One has sold an aggregate of 7,660,000 Special Warrants and raised an aggregate of $3,830,000 pursuant to the Private Placement. Funds raised have been utilized in part to fund the Optimal Acquisition (as hereinafter defined) and to fund ongoing operations. Refer to “Information Concerning the Target Company - Acquisition of Optimal Assets” and “Information Concerning the Resulting Issuer – Available Funds and Principal Purposes”.

Finders’ fees consisting of cash and Compensation Options were granted to various finders as consideration for assisting with the identification of purchasers under the Private Placement. A total of $241,200 in cash was paid to the various finders. A total of 1,332,000 Compensation Options were granted to the finders. Each Compensation Option entitles the holder to acquire one Compensation Unit for a price of $0.1667 at any time prior to September 2, 2010. Each Compensation Unit consists of one Card One Share and one-half of one Compensation Warrant. Each whole Compensation Warrant will entitle the holder to purchase one additional Card One Share at a price of $0.25 at any time prior to September 2, 2010.

The Compensation Options and Compensation Units are subject to adjustment in the event of a share consolidation or similar event. Pursuant to the Transaction Agreement, the Compensation Options will also be treated as options to purchase units of the Resulting Issuer. On a post-Transaction basis, therefore, taking into account the completion of the Transaction and the Card One Consolidation, 444,000 Compensation Options will remain outstanding (assuming no Compensation Options are exercised prior to the completion of the Transaction). Each Compensation Option will entitle the holder to acquire one Compensation Unit for a price of $0.50 at any time prior to September 2, 2010. Each Compensation Unit will consist of one Resulting Issuer Share and one Compensation Warrant. Each Compensation Warrant will entitle the holder to purchase one additional Resulting Issuer Share at a price of $0.75 at any time prior to September 2, 2010.

The Compensation Options and the underlying Compensation Warrants will be subject to acceleration provisions. Pursuant to these provisions, if the weighted average trading price of the Resulting Issuer Shares exceeds $1.25 for any twenty consecutive trading days, the Compensation Options and any outstanding Compensation Warrants will expire 30 days after the end of such 20 trading days.

Debt Financing

The Optimal Acquisition (as hereinafter defined) was financed in part through cash held by the Company (including the proceeds of the Private Placement received to date) and in part through loans made to the Company by various entities. The Company entered into a series of loan agreements with said entities, pursuant to which the Company was loaned an aggregate of $2,538,205.98. Refer to “Information

Concerning the Target Company - Acquisition of Optimal Assets – Acquisition Financing – Debt Financing” for details of the loans and related loan, share pledge escrow agreements.

Selected Consolidated Financial Information and Management's Discussion and Analysis

Unless otherwise noted, all figures are stated in Canadian dollars.

Information From Inception

	Six Months Ended June 30, 2008	March 15, 2007 (date of incorporation) to December 31, 2007
Total Expenses	$74,945	$101,897
Amounts deferred in Connection With the Transaction	$88,864	Nil

Management's Discussion and Analysis

Over-all Performance

The Issuer is a Capital Pool Company as defined under Policy 2.4 of the Exchange. The Issuer’s common shares commenced trading on the Exchange on August 31, 2007 under the symbol SPN.P. Trading in the Issuer’s Shares was halted on April 9, 2008 pending the announcement of the Acquisition. As at the date of this Filing Statement, trading in the Issuer’s Shares remains halted.

The Issuer’s continuing operations are dependent upon its ability to identify, evaluate and negotiate an acquisition of, a participation in or an investment of an interest in properties, assets or businesses with a view to completing a Qualifying Transaction. Such an acquisition will be subject to shareholder and regulatory approvals.

Selected Annual Information

The following table provides selected financial information for the Issuer for the period beginning on its incorporation date (March 15, 2007) and ending on December 31, 2007 (the Issuer’s first fiscal year end). This information has been summarized from the Issuer’s audited financial statements for the period from incorporation to December 31, 2007. This summary financial information should only be read in conjunction with the Issuer’s financial statements, including the notes thereto, included elsewhere in this Filing Statement.

March 15, 2007 (date of incorporation) to December 31, 2007
Interest Income	$8,722
Net Loss	($93,175)
Loss per Share	$0.03)
Total assets	$572,746
Total long-term liabilities	$ Nil
Dividends declared	$ Nil

Results of Operations

For the period ended December 31, 2007, the Issuer reported a loss of $93,175 all of which consisted of general and administrative expenses. The general and administrative expenses consisted of administrative fees of $10,000, office costs of $4,122, professional fees of $6,096, regulatory and transfer agent fees of $1,595, rent expenses of $8,432, stock-based compensation expense of $68,739, and travel and entertainment of $2,913, offset by interest income of $8,722.

Summary of Quarterly Results

The Issuer was incorporated on March 15, 2007. The following is a summary of quarterly results for each quarter from inception to the end of the Issuer’s most recent financial year.

Quarter Ended	Interest Income	Income (Loss)	Earnings (Loss)
September 30, 2008	$2,362	($21,527)	($0.01)
June 30, 2008	$2,782	($34,413)	($0.01)
March 31, 2008	$3,298	($34,452)	($0.03)
December 31, 2007	$3,949	($34,326)	($0.01)
September 30, 2007	$3,080	($60,353)	($0.02)
June 30, 2007	$1,693	$1,504	$0.00

Liquidity and Capital Resources

The Issuer reported working capital of $565,374 at December 31, 2007. As at December 31, 2007, the Issuer had net cash on hand of $568,496.

Current assets excluding cash at December 31, 2007 consisted of GST recoverable of $4,250. Pursuant to subscription agreements dated between March 15, 2007 and July 5, 2007, 1,700,001 common shares at $0.10 per share and 1,050,000 common shares at $0.20 per share were issued to directors, associates of directors, officers of the Issuer and other investors for gross proceeds of $380,000. Of the 2,750,001 common shares issued, 1,700,001 shares are held in escrow with a trustee under the CPC Escrow Agreement.

Under the CPC Escrow Agreement, 10% of the CPC Escrow Shares will be released from escrow on the Completion of the Qualifying Transaction and an additional 15% will be released every six months following the initial release over a period of thirty six months.

During the period ended December 31, 2007, the Issuer also completed its initial public offering of 1,500,000 common shares at $0.20 per share for gross proceeds of $300,000 pursuant to a prospectus dated April 14, 2007. The Issuer paid its agents a cash commission and issued an option (the “agent’s options”) to purchase up to 150,000 common shares at a price of $0.20 per share exercisable for a period of 24 months from the date the Issuer’s common shares were listed on the Exchange. The agent’s options have been recorded at a fair value of $14,030.

The Issuer may continue to have capital requirements in excess of its currently available resources. In the event the Issuer’s plans change, its assumptions change or prove inaccurate, or its capital resources in addition to projected cash flow, if any, prove to be insufficient to fund operations, the Issuer may be required to seek additional financing. There can be no assurance that the Issuer will have sufficient financing to meet its future capital requirements or that additional financing will be available on terms acceptable to the Issuer in the future.

Off-Balance Sheet Arrangements

The Issuer does not utilize off-balance sheet arrangements.

Transactions with Related Parties

During the period ended December 31, 2007, the Issuer paid or accrued $10,000 for administrative fees to a company partially owned by a director of the Issuer. The transaction is in the normal course of operations and is measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Fourth Quarter and Subsequent Events

Subsequent to December 31, 2007, the Issuer advanced a $25,000 non-interest bearing loan to Card One in relation to the proposed Transaction.

Changes in Accounting Policies including Initial Adoption

Financial instruments

Effective March 15, 2007, the Issuer adopted the Canadian Institute of Chartered Accounts (“CICA”) Handbook Sections 3855 and 3861, financial instruments; Section 1530, comprehensive income and Section 3856, hedges. Section 3855 prescribes when a financial instrument is to be recognized on the balance sheet and at what amount. Under Section 3855, financial instruments must be classified into one of five categories: held-for-trading, held-to-maturity, loans and receivables, available-for-sale financial assets, or other financial liabilities. All financial instruments, including derivatives, are measured at the balance sheet date at fair value except for loans and receivables, held-to-maturity investments, and other financial liabilities which are measured at amortized cost. The adoption of these policies has not had a significant impact on the financial statement presentation or disclosures.

The Issuer does not have any items that would cause comprehensive loss to be different than net loss the period ended December 31, 2007.

The Issuer has determined that it does not have derivatives or embedded derivatives.

Stock-based compensation

The Issuer has adopted the accounting standards issued by the CICA, “Stock-based compensation and other stock-based payments”, which require the fair-value based method for measuring compensation costs. The Issuer determines the fair value of the stock-based compensation using the Black-Scholes option pricing model. Any consideration paid on the exercise of stock options is credited to share capital.

Financial Instruments and Other Instruments

The Issuer’s financial instruments consist of cash, receivables and accounts payable and accrued liabilities. Unless otherwise noted, it is management’s opinion that the Issuer is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

Other Requirements

Summary of Outstanding Share Data as at April 24, 2008:

1. Authorized: Unlimited common shares without par value Issued and outstanding: 4,250,001

2. Stock options outstanding: 570,000 (420,000 Incentive Stock options and 150,000 agent’s options)

Disclosure Controls and Procedures

Management has assessed the effectiveness of the Issuer’s disclosure controls and procedures used for the financial statements and MD&A as at December 31, 2007. Management has concluded that the disclosure controls are effective in ensuring that all material information required to be filed has been made known to them in a timely manner. The required information was effectively recorded, processed, summarized and reported within the time period necessary to prepare the annual filings. The disclosure controls and procedures are effective in ensuring that information required to be disclosed pursuant to applicable securities laws are accumulated and communicated to management as appropriate to allow timely decisions regarding required disclosure.

While the Chief Executive Officer and Chief Financial Officer believe that the Issuer’s disclosure controls and procedures provide a reasonable level of assurance that they are effective, they do not expect that the disclosure controls and procedures will prevent all errors and fraud. A control system, no matter how well conceived or operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

Internal Controls Over Financial Reporting

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Canadian GAAP. Management has reviewed these controls and concluded that the design of internal controls over financial reporting is effective as of December 31, 2007 to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes.

Description of the Securities

Common Shares

The Issuer is authorized to issue an unlimited number of common shares without nominal or par value of which, as at the date hereof, 4,250,001 are issued and outstanding as fully paid and non-assessable. The holders of common shares are entitled to dividends, if, as and when declared by the board of directors, to one vote per share at meetings of the shareholders of the Issuer and, upon dissolution, to share equally in such assets of the Issuer as are distributable to the holders of common shares. All common shares to be outstanding after completion of this Transaction will be fully paid and non-assessable.

Stock Option Plan

Prior to its initial public offering, the Issuer adopted an incentive stock option plan (the “2007 Stock Option Plan”) which provided that the board of directors of the Issuer could from time to time, in its discretion, and in accordance with Exchange requirements, grant to directors, officers, employees and technical consultants to the Issuer, nontransferable options to purchase common shares of the Issuer, provided that the number of common shares reserved for issuance did not exceed 10% of the issued and outstanding common shares as at the closing date of the Issuer’s initial public offering. Any common shares acquired pursuant to the exercise of options prior to completion of the Qualifying Transaction, must be deposited in escrow and will be subject to escrow until the Final Exchange Bulletin is issued.

As at the date hereof, the Issuer has granted 420,000 options pursuant to the 2007 Stock Option Plan. The options are allocated on the following basis:

Optionee	Number of Common Shares Reserved Under Option(1)	Exercise Price(1)	Expiry Date(2)
Rahim Jivraj	140,000	$0.20	June 4, 2012
Praveen Varshney	140,000	$0.20	June 4, 2012
Lorne Gertner	140,000	$0.20	June 4, 2012
Total	420,000

(1) Without giving effect to the SMCC Consolidation. Refer to “Information Concerning the Resulting Issuer – Options to Purchase Securities” and “Pro Forma Consolidated Capitalization - Fully Diluted Share Capital” for post SMCC Consolidation Numbers.
(2) The Issuer and Card One have agreed that on Closing the expiry date of the options shown in the above table will be changed from June 4, 2012 to August 30, 2009.

The exercise price of options granted under the 2007 Stock Option Plan is determined by the Issuer’s board of directors and must be no lower than the last closing price of the Issuer’s common shares before the date of the stock option grant, less applicable discounts permitted by the Exchange. Where an optionee ceases to be a director, officer, employee or consultant of the Issuer, options granted under the 2007 Stock Option Plan expire on the later of the date which is 12 months after the Completion of the Qualifying Transaction and the date which is 90 days after the optionee ceases to be a director, officer, employee or consultant of the Issuer.

The Issuer and Card One have agreed that the Issuer will adopt a new stock option plan on Closing which will replace the existing 2007 Stock Option Plan. The Resulting Issuer Stock Option Plan will permit the grant of options to purchase that number of Resulting Issuer Shares which is equal to 15% of the total number of Resulting Issuer Shares issued and outstanding upon completion of the Transaction. On Closing, the Resulting Issuer will issue options to new directors, officers, employees and consultants of the Resulting Issuer, at an exercise price of $0.50 per Resulting Issuer Share, in amounts and to the optionees as determined by the Issuer and Card One. Such options will be granted subject to and in accordance with the Resulting Issuer Stock Option Plan. See “Information Concerning the Resulting Issuer – Options to Purchase Securities”.

Prior Sales

Since the date of incorporation of the Corporation, 4,250,001 Issuer Shares have been issued as follows:

Date	Number of Common Shares	Issue Price Per Share	Aggregate Issue Price	Consideration Received
March 15, 2007	1	$1.00	$1.00	Cash
March 15, 2007	1,700,000(1)	$0.10	$170,000	Cash
April 18, 2007	1,000,000	$0.20	$200,000	Cash
July 4, 2007	50,000	$0.20	$10,000	Cash
August 29, 2007	1,500,000	$0.20	$300,000	Cash
TOTAL	4,250,001		$680,001

(1) A total of 500,000 of these shares were purchased by Rahim Jivraj, director of the Issuer. A total of 500,000 of these shares were purchased by Praveen Varshney, director of the Issuer. A total of 500,000 of these shares were purchased by Lorne Gertner, director of the Issuer.

The Issuer also granted 150,000 agent’s options to Blackmont Capital Inc. and its sub-agents in connection with its initial public offering (the “IPO Agent’s Options”). Each IPO Agent’s Option entitles the holder to purchase one common share of the Issuer at a price of $0.20 at any time up until August 31, 2009. The IPO Agent’s Options are subject to adjustment pursuant to the SMCC Consolidation. Refer to “Information Concerning the Resulting Issuer – Description of Securities – Agent’s Warrants”.

Stock Exchange Price

The following table sets out trading information for the Issuer Shares for the periods indicated:

Period	High	Low	Close	Volume
April 1 - 9, 2008(1)(2)	N/A	N/A	N/A	N/A
March 1 – 31, 2008	0.24	0.24	0.24	2,500
February 1 – 29, 2008	0.28	0.28	0.28	2,000
January 1 – 31, 2008	0.29	0.28	0.28	31,000
October 1 – December 31, 2007	0.35	0.205	0.35	99,000
August 31 - September 30, 2007(3)	0.35	0.25	0.305	122,000

(1) Trading in the Issuer’s Shares was halted on April 9, 2008 pending an announcement. The Issuer’s Shares will remain halted pursuant to the policies of the Exchange pending receipt and review by the Exchange of acceptable documentation regarding the Issuer’s Qualifying Transaction.
(2) No trades occurred during this period.
(3) The Issuer’s Shares commenced trading on the TSX Venture Exchange on August 31, 2007.

Executive Compensation

No payment of any kind has been made, or will be made, directly or indirectly, by the Issuer to a Non Arm’s Length Party to the Issuer or a Non Arm’s Length Party to the Qualifying Transaction, or to any Person engaged in investor relations activities in respect of the securities of the Issuer or the Resulting Issuer by any means, including:

(i) remuneration, which includes but is not limited to:

A. salaries;
B. consulting fees;
C. management contract fees or directors’ fees;
D. finder’s fees;

E. loans, advances, bonuses; and

(ii) deposits and similar payments.

However, the Issuer may reimburse Non Arm’s Length Parties for the Issuer’s reasonable allocation of rent, secretarial services and other general administrative expenses, at fair market value (“Permitted Reimbursements”). No reimbursement may be made for any payment made to lease or buy a vehicle. The directors and officers of the Issuer have, and may also be, granted Incentive Stock Options.

Following completion of the Qualifying Transaction, the Issuer may pay compensation to its directors and officers. However, no payment other than the Permitted Reimbursements will be made by the Issuer or by any party on behalf of the Issuer, after completion of the Qualifying Transaction, if the payment relates to services rendered or obligations incurred or in connection with the Qualifying Transaction.

Termination of Employment, Change in Responsibilities and Employment Contracts

Since the Issuer’s date of incorporation there has been no written employment contract between the Issuer and any executive.

There are no compensatory plans or arrangements with respect to the executive officers resulting from the resignation, retirement or any other termination of employment of the officer’s employment or from a change of the executive officer’s responsibilities following a change in control.

Compensation of Directors

The Issuer does not pay its directors a fee for acting as directors. Directors are, however, entitled to be reimbursed for reasonable expenditures incurred in performing their duties as directors and may be granted Incentive Stock Options to purchase Issuer Shares pursuant to the Issuer’s 2007 Stock Option Plan. See “2007 Stock Option Plan”.

Indebtedness of Directors, Executive Officers and Senior Officers

No director, executive officer, employee or former director, executive officer or employee of the Issuer, nor any Associate of any such Person, was indebted to the Issuer or any of its subsidiaries during the year ended December 31, 2007.

Arm’s Length Transactions

The Transaction was negotiated by the parties dealing at arm’s length with each other and, therefore, is not a transaction among Non Arm’s Length Parties.

Legal Proceedings

There are no pending legal proceedings material to the Issuer which the Issuer is or is likely to be a party.

Auditor, Transfer Agents and Registrars

Auditor

The auditor of the Issuer is Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants, of 1500 & 1700 - 1140 West Pender Street, Vancouver B.C. V6E 4G1.

Transfer Agent and Registrar

The transfer agent and registrar for the Issuer’s Shares is Computershare Trust Company of Canada (formerly Pacific Corporate Trust Company), 510 Burrard Street, 3rd Floor, Vancouver, British Columbia, V6C 3B9.

Material Contracts

The following is a list of material contracts (excluding contracts entered into in the ordinary course of business) entered into by the Issuer during the past two years:

1.	Registrar and Transfer Agent Agreement dated as of April 26, 2007 between the Issuer and Pacific Corporate Trust Company.

2.	Form 2F – CPC Escrow Agreement dated April 27, 2007, among the Issuer, Pacific Corporate Trust Company as escrow agent and certain shareholders of the Issuer.

3.	The Transaction Agreement. (see “Information Concerning the Issuer – The Transaction Agreement”).

Copies of these agreements may be inspected, without charge, at the offices of Morton & Company, Corporate & Securities Lawyers, 1200-750 West Pender Street, Vancouver, BC, V6C 2T8, at any time during normal business hours until the completion of the Qualifying Transaction and for a period of 30 days thereafter.

INFORMATION CONCERNING THE TARGET COMPANY

Corporate Structure

Name and Incorporation

The Company was incorporated on July 5, 2004 pursuant to the provisions of the OBCA under the name Card One Plus Ltd.

The head office and the registered office of the Company are located at Suite 502 – 40 Eglinton Avenue East, Toronto, Ontario, M4P 3A2.

Intercorporate Relationships

The Company has three wholly-owned subsidiaries, Card One Plus, Inc. (Nevada), Card One Plus (UK) Limited and Card One Plus Services Limited. Card One also owns 50% of the issued and outstanding shares of an additional subsidiary, 7012985 Canada Inc. which is the sole owner of an additional 3 subsidiaries, OP Payments Inc., OPC Payments Inc. and OPL Payments Limited Card One Plus, Inc. (Nevada) was incorporated on September 7, 2004 pursuant to the laws of the State of Nevada. Card One Plus (UK) Limited was incorporated on December 9, 2005 pursuant to the laws of England and Wales. Card One Plus Services Limited was incorporated on April 4, 2006 pursuant to the laws of Barbados. 7012985 Canada Inc. was incorporated on July 17, 2008 under the Canada Business Corporations Act. OP Payments Inc., OPC Payments Inc. and OPL Payments Limited are wholly owned subsidiaries of 7012985 Canada Inc. OP Payments Inc. was incorporated on August 26, 2008 pursuant to the Canada Business Corporations Act. OPC Payments Inc. was incorporated on August 20, 2008 pursuant to the laws of Delaware. OPL Payments Limited was incorporated on August 27, 2008 pursuant to the laws of the United Kingdom.

The following diagram shows the relationship between the Company and its subsidiaries:

(1) Card One owns a 50% interest in 7012985 Canada Inc. through ownership of 50% of the issued and outstanding common shares of 7012985 Canada Inc. Refer to “Information Concerning the Target Company – Acquisition of Optimal Assets –Acquisition Financing – Equity Assistance Transaction”.

Card One Plus, Inc. (Nevada) was incorporated for the purpose of providing the Company with an agent for service in the United States and for entering into contracts related to the Company’s operations in the United States. Card One Plus (UK) Limited was incorporated for the purpose of entering into contracts related to the Company’s operations in Europe. Card One Plus Services Limited is a holding company incorporated pursuant to the laws of Barbados. 7012985 Canada Inc. was incorporated to operate the business comprised by the Optimal Assets acquired by the Company pursuant to the Optimal Agreement. Refer to “Information Concerning the Target Company – Acquisition of Optimal Assets – Acquisition Financing – Equity Assistance Transaction”. OP Payments Inc., OPC Payments Inc. and OPL Payments Limited are wholly owned subsidiaries of 7012985 Canada Inc. OP Payments Inc. will carry out the business of the Company’s Optimal Division in Canada. OPC Payments Inc. will carry out the business of the Company’s Optimal Division in the United States. OPL Payments Limited will carry out the business of the Company’s Optimal Division in Europe.

General Development of the Business

History

Card One was founded and incorporated on July 5, 2004 in Toronto, Ontario, Canada. The Company has developed its own proprietary prepaid debit card platform which interfaces with bank, processor and merchant systems to provide secure debit card functionality to its users. The Company has developed the capability to support a number of different products which operate in this environment with the primary focus being on pre-loaded debit cards which allow users to make purchases and conduct financial transactions.

Prior to incorporation of Card One, the founder of the Company operated a business by the name "Loans ‘Till Payday" (LTPD), a payday loan company. LTPD provided personal loans using future paycheques as collateral, and provided cheque cashing services, taking a percentage of the cheque value as commission. LTPD developed a process whereby it would pay clients the value of their cheque commission-free on a pre-loaded debit card and fees would then be charged per transaction on the card.

In June 2004, the Company approached a local community credit union in Ontario to license access to CU Connect, a credit union switch. This allowed LTPD to issue debit cards with access to Interac®, Cirrus and Maestro. The relationship with CU Connect prompted the formation of Card One as a debit card solution focused company. Eventually, Card One’s customer base expanded beyond the payday loan sector. The original concept of the Company’s business has since evolved into one targeting opportunities with corporations across a broad range of industry sectors as well as government programs, globally. The Company formally launched its stored value card solutions business in October 2004 and has since been building its customer base, foundation and addressing new channels for growth worldwide.

On October 1, 2008, the Company completed the acquisition of certain assets comprising an electronic payment processing business previously owned by Optimal Group Inc., a NASDAQ listed company. The Company acquired a 100% interest in the assets and subsequently sold 50% of its interest in the assets. Refer to “Significant Acquisitions and Dispositions” and “Information Concerning the Target Company –Acquisition of Optimal Assets”.

Significant Acquisitions and Dispositions

On October 1, 2008, the Company completed the acquisition of a 100% interest in certain assets comprising an electronic payment processing business previously owned by Optimal Group Inc., a NASDAQ listed company, for an aggregate purchase price of US$7,000,000. The Company acquired the assets pursuant to an asset purchase agreement dated August 5, 2008, as amended, between the Company,

7012985 Canada Inc. (a subsidiary of the Company), Optimal Payments Inc., Optimal Payments (Ireland) Limited, Optimal Payments Limited, Optimal Payments Corp. (all subsidiaries of Optimal Group Inc.) and Optimal Group Inc. (the “Optimal Agreement”). Pursuant to the Optimal Agreement, the Company acquired all assets relating to a segment of Optimal Group Inc. which processes electronic payments for “card not present” electronic payment transactions, including internet, telephone and mail-order/telephone-order (MOTO) transactions. A portion of the purchase price for the Optimal Acquisition was provided by 897032 Alberta Ltd., a private company which, pursuant to an agreement dated as of November 6, 2008, agreed to assume 50% of the obligations under the Optimal Agreement. Pursuant to the agreement (described in further detail below), 897032 Alberta Ltd. paid 50% of the purchase price for the Optimal Division and owns an aggregate of 50% of the outstanding shares of 7012985 Canada Inc., which holds and operates the Optimal Assets acquired by the Company. The Company owns the remaining 50% of the shares of 7012985 Canada Inc. Pursuant to a shareholders agreement between the Company and 897032 Alberta Ltd., the Company has the ability to appoint a majority of the directors of 7012985 Canada Inc. Refer to “Information Concerning the Target Company - Selected Consolidated Financial Information and Management's Discussion and Analysis For The Optimal Division”.

In addition, as a result of the Optimal Acquisition, OP Payments Inc. has agreed to provide transitional services to certain affiliates of Optimal Group Inc., such transitional services to include customer service operations, compliance and accounting, for a period of 6 months. OP Payments Inc., as service provider, will be paid $33,500 per month for such services.

Refer to “Information Concerning the Target Company – Optimal Acquisition”.

Narrative Description of the Business

The following description does not include details respecting the business of the Optimal Division. Details regarding the business of the Optimal Division are set out below under the heading “Acquisition of Optimal Assets – Business of the Optimal Division”.

Principal Products or Services

The prepaid card market (also referred to as “stored value” or “debit”), still in its product lifecycle infancy, is one of the fastest changing segments of electronic payments within the financial services industry. This space includes a variety of products, ranging from traditional gift cards used to make small dollar transactions with specific retailers, such as a Macy’s Gift Card (closed-loop) to the more recently established branded general spending reloadable cards, with a Visa, MasterCard, Amex or other widely accepted payment brand mark on it (open-loop) which have substantial versatility and may hold a considerable amount of a consumer’s income. Providers, banks and vendors operating in this space generate fees through various channels including but not limited to account set up, monthly/annual maintenance, ATM withdrawal, point of sale transactions, funds re-loading and account inactivity. The global marketplace is led by the United States with other regions (particularly Europe, Latin America and parts of Asia) building quickly. Industry sources project that debit card purchases will exceed credit card transaction volume, reaching 26.6 billion transactions annually at the point of sale within the next couple of years. US compound annual growth rates are currently in excess of 20% and in general there is low penetration of re-loadable and broad purpose prepaid cards outside of the US.

The Company’s proprietary front-end system is a sophisticated collection of applications that connects seamlessly with a processor’s entire back-end network. The system enables numerous methods of loading prepaid cards globally along with tracking usage and providing services to multiple end-user organizations and merchant resellers worldwide. The system:

  Supports any currency
  Has easy to use front end interface & management systems
  Supports multiple card types (magnetic stripe, chip)
  Has multilingual interface for the cardholder
  Web and point of sale functionality
  Easy integration with issuer and switch management systems
  Instant settlement; funds available immediately on retail reloadable products

The Company has focused on developing the ability to be flexible and create new programs around the needs of the merchant clients as opposed to requiring a ‘plug-and-play’ solution like many of its competitors. To this end:

  Merchants and issuers are permitted to white label their card programs and minimize (and in nearly all cases, remove) the Card One brand on the plastics and customer/management interface systems
  Card One is not tied to any one bank issuer or switch; the most appropriate solution is found for each merchant client around the globe
  System and interface functionality is customized on a client-by-client basis with rapid turnaround time to ensure an accelerated go-to-market launch strategy

The Company specializes in providing customized prepaid card solutions to a wide array of companies around the world via a direct sales force as well as a limited network of merchant resellers. The Company provides a secure financial transaction platform that can interface, through a processor with any of the payment acceptance and ATM networks globally. Revenues are generated from one-time set-up fees, recurring fees for the issuance of new cards, transaction fees for usage of the cards, interchange, interest on cardholder funds float and monthly maintenance fees. The business operates with high margins given that much of the operations and processes are fully automated and heavy overhead is unnecessary. The current systems architecture of Card One can handle upwards of 35,000 transactions per minute and tens of millions of cardholder accounts, which provides ample capacity for the next 18 months of the Company’s operations. The Company’s products are designed to accommodate any currency and the system’s cardholder interfaces are currently offered in 10 languages.

Card One has developed its multi-use, multi-currency proprietary debit card platform to provide secure, seamless debit card functionality in a custom-branded environment. The platform is built on Microsoft .NET technology with full application processing interface (APIs), allowing for full customization and feature-rich applications. Merchant client organizations are able to work with global networks to design the type of program desired by their customers and control, manage and report on that program in real-time. Using either a magnetic stripe or chip technology and a comprehensive internet back-end to manage prepaid card fund information, a cardholder may deposit, withdraw and transfer funds to and from their account and check all real-time activity on-line through the Card One system interface, at their convenience. Cardholders can also purchase products, withdraw cash from ATMs and pay bills using the card as a virtual bank. Holding funds in multiple currencies, the Company utilizes the internet, ATM and point-of-sale machines globally where Interac, Cirrus, Maestro, STAR, MasterCard and Visa are available (the system can be adapted for other payment acceptance brands which may be available on a local country level). Card One’s corporate merchant clients can utilize the Card One merchant interface for detailed reporting and fund tracking which provides the client with the functionality needed to manage the card program. The interface allows for the loading and unloading of cards, as well as the activation of new cardholders. The merchant client can connect to this interface anywhere in the world through a standard internet browser while using 128 bit bank level encryption to ensure security. The merchant interface allows a merchant client to provide customer support to their cardholders by having all card and cardholder related activity available to them in real time. The interface was designed to have multiple access roles, allowing a merchant client to create users roles based on the responsibilities of their employees. In addition to using this web based interface, an Application Programming Interface (API) is provided which allows merchants to connect to the interface and administer their card program through a system that may already be in existence.

The Company uses a combination of hardware and in-house developed software teamed with an array of third party card loading services to manage its stored value card solutions. The combined aspects comprise an international solution which allows Card One and merchants to deliver customized and unique secure prepaid card solutions to organizations of any size anywhere in the world.

Non-Bank Switch Related Services – Card One's non-bank switch related services, such as credit card loading and card-to-card transfers, are monitored directly by the Company. The Company developed and, in most cases, maintains a real-time connection to the banking switch which enables the Company to monitor and receive all ATM and point of sale transactions worldwide on a 24/7 basis.

Fraud and Security Management – Card One deploys state-of-the-art security and fraud prevention applications. This fraud early warning (“FEW”) system is a combination of applications that allows fraud to be detected to mitigate the risk of loss. These applications include Automatic OFAC List Comparison, IP checking for accessing the interface and use-limitations including limits on the loading and unloading of funds on the card. Card One also employs StrikeForce identify verification as well as Experian identity verification through the relationship with Metavante on US customers. The payment card industry, including MasterCard and Visa, require banks, processors and program managers such as Card One to protect cardholder information by adhering to a set of security standards. The payment card industry security standard (PCI) includes MasterCard's Site Data Protection (SDP) program and Visa's Cardholder Information Security Program (CISP). Card One is PCI Level 3 certified and currently working towards PCI Level 1, which is the highest security standard set forth by the payment card industry.

Operations

Card One integrates their card management platform with a transaction processor which has a processing arrangement with the issuer with which Card One will be working. The processor links into the card issuer’s system, confirms there are sufficient funds available to the purchaser and settles the transaction. The actual production of the cards is typically managed by Card One but could be done through one of the transaction processors if that is a service they offer. Card One will work with a number of certified card manufacturers to provide the best and most cost efficient solution to their merchant client.

Card One’s operations and headquarters are located at 40 Eglinton Avenue East, Suite 502, Toronto, Ontario Canada. The Company entered into a five (5) year lease agreement for approximately 3,800 square feet of space, commencing January 1, 2008 and amended the lease agreement on February 21, 2008 to include approximately 1,725 square feet of expansion space in the same location. The lease is currently in good standing. Card One owns all office furniture, servers and computer equipment. Card One also maintains a redundant server location in a high-security area of Toronto to ensure operations continue in the event the headquarter operations fail. The servers at that location are owned by the Company. The location is currently leased on a month-to-month basis.

At the core of Card One’s business is the technology platform for managing prepaid card portfolios. It is critical that resources be identified and personnel be retained with expertise in programming, software architecture, quality assurance and software releases to the market. Card One’s management believes there to be an adequate pool of candidates locally should the need arise for additional recruitment.

As of September 30, 2008, the Company had 17 full-time employees (not including the employees of the Optimal Division, which are discussed below under “Acquisition of Optimal Assets – Business of the Optimal Division”). Operations are currently centered in Canada, but the Company’s client base is international in scope and the Company hopes to continue to develop an international client base. Consequently, the Company’s business could potentially be affected by international economies and exchange rates as detailed above.

Market

Although the Company will consider any appropriate opportunity which can leverage its technology, the primary targets are: direct sales organizations with an agent network (for commissions payouts), insurance companies (agent commissions payouts, claims payouts), online gaming companies in geographies which permit this business, payroll companies, corporate finance groups (employee expense reimbursement), travel companies, finance companies and the unbanked or underbanked populations. Initial sales focus will be in the United States, Canada and Europe with 12 month focus on Asia and Latin America.

Various external factors will have influence on the Company’s business:

  Payment industry regulations. Any regulatory changes by card associations, governments, banks or processors relating to card payments or more specifically prepaid cards will impact Card One’s business.

  Other industry and governmental regulations. Any changes to rules and regulations within the industry verticals Card One supports (i.e. gaming, payroll, travel) may have an impact on the Company’s business as those changes may no longer allow or restrict the use of prepaid card products.

  New competition. It is possible that new entrants to the market may have greater success penetrating our target market (merchants) thereby eroding Card One’s revenue stream. The Company’s management believes this to be a less threatening scenario for Card One given the low penetration rates of prepaid card solutions within emerging markets.

  Downward pressure on fees. As the prepaid market matures and saturates, there will likely be downward pressure on fees charged in order to remain competitive, thereby placing pressure on Card One to replace those lost revenues with other revenue sources.

The market for prepaid products already exists and is endorsed by MasterCard, Visa, Discover and American Express.

An Overview of the Prepaid Card Market

Prepaid debit cards are a subset of the total debit card market. Generally, a debit card transaction involves the purchase of a good or service. In this case, the consumer presents a debit card (attached to a chequing account) to a merchant, and the consumer either enters a PIN or signs a receipt to verify the consumer's identity. The merchant, in turn, sends information about the transaction across one or more debit card networks, and if the transaction is approved, the consumer receives the good or service and the chequing account is correspondingly debited. The merchant is reimbursed by a credit to its bank account.

The infrastructure of the ATM and debit card industry comprises three main components:

  Electronic Funds Transfer (EFT) networks for on-line processing

These are the telecommunications and infrastructure networks which link cardholders, banks and merchants together (Visa, MasterCard, Star, Pulse, etc.) for immediate verification and processing by the cardholder entering a PIN at the merchant’s point-of-sale or ATM (all ATMs are on-line).

  Offline debit card networks

These are the telecommunications and infrastructure networks which link cardholders, banks and merchants together (Visa and MasterCard) for delayed verification and processing by the cardholder signing a slip at the merchant’s point-of-sale.

  Third-party service providers (Card One operates in this space)

Banks and other financial institutions often rely on third-party service providers to conduct certain business activities. These organizations provide a wide variety of services in many different combinations including processing (transaction initiation, transmission of payment information to participating parties, sorting and aggregating payment information, and transfer of funds to appropriate parties), merchant services, account maintenance and authorization services, transaction routing and gateway services, offline debit processing and clearing and settlement of transactions. Card One has developed a proprietary card management platform, for both card program administration and cardholder experience which integrates seamlessly to a bank’s back-end system (processors of transactions). The tool was created with ultimate flexibility to customize it based on cardholder and client demands and therefore able to reach a broader range of clients worldwide.

The prepaid card market (also referred to as “Stored Value” or “Debit”), still in its product lifecycle infancy, is a rapidly evolving segment of electronic payments within the financial services industry. The global marketplace is led by the United States with other regions building quickly. It includes a variety of products, ranging from traditional gift cards used to make small dollar transactions with specific retailers (closed-loop) to the more recently established branded general spending reloadable cards (open-loop) which have substantial versatility and may hold a considerable amount of consumers’ income.

Open loop prepaid cards are issued by banks and carry a national or regional network brand (Visa, MasterCard, Discover, Amex, etc.) that identifies merchants which accept the card. Industry sources project that debit card purchases will exceed credit card transaction volume, reaching 26.6 billion transactions annually at the point of sale (Prepaid Trends, 2006). Financial service providers can produce, distribute, and process branded prepaid cards at a relatively lower cost than making cheque disbursements, while the pay-ahead nature of prepaid cards virtually eliminates credit risk to banks and card issuers.

Many card providers market directly to unbanked and under-served consumers. Insights about the potential size of this market can be gleaned from the 2004 Survey of Consumer Finances, which finds that 8.7 percent of U.S. families (slightly less than 10 million families) did not have a chequing or a savings account. Thus, the potential market for general spending prepaid cards is not only sizeable, as proxied by the proportion of unbanked consumers, but also is likely to represent growing segments of the U.S. population, including specific minority or immigrant groups which are more heavily represented among the unbanked and under-served.

Generally, consumers have several options for obtaining prepaid general spend cards. Consumers can buy prepaid cards via phone or Internet, at cheque cashers, and in retail locations such as convenience, grocery, or drug stores.

Fees generated on prepaid and stored value card programs are originated from a variety of different channels, depending upon the nature of the program. Generally speaking, providers generate revenues through the assessment of the following fees:

  Activation and/or shipping fees
  Annual fees
  Monthly maintenance fees
  ATM withdrawal fees
  Point of Sale transaction fees
  Balance re-load fees
  Remittance fees

Marketing Plans and Sales Targets

The Company's current marketing strategy is to employ in-house personnel and engage professional external sales agents to execute against the Company’s growth plans. Card One will increase its sales force gradually with senior level professionals who sell directly to corporate and other endorsing organization targets. These individuals will be focused on and have direct experience in the industry verticals for which they will be responsible (retail, gaming, payroll, insurance, travel, etc.). Marketing costs related to in-house marketing personnel are anticipated to cost approximately $100,000 over the next 12 months. Costs for external sales agents will be based on performance and cannot be estimated.

Corporate Clients – These are corporations that are looking to make the distribution of payment to employees, agents or clients more efficient and cost effective. Issuance of prepaid cards allows for direct transfer of funds and eliminates the higher cost and administration of issuing cheques and bank wires. Typical corporate clients could include insurance companies paying out benefits, multilevel marketing companies making commission payments and government programs making social assistance payments.

Direct Sales / Multilevel Marketing Companies – These companies are in the business of selling products through a network of independent agents. The business model of these companies involves a hierarchical system of down line sales commission whereby the agent earns two streams of income being (a) commission from the sale of goods and services and (b) compensation from the sales of those persons they have personally recruited or sponsored into the plan, and/or from the sales of the group or network recruited or sponsored into the plan by those they have personally recruited. Stored value card solutions bring substantive benefits to multi-level marketing companies by allowing those organizations to reach their network of agents throughout the world, reduce administrative costs, and keep the compensation process efficient for both the company and the agent.

E-commerce Clients – Electronic commerce or e-commerce consists of the buying, selling, marketing, and servicing of products or services over secure computer networks. The Company’s cards can be distributed by companies employing e-commerce wherein the electronic transactions can be settled using stored value cards.

Affiliate Networks – These are companies operating a website(s) that provide the service of referring internet users to their client websites. In the industry, the affiliates are being paid through stored value cards.

Competitive Conditions

There are a number of third party program managers for prepaid programs and to a lesser extent proprietary bank systems to manage prepaid card programs. Typically, these solutions are utilized only on a local market basis and are not designed nor intended to be deployed outside of the home market. Global, multi-currency and multilingual prepaid solutions are less developed. For those which do exist, Card One believes their solutions are more rigid in implementation, lack the flexibility for merchant customization and generally do not offer as robust a solution for merchants, issuers or cardholders. Some of the more prominent competitors with global scale and interest are:

eFunds Corporation: eFunds Corp acquired WildCard Systems in March 2007. Both organizations are considered to be competitors for payroll, insurance, gift, travel & youth programs. Focus is primarily on domestic USA opportunities; and

First Data: First Data is a large global technology company offering services across many payment areas including Payroll and Gift prepaid cards. While considered a competitor, First Data is oftentimes limited in their flexibility and offering to merchants.

Given the early stage development of the prepaid arena, it is the view of the Company’s management that there is ample business worldwide that can be shared amongst multiple players.

Proprietary Protection

“CardOne Plus” is a registered trademark in Canada, the United States and Europe. Other than this, the Company does not currently have any registered trademarks, copyright or patents to protect its proprietary technology or trademarks. The Company is in the process of determining whether any of its products or business processes are patentable and is taking steps to register its brand names and trademarks. Generally, however, the Company protects its proprietary technology and business systems by limiting access to required personnel and having appropriate personnel enter into non-competition and confidentiality agreements. Standard agreements include clauses which assign ownership of all developments made during the course of employment to the Company. The Company is of the view that the steps taken to protect proprietary technology and information to date are in accordance with industry standards and provide adequate protection for the Company at its current stage of development.

Acquisition of Optimal Assets

The Optimal Agreement

On October 1, 2008, the Company completed the acquisition (the “Optimal Acquisition”) of certain assets comprising an electronic payment processing business previously owned by Optimal Group Inc., a NASDAQ listed company (the “Optimal Assets”). The Company acquired the assets pursuant to an asset purchase agreement dated August 5, 2008 between the Company, Optimal Payments Inc., Optimal Payments (Ireland) Limited, Optimal Payments Limited, Optimal Payments Corp., all subsidiaries of Optimal Group Inc., 7012985 Canada Inc. and Optimal Group Inc. (the “Optimal Agreement”). Pursuant to the Optimal Agreement, the Company acquired all assets relating to a segment of Optimal Group Inc.’s business, which processes electronic payments for card not present transactions (not face to face), including internet, mail-order/telephone-order (MOTO) transactions. The Company subsequently sold

50% of its interest in the Optimal Assets to 897032 Alberta Ltd., a private company which agreed to provide 50% of the purchase price for the Optimal Assets. Refer to “Acquisition Financing – Equity Assistance Transaction” below.

The Company purchased its interest in the Optimal Assets for an aggregate purchase price of US$7,000,000. A total of US$6,500,000 of the purchase price was paid on the closing of the transaction. The remaining US$500,000 of the purchase price is to be paid in installments of US$40,000 over a period of 11 months following the closing, with a final payment of $US60,000 payable on the first anniversary of closing.

In addition, as a result of the Optimal Acquisition, OP Payments Inc. has agreed to provide transitional services to certain affiliates of Optimal Group Inc., such transitional services to include customer service operations, compliance and accounting, for a period of 6 months. OP Payments Inc., as service provider, will be paid $33,000 per month for such services.

Acquisition Financing

The Optimal Acquisition was funded in part through cash held by the Company, funds loaned to the Company (see “Debt Financing” below) and through the sale of an equity interest in the Optimal Division to an investor (see “Equity Assistance Transaction” below).

Equity Assistance Transaction

The Optimal Assets were acquired by 7012985 Canada Inc., a subsidiary incorporated by the Company to acquire and hold the Optimal Assets. The Optimal Assets are held through OP Payments Inc., OPC Payments Inc. and OPL Payments Limited, which are wholly owned subsidiaries of 7012985 Canada Inc. OP Payments Inc. will carry out the business of the Company’s Optimal Division in Canada. OPC Payments Inc. will carry out the business of the Company’s Optimal Division in the United States. OPL Payments Limited will carry out the business of the Company’s Optimal Division in Europe.

Pursuant to a separate agreement between the Company and 897032 Alberta Ltd. dated November 6, 2008 (the “Equity Assistance Agreement”), 897032 Alberta Ltd., a private company, agreed to provide 50% of the purchase price for the Optimal Acquisition. As consideration for the agreement by 897032 Alberta Ltd. to provide 50% of the purchase price for the Optimal Acquisition, on closing of the Optimal Acquisition, the Company transferred 50% of the shares of 7012985 Canada Inc. to 897032 Alberta Ltd. As a result, the Company owns 50% of the outstanding shares of 7012985 Canada Inc. and 897032 Alberta Ltd. owns 50% of the outstanding shares of 7012985 Canada Inc. As a result of these transactions, the Company currently holds a 50% interest in the Optimal Assets through its 50% ownership of 7012985 Canada Inc., with the other 50% interest being held by 897032 Alberta Ltd.

The relationship between the Company and 897032 Alberta Ltd. respecting the ongoing management of 7012985 Canada Inc. will be governed in part by a shareholders’ agreement dated October 7, 2008 between the Company, 897032 Alberta Ltd., 7012985 Canada Inc. and James McRoberts (the “Shareholders’ Agreement”). James McRoberts owns all of the issued and outstanding shares of 897032 Alberta Ltd. Pursuant to the Shareholders’ Agreement the board of directors of 7012985 Canada Inc. will consist of a maximum of 5 directors. Initially the board will consist of 4 directors. The Company will be entitled to appoint 2 members to the board of directors and 897032 Alberta Ltd. will be entitled to appoint 2 members to the board of directors. The Company will be entitled to appoint an additional member to the board at any time at its sole discretion. The Shareholders’ Agreement requires that an auditor for 7012985 Canada Inc. must be appointed with the choice of auditor subject to mutual agreement by the shareholders of 7012985 Canada Inc. The Shareholders’ Agreement also provides a right of refusal to all shareholders of 7012985 Canada Inc. in the event that one of the shareholders of 7012985 Canada Inc. wishes to sell its shares of 7012985 Canada Inc. to a third party. In addition, the Shareholders’ Agreement requires unanimous consent of the shareholders of 7012985 Canada Inc. for certain specified actions by 7012985 Canada Inc., including:

  Amendments to its bylaws or articles;
  Changes to the designation of its shares;
  Amalgamations or corporate reorganizations;
  Dissolution, liquidation or winding up;
  Redemption or purchase for cancellation of its shares;
  Any issuance or agreement to issue shares;
  Sale, lease, exchange, disposition or encumbrance of all or substantially all of its assets;
  Declaration of dividends;
  Declaration of bankruptcy;
  Entering into any financial commitment in excess of $100,000;
  Entering into any financial commitment which combined with other financial commitments would result in financial commitments exceeding $1,000,000 in the aggregate in a fiscal year;
  Purchase, sale, mortgage or lease of any real property;
  Lending of money or granting of financial assistance;
  Amendment of signing authority relating to bank accounts;
  Entry into partnerships, joint ventures or other arrangements related to sharing profits;
  Creation, acquisition or disposition of an interest in a subsidiary; and
  Transactions not in the ordinary course of business.

Debt Financing

In addition to the funds provided to the Company pursuant to the Equity Assistance Transaction described above, a portion of the purchase price for the Optimal Acquisition was provided by a group of lenders who loaned funds to the Company pursuant to various loan agreements (the “Debt Financing”) as follows:

Date of Loan Agreement	Lender	Funds Advanced	Bonus Shares(3)	Shares of 7012985 Canada Inc. Pledged As Security
September 22, 2008	Cattermole Group	$100,000	300,000	4
September 22, 2008	9156 – 3882 Quebec Inc.	$778,654.49	2,335,962	31
September 22, 2008	897032 Alberta Ltd. (1)	$259,551.50	778,653	10
September 22, 2008	EH & P Investments AG	$500,000	1,500,000	20
September 22, 2008	Emerson Financial Corp.(2)	$900,000	2,700,000	35
Total:		$2,538,205.98	7,614,615	100

(1) A company controlled by James McRoberts. 897032 Alberta Ltd. owns 50% of the shares of 7012985 Canada Inc., the 50% owned subsidiary of the Company which operates the Optimal Division. See “Information Concerning the Resulting Issuer –Acquisition of Optimal Assets – Acquisition Financing – Equity Assistance Transaction”.
(2) A company controlled by Morrie Tobin, a promoter and insider of the Resulting Issuer.
(3) These shares will be consolidated pursuant to the Card One Consolidation and will be subject to escrow as set out below.

The loans are for a term of 18 months, after which all outstanding interest and principal under the loans will be due and payable to the lenders by the Company. The loans bear interest at a rate of 12% per annum calculated daily and compounded monthly. The Company may prepay the outstanding principal and interest due on the loans in whole or in part at any time before maturity, without notice, bonus or penalty.

Each month the Company is required to pay the lenders, against outstanding principal, an aggregate amount equal to 30% of the funds distributed to the Company from 7012985 Canada Inc. (the “Principal Payment”). Pursuant to the loan agreements, the Company has covenanted to cause 7012985 Canada Inc. to distribute to the Company on a monthly basis the maximum amount possible, subject to the discretion of the directors of 7012985 Canada Inc. to determine the actual amount of such distributions having regard to the bona fide business needs of 7012985 Canada Inc. Hence, on a monthly basis, the Company is required to pay to the lenders 30% of the proceeds it receives from the business of the Optimal Division. Each lender will receive his/her pro rata share of the aggregate Principal Payments based on such lender’s portion of the aggregate amount of funds loaned to the Company under the loan agreements.

In addition to interest, each lender was issued bonus shares in the amounts set out in the table above as consideration for advancing the loan funds under the loan agreements. The bonus shares shown in the table are pre-consolidation Card One Shares and will be consolidated on a three for one basis pursuant to the Card One Consolidation prior to the Amalgamation. Pursuant to an escrow agreement dated September 22, 2008 between the Company, the lenders and Aird & Berlis LLP, as escrow agent, the lenders have agreed to place the bonus shares they have received pursuant to the loan agreements in escrow. While in escrow, the lenders will not be permitted to sell, assign, pledge, mortgage or otherwise transfer the escrow shares. Pursuant to the escrow agreement, the shares may be released in the event of a default under the loan agreement. In the absence of such default, the shares will be released in four equal tranches as follows:

Release Date	Percentage of Escrow Shares Released
September 22, 2009	25%
December 22, 2009	25%
March 22, 2010	25%
June 22, 2010	25%

As security for the loans, the Company has pledged an aggregate of 100 common shares in the capital of 7012985 Canada Inc. to the lenders pursuant to separate share pledge agreements with the lenders. The shares have been pledged in the amounts set out in the table above. The Company will continue to be the legal and registered owner of the shares and will hold all voting rights in connection with the shares. If the Company defaults on the loans and such default remains uncured for 10 days, the lenders will be entitled to have the pledged shares re-registered in their names. Once the principal amount of the loans and any outstanding interest has been repaid in full by the Company, the lenders security interest in the pledged shares will terminate. The 100 shares of 7012985 Canada Inc. being pledged in connection with the loans currently constitute all of the issued and outstanding common shares of 7012985 Canada Inc. owned by the Company and 50% of the total issued and outstanding shares of 7012985 Canada Inc. As noted above, the remaining 50% of the shares of 7012985 Canada Inc. are owned by 897032 Alberta Ltd. Pursuant to the Shareholders Agreement between the parties, the Company has the ability to appoint a majority of the directors of 7012985 Canada Inc. Refer to “Acquisition of Optimal Assets – Acquisition Financing – Equity Assistance Transaction”.

Business of the Optimal Division

General

The business comprised by the Optimal Assets (hereinafter referred to as the “Optimal Division”) provides technology and services that businesses require to accept credit card, electronic cheque and direct debit payments. The Optimal Division processes credit card payments for merchants whose businesses involve payment transactions where credit cards are not physically present (card-not-present transactions), including Internet businesses and mail-order/telephone-order (MOTO) merchants. The Optimal Division also processes cheques and direct debits online and by telephone. Clients are merchants who require a service provider to enable them to receive payments for their products or services electronically. The Optimal Division provides them with its proprietary application software, tailored in most cases to suit the needs of the merchant in question, and the services necessary to receive electronic payments from the customer’s bank or credit card provider and to deposit the funds to the merchant’s bank. For merchants that want to accept payments in a card-not-present environment, the Optimal Division provides the technology to integrate into the merchant’s website, training, on-going technical support, risk management to help detect and prevent fraudulent transactions, real-time online reporting and administrative tools and settlement services. The Optimal Division generates revenues primarily from fees charged to merchants for processing services. Fees charged to merchants typically include a discount rate, based upon a percentage of the dollar amounts processed, and a variety of fixed transaction fees. Merchant fees charged are based upon the merchant’s transaction volume and risk profile. Generally, higher discount rates are charged for card-not-present transactions (as opposed to transactions in which the debit or credit card is present) in order to compensate for the higher cost of underwriting and managing the increased chargeback risk associated with these transactions. Other fees are derived from a variety of fixed transaction fees, including fees for monthly minimum charge volume requirements, statement fees, annual fees and fees for other miscellaneous items, such as handling chargebacks.

The Optimal Division is a global payment processor which provides its credit and debit solutions to merchants in Canada, the United States, Europe and the Caribbean. In 2007 it processed US$1.0 billion in credit and debit transactions for its clients. Its head office is located in Montreal and it has offices in Gatineau and in the United Kingdom. The Optimal Division has over 10 years experience in the electronic payment solutions business and was one of the first technology companies to provide services in this area. It develops and maintains its own proprietary software which enables its merchant clients to interface with the various banks, credit and debit card providers and other entities involved in the payment processing chain. Optimal’s software has fraud and risk management components built into it which allow it to assist its merchant clients to mitigate the risk of fraudulent transactions. Optimal’s software and payment solutions services are tailored to the needs of its individual merchant clients so that the services match the needs of merchants in a wide range of businesses with varying requirements. Optimal has also developed proprietary e-wallet technology, a payment solution which can be marketed directly to online consumers. Consumers set up an account and deposit funds to that account which can then be used to make online payments. The accounts can be replenished when depleted through credit and debit payments by the consumer.

The Optimal Division’s strategy is to identify high margin emerging online industries (such as digital download services, online dating services, non-U.S. facing online gaming companies and affiliate and marketing programs) and to sell its payment solutions to merchants within those industries. Services are tailored to the requirements of individual merchants whose needs, in terms of payment solutions, risk management, processing and reporting, are or may be specific to their industry or particular business. Optimal attempts to learn as much as possible about each client’s business and to integrate and tailor its solutions and systems to fulfill the specific needs of that business. The Optimal Division has targeted both high risk and more mainstream e-commerce merchants. Targeting merchants with higher risk in terms of fraud and payment default is beneficial because of the relatively higher transaction fees which can be charged to those businesses. The risk to Optimal is offset by the development of high quality risk and fraud management systems which are integrated into the individual payment solution package provided to each merchant. Because Optimal has developed high quality risk management systems it can target higher risk merchants and process their payment transactions with a higher level of success.

As a result of multiple bank relationships around the world and the systems which Optimal has put into place, merchant clients are afforded the opportunity to work in multiple currencies and deal with banks with different financial service packages and risk tolerance levels. This provides Optimal’s clients with the ability to reach global markets and to gain access to banking services which suit the needs of their individual business.

The Optimal Division is a Visa / MasterCard registered Independent Sales Organization (ISO). ISOs procure new merchant relationships for banks which are MasterCard or Visa members. It acts as the merchant service provider (MSP) for accounts which it procures for the banks. The Optimal Division is Level 1 Payment Card Industry (PCI) compliant, which is the highest compliance level set by the PCI Security Standards Council. PCI data security standards were developed by major credit card companies to create guidelines and set standards for organizations that process credit card payments. The guidelines are intended to prevent credit card fraud, hacking and other security threats. Companies processing, storing and transmitting payment card data must be PCI DSS compliant and compliance must be validated annually by PCI DSS qualified security assessors.

The Optimal Division’s operations are conducted through a data center in Montreal with a backup system in Gatineau. The system is fully redundant, so that in the event of failure in one or more components of its system, a fully independent back up system exists which allows the system to continue to function. Hence, the system is protected against internal failures as well as external failures such as power outages and other potential external difficulties. The system is also scalable, meaning that it can currently handle a substantial increase in transaction load without significant modification or investment. Under the current system the Optimal Division could process approximately four times the number of transactions it currently processes without having to modify the operation or security aspects of its data processing system. Hence, the potential for significant business growth is currently built into Optimal’s system. The Optimal Division also makes its technology available on a “private label” basis to other financial service providers. Other service providers can license the Optimal technology and market it under their own brand. Additional revenue is generated through such licensing arrangements.

The Optimal Division provides four different payment processing options for its merchant clients. Merchants who wish to process large volumes of payments directly on their own website can choose Optimal’s proprietary Application Program Interface (API) which allows them to interact with Optimal’s payment processing system through their own website. Optimal offers the option of a secure payment page for merchants who wish to process transactions online without having a secure website or in-house programming expertise. Optimal also offers batch processing options for merchants who require multiple transaction processing on a periodic (scheduled or unscheduled) basis. For clients without a website, Optimal provides a “virtual terminal” option whereby transactions are entered online by the merchant (generally for mail-order/telephone-order (MOTO) transactions). Merchants need a computer and internet access to use this option but do not need to maintain a website.

Optimal’s system supports multiple payment capabilities including credit card, debit card, e-wallet, Automated Clearing House (ACH), Electronic Funds Transfer (EFT) and cardholder funds transfer, and supports all major brands of credit cards, including Visa, MasterCard, American Express, Discover, Maestro, Switch and Electron. Optimal’s system permits processing in multiple currencies and provides fraud detection and other risk management tools, technical support and online and real time transaction reporting.

Disputes between a customer and a merchant periodically arise as a result of, among other things, consumer dissatisfaction with merchandise quality or merchant services. Such disputes may not always be resolved in the merchant’s favor. If a dispute is not resolved in the merchant’s favor, the transaction is “charged back” to the Optimal Division and the purchase price is refunded to the merchant’s customer. If the Optimal Division is unable to collect the amount charged back from the merchant, it bears the credit risk for the full amount of the transaction. To help mitigate its risk exposure, the Optimal Division retains a percentage of the amounts owed to certain merchants (based on processing dollar volume) generally for a rolling six-month period to cover potential merchant credit losses, which can arise as a result of, among other things, disputes between consumers and merchants or credit card and cheque clearing association fines related to chargeback activity. As a result, the Optimal Division’s acquiring processing suppliers require it to maintain certain amounts with them as reserves. For merchants who use its services, the Optimal Division withholds reserves to help offset its exposure to chargebacks. The reserves are collected and refunded on a rolling basis. As new transactions are processed, the Optimal Division withholds a portion as the reserve, while at the same time refunding previously withheld reserves for which the six-month period has expired.

Industry Overview and Optimal’s Position Within the Industry

Participants in the electronic payments industry can be divided into 4 groups: payment gateways, processors, acquirers and enablers. A payment gateway facilitates a transaction by transferring payment information from a website or other interface to the processor and returns the transaction confirmation back to the website. Processors (or front end processors) provide credit card clearing and settlement services through direct access to payment networks. Acquirers or acquiring banks hold the merchant’s account and ultimately underwrite the merchant, although an acquirer can also be an entity that is certified to sell the acquiring banks merchant accounts and stands in front of the merchant accepting responsibility for the merchant and limiting the risk to the bank. Enablers provide merchants with software or tools that include a component that enables them to process transactions.

The Optimal Division, both indirectly and directly, provide all of the aforementioned services described above. It offers components of the services provided by each of the entities, depending on the merchant client’s needs and availability of other service providers. The Optimal Division is, in this sense, a full service electronic payment solutions provider with the ability to tailor its payment solutions to the specific needs of its individual clients. Merchants deal only with Optimal, are integrated into the payment processing system with Optimal’s services and technology and make payments only to Optimal.

A typical transaction would involve the following:

Authorization Transaction

The merchant initiates authorization transactions through their integration to Optimal
Optimal passes the authorizations to one of its integrated processors
The authorization is then sent out through the card network and the response is returned to the merchant via the Optimal application program interface

Settlement Transaction

At a later time, either automatically or initiated by the merchant, Optimal settles the authorization through the appropriate integrated back-end processor
The processor sends the transaction out through the card network for settlement

Optimal records the settlement and credits the merchant’s Optimal account

Payment To Merchant

Card issuing banks settle funds to the merchant account banks through a clearing network on a regular schedule
Optimal instructs the merchant account banks to settle funds to the merchants as agreed to in the merchant’s processing agreement with Optimal.

Optimal’s Competitive Strengths

In the view of the Company’s management, the Optimal Division has strong proprietary risk management expertise. The Optimal Division’s proprietary risk management expertise helps to reduce the inherently higher level of risk associated with processing credit card and electronic cheque payments received by Internet or telephone. Its proprietary risk management tools and processes are designed to handle a wide variety of transactions, the performance profiles of which vary. These transactions may originate from consumers (authorization and purchase), merchants (settlement and credit) or internal users (query). Most of these transactions are initiated by the consumer because there are comparatively more consumers than there are merchants and merchant transactions relate to previously submitted consumer transactions. With this knowledge, the Optimal Division has developed a unique proprietary transaction processor with an emphasis on the easy handling of customer-submitted authorization and purchase transactions.

The Optimal Division maintains a proprietary transaction processing platform that it can tailor to meet the needs of its customers. The Optimal Division has developed its own proprietary transaction processing technology, which has given it the flexibility to tailor its offerings to the needs of its merchants and internal users. Its network operations center is mission critical, fully redundant and benefits from automated 24/7 network monitoring. Its transaction processing engine includes the ability to acquire merchant accounts, payment gateway, real-time authorization, risk management and fraud protection, as well as back-end reporting tools that help merchants track historical transactions and manage their operations. The Optimal Division’s electronic payment services can be integrated into a merchant’s existing business systems. The Optimal Division has invested significantly in its technology and believes that the barriers to entry to the payment processing industry are high, largely due to the need to establish a substantial volume of processing in order to negotiate competitive pricing with acquiring banks, and particularly in the card-not-present processing industry due to the need to develop the technology and expertise required in order to securely process these types of transactions.

The Optimal Division provides dedicated customer service. The Optimal Division’s internal account management staff is focused on meeting the needs of its merchant customers. Its larger card-not-present customers are assigned an account manager to help ensure that merchants’ expectations are met or exceeded. For card-not-present merchants, Optimal Payments understands the importance of 24/7 uptime, therefore its account managers ensure their availability and timely responses to any merchant inquiries.

Business Strategy

To continue to grow its payment processing business, the Optimal Division’s strategy is to provide merchants with the ability to process a variety of electronic transactions, including card-not-present credit and debit transactions. Although it will offer a wide variety of electronic transaction solutions, the

Optimal Division will focus its efforts and strategy on marketing and selling its card-not-present transaction processing service. Key elements of the Optimal Division’s business strategy include:

  further enhancing its risk management capabilities and solutions for its merchant customers;
  expanding its merchant customer base;
  expanding the currency options available in its solutions;
  expanding the geographical availability of its solutions into new territories; and
  further enhancing of the featured sets within Optimal’s proprietary technology.

Customers

The Optimal Division provides services to over 2,500 merchants, ranging from small to large processing volumes.

Suppliers

The Optimal Division’s key suppliers are its transaction processing suppliers, which are primarily financial institutions that are members of the Visa and MasterCard card associations and cheque clearing associations, such as the National Automated Clearing House Association. These relationships provide Optimal Division with the ability to connect to the various payment networks and enable it to process various types of transactions in different geographic regions. The Optimal Division is also dependent on technology suppliers, including software suppliers such as Oracle and Sun Microsystems, and on bandwidth providers.

Sales and Marketing

The Optimal Division’s sales efforts are conducted through direct sales, independent sales agents and strategic partnerships. The Optimal Division employs an in-house sales force whose focus is to sell its full range of services directly to merchants. Independent sales agents refer merchants to the Optimal Division in return for a commission based on the processing volume from the referred merchant. Strategic partners include software vendors, web hosting facilities and payment providers who can potentially introduce Optimal to multiple merchant clients. Optimal also attempts to align itself with competitors who do not offer a full range of payment solutions and who will consequently refer clients to Optimal for services which those competitors do not provide.

The Optimal Division generates revenues primarily from fees charged to merchants for payment processing services. Fees charged to merchants typically include a discount rate based upon a percentage of the dollar amounts processed, and a variety of fixed transaction fees. Merchant fees are based upon the merchant’s transaction volume and risk profile. Revenue is recognized at the time the transaction is performed.

Research and Development

The Optimal Division recognizes the importance of having access to leading technology in order to be able to develop advanced services for its customers, independent sales agents and for its own internal use. To this end, the Optimal Division maintains a team of development engineers, quality assurance professionals and technical code writers. As of December 31, 2007, approximately 24 employees were engaged in such activities.

Government Regulation

As electronic commerce in general and most of the card-not-present services that the Optimal Division offers are relatively new developments, the manner in which existing state, provincial, federal and foreign government regulations may be applied is uncertain and difficult to predict. Due to the relatively recent development of online gaming, there are few laws or regulations that deal directly with online gaming payment processing and there is uncertainty as to the legal status of online gaming. While some jurisdictions have adopted or are in the process of reviewing legislation to regulate online gaming, other jurisdictions have enacted or propose to enact legislation intended to restrict or prohibit online gaming.

On October 13, 2006, the United States Unlawful Internet Gambling Enforcement Act of 2006 (the “Act”) was enacted. The Act prohibits any person engaged in the business of betting or wagering from knowingly accepting payments related to unlawful bets or wagers transmitted over the internet. The Act instructs the U.S. Treasury Department and Federal Reserve to impose new obligations upon financial institutions and other payment processors to establish procedures designed to block online gaming-related financial transactions. It also expressly requires internet bets and wagers to comply with the law of the jurisdiction where the wagers are initiated and received. Upon the passage of the Act, the Optimal Division’s then majority-owned subsidiary FireOne Group plc ceased processing settlement transactions originating from United States customers that may be viewed as related to online gaming.

Card One has not assumed any liability as a result of subsequent investigations relating to the U.S. internet gambling industry. Liabilities of this nature were retained by the Optimal Group Inc. under the terms of the Optimal Acquisition.

Employees

As of September 30, 2008, the Optimal Division employed approximately 80 full time employees. Its employees are not represented by any collective bargaining unit and it has never experienced a work stoppage.

Selected Consolidated Financial Information and Management's Discussion and Analysis For Card One

The following discussion of the operating results and financial position of the Company should be read in conjunction with the audited financial statements of the Company (and the related notes) for the years ended September 30, 2007, 2006 and 2005 and the unaudited interim financial statements of the Company for the 9 months ended June 30, 2008, included elsewhere in this Filing Statement. Unless otherwise noted, all figures are stated in Canadian dollars.

Annual Information

(Canadian $)	Year Ended September 30, 2007(1)	Year Ended September 30, 2006	Year Ended September 30, 2005
Net sales or total revenues	1,757,450	1,745,631	480,183
Income from continuing operations(2)	(2,208,526)	(4,540,903)	(1,291,117)
Net income or loss, in total.	(2,847,178)	(7,500,620)	(2,716,117)
Total assets	1,076,857	4,430,890	1,870,183
Total long term financial liabilities

	Nil	Nil	352,093
Cash dividends declared	Nil	Nil	Nil

(1) These figures were converted from the US dollar figures contained in the Company’s financial statements for September 30, 2007. Balance sheet numbers, except shareholders' equity, were converted using a conversion rate of US$1.00 for each CDN$0.9949. Shareholders' equity was converted at a historical rate and income statement numbers were converted at an average of US$1.00 for each CDN$1.1134.
(2) Income from continuing operations is a non-GAAP measure not prescribed by GAAP and is therefore unlikely to be comparable to similar measures presented by other issuers. Income from continuing operations reconciles to the GAAP financial statements as follows: GAAP net loss plus write down of loan receivables, loss on loans and write down of capital assets.

Quarterly Information

The Company is not a reporting issuer. Accordingly, the Company was not required to prepare quarterly financial statements for any period prior to the date of this Filing Statement.

Management's Discussion and Analysis

Nine month period ended June 30, 2008 and June 30, 2007

This Management Discussion and Analysis (“MD&A”) of the Company provides analysis of the Company’s financial results for the nine month period ended June 30, 2008 and June 30, 2007. The following information should be read in conjunction with the accompanying unaudited interim financial statements. All financial information in this MD&A is prepared in accordance with Canadian generally accepted accounting principles.

The Company’s revenue is principally fee-based, including fees for the issuance of new cards, transaction fees for the usage of the cards, and monthly maintenance fees. During the nine months ended June 30, 2008, gross revenue of $598,438, of which $531,247 was attributable to card set-up fees deferred from previous year. As of June 30, 2007, gross revenue was $1,101,273, consisting mainly of sale of cards, transaction fees and set-up fees. During the nine months ended June 30, 2008, gross profit was $274,314 (46% of revenue), as compared to gross profit of $490,107 (45% of revenue) of June 30, 2007. The Company expects improvement in the gross margin as the Company is in the process of finalizing new sales agreements.

The net loss for the nine months ended June 30, 2008 was $1,534,671, as compared to that of $2,580,577 in the comparable period in 2007. The Company remains dependent on outside sources of funds until it can improve sales to the breakeven level. Details on major expenses are given below.

General and Administration expense for the nine months ended June 30, 2008 were $1,808,985, $1,261,699 lower than that of the same period ended June 30, 2007. Payroll related expenses of $501,778 for the period ended June 30, 2008 was lower by $1,043,455 compared to the same for the period ended June 30, 2007, resulting from transitional savings of senior executives’ salaries and related expenses. Professional fees of $577,300 ($779,838 – 2007) were mainly attributable to consulting and legal expenses. IT related expenses of $180,838 ($139,901 – 2007) included software and hardware maintenance, mainly server maintenance. Depreciation expenses for the period ended June 30, 2008 were $194,920, an increase of $15,837 compared to the period ended June 30, 2007 and this increase was mainly resulting from the provision of full year depreciation expense for computer hardware and software additions during latter part of 2007 year end.

As of June 30, 2008, the Company had a cash position of $1,024,809. A bridge loan was received during this period in the amount of $1,448,670, including accrued interest, at June 30, 2008. During the same period company eliminated 1,935,608 shares ($466,402) against the outstanding share capital. The Company also raised $2,082,110 (net of commissions) by issuing the Special Warrants. Since June 30, 2008, the Company issued 4,470,000 special warrants and raised $2,235,000 in additional funds. The details of this financing, along with any additional funds, will be reflected in the year end statements.

Years ended September 30, 2007, 2006 and 2005

General

This MD&A of the Company provides analysis of the Company’s financial results for the years ended September 30, 2007, 2006 and 2005. The following information should be read in conjunction with the accompanying audited financial statements and related notes. All financial information in this MD&A is prepared in accordance with Canadian generally accepted accounting principles applied on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

Overall Performance and Results of Operations

For the purposes of this MD&A, as the Company’s financial statements for September 30, 2007 are stated in US dollars. Balance sheet numbers, except shareholders’ equity, were converted using a conversion rate of US$1.00 for each CDN$0.9949. Shareholders’ equity was converted at a historical rate and income statement numbers were converted at an average of US$1.00 for each CDN$1.1134.

During the year ended September 30, 2007, the Company had a net comprehensive loss of $2,847,178 (US$2,557,192) compared to $7,500,620 and $2,716,117 for years ended September 30, 2006 and 2005 respectively. Gross margin was at $1,013,356 (US$910,145) compared $467,740 and $255,207 for years ended 2006 and 2005 respectively. Total operating expenses were at $3,903,434 (US$3,529,302) compared to $4,985,241 and $1,484,479 for years ended September 30, 2006 and 2005 respectively. The Company’s revenue is principally fee-based, including fees for the issuance of new cards, transaction fees for usage of the cards, and monthly maintenance fees. The Company started processing debit card transactions in January 2005 through a British Columbia-based credit union. In September 2006 that credit union was required to suspend their prepaid operations, resulting in a wind-down of Card One’s source of revenues. The Company has since established new and more stable issuer and processor relationships globally and is currently in re-launch phase of existing clients and contracts. The Company, as it is in the early stage of operations, has been dependant on outside sources of funds and raised net proceeds of $629,901 (US$578,689) in equity financing by issuing 2,980,000 common shares. The Company also issued 4,330,000 warrants during the year ending September 30, 2007. The value allocated to these warrants was $187,720 (US$168,298).

The Company has capital losses of approximately US$2.849 million which can be used to reduce future capital gains and carried forward indefinitely. The Company also has non-capital losses of approximately US$7.691 million which can be used to reduce future years’ taxable income, expiring during the years 2015 to 2028.

During the 12 months ended September 30, 2007, total revenue of $1,757,450 (US$1,578,453) ($1,745,631– 2006, $480,183 - 2005) consisted of sale of cards, transaction fees and set-up fees. Transaction processing and cost of cards purchased was at $744,094 (US$668,308) ($1,277,891 – 2006, $224,976 - 2005), resulting in a gross margin of $1,013,356 (US$910,145) ($467,740 – 2006, $ 255,207 -2005 ) or approximately 58% (27% - 2006, 53% - 2005) of gross revenue. Deferred revenue at September 30, 2007 was at $590,709 (US$593,797) ($1,111,002 – 2006, $ 832,500 - 2005). The Company expects further improvement in total revenue as well as gross margin as it increases number of merchant sales agreements for card programs and establishes more issuer and processor relationships around the world to support the launch of those agreements.

Total expenses for the year ended September 30, 2007 were $3,821,881 (US$3,432,622) compared to $7,968,360 and $2,971,324 for the years ended September 30, 2006 and 2005, respectively. The Company has kept all expenses under control which has resulted in improvements in cash flow from operating activities. The largest expense category was payroll related which constituted 51% of total expenses. The second largest expense category was professional fees which constituted 23% of total expenses. Professional fees are mainly related to consulting and legal expenses.

Liquidity

As of September 30, 2007, the Company had a cash position of $481,388 (US$483,904) vs. $3,463,167 –2006, and $1,131,275 – 2005. Working capital deficit of $398,374 (US$400,456) vs. on hand of $1,612,158 – 2006, and $877,755 - 2005. Liquidity continues to be provided by issuance of new capital. The Company is confident of transitioning into regular revenue generation and expects improvement in total revenue as well as gross margin as it increases number of merchant sales agreements for card programs and executes against the current contracts.

Capital Resources

The Company will continue to require funds from outside sources and, as a result, will have to continue to rely on equity and/or debt financing. There can be no assurance that financing, whether debt or equity, will always be available to the Company in the amount required at any particular time or for any particular period or, if available, that it can be obtained on terms satisfactory to the Company. The Company does not have any commitments for material capital expenditures over either the near or long term and none are presently contemplated other than normal operating requirements.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements to which the Company is committed.

Transactions with Related Parties

Transactions with related parties are in the normal course of operations and are measured at the exchange value, which approximate the arm’s length equivalent value. During the year ended September 30, 2007, the Company had no dealings with related parties.

Third Quarter

Third quarter results do not differ significantly from other quarters.

Critical Accounting Estimates

The preparation of financial statements requires the Company to estimate the effect of various matters that are inherently uncertain as of the date of the financial statements. Each of these required estimates varies in regard to the level of judgment involved and its potential impact on the Company’s reported financial results. Estimates are deemed critical when a different estimate could have reasonably been used or where changes in the estimate are reasonably likely to occur from period to period, and would materially impact the Company’s financial condition, changes in financial condition or results of operations. The Company’s significant accounting policies are discussed in the Notes to Financial

Statements for the 12 months ended September 30, 2007. Critical estimates, inherent in these accounting policies are discussed in those Notes.

Changes in Accounting Policies including Initial Adoption

There have not been any changes to the Company’s accounting policies and the Company has not initially adopted any accounting policy in the year ended September 30, 2007. The Company’s financial statements have been prepared in accordance with Canadian generally accepted accounting principles applied on a going concern basis assuming that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

Financial Instruments and Other Instruments

The Company’s financial instruments consist of cash, receivables and accounts payable and accrued liabilities. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments and also the fair value of these financial instruments approximates their carrying values.

Risk Management

The Company may incur additional operation losses and negative cash flows in the future, and failure to generate revenue, raise additional capital or reduce spending could adversely affect the Company’s abilities to achieve its intended business objective.

Credit Risk

Credit risk arises from the potential that a counterparty will fail to perform its obligations. The Company is not exposed to credit risk from customers.

Currency Risk

The Company is not exposed to any significant currency risk as a result of purchases of materials from foreign suppliers.

Fair Value

The Company’s financial instruments consist of cash, receivables and accounts payable and accrued liabilities. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments and also the fair value of these financial instruments approximates their carrying values.

Selected Consolidated Financial Information and Management's
Discussion and Analysis For The Optimal Division

The following discussion of the operating results and financial position of the Optimal Division should be read in conjunction with the audited financial statements of the Optimal Division (and the related notes) for the years ended December 31, 2007, 2006 and 2005 and the unaudited interim financial statements of the Optimal Division for the 6 months ended June 30, 2008, included elsewhere in this Filing Statement.

Annual Information

(US$)	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Net sales or total revenues	$36,205,000	$107,842,000	$96,457,000
Income from continuing operations(1)	($414,000)	$37,396,000	$25,902,000
Net income or loss, in total.	($1,350,000)	$25,179,000	$16,778,000
Total assets	$46,238,000	$71,297,000	$N/A
Total long term financial liabilities	N/A	N/A	N/A
Cash dividends declared	Nil	Nil	Nil

(1) Income from continuing operations is a non-GAAP measure not prescribed by GAAP and is therefore unlikely to be comparable to similar measures presented by other issuers. Income from continuing operations reconciles to the GAAP financial statements as follows: GAAP net loss plus write down of loan receivables, loss on loans and write down of capital assets.

Quarterly Information

The Company is not a reporting issuer. Accordingly, the Company was not required to prepare quarterly financial statements for any period prior to the date of this Filing Statement.

Management’s Discussion & Analysis

The following discussion of the financial condition and results of operations of the Optimal Division’s business describes its industry, vision and strategy, seasonality and trends within its business environment, and the critical accounting policies of its business that will help readers understand the Optimal Division’s carve-out financial statements contained in this Filing Statement, the principal factors affecting the Optimal Division’s results of operations, and its liquidity and capital resources. This discussion should be read in conjunction with the Optimal Division’s carve-out financial statements contained in this Filing Statement. All dollar amounts are expressed in United States dollars and, other than those expressed in millions of dollars, have been rounded to the nearest thousand. The Optimal Division’s carve-out financial statements were prepared in accordance with Canadian GAAP.

Overview

The Optimal Division processes credit card payments for small and medium-sized Internet businesses, mail-order/telephone-order (MOTO) merchants, and processes electronic cheques and direct debits online and by telephone. The Optimal Division’s business segment comprised of a carve-out of Optimal Payments Inc, Optimal Payments Corp, Optimal Payments Limited, and Optimal Payments (Ireland) Limited.

Industry Segment

The Optimal Division provides technology and services that businesses require to accept credit card, electronic cheque and direct debit payments. The Optimal Division processes credit card payments for card-not-present transactions, including Internet businesses, and mail-order/telephone-order (MOTO) merchants. The Optimal Division also processes cheques and direct debits online and by telephone.

The Optimal Division generates revenues primarily from fees charged to merchants for processing services. Fees charged to merchants typically include a discount rate, based upon a percentage of the dollar amounts processed, and a variety of fixed transaction fees. Merchant fees charged are based upon the merchant’s transaction volume and risk profile. Other fees are derived from a variety of fixed transaction fees, including fees for monthly minimum charge volume requirements, statement fees, annual fees and fees for other miscellaneous items, such as handling chargebacks. Revenue is recognized primarily at the time the transaction is performed.

Disputes between a customer and a merchant periodically arise as a result of, among other things, consumer dissatisfaction with merchandise quality or merchant services. Such disputes may not always be resolved in the merchant’s favor. If a dispute is not resolved in the merchant’s favor, the transaction is charged back to the Optimal Division and the purchase price is refunded to the merchant’s customer. If the Optimal Division is unable to collect the amount charged back from the merchant, it bears the credit risk for the full amount of the transaction. As a result, the Optimal Division’s acquiring processing suppliers require it to maintain certain amounts with them as reserves. Amounts withheld from the Optimal Division by its acquiring processing suppliers as reserves are included as current assets on its balance sheet under “held as reserves”. The Optimal Division retains a percentage of amounts owed to certain merchants based on processing dollar volume, typically for a six-month period, to absorb potential losses arising as a result of, among other things, disputes between consumers and merchants or credit card or cheque clearing association fines related to chargeback activity. These reserves comprise specifically identifiable reserves for merchant transactions for which losses can be estimated and an estimate of loss in the remaining portfolio based on experience. The aggregate amount withheld is referred to as “held as reserves” and the amount that the Optimal Division must eventually pay its customers in respect of remaining reserves is recorded under the line item “Customer reserves and security deposits” on the balance sheet contained in our carve-out financial statements.

Significant Developments in 2007

Following announcements by the U.S. Attorney’s Office in the Southern District of New York relating to its investigation of the U.S. Internet gambling industry, the Optimal Division announced on May 8, 2007 that it had initiated discussions with the U.S. Attorney’s Office in the Southern District of New York and is in the process of responding to a voluntary request for information issued by the U.S. Attorney’s Office. In connection with such ongoing investigation, the Optimal Division announced on May 11, 2007 that it had received a copy of warrants of seizure issued by the U.S. Attorney’s Office against funds of certain payment processors that were on deposit with two U.S. banks. These funds included $19.2 million that were on deposit to the credit of affiliates of the Optimal Division. The total amount seized of $19.2 million is presented as long-term restricted cash on the carve-out balance sheets. The Optimal Division has not recorded any provision for this matter in our carve-out financial statements because the outcome of these discussions and the amount of loss, if any, is not determinable.

Card One has not assumed any liability with regard to the seized funds as the liability remains with the Optimal Group Inc. and was not acquired by Card One under the terms of the Optimal Acquisition.

Seasonality

Revenue derived from the Optimal Division’s business segment is currently not subject to seasonality.

Critical Accounting Policies and Estimates

The Optimal Division’s carve-out financial statements have been prepared in accordance with Canadian GAAP, which requires the Optimal Division to make numerous estimates and assumptions. Financial results as determined by actual events could differ from those estimates and assumptions, and therefore affect reported results of operations and financial position. Significant accounting policies are more fully described in note 4 of the notes to the Optimal Division audited carve-out financial statements. The critical accounting policies described here are those that are most important to the depiction of the Optimal Division’s financial condition and results of operations. The preparation of financial statements also involves significant management judgment in making estimates about the effect of matters that are inherently uncertain. While best estimates have been used for reporting financial statement items subject to measurement uncertainty, management considers that it is possible, based on existing knowledge, that changes in future conditions in the near term could affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities. “Near term” is considered to be within one year from the date of the financial statements.

Stock-based Compensation

The Optimal Division uses the fair value-based method to account for stock-based compensation and other stock-based payments, such as stock options and restricted share units. Under the fair value-based method, compensation cost is measured at fair value at the date of grant and is expensed over the award’s vesting period. The fair value of stock options granted is determined at the date of grant using the Black-Scholes option pricing model, which requires certain assumptions, including future stock price volatility, risk-free interest rates, and expected time to exercise. Changes to any of these assumptions, or the use of a different option pricing model, would result in different fair values for stock-based compensation.

Reserve for Losses on Merchant Accounts

When a consumer pays a merchant for goods or services online and the consumer subsequently disputes the online transaction, the amount of the disputed item gets charged back to the merchant and the credit card or clearing bank association may levy a fee against it. In addition, if a merchant’s chargeback rate becomes excessive, the associations can also require it to pay fines. If the credit card or clearing bank association is unable to collect from the merchant the amount charged back and the amount of such fines, the Optimal Division would be responsible to remit these amounts to the association. In turn, the Optimal Division attempts to recover such amounts from the merchant. However, it may not always be successful in doing so, for reasons which could include merchant insolvency. The Optimal Division evaluates the risk associated with merchants and consumers and estimates loss based primarily on historical experience and other relevant factors. Loss reserves comprise specifically identifiable reserves for merchant transactions for which losses can be estimated and an estimate of loss in the remaining portfolio based on experience.

Income Taxes

The Optimal Division provides for income taxes using the asset and liability method of tax allocation. Under this method, future income tax assets and liabilities are determined based on deductible or taxable temporary differences between financial statement values and tax values of assets and liabilities using substantively enacted income tax rates expected to be in effect for the year in which the differences are expected to reverse.

The Optimal Division’s income tax provision and related income tax assets and liabilities are calculated based on actual income in the Canadian jurisdiction in which it operates. Significant judgment is required in interpreting tax regulations in the jurisdictions. Actual results could differ materially from those judgments, and changes in judgments could materially affect the carve-out financial statements.

Revenue Recognition

Payment service revenues are generated from fees charged to merchants for payment processing services. Merchants are charged a discount fee or rate, which is based upon the merchant’s monthly charge volume and risk profile, and this fee is calculated as a percentage of the dollar amount of each transaction. Other payment service revenues are derived from a variety of fixed transaction or services fees, including fees for monthly minimum charge volume requirements, statement fees, annual fees and fees for other miscellaneous services, such as handling chargebacks. Consumers who utilized the electronic wallet were charged a fixed transaction fee for each deposit made to their account. Discount and other fees related to payment transactions are recognized at the time the merchant’s transactions are processed. Revenues derived from service fees are recognized at the time the service is performed.

Contingent liabilities

The Optimal Division’s former gaming payment processing services segment derived a substantial portion of its revenue prior to October 13, 2006 from processing transactions from U.S.-based gaming. Therefore, the Optimal Division may be exposed to adverse consequences as a result of enforcement proceedings, governmental investigations or lawsuits initiated against the Optimal Division in jurisdictions where gaming is or becomes restricted or prohibited. Following announcements by the U.S. Attorney’s Office in the Southern District of New York relating to its investigation of the U.S. Internet gambling industry, the Optimal Division announced on May 8, 2007 that it had initiated discussions with the U.S. Attorney’s Office in the Southern District of New York and is in the process of responding to a voluntary request for information issued by the U.S. Attorney’s Office. In connection with the ongoing investigation, the Optimal Division announced on May 11, 2007 that it had received a copy of warrants of seizure issued by the U.S. Attorney’s Office against funds of certain payment processors that were on deposit with two U.S. banks. These funds included $19.2 million on deposit to the credit of its affiliates. The total amount seized of $19.2 million is presented as restricted cash on the carve-out balance sheets (the “Seized Assets”). The Optimal Division has not recorded any provision for this matter because the outcome of these discussions and the amount of loss, if any, are not determinable.

Notwithstanding the foregoing, Card One has not assumed any liability with regard to the Seized Assets as the liability remains with the Optimal Group Inc. and was not acquired by Card One under the terms of the Optimal Acquisition.

The Optimal Division is also party to litigation arising in the normal course of operations. The results of legal proceedings cannot be predicted with certainty. Should the Optimal Division fail to prevail in any of these legal matters or should several legal matters be resolved against the Optimal Division in the same reporting period, the carve-out operating results of a particular reporting period could be materially adversely affected. While best estimates have been used for reporting financial statement items subject to measurement uncertainty, management considers that it is possible that changes in future conditions in the near term could require a material change in the recognized amounts of certain assets and liabilities. “Near term” is considered to be within one year from the date of the financial statements.

Recent Accounting Pronouncements

(a)	New Accounting Policies

The following accounting standards have recently been issued by the Canadian Institute of Chartered Accountants (CICA) that are relevant to our business.

Capital Disclosures

On January 1, 2008 the Optimal Division adopted Section 1535, Capital Disclosures, which established guidelines for disclosure of both qualitative and quantitative information that enables users of financial statements to evaluate the entity’s objectives, policies and processes for managing capital. This new standard relates to disclosure only and did not impact the Optimal Division’s carve-out financial results.

Financial Instruments

On January 1, 2008 the Optimal Division adopted Section 3862, Financial Instruments -Disclosure, which describes the required disclosure for the assessment of the significance of financial instruments for an entity’s financial position and performance and of the nature and extent of risk arising from financial instruments to which the entity is exposed and how the entity manages those risks. In addition the Optimal Division adopted Section 3863, Financial Instruments – Presentation, which establishes standards for presentation of financial instruments and non-financial derivatives. It carries forward the presentation related requirements of Section 3861, Financial Instruments - Disclosure and Presentation. These new standards relate to disclosure only and did not impact the Optimal Division’s carve-out financial results.

Financial Instruments

Effective January 1, 2007, the Optimal Division adopted the Canadian Institute of Chartered Accountants (CICA) Handbook Section 1530, Comprehensive Income, CICA Handbook Section 3251, Equity, CICA Handbook Section 3855, Financial Instruments – Recognition and Measurement, CICA Handbook Section 3861, Financial Instruments – Disclosure and Presentation, and CICA Handbook Section 3865, Hedges. Sections 3855, 3861 and 3865 provide comprehensive requirements for the recognition and measurement of financial instruments, as well as standards on when and how hedge accounting may be applied. Handbook Section 3251 establishes standards for the presentation of equity and change in equity during the reporting period and requires us to present separately equity components and changes in equity arising from (i) net earnings; (ii) other comprehensive income; (iii) other changes in retained earnings; (iv) changes in contributed surplus and (v) changes in share capital. Handbook Section 1530 also establishes standards for reporting and displaying comprehensive income. Comprehensive income is defined as the change in equity from transactions and other events from non-owner sources. Other comprehensive income refers to items recognized in comprehensive income but that are excluded from net income calculated in accordance with generally accepted accounting principles (GAAP).

Under these new standards, all financial instruments are classified into one of the following five categories: held-for-trading, held-to-maturity investments, loans and receivables, available-for-sale financial assets or other financial liabilities. Upon initial recognition, all financial assets and liabilities are recognized at fair value. Subsequent to initial recognition, all financial instruments, including derivatives, are included in the carve-out balance sheets and are measured at fair market value with the exception of loans and receivables, held-to-maturity investments and other financial liabilities, which will be measured at amortized cost. Subsequent measurement and recognition of changes in fair value of financial instruments depend on their initial classification. Held-for-trading financial investments are measured at fair value and all gains and losses are included in net income in the period in which they arise. Available-for-sale financial instruments are measured at fair value with revaluation gains and losses included in other comprehensive income until the asset is removed from the balance sheet.

The standards require derivative instruments to be recorded as either assets or liabilities measured at their fair value unless exempted from derivative treatment as a normal purchase and sale. Certain derivatives embedded in other contracts must also be measured at fair value. All changes in the fair value of derivatives are recognized in earnings unless specific hedge criteria are met, which requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. We chose to review all contracts in place on January 1, 2007 that were entered into after January 1, 2003, for any embedded derivatives needed to be accounted for separately at fair value from the base contract and accounted for at fair value.

As a result of the adoption of these standards, the Optimal Division has classified its cash as held for trading, and cash and short-term investments held as reserves and restricted cash as available for sale. The Optimal Division has classified its accounts and notes receivables, settlement assets and notes receivables as loans and receivables, and accounts payable and accrued liabilities, and customer reserves and security deposits as other financial liabilities, all of which are measured at amortized cost. The adoption of these standards had no impact on the carve-out financial statements.

(b)	Future Accounting Pronouncements

The following accounting pronouncements have recently been issued by the Canadian Institute of Chartered Accountants (CICA) that may be relevant to our business.

Goodwill and intangible assets

In February 2008, the CICA issued Section 3064, Goodwill and Intangible Assets, which will replace Section 3062, Goodwill and Other Intangible Assets and Section 3450, Research and Development Costs. The standard provides guidance on the recognition of intangible assets in accordance with the definition of an asset and the criteria for asset recognition, as well as clarifying the application of the concept of matching revenues and expenses, whether these assets are separately acquired or internally developed. This standard applies to interim and annual financial statements relating to fiscal years beginning on or after October 1, 2008. The Optimal Division expects that the adoption of this standard will not have a significant impact on our carve-out financial results.

International Financial Reporting Standards

In 2005, the Accounting Standards Board of Canada announced that accounting standards in Canada are to converge with IFRS. In February 2008, the CICA confirmed the change-over date from current Canadian GAAP to IFRS to be January 1, 2011. While IFRS uses a conceptual framework similar to Canadian GAAP, there are significant differences in accounting policies which must be addressed. The Optimal Division has not yet fully assessed the future impact of these new standards on our carve-out financial statements.

Six Month Period Ended June 30, 2008 and June 30, 2007

Financial Condition

As at June 30, 2008, cash, cash and short-term investments held as reserves, and settlement assets totalled $19.2 million (including $7.6 million held as reserves), compared to $21.3 million as at December 31, 2007 (including $8.6 million held as reserves). The decrease in cash and short-term investments is primarily due to the reduction of customer reserves and security deposits. As described above, a significant portion of cash and short-term investments have a corresponding liability as these cash amounts are derived from reserves and security deposits which are due to customers (see “Industry Segment”). As at June 30, 2008 and December 31, 2007, cash, short-term investments and settlement assets positions, net customer reserves and security deposits, were as follows:

	June 30,	December
	2008	31, 2007
(U.S. dollars, in thousands)

Cash	$10,592	$9,901
Cash held as reserves	5,768	6,869
Short-term investments held as reserves	1,795	1,710
Settlement assets	1,078	2,843
	19,233	21,323
Less:
Customer reserves and security deposits	(19,233)	(21,323)

Net	$-	$-

The Optimal Division’s portfolio of liquid and investment grade short-term investments consists of U.S. denominated discounted and undiscounted notes and bonds.

Short-term liabilities exceeded short-term assets (excluding cash and short-term investments held as reserves) by $13.2 million as at June 30, 2008, as compared to $17.1 million at December 31, 2007. This decrease is due primarily to the decrease in customer reserve and security deposits.

Accounts receivable as at June 30, 2008 were $2.6 million compared to $1.6 million at December 31, 2007. The decrease of $1 million resulted primarily from the timing of collections.

Customer reserves and security deposits as at June 30, 2008 were $19.2 million compared to $21.3 million as at December 31, 2007. This decrease is due mainly to a reduction in transaction processing volume.

Results of Operations

Six-month period ended June 30, 2008 compared to the six-month period ended June 30, 2007

Revenues increased by $0.1 million, from $19.4 million for the six-month period ended June 30, 2007 to $19.5 million for the six-month period ended June 30, 2008. The increase is nominal.

Transaction processing costs decreased by $1.7 million, from $10.7 million for the six-month period ended June 30, 2007 to $9.0 million for the six-month period ended June 30, 2008. The decrease in transaction processing costs was due primarily to different mix of processors that charge lower transaction fees.

Selling, general and administrative expenses increased by $3.3 million, from $5.1 million for the six-month period ended June 30, 2007 to $8.4 million for the six-month period ended June 30, 2008. The increase in selling, general and administrative expenses resulted primarily from bad debt expense pertaining to loss reserves on merchant accounts which comprise specifically of identifiable reserves for merchant transactions for which losses can be estimated and an estimate of loss in the remaining portfolio based on experience. Moreover, the June, 2007 six month period contained a bad debt reversal of $1.6 million pertaining to the $3.0 million settlement reached with Republic Bank regarding the outstanding claim against them.

The stock-based compensation pertaining to selling, general and administrative expense is attributable to the accounting for the fair value of stock options and restricted share units granted. Stock-based compensation expense for the six-month period ended June 30, 2008 decreased by $3.9 million, from $3.9 million for the six-month period ended June 30, 2007 to nil for the six-month period ended June 30, 2008. As a result of the acquisition by Optimal Acquisition Inc of all of the issued and outstanding ordinary shares of OPIL held by non-controlling shareholders in February 2007, all of the unvested restricted share units became exercisable and the remaining unamortized compensation cost of $3.9 million was recognized in 2007. No new options were granted in 2008.

Research and development expenses decreased by $0.2 million, from $1.5 million for the six-month period ended June 30, 2007 to $1.3 million for the six-month period ended June 30, 2008. Research and development expenses are comprised primarily of personnel-related expenditures associated with the development of new solutions and the enhancement of existing offerings.

Amortization of property and equipment decreased by $0.3 million, from $0.6 million for the six-month period ended June 30, 2007 to $0.3 million for the six-month period ended June 30, 2008, principally due to disposals of capital assets, mainly computer software, during the period.

The provision for income taxes was $0.2 million for the six-month period ended June 30, 2008 compared to $0.5 million for the six-month period ended June 30, 2007. The fluctuation is primarily due to the non-deductible stock-based compensation expense for tax purposes, incurred during the six-month period ended June 30, 2007.

With respect to future income tax assets, as at June 30, 2008 they are comprised mainly of timing differences of tax and accounting depreciation.

Net earnings for the six-month period ended June 30, 2008 was $0.3 million, compared to a net loss of $0.2 million for the six-month period ended June 30, 2007.

Earnings before interest, tax, depreciation and amortization (EBITDA) was $0.5 million for the six-month period ended June 30, 2008 compared to EBITDA of $2.5 million the six-month period ended June 30, 2007.

A reconciliation of this non-GAAP financial information is presented in the table below. The Optimal Division uses non-GAAP measures to assess its operating performance. Securities regulations require that companies caution readers that earning and other measures adjusted to a basis other than GAAP do not have standardized meanings and are unlikely to be comparable to similar measures used by other companies. Accordingly, they should not be considered in isolation. The Optimal Division uses EBITDA to measure its performance from one period to the next without the variation caused by certain adjustments that could potentially distort the analysis of trends in our operating performance, and because management believes it provides meaningful information on the Optimal Division’s financial condition and operating results.

EBITDA, as the Optimal Division uses it, is calculated as earnings before investment income, taxes and depreciation and amortization and excludes the impacts of impairment loss, non-controlling interest, stock-based compensation and discontinued operations. Management believes it is useful to exclude these items as they are either non-cash expenses, items that cannot be influenced by management in the short term, or items that do not impact core operating performance. Excluding these items does not imply they are necessarily non-recurring.

Reconciliation of Non-GAAP Financial Information
(expressed in thousands of U.S. dollars)

	Six months ended
	June 30,
	2008	2007
	Unaudited	Unaudited

Net earnings (loss)	$329	$(156)

Add (deduct):
Amortization of intangible assets	35	25
Amortization of property and equipment	320	559
Stock-based compensation	-	3,911
Investment income	(387)	(2,313)
Income tax provision	190	497

EBITDA	$487	2,523

Liquidity and Capital Resources

As at June 30, 2008, cash, cash and short-term investments held as reserves, and settlement assets totalled $19.2 million (including $7.6 million held as reserves), compared to $21.3 million as at December 31, 2007 (including $8.6 million held as reserves). The decrease in cash and short-term investments is primarily due to the reduction of customer reserves and security deposits. As described above, a significant portion of cash and short-term investments have a corresponding liability as these cash amounts are derived from reserves and security deposits which are due to customers (see “Industry Segment”). Settlement assets result from timing differences in the settlement process. Settlement assets are typically funded to us within days from the transaction processing date.

As at December 31, 2007, cash, short-term investments and settlement assets positions, net customer reserves and security deposits, totalled to nil (see “Financial Condition” above).

Operating activities used $1.5 million of cash in the six-month period ended June 30, 2008, as compared to $54.4 million for the six-month period ended June 30, 2007. This change is due mainly to a reduction in cash payments made regarding customer reserves and security deposits. In 2007, the Optimal Division paid out a significant amount of these reserves as a result of the cessation of the U.S. based gaming portion of the payment processing segment. Card One has not assumed any liability as a result of investigations relating to the U.S. internet gambling industry. Liabilities of this nature were retained by the Optimal Group Inc. under the terms of the Optimal Acquisition.

Financing activities generated $2.0 million of cash in the six-month period ended June 30, 2008, as compared to $21.9 million for the six-month period ended June 30, 2007, which was mainly comprised of divisional receipts.

Investing activities generated $0.3 million of cash in the six-month period ended June 30, 2008, as compared to $0.2 million of cash for the six-month period ended June 30, 2007. The increase in cash is primarily attributable to repayments of notes receivables received during the period ended June 30, 2008.

Management believes that the Optimal Division’s cash and short-term investments will be adequate to meet its needs for at least the next 12 months.

The Optimal Division has no financial obligations of significance, including any off-balance sheet arrangements, other than long-term lease commitments for its premises in the United States and Canada.

Years ended December 31, 2007, 2006 and 2005

Financial Condition

As at December 31, 2007, cash, cash and short-term investments held as reserves, and settlement assets totaled $21.3 million (including $8.6 million held as reserves), compared to $61.9 million as at December 31, 2006 (including $22.1 million held as reserves). The decrease in cash and short-term investments is primarily due to the reduction of customer reserves, the seizure of cash by the U.S. Attorney’s Office in connection with its ongoing investigation of the U.S. Internet gambling industry (see “Significant Developments in 2007”) presented as long-term restricted cash on the carve-out balance sheets, a decrease in cash generated from operations, and the purchase of capital assets. As described above, a significant portion of cash and short-term investments have a corresponding liability as these cash amounts are derived from reserves and security deposits which are due to customers (see “Industry Segment”). As at year end, the Optimal Division’s cash, short-term investments and settlement assets positions, net customer reserves and security deposits, were as follows:

(U.S. dollars, in thousands)	2007	2006

Cash	$9,901	$32,764
Cash held as reserves	$6,869	$18,961
Short-term investments held as reserves	$1,710	$3,110
Settlement assets	$2,843	$7,062
	$21,323	$61,897
Less:
Customer reserves and security deposits	($21,323)	($61,897)

Net	$-	$-

The Optimal Division’s portfolio of liquid and investment grade short-term investments consists of U.S. denominated discounted and undiscounted notes and bonds.

Short-term liabilities exceeded short-term assets (excluding cash and short-term investments held as reserves) by $17.1 million as at December 31, 2007, as compared to $45.6 million at December 31, 2006. This decrease is due primarily to the decrease in customer reserve balances offset by the seizure of cash by the U.S. Attorney’s Office in connection with its ongoing investigation of the U.S. Internet gambling industry (see “Significant Developments in 2007”) presented as long-term restricted cash on the carve-out balance sheet in 2007, and the purchase of capital assets. Card One has not assumed any liability as a result of investigations relating to the U.S. internet gambling industry. Liabilities of this nature were retained by the Optimal Group Inc. under the terms of the Optimal Acquisition.

Accounts and other receivable as at December 31, 2007 were $1.6 million compared to $3.9 million at December 31, 2006. The decrease of $2.3 million resulted primarily from a settlement with Republic Bank regarding the outstanding claim against them. The settlement reached was for $3.0 million, while only $1.4 million was accrued, the remaining $1.6 million was offset against bad debts expense. The remaining decrease is explained by timing of collections.

Customer reserves and security deposits as at December 31, 2007 were $21.3 million compared to $61.9 million as at December 31, 2006. This decrease is due mainly to a reduction in transaction processing volume resulting from the enactment of the Unlawful Internet Gambling Enforcement Act of 2006.

Results of Operations

Upon the passage of the Unlawful Internet Gambling Enforcement Act of 2006 on October 13, 2006, Optimal Payments (Ireland) Limited (“OPIL”) immediately ceased processing settlement transactions originating from United States customers that may be viewed as related to online gaming, which accounted for approximately 81% of revenues of the gaming payment processing services segment for the year ended December 31, 2006. Since the passage of the Act, revenues and profitability have been adversely affected and it is expected that this will continue for at least the short-term.

2007 Compared with 2006

Revenues decreased by $71.6 million from $107.8 million during the year ended December 31, 2006 to $36.2 million during the year ended December 31, 2007. The decrease in revenues was due primarily to the cessation, in October 2006, of the U.S. based gaming portion of OPIL’s payment processing business.

Transaction processing costs decreased by $22.3 million, from $40.5 million during the year ended December 31, 2006 to $18.2 million during the year ended December 31, 2007. The decrease in transaction processing costs was due primarily to the cessation, in October 2006 of the U.S. based gaming portion of OPIL’s payment processing business.

Selling, general and administrative expenses decreased by $16.6 million, from $28.6 million during the year ended December 31, 2006 to $12.0 million during the year ended December 31, 2007. The decrease in selling, general and administrative expenses is due primarily to the cessation in October 2006 of the U.S. based gaming portion of OPIL’s payment processing business.

The stock-based compensation pertaining to selling, general and administrative expense is attributable to the accounting for the fair value of stock options and restricted share units granted. Stock-based compensation expense for the year ended December 31, 2007 increased by $2.8 million, from $1.1 million in the year ended December 31, 2006 to $3.9 million in the year ended December 31, 2007. As a result of the acquisition by Optimal Acquisition Inc of all of the issued and outstanding ordinary shares of OPIL held by non-controlling shareholders in February 2007, all of the unvested restricted share units became exercisable and the remaining unamortized compensation cost of $3.9 million was recognized in 2007.

Research and development expense decreased by $0.3 million, from $3.5 million during the year ended December 31, 2006 to $3.2 million during the year ended December 31, 2007. Research and development expenses are comprised primarily of personnel-related expenditures associated with the development of new solutions and the enhancement of existing Optimal Division offerings.

Restructuring costs of $1.6 million were incurred during the year ended December 31, 2006. These costs related primarily to employee termination benefits and costs of leased premises no longer utilized, as a result of a restructuring of the Optimal Division’s operations and cost base undertaken following the enactment of the Unlawful Internet Gambling Enforcement Act of 2006. There were no restructuring costs in 2007.

Amortization of property and equipment decreased by $0.3 million, from $1.4 million during the year ended December 31, 2006 to $1.1 million during the year ended December 31, 2007, principally due to dispositions of capital assets, mainly computer software, during the year.

The provision for income taxes was $0.9 million for the year ended December 31, 2007 compared to $12.2 million for the year ended December 31, 2006. The Optimal Division’s tax provision is lower in 2007 vs 2006 since earnings from the foreign jurisdictions declined as a result of the enactment of the Unlawful Internet Gambling Enforcement Act of 2006. In 2006, a significant portion of the Optimal Division’s earnings were generated from Internet Gambling business.

With respect to future income tax assets, as at December 31, 2007 they are comprised mainly of timing differences of tax and accounting depreciation.

The Optimal Division’s net loss in 2007 was $1.4 million, compared to net earnings of $25.2 million in 2006.

EBITDA was $1.2 million for 2007 compared to EBITDA of $33.2 million for 2006.

A reconciliation of this non-GAAP financial information is presented in the table below. The Optimal Division uses non-GAAP measures to assess its operating performance. Securities regulations require that companies caution readers that earning and other measures adjusted to a basis other than GAAP do not have standardized meanings and are unlikely to be comparable to similar measures used by other companies. Accordingly, they should not be considered in isolation. The Optimal Division uses EBITDA to measure its performance from one period to the next without the variation caused by certain adjustments that could potentially distort the analysis of trends in operating performance, and because management believes it provides meaningful information on the Optimal Division’s financial condition and operating results.

EBITDA, as the Optimal Division uses it, is calculated as earnings before investment income, taxes and depreciation and amortization and excludes the impacts of impairment loss, non-controlling interest, stock-based compensation and discontinued operations. The Optimal Division believes it is useful to exclude these items as they are either non-cash expenses, items that cannot be influenced by management in the short term, or items that do not impact core operating performance. Excluding these items does not imply they are necessarily non-recurring.

Reconciliation of Non-GAAP Financial Information
(expressed in thousands of U.S. dollars)

Twelve months ended
December 31,
2007	2006
Unaudited	Unaudited

Net (loss) earnings	($1,350)	$25,179

Add (deduct):
Amortization of intangible assets	$50	$45
Amortization of property and equipment	$1,092	$1,359
Stock-based compensation	$3,911	$1,068
Investment income	($2,824)	($6,708)
Income tax provision	$936	$12,217

EBITDA	$1,815	$33,160

2006 Compared with 2005

Revenues increased by $11.3 million from $96.5 million in the year ended December 31, 2005 to $107.8 million in the year ended December 31, 2006. The increase in revenues is due primarily to organic growth.

Transaction processing costs increased by $0.6 million, from $39.9 million in the year ended December 31, 2005 to $40.5 million in 2006. The increase in transaction processing costs is due primarily to increased transaction processing activity as a result of organic growth. The increase is not as large as sales due to the use of different processors.

Selling, general and administrative expenses increased by $4.1 million, from $24.5 million in the year ended December 31, 2005 to $28.6 million in the year ended December 31, 2006. The increase in selling, general and administrative expenses resulted primarily from bad debt expense pertaining to loss reserves on merchant accounts which comprise specifically of identifiable reserves for merchant transactions for which losses can be estimated and an estimate of loss in the remaining portfolio based on experience.

Stock-based compensation pertaining to selling, general and administrative expense is attributable to the accounting for the fair value of stock options and restricted share units granted. Stock-based compensation expense for the year ended December 31, 2006 decreased by $3.4 million, from $4.5 million in the year ended December 31, 2005 to $1.1 million in the year ended December 31, 2006. The decrease in stock-based compensation results primarily from the decision taken on November 7, 2005 to accelerate the vesting of all unvested stock options outstanding under the Optimal Division’s stock option plan and the concurrent decision of OPIL (formerly FireOne Group plc) to accelerate the vesting of all unvested restricted share units outstanding under its restricted share unit plan. The stock- based compensation for 2006 is associated with the issuance of additional restricted share units by FireOne Group plc under its restricted share unit plan.

Research and development expenses increased by $0.8 million, from $2.7 million in the year ended December 31, 2005 to $3.5 million in the year ended December 31, 2006. Research and development expenses are comprised primarily of personnel-related expenditures associated with the development of new solutions and the enhancement of existing offerings.

Restructuring costs of $1.6 million were incurred during the year ended December 31, 2006. These costs related primarily to employee termination benefits and costs of leased premises no longer utilized, as a result of a restructuring of operations and cost base undertaken following the enactment of the Unlawful Internet gambling Enforcement Act of 2006. There were no restructuring costs in 2005.

Amortization of property and equipment increased by $0.2 million, from $1.2 million in the year ended December 31, 2005 to $1.4 million in the year ended December 31, 2006, principally due to additions of capital assets during the year.

The provision for income taxes was $12.2 million for the year ended December 31, 2006 compared to $9.1 million for the year ended December 31, 2005. The increase is mainly attributed to the increase in net income.

With respect to future income tax assets, as at December 31, 2006 they are comprised mainly of timing differences of tax an accounting depreciation.

The Optimal Division’s net earnings in 2006 were $25.2 million, compared to net earnings of $16.8 million in 2005.

EBITDA was $33.2 million for 2006 compared to EBITDA of $28.9 million for 2005.

A reconciliation of this non-GAAP financial information is presented in the table below. The Optimal Division uses non-GAAP measures to assess its operating performance. Securities regulations require that companies caution readers that earning and other measures adjusted to a basis other than GAAP do not have standardized meanings and are unlikely to be comparable to similar measures used by other companies. Accordingly, they should not be considered in isolation. The Optimal Division uses EBITDA to measure its performance from one period to the next without the variation caused by certain adjustments that could potentially distort the analysis of trends in our operating performance, and because management believes it provides meaningful information on our financial condition and operating results.

EBITDA, as the Optimal Division uses it, is calculated as earnings before investment income, taxes and depreciation and amortization and excludes the impacts of impairment loss, non-controlling interest, stock-based compensation and discontinued operations. Management believes it is useful to exclude these items as they are either non-cash expenses, items that cannot be influenced by management in the short term, or items that do not impact core operating performance. Excluding these items does not imply they are necessarily non-recurring.

Reconciliation of Non-GAAP Financial Information
(expressed in thousands of U.S. dollars)

	Twelve months ended
	December 31,
	2006	2005
	Unaudited	Unaudited

Net earnings	$25,179	$16,778

Add (deduct):
Amortization of intangible assets	$45	-
Amortization of property and equipment	$1,359	$1,230
Stock-based compensation	$1,068	$4,481
Investment income	($6,708)	($2,705)
Income tax provision	$12,217	$9,124

EBITDA	$33,160	$28,908

Liquidity and Capital Resources

As at December 31, 2007, cash, cash and short-term investments held as reserves, and settlement assets totaled $21.3 million (including $8.6 million held as reserves), compared to $61.9 million as at December 31, 2006 (including $22.1 million held as reserves). The decrease in cash and short-term investments is primarily due to the reduction of customer reserves, the seizure of cash by the U.S. Attorney’s Office in connection with its ongoing investigation of the U.S. Internet gambling industry (see “Significant Developments in 2007”) presented as long-term restricted cash on the carve-out balance sheets, a decrease in cash generated from operations, and the purchase of capital assets. As described above, a significant portion of cash and short-term investments have a corresponding liability as these cash amounts are derived from reserves and security deposits which are due to customers (see “Industry Segment”). Settlement assets result from timing differences in the settlement process. Settlement assets are typically funded to us within days from the transaction processing date.

As at December 31, 2007, cash, short-term investments and settlement assets positions, net customer reserves and security deposits, totalled to nil (see “Financial Condition” above).

Operating activities used $34 million of cash in 2007, as compared to $2.2 million in 2006. This increase is due mainly to a reduction in cash generated from operations, and increased use of cash from operating assets and liabilities. The decrease in cash from operating assets and liabilities is due mainly to payments made out regarding customer reserves and security deposits.

Financing activities generated $29.7 million of cash in 2007, compared to using $29.5 million in 2006. Mainly comprised of divisional receipts in 2007 and divisional payments in 2006.

Investing activities used $18.6 million of cash in 2007, compared with $1.5 million in 2006. The increase of $17.1 million can be explained primarily due to the seizure of cash by the U.S. Attorney’s Office in connection with its ongoing investigation of the U.S. Internet gambling industry.

Management believes that the Optimal Division’s cash and short-term investments will be adequate to meet its needs for at least the next 12 months.

The Optimal Division has no financial obligations of significance, including any off-balance sheet arrangements, other than long-term lease commitments for its premises in the United States and Canada. These are summarized in note 12 (a) of the notes to the Optimal Division carve-out financial statements.

The timing of contractual commitments, related to operating leases that are terminating in 2010, is as follows (in thousands of U.S. dollars):

Contractual Obligations	Total	2008	2009	2010	Thereafter
Operating Leases	$1,822	$715	$606	$501	$ -

The Optimal Division has granted a letter of guarantee, issued by a highly rated financial institution to indemnify a third party, in the event we do not perform its contractual obligations. As at December 31, 2007, the maximum potential liability under this letter of guarantee was approximately $1,513,000 ($1,500,000 Canadian).

Quantitative and Qualitative Disclosures About Market Risk

The table below provides information about the Optimal Division’s financial instruments that are sensitive to changes in interest rates and foreign currency exchange rates.

Interest rate and foreign currency exchange rate sensitivity table

	December 31, 2007
	Carrying	Fair
	Value	Value(1)
	(thousands of U.S. dollars)

Held as reserves
Notes denominated in U.S. dollars, with a weighted average effective yield of 4.53%, maturing on January 28, 2008.	1,710	1,710

TOTAL:	$1,710	$1,710

(1) Fair value has been determined based upon quoted market values as at December 31, 2007.

The Optimal Division is exposed to foreign currency exchange rate fluctuations resulting from certain expenses paid from Canadian operations in Canadian dollars, while a significant portion of its revenues are earned in U.S. dollars. If the Canadian dollar strengthens in relation to the U.S. dollar, the effective cost of the Optimal Division’s expenses (as reported in U.S. dollars) will increase. The Optimal Division has never tried to hedge its exchange rate risk, does not plan to do so and may not be successful should it attempt to do so in the future. The Optimal Division is also exposed to interest rate fluctuation risk, which it does not systematically manage. The Optimal Division presently invests in short-term investment grade paper.

Trends

As noted above, the Company’s business is influenced by a number of different factors including economic conditions and consumer behaviors. As management anticipates that much of the Company’s revenue will come from relationships outside of Canada, the strengthening or weakening of foreign currencies can be beneficial or harmful to the Company’s profitability. Card One’s revenues could also be impacted by a number of factors related to consumer behavior, including but not limited to consumer spending and confidence in the economy. Typically, the payments industry for consumer cards sees heavy levels of spending volume in the summer months and around holidays. Since a portion of Card One’s revenues will be generated from retail transaction fees, revenues may be affected by these types of seasonal trends.

Description of the Securities

Securities

The Company is authorized to issue an unlimited number of common shares without nominal or par value of which, as at the date hereof, 103,093,724 are issued and outstanding as fully paid and non-assessable. The holders of common shares are entitled to dividends, if, as and when declared by the board of directors, to one vote per share at meetings of the shareholders of the Issuer and, upon dissolution, to share equally in such assets of the Issuer as are distributable to the holders of common shares. All common shares to be outstanding after completion of this Transaction will be fully paid and non-assessable.

Consolidated Capitalization

The following table summarizes changes in the Company's capitalization since December 31, 2007.

Description of Securities	Authorized as at December 31, 2007	Authorized as at the Date of this Filing Statement	Outstanding as atDecember 31, 2007	Outstanding as atthe Date of ThisFiling Statement(1)(2)
Common Shares	Unlimited	Unlimited	56,652,337	103,093,724
Warrants	N/A	N/A	19,244,776	24,694,776
Special Warrants	N/A	N/A	0	7,660,000
Stock Options	N/A	N/A	4,860,000	18,035,000
Compensation Units	N/A	N/A	0	1,332,000

(1) Without giving effect to the Closing of the Transaction.
(2) As at June 30, 2008, Card One had a shareholders’ deficit of $126,345.

Prior Sales

The following table summarizes the sales of securities of the Company within the twelve months prior to the date of this Filing Statement.

Date of Issue	Price Per Security	Number of Securities	Reason for Issuance
September 22, 2008	$0.167	7,614,615	Contractual Obligation(1)
September 2, 2008	$0.167	7,660,000	Private Financing(2)
August 8, 2008	$0.25	400,000	Contractual Obligation(3)
August 8, 2008	$0.167	40,000	Contractual Obligation(3)
June 16, 2008	$0.001	37,046,767 (5)(6)	Contractual Obligation(4)
(1)	Issued as compensation for services provided in connection with a financing.
(2)	Special Warrants Issued pursuant to the Private Placement. Refer to “Information Concerning the Issuer – Financing – Private Placement”.
(3)	Issued as settlement for services provided.
(4)	Issued as part of compensation for services rendered.
(5)

This number excludes 7,500,000 Card One Shares (on a pre-consolidation basis) that have been conditionally issued to Varshney Capital Corp. in connection with their assistance in Closing the Transaction. The obligation to issue the 37,046,767 Card One Shares shown in the table and the additional 7,500,000 Card One Shares discussed in this note was first created on April 21, 2008. The 7,500,000 Card One Shares issuable to Varshney Capital Corp. (2,500,000 Resulting Issuer Shares) will be issued at the close of the Transaction and will be subject to escrow requirements. Refer to “Information Concerning the Resulting Issuer – Escrowed Securities”.

(6)

A total of 7,046,767 of these shares were issued to Jonathan Marcus, Director, President and CEO of Card One and a proposed Director of the Resulting Issuer. A total of 15,000,000 of these shares were issued to Carjan Holdings Limited, a private company controlled by Joel Leonoff, a proposed Director of the Resulting Issuer. A total of 15,000,000 of these shares were issued to Emerson Financial Corporation, a private company controlled by Morrie Tobin, promoter of the Resulting Issuer. All of these shares will be consolidated pursuant to the Card One Consolidation and will be subject to escrow requirements. Refer to “Information Concerning the Resulting Issuer – Escrowed Securities”.

***	Refer to “Information Concerning The Resulting Issuer – Options to Purchase Securities” for details of incentive stock options which will be outstanding on Closing of the Transaction.

Stock Exchange Price

No prices are available as Card One does not currently and has never had any of its securities listed on a stock exchange, quotation system or other securities market.

Executive Compensation

Disclosure

The following table discloses compensation paid to or awarded to the Company's Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers (the “Named Executive Officers”) for the financial years ended September 30, 2007, September 30, 2006 and September 30, 2005 for services rendered to the Company or a subsidiary of the Company.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards	Payouts

						Restricted
					Securities	Shares
					Under	or
Name and				Other	Options/	Restricted		All other
Principal				Annual	SARs	Share	LTIP	Compen-
Position	Year	Salary	Bonus	Compensation	Granted	Units	Payouts	sation
					(#)
Kevin Lewis	2007	$300,000	$85,403	$101,400	Nil	Nil	Nil	Nil
CEO(1)	2006	$300,000	$84,000	$102,000	1,500,000	Nil	Nil	Nil
	2005	$300,000	$0	$0	Nil	Nil	Nil	Nil

Harvey McKenzie	2007	$95,096	$0	$36,937	Nil	Nil	Nil	Nil
CFO(2)	2006	$150,000	$0	$37,200	1,250,000	Nil	Nil	Nil
	2005	$40,154	$0	$0	Nil	Nil	Nil	Nil

Moshe Mikanovsky	2007	$125,000	Nil	Nil	Nil	Nil	Nil	Nil
CTO	2006	$100,000	Nil	Nil	175,000	Nil	Nil	Nil
	2005	$95,000	Nil	Nil	Nil	Nil	Nil	Nil

(1) Kevin Lewis, former CEO, resigned from this position on January 1st , 2008 and became the executive Vice President of Sales and then resigned from the Company on April 11th, 2008. Mr. Jonathan C. Marcus, who joined the Company as a management consultant on October 1st, 2007, was appointed as the interim President and CEO on January 1st, 2008, and assumed the post of President and CEO on a permanent basis on May 12, 2008.
(2) Harvey H. McKenzie, former CFO, resigned from the Company on July 17th, 2007. Mr. Sri Ramachandran assumed the CFO position on June 15th, 2008.

Long-Term Incentive Plan Awards During the Most Recently Completed Financial Year

The Company did not have any long-term incentive plans during the financial years ended September 30, 2007, September 30, 2006 and September 30, 2005.

Option/SAR Grants During the Most Recently Completed Financial Year

The following table lists stock options granted to the Named Executive Officers during the financial years ended September 30, 2007, September 30, 2006 and September 30, 2005:

Optionee	No. of	Securities	Grant	Expiry	Exercise	Percentage	Market	Market
	Options	Under	Date	Date	Price per	of Total	Value of	Value of
		Option			Common	Options/	Common	Common
					Share	SARs	Shares on	Shares as
						Granted to	Grant Date	of the date
						Employees		of this
						in Financial		Filing
						Year		Statement

Kevin Lewis	1,500,000	Common	Sept 11,	Sept 11,	$0.30	30.86%	N/A	N/A
CEO(1)		Shares	2006	2011

Harvey H.	1,250,000	Common	Sept 11,	Sept 11,	$0.30	25.72%	N/A	N/A
McKenzie		Shares	2006	2011
CFO(2)

Moshe	175,000	Common	Sept 11,	Sept 11,	$0.30	3.60%	N/A	N/A
Mikanovsky		Shares	2006	2011
CTO(3)

(1) Kevin Lewis, former CEO, resigned from this position on January 1st, 2008, became an executive vice president of sales and resigned from the Company on April 11th, 2008. Mr. Lewis’ options expired 30 days after his resignation under the terms of the Company’s Stock Option Plan.
(2) Harvey H. McKenzie, former CFO, resigned from the Company on July 17th, 2007. Mr. McKenzie’s options expired 30 days after his resignation under the terms of the Company’s Stock Option Plan.
(3) These options were terminated on September 30, 2008. On the same date the Company granted Mr. Mikanovsky 600,000 new options, exercisable at a price of $0.1667 (on a pre-consolidation basis) for a term of 5 years.

Aggregated Options/SAR Exercises in Last Financial Year and Financial Year-End Option/SAR Values

None of the Named Executive Officers, directors or officers of the Company exercised any options in respect of the Company's Common Shares during the financial years ended September 30, 2007, September 30, 2006 and September 30, 2005.

Management Contracts

The Company entered into an employment agreement dated May 12, 2008 (the “CEO Agreement”) with Jonathan C. Marcus, director, President and CEO of the Company, pursuant to which Mr. Marcus has agreed to act as President and Chief Executive Officer the Company. Mr. Marcus’ duties under the CEO Agreement include the following:

  All duties customarily associated with the office of Chief Executive Officer and all duties reasonably appurtenant thereto;
  Formulating and implementing long- and short-term plans, policies and programs to achieve corporate and shareholder objectives;
  Ensuring that all actions and directives of the Board are carried out;

  Directing and supervising the day-to-day activities of the Company’s operations, including, but not limited to, the development, marketing and sales of services and supporting operations;
  Maintaining an awareness of, and exercise judgment in, such areas as market conditions, competitive activities and general environment for payment cards (with particular focus on debit and prepaid products), retail banking, and loyalty programs globally;
  Reviewing and directing the development of new market opportunities and requirements for products and services;
  Ensuring proper staffing levels, training and development of necessary personnel;
  Monitoring and controlling the Company’s budget ;
  Interfacing and managing appropriate country-level, external vendors, such as CPA/accounting, legal, research, consulting, public relations, etc.; and
  Lead Corporate Committees as directed by the Board of Directors.

For his services under the CEO Agreement, Mr. Marcus is paid an annual salary of CDN$250,000 plus annual bonuses at the discretion of the Company’s board of directors. The CEO Agreement also provides for the delivery of 15,000,000 Card One Shares (5,000,000 Resulting Issuer Shares on a post-consolidation, post-Transaction basis) to Marcus, in part from treasury and in part through purchase agreements between Marcus and former affiliates of the Company. Such shares are subject to vesting and to escrow provisions as set out under “Information Concerning the Resulting Issuer – Escrowed Securities”. Mr. Marcus is entitled to a CDN$50,000 sign-on bonus upon the Company raising gross proceeds of $2,500,000. As of the date of this filing statement, the sign-on bonus has not been paid to Mr. Marcus. If Mr. Marcus’ employment is terminated without cause or good reason, or by reason of disability or a change of control of the Company, the Company is required to make a severance payment to Mr. Marcus equal to his annual salary if termination occurs during the first three years of the term of the CEO Agreement, 1.5 times his annual salary if termination occurs after the third anniversary and before the fifth anniversary of the CEO Agreement and 2.0 times his annual salary if termination occurs after the fifth anniversary of the CEO Agreement. Mr. Marcus is also entitled to reimbursement by the Company for all reasonable communications, travel, lodging and other expenses actually incurred by him in connection with the performance of his duties under the CEO Agreement. The CEO Agreement also provides for a monthly automobile allowance, not to exceed CDN$850. The CEO Agreement contains standard clauses respecting non-solicitation and confidentiality. The CEO Agreement is for an indefinite term but may be terminated by the Company at any time with cause. The CEO Agreement may be terminated by Mr. Marcus upon 30 days written notice.

The Company entered into an employment agreement dated May 28, 2008 (the “CFO Agreement”) with Sri Ramachandran, Chief Financial Officer of the Company, pursuant to which Mr. Ramachandran has agreed to act as chief financial officer the Company. Mr. Ramachandran’s duties under the agreement include the following:

  Advising on and overseeing with applicable TSXV, SEC, FASB and Canadian/International/US GAAP reporting & filings;
  Overseeing & developing general accounting systems & controls;
  Financial forecasting & analysis;
  Financial systems implementation;
  Profit & Loss and cash flow budgeting;
  Financial statement preparation;
  Providing advice respecting debt & equity financings and mergers & acquisitions; and
  Supervising banking & vendor relationships.

The CFO agreement commenced on June 15, 2008 and Mr. Ramachandran is subject to a probationary period which ended on September 15, 2008. Mr. Ramachandran is required to devote his full and exclusive business time to the Company’s affairs under the terms of the CFO agreement. During the probationary period, Mr. Ramachandran was paid a salary of CDN$130,000. After the end of the probationary period, Mr. Ramachandran’s salary was increased to CDN$150,000 per year. Mr. Ramachandran is entitled to be reimbursed for all reasonable communications, travel, lodging and other expenses incurred by him in connection with the performance of his duties under the CFO Agreement. The CFO Agreement contains standard clauses respecting non-solicitation and confidentiality. The Company may terminate the CFO Agreement for cause at any time without notice. The Company may also terminate the CFO Agreement at any time without notice during the probationary period. After the probationary period the Company may terminate Mr. Ramachandran at any time by providing notice or payment in lieu of notice in accordance with the Employments Standards Act (Ontario) plus one week’s additional salary. Mr. Ramachandran may terminate the CFO Agreement at any time by providing 30 days written notice.

The Company entered into an employment agreement dated April 18, 2008 (the “CTO Agreement”) with Moshe Mikanovsky pursuant to which Mr. Mikanovsky agreed to act as the Company’s Chief Technology Officer. Pursuant to the CTO Agreement Mr. Mikanovsky is paid a salary of CDN$134,375 and is required to provide the following services:

  Act as part of the Company’s executive team, responsible for the Company’s technology vision, strategy, compliance, development and management;
  Manage all technical aspects of the Company including software development, collocation and hosting of services, networking and security;
  Manage technology staff including system and network administrators, software developers, software QA specialists and technical support;
  Substantiating the business need for and managing offshore outsourcing group of software developers and team leaders;
  Implementation of all technical projects to support the Company’s prepaid card solutions; and
  Participation in technical projects such as analysis, development, testing, deployments and documentation.

Under the terms of the CTO Agreement Mr. Mikanovsky reports to and follows the direction of the Company’s CEO and board of directors. Subject to the absolute discretion of the CEO and the board of directors, Mr. Mikanovsky may be paid an annual bonus at the end of each calendar year. The CTO Agreement also provides for reimbursement for all reasonable expenses incurred by Mr. Mikanovsky in connection with the performance of his duties under the CTO Agreement. The CTO Agreement contains standard clauses respecting non-solicitation and confidentiality. The CTO Agreement may be terminated by the Company at any time for just cause. The CTO Agreement may be terminated by the Company at any time by providing notice or payment in lieu of notice in accordance with the Employments Standards Act (Ontario) plus one week’s additional salary and may be terminated at any time by Mr. Mikanovsky with thirty days written notice.

The Company entered into a consulting agreement dated February 1, 2008 (the “Carjan Agreement”) with Carjan Holdings Limited, a private company controlled by Joel M. Leonoff, a director of Card One, pursuant to which the Company retained Carjan provide the Company with consulting services in the areas of global key account management and corporate development. Pursuant to the Carjan Agreement, Carjan will:

  Oversee key account management and business development activities as follows:

➢	Establish and execute customer and organizational planning;

➢	Deliver customized global solutions through organizational, human and technology resources;

➢	Design strategies to facilitate customized solutions for the business;

➢	Facilitate and implement strategies and action plans;

➢	Building, recruiting, managing and developing a key account team;

➢	Oversee a team responsible for the analysis of customer business;

➢	Set marketing strategies and sales targets; and

➢	Coordinate and integrate brand building, product management and product implementation;

Provide corporate development services as follows:

➢	Manage merger, acquisition, strategic alliance and joint venture processes;

➢	Identify and develop potential targets;

➢	Develop opportunities which have been identified; and

➢	Develop financial and strategic rationales for potential deals and manage presentation to the board.

The Carjan Agreement calls for the payment of a service fee of US$14,585 per month and a one time engagement fee of US$50,000, both upon the completion of a financing of US$2,500,000 by the Company. The Company also agreed to issue 15,000,000 Card One Shares (5,000,000 Resulting Issuer Shares on a post-consolidation, post-Transaction basis) to Carjan pursuant to the terms of the Carjan Agreement. Carjan is entitled to be reimbursed for all reasonable communications, travel, lodging and other expenses incurred by it in connection with the performance of its duties under the Carjan Agreement.

The Carjan agreement may be terminated by Carjan by providing 2 months written notice of termination. The Company may terminate the agreement for cause without notice and may terminate the agreement without cause by paying 6 months fees and a discretionary bonus.

Danny Chazonoff, President of the Optimal Division, is a party to an employment agreement with Terra Payments Inc. (now known as the Optimal Group, Inc.) dated February 11, 2003 and amended February 25, 2004 (the “Chazonoff Agreement”). The obligations of the Optimal Group, Inc. pursuant to the Chazonoff Agreement were assumed by 7012985 Canada Inc. (the subsidiary of the Company which holds the Company’s interest in the Optimal Division) in connection with the Optimal Acquisition. The Company is currently in the process of negotiating a new employment agreement between Mr. Chazonoff and 7012985 Canada Inc. which will replace the Chazonoff Agreement. Until such time as the new agreement has been executed, however, the parties will be bound by the terms of the Chazonoff Agreement. Pursuant to the Chazonoff Agreement, Mr. Chazonoff receives an annual salary of $175,000, a monthly car allowance of $850 and is entitled to participate in a bonus plan. The Chazonoff Agreement also provides for reimbursement for all reasonable expenses incurred by Mr. Chazonoff in connection with the performance of his duties under the Chazonoff Agreement. The Company may terminate the Chazonoff Agreement at any time without cause by paying Mr. Chazonoff an indemnity equal to 9 months of his base salary. Pursuant to the Chazonoff Agreement, Mr. Chazonoff also entered into a separate non-solicitation and confidentiality agreement.

Non-Arm’s Length Party Transactions

Except as set out herein, the directors, senior officers and principal shareholders of the Company or any Associate or Affiliate of the foregoing have had no material interest, direct or indirect, in any transactions in which the Company has participated within the five year period prior to the date of this Filing Statement, and will not have any material interest in any proposed transaction, which has materially affected or will materially affect the Company.

Legal Proceedings

The Company is not a party to any legal proceedings and is not aware of any such proceedings known to be contemplated.

Material Contracts

The following is a list of material contracts (excluding contracts entered into in the ordinary course of business) entered into by the Company during the past two years:

1.	Employment Agreement dated May 28, 2008 between the Company and Sri Ramachandran. (see “Information Concerning the Target Company – Management Contracts”)

2.	Employment Agreement dated May 12, 2008 between the Company and Jonathan Marcus. (see “Information Concerning the Target Company – Management Contracts”)

3.	Consulting Agreement dated February 1, 2008 between the Company and Carjan Holdings Limited. (see “Information Concerning the Target Company – Management Contracts”)

4.	Employment Agreement dated April 18, 2008 between the Company and Moshe Mikanovsky. (see “Information Concerning the Target Company – Management Contracts”)

5.	The Transaction Agreement. (see “Information Concerning the Issuer – The Transaction Agreement”)

6.

Loan Agreements dated September 22, 2008 between the Company and Cattermole Group, 9156 – 3882 Quebec Inc., 897032 Alberta Inc., EH & P Investments AG and Emerson Financial Corp. (See “Information Concerning the Target Company – Acquisition of Optimal Assets – Acquisition Financing – Debt Financing”)

7.

Share Pledge Agreements dated September 22, 2008 between the Company and Cattermole Group, 9156 – 3882 Quebec Inc., 897032 Alberta Inc., EH & P Investments AG and Emerson Financial Corp. (See “Information Concerning the Target Company – Acquisition of Optimal Assets – Acquisition Financing – Debt Financing”)

8.

Escrow Agreement dated September 22, 2008 between the Company, Aird & Berlis LLP, Cattermole Group, 9156 – 3882 Quebec Inc., 897032 Alberta Inc., EH & P Investments AG, Emerson Financial Corp. (See “Information Concerning the Target Company – Acquisition of Optimal Assets – Acquisition Financing – Debt Financing”)

9.

Asset Purchase Agreement dated August 5, 2008 (as amended) between the Company, 7012985 Canada Inc., Optimal Group Inc. and various subsidiaries of Optimal Group Inc., respecting the acquisition of the Optimal Assets. (See “Information Concerning The Target Company – Acquisition of Optimal Assets”)

10.	Letter of Intent dated November 6, 2008 between 7012985 Canada Inc. and 897032 Alberta

Ltd. respecting the purchase of 50% of the shares of 7012985 Canada Inc. (See “Information Concerning the Target Company – Acquisition of Optimal Assets – Acquisition Financing – Equity Assistance Transaction”)

11.

Shareholders’ Agreement dated October 7, 2008, between the Company, 7012985 Canada Inc., 897032 Alberta Ltd. and James McRoberts. (See “Information Concerning the Target Company – Acquisition of Optimal Assets – Acquisition Financing – Equity Assistance Transaction”)

12.	Advisory consulting agreement dated August 10, 2006 between the Company and International Capital Advisory Inc. (See “Information Concerning the Resulting Issuer – Promoter Consideration”)

13.

Agency Agreement dated May 29, 2006 between the Company and Morrie Tobin respecting the negotiation of a merchant services contract with Party Poker Gaming plc. (See “Information Concerning the Resulting Issuer – Promoter Consideration”)

Copies of these agreements may be inspected, without charge, at the offices of Morton & Company, Corporate & Securities Lawyers, 1200-750 West Pender Street, Vancouver, B.C., V6C 2T8 at any time during normal business hours until the completion of the Qualifying Transaction and for a period of 30 days thereafter.

Risk Factors

General Risk Factors

Limited Operating history

Card One was incorporated in Ontario, Canada on July 5, 2004 and has a limited operating history and limited operations and assets. Accordingly, prospective investors should consider the Company’s prospects in light of the costs, uncertainties, delays and difficulties encountered by companies in the early stage of development. As an early-stage company, Card One’s developmental timelines have been and may continue to be subject to adjustments that could negatively affect the cost as well as the timing of some parts of its proposed products. Card One is still in the early stage of its business plan, making predicting future operating and other results extremely difficult, if not impossible. Potential investors should also consider the risks and uncertainties that a company with a limited history will face in the rapidly evolving electronic payment systems industry.

In particular, potential investors should consider that the Company cannot be certain that it will:

  maintain the substance and/or timing of its current business plan;
  determine that the processes and technologies that it is seeking to develop are commercially viable;
  maintain its current management and advisory team;
  successfully execute its business plan;
  raise sufficient funds in the capital markets;
  develop relationships with collaborators, including marketing and development partners, that may be necessary to exploit the processes and technologies that the Company plans to develop;
  develop new products;
  provide its products and services in a manner that enables it to be profitable;

  attract, retain and manage a sufficient staff; or
  respond effectively to competitive pressures.

If the Company cannot accomplish any one or more of these objectives, its business may not succeed. In addition, the electronic payment systems industry represents a significant market, and Card One will have limited resources available to address the challenges of such a highly competitive industry.

Dependence on Key Members of Management

The Company’s success depends, to a large extent, on the continued services of its current management team and the recruitment of other key personnel. In particular, the Company’s performance depends, in large part, upon the continued service of Jonathan Marcus, who has significant experience and has developed important relationships in the electronic payment systems industry. The Company relies on other members of its management team and other outside advisors for additional expertise. The loss of services of any of its key officers, employees or advisors could disrupt Card One’s operations and negatively affect investors’ and potential business partners’ perception of the Company.

Intellectual Property Rights

The trade secrets the Company has with respect to the assembly of its products and its copyright are important to the Company’s success. However, the Company does not, as a rule, seek to patent or copyright its products, relying instead on protecting its intellectual property through trade secrets and trade mark legislation. If a third party misappropriates the Company’s intellectual property, the Company may be unable to enforce its rights to the intellectual property. The Company may be challenged with respect to the infringement of the intellectual property of others and there is no assurance that the Company will be successful in defending such claims, and if it is unsuccessful there is no assurance that it will be successful in obtaining a license for such intellectual property. Intellectual property claims are expensive and time-consuming to defend and, even if they are without merit, may cause delay in the introduction of new products or services. At this time, there are no intellectual property claims against the Company.

Competition and Technological Change

The electronic payment systems market for both prepaid/stored value cards and card not present card processing is highly competitive. The Company will compete with many companies, many of which have access to significantly greater financial and other resources, larger and more experienced personnel. Furthermore, the electronic payment systems market is characterized by rapid product development and technological change. The Company’s products could be rendered obsolete or uneconomical by technological advances by one or more of its current or future competitors. The Company’s failure to demonstrate the competitive advantages of its products would have a material adverse effect on the Company’s business, financial condition and operating results.

Growth Management

The growth of the Company’s operations places a strain on managerial, financial and human resources. The Company’s ability to manage future growth will depend in large part upon a number of factors, including its ability to rapidly:

  build and train sales and marketing staff to create an expanding presence in the evolving marketplace for the Company’s products, and to keep staff informed regarding the technical features, issues and key selling points of its products;

  attract and retain qualified technical personnel in order to continue to develop reliable and saleable products and services that respond to evolving customer needs;

  develop customer support capacity as sales increase, so that the Company can provide customer support without diverting resources from product development efforts; and

  expand the Company’s internal management and financial and IT controls significantly, so that the Company can maintain control over its operations and provide support to its other functions as its number of personnel and size increase.

Any failure to manage the Company’s growth or maintain profitability could have a material adverse effect on its business, financial condition and/or results of operations.

Penetration of Markets and Continued Growth

If the Company fails to further penetrate its core markets and existing geographic markets or to successfully expand its business into new markets, the growth in sales of the Company’s products, along with its operating results, could be negatively impacted. The Company’s ability to further penetrate its core markets and existing geographic markets in which it competes or to successfully expand its business nationally and internationally to the extent the Company believes that it has identified attractive geographic expansion opportunities in the future, is subject to numerous factors, many of which are beyond the Company’s control. The Company cannot guarantee that its efforts to increase market penetration in its core markets and existing geographic markets will be successful. The Company’s failure to do so could have a material adverse effect on its business, financial condition and/or results of operations.

Risks Associated with Acquisitions

A portion of the Company’s growth strategy includes pursuing acquisition prospects that would complement the Company’s existing lines of products, augment its markets or add new technologies. There is no certainty that appropriate acquisitions will be available at reasonable prices and the Company could face competition for acquisition candidates from other parties, including those that have substantially greater available resources. Further, acquisitions could result in restructuring charges, potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses and impairment losses related to goodwill and other intangible assets, any of which could have a materially adverse effect on our business, financial condition and results of operations and the market price of the Resulting Issuer Shares. Acquisitions involve numerous risks, including risks associated with the integration of acquired operations, technologies and products, diversion of management’s attention and potential loss of key employees of acquired organizations. The Company may not be able to successfully integrate the products, technologies or personnel of any business that might be acquired in the future. Failure to do so could have a material adverse effect on the Company’s business, financial condition and/or results of operations.

Market Demand for the Product and Services

The Company’s success will be dependent on its ability to market its products and services. There is no guarantee that the Company’s products and services will remain competitive. There is no guarantee the Company will be able to respond to market demands. If the Company is unable to effectively develop and expand the market for its products and services, its growth may be adversely affected.

General Economic Conditions

The Company’s results could be adversely affected by changing economic conditions in the local, national or international markets in which it operates.

Variable Revenues/Earnings

The Company’s revenues and earnings may fluctuate from quarter to quarter, which could affect the market price of the Resulting Issuer Shares. Revenues and earnings may vary quarter to quarter as a result of a number of factors, including the timing of releases of new products or services, the timing of substantial orders or deliveries, activities of the Company’s competitors, cyclical fluctuations relating to the evolution of electronic payments technologies, possible delays in the manufacture or shipment of current or new products, concentration in the Company’s customer base, and possible delays or shortages in supplies.

Foreign Currency Risk.

A substantial portion of the Company’s future revenue may be earned in United States dollars and other foreign currencies, while a substantial portion of the Company’s operating expenses are incurred in Canadian dollars. Fluctuations in the exchange rates between currencies may have a material adverse effect on its business, financial condition and results of operations.

Increased Costs as a Result of Being a Listed Company.

As a listed company, the Company will incur significant legal, accounting and other expenses that it did not incur as a private company. The Company will incur costs associated with listed company reporting requirements and corporate governance requirements. These rules and regulations will increase legal and financial compliance costs and make some activities more time consuming and costly. The Company expects that these rules and regulations will make it more difficult and more expensive for it to maintain director and officer liability insurance and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult to attract and retain qualified individuals to serve as directors or as executive officers. The Company cannot predict or estimate the amount of additional costs or the timing of such costs.

International Operations

The Company is currently expanding its sales and marketing efforts to markets outside of North America. In the future, the Company expects international sales of its products and services to account for a significant portion of its revenue, which exposes the Company to risks inherent in international operations. To accommodate its international sales, the Company has and will need to further invest financial and management resources to develop an international infrastructure that will meet the needs of its customers. Accordingly, the Company faces additional risks resulting from its international operations including:

  difficulties in enforcing agreements and collecting receivables in a timely manner through the legal systems of many countries outside North America;
  the failure to fulfill foreign regulatory requirements to market the Company’s products and services on a timely basis or at all;
  difficulties in managing foreign relationships and operations, including any relationships that the Company establishes with foreign sales or marketing employees and agents;

  limited protection for intellectual property rights in some countries;
  fluctuations in currency exchange rates;
  the possibility that foreign countries may impose additional withholding taxes or otherwise tax the Company’s foreign income, impose tariffs or adopt other restrictions on foreign trade;
  significant changes in the political, regulatory, safety or economic conditions in a country or region;
  protectionist laws and business practices that favor local competitors; and
  trade restrictions, including U.S. prohibitions and restrictions on exports of certain products and technologies to certain nations as well as the imposition of, or significant changes to, the level of tariffs, customs duties and export quotas.

If the Company fails to overcome the challenges it encounters in its international operations, the Company’s business may be materially adversely affected.

Use and Re-allocation of Proceeds

The Company will have broad discretion concerning the available funds and principal purposes for which they will be used as well as the timing of their expenditure. The Company will endeavor to use the funds available to it after the Closing of the Transaction as set out in this Filing Statement, but there may be sound business reasons for allocating the proceeds in a different manner. As a result, investors will be relying on the judgment of management of the Resulting Issuer for the effective use of available funds. Management may use such funds in ways that investors may not consider desirable. The results and the effectiveness of the investment of any funds are uncertain. If funds are not applied effectively, the results of the Company’s operations may suffer.

Permits And Government Regulations

Certain components of the Company’s business may require permits from appropriate government or regulatory authorities or be subject to current or future regulation. Regulatory agencies may make rulings or adopt new standards with which the Company’s products and services may need to be compliant. The timing, nature and potential impact of these rulings or adoption of new standards may impact future sales to the Company’s customers, its ability to conform its products and services and/or to retain its market position.

Financing Risks

The Company has no history of significant earnings and, due to the nature of its business, there can be no assurance that the Company will be profitable. The Company has paid no dividends on its shares since incorporation and does not anticipate doing so in the foreseeable future. While the Company is currently generating revenue, there can be no assurance that it will generate sufficient revenue in the short term to finance the development of its business. Consequently, the Resulting Issuer may have to continue to rely on equity financing to provide the funds to develop its business. While the Resulting Issuer may generate additional working capital through further equity offerings, there is no assurance that any such funds will be available on terms acceptable to the Resulting Issuer, or at all. If available, future equity financing may result in substantial dilution to existing shareholders. At present it is impossible to determine what amounts of additional funds, if any, may be required.

Dilution

On completion of the Transaction, there will be a number of outstanding options and warrants pursuant to which additional Resulting Issuer Shares may be issued in the future. Exercise of such options and warrants may result in dilution to the Resulting Issuer’s shareholders. In addition, if the Resulting Issuer raises additional funds through the sale of equity securities, shareholders may have their investment further diluted.

Resale of Shares

The continued operation of the Company will be dependent upon its ability to generate operating revenues and to procure additional financing. There can be no assurance that any such revenues can be generated or that other financing can be obtained. If the Company is unable to generate such revenues or obtain such additional financing, any investment in the Company may be lost. In such event, the probability of resale of the shares purchased would be diminished.

Price Volatility of Publicly Traded Securities

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur. It may be anticipated that any quoted market for the Resulting Issuer Shares will be subject to market trends generally, notwithstanding any potential success of the Company in creating revenues, cash flows or earnings. The value of the Resulting Issuer’s securities will be affected by such volatility. An active public market for the Resulting Issuer Shares might not develop or be sustained after the completion of the Transaction. If an active public market for the Resulting Issuer Shares does not develop, the liquidity of a shareholder’s investment may be limited and the share price may decline below the initial public offering price.

Risk Factors Related to Optimal Division

Loss of Interest In Optimal Division

A significant portion of the purchase price for the Optimal Division was provided to the Company by various lenders pursuant to the Debt Financing. As security for the loans made pursuant to the Debt Financing, the Company pledged an aggregate of 100 common shares in the capital of 7012985 Canada Inc. to the lenders pursuant to separate share pledge agreements. If the Company were to default on the loans made under the Debt Financing and such default remained uncured for 10 days, the lenders would be entitled to have the pledged shares re-registered in their names. 7012985 Canada Inc. is the subsidiary of the Company which owns the Optimal Division. The 100 shares of 7012985 Canada Inc. pledged to the lenders in connection with the loans currently constitutes all of the issued and outstanding common shares of 7012985 Canada Inc. owned by the Company and 50% of the total issued and outstanding shares of 7012985 Canada Inc. If the Company were to default on the loans the Company could lose all of its interest in the Optimal Division. There can be no assurance that the Company will be able to repay the loans or that it will not default on the loans. The Company currently intends to repay the loans from revenues generated by the Optimal Division; however, there can be no assurance that the Optimal Division will generate sufficient revenues to cover the repayment of the loans. If the Optimal Division does not generate sufficient revenues to repay the loans, and the Company is unable to find other sources of funding to provide for the repayment of the loans, the Company may lose all of its interest in the Optimal Division. Refer to “Acquisition of Optimal Assets – Acquisition Financing – Debt Financing”.

Fraud, Disputes and Merchant Insolvency

The Optimal Division faces risks of loss due to fraud and disputes between consumers and merchants, including the unauthorized use of credit card and bank account information and identity theft, merchant fraud, disputes over the quality of goods and services, breaches of system security, employee fraud and use of its system for illegal or improper purposes. When a consumer pays a merchant for goods or services using a credit card and the cardholder disputes the charge, the amount of the disputed item is charged back to the Optimal Division and the credit card association may levy fees against the Optimal Division.

Chargebacks can arise from the unauthorized use of a cardholder’s card number or from a cardholder’s claim that a merchant failed to perform a transaction. Disputes can also arise when a consumer pays a merchant for goods or services using a cheque and the financial institution returns the cheque. In addition, if the Optimal Division’s chargeback or dispute rate becomes excessive, credit card and cheque clearing associations may require it to pay fines and have done so in the past. There is a risk that the Optimal Division may be required to pay fines in the future and the amount of such fines may be material. While the Optimal Division attempts to recover from the merchant the amount charged back and the amount of any fines imposed upon it by credit card and cheque clearing associations, the Optimal Division may not always be successful in doing so for various reasons, such as merchant insolvency.

Security and Privacy Breaches in Electronic Transactions

A significant element of electronic commerce and communication is the secure transmission of confidential information over public networks. The Optimal Division’s electronic commerce software uses encryption and authentication technology to securely transmit confidential information. Although the Optimal Division strives to use only proven applications for premium data security and integrity to process electronic transactions, use of these applications may not be sufficient to address changing market conditions or developments in technology or the security and privacy concerns of existing and potential customers. The Optimal Division may not be able to prevent security or privacy breaches. A security or privacy breach could:

  expose the Optimal Division to liability and to potentially costly litigation;
  cause the Optimal Division to incur expenses relating to the remediation of these breaches; and
  cause customers to lose confidence in the Optimal Division’s services, harm its reputation, and deter customers from using its services.

Although the Optimal Division requires that its agreements with service providers who have access to merchant and consumer data include confidentiality obligations that restrict these parties from using or disclosing any consumer or merchant data except as necessary to perform their services under the applicable agreements, there can be no assurance that these contractual measures will prevent the unauthorized disclosure of merchant or consumer data. Individuals may attempt to circumvent the measures that the Optimal Division takes to protect customer transaction data. Security breaches could result in the disclosure of proprietary information, such as bank account or credit card information. If the Optimal Division is unable to protect the security and privacy of its electronic transactions and data, it could be exposed to risk of loss, litigation and possible liability, and its business volume, revenues and results of operations will be materially adversely affected.

Use of Payments Systems for Illegal or Improper Purposes

Despite its measures to detect and prevent identity theft, unauthorized use of credit cards, and similar misconduct, and to monitor and comply with laws and regulations restricting or prohibiting the processing of certain types of transactions for its merchant customers, the Optimal Division’s payments systems are susceptible to illegal or improper uses by third parties. These uses may include illegal online gaming, fraudulent sales of goods or services, illicit sales of prescription medications or controlled substances, software and other intellectual property piracy, money laundering, bank fraud, child pornography trafficking, prohibited sales of alcoholic beverages and tobacco products and online securities fraud. Illegal or improper use of payments systems may lead to increased government regulation or other legal consequences which may have an adverse impact on revenues and results of operations. Laws or regulations that restrict or prohibit the business activities of the Optimal Division’s merchant customers may prevent the Optimal Division from providing, or may make it impracticable for it to continue to provide, its payments systems to such merchants and their customers, which would adversely affect its revenues and results of operations.

Compliance With Credit Card and Cheque Clearing Association Rules and Practices

The Optimal Division must comply with the operating rules of the various credit card associations and cheque clearing associations with which it is registered, such as the National Automated Clearing House Association for cheques. The associations could adopt operating rules with which it may be difficult or impossible for the Optimal Division to comply. In addition, cases of fraud or disputes between consumers and merchants can result in chargebacks. If the Optimal Division’s chargebacks or disputes become excessive, its processing suppliers could fine it or terminate its ability to accept credit cards or cheques for payments. The termination of its relationship with credit card or cheque clearing associations, or acquiring banks, would limit its ability to provide transaction processing services.

Acceptance of New Services

The success of the Optimal Division’s operations depends upon acceptance of its electronic payments technology by merchants. The Optimal Division may experience difficulties that could delay or prevent the successful development, introduction and marketing of new services and enhancements, or new services and enhancements may not be introduced in a timely fashion or may not adequately meet the requirements of the marketplace and achieve market acceptance.

System Failures and Internet Failure

Computer viruses, disgruntled or rogue employees, electronic break-ins, power losses, telecommunications failures, security breaches, natural disasters and similar events could damage or disrupt the functioning of the Optimal Division’s systems and those of third parties upon whom it relies, such as bank processing and credit card systems, thereby adversely affecting its business and reputation. The Optimal Division’s insurance policies may not adequately compensate it for any losses that may occur due to any failures or interruptions in these systems. Higher transaction volumes may require the Optimal Division to expand and upgrade its technology, transaction processing systems and network infrastructure. It could experience periodic, temporary capacity constraints, which may cause unanticipated system disruptions, slower response times and reduced levels of customer service. The Optimal Division may be unable to accurately project the rate or timing of increases, if any, in the use of its services or to expand and upgrade its systems and infrastructure to accommodate these increases in a timely manner. The Optimal Division has developed a formal disaster recovery plan designed to safeguard against system failures, however, there is no assurance that any disaster recovery plan that it might implement will protect it from all possible system failures.

Government Regulation of Internet Commerce

As Internet commerce continues to grow, it may become the subject of increasing government regulation. Much of the current legislation relating to commercial transactions pre-dates and may be incompatible with Internet electronic commerce. Well-established financial institutions and credit card companies may be able to influence the development of regulations that prioritize their interests to the Optimal Division’s detriment. Regulators may choose to enact or enforce legislation that restricts the Optimal Division’s operations and other aspects of the electronic commerce market. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel and personal privacy apply to the Internet.

Existing legislation in Canada, the United States and abroad regulates communications and commerce specifically. However, the application of such laws in the context of the Internet and electronic commerce is uncertain. Laws and regulations that address issues such as user privacy, pricing, online content regulation, taxation and the characteristics and quality of online services are under consideration by federal, provincial, state, local and foreign governments and agencies.

New laws or regulations relating to the Internet, or applications or interpretations of existing laws, that decrease the growth in the use of the Internet or demand for the Optimal Division’s electronic commerce services, or that increase the costs associated with providing such services or transmitting data over the Internet could adversely affect our results of operations.

Deterioration of Relationships With Banking Partners

The Optimal Division relies on strategic partnerships and suppliers to help supply, promote and distribute its services. It particularly depends upon its strategic banking relationships. The credit card association members and financial institutions that process electronic transactions have adopted guidelines that apply to online transactions. While the Company’s management believes that the Optimal Division’s operations comply with these guidelines, credit card association members and financial institutions could nonetheless decide in the future to refuse to process transactions for the Optimal Division. Such a decision could be implemented with little or no advance notice.

If such a situation occurred and the Optimal Division was not able to conclude alternative arrangements with other credit card association members or financial institutions, its ability to carry out payment transactions could be impaired or even halted.

Enforcement of Rights With Respect to Assets Held in Foreign Jurisdictions

Certain of the Optimal Division’s suppliers’ processing agreements require it to maintain cash reserves with such suppliers. In some instances, these suppliers are located in overseas jurisdictions, including the Caribbean and Europe. If a processing supplier does not release its reserves in accordance with its contractual obligations, the Optimal Division will be required to take legal action within that foreign jurisdiction. Recovering funds held as reserves through legal action in foreign jurisdictions could be costly and difficult and the diversion of resources required to pursue the funds could negatively impact financial condition and results of operations.

Infringement of Intellectual Property Rights By Unauthorized Third Parties

The Optimal Division relies upon a combination of copyright, trademark and trade secret laws, non-disclosure and release of interest in intellectual property agreements and license agreements to establish and protect its proprietary rights in its service offerings and technology. The source codes for the Optimal

Division’s service offerings and technology are protected both as trade secrets and as unpublished, unregistered copyrighted works. However, the Optimal Division currently has no patents for its service offerings and technology.

Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Optimal Division’s services or technology without authorization or to develop similar technology independently. Policing unauthorized use of its services is and will continue to be difficult, particularly in light of the global nature of the Optimal Division’s operations, and the laws of other jurisdictions may offer it little or no effective protection of its intellectual property rights. The Optimal Division relies in part on “on-screen” licenses, which are not manually signed by end-users and, therefore, may be unenforceable under some laws. The Optimal Division may bring litigation proceedings to enforce its intellectual property rights; however, such litigation, whether successful or unsuccessful, could result in substantial costs and the diversion of resources. In addition, there is no assurance that the Optimal Division’s services are not within the scope of intellectual property rights held by others, either now or in the future. If a claim is asserted against it by a third party, the Optimal Division may be forced to seek a license from that third party for the use of the applicable intellectual property. Such a license, if required, may not be available on reasonable terms or at all.

Competitive Market for Services

Potential competitors in the Optimal Division’s market include credit card association members, financial institutions, payment processors and other similar entities, some of which may have greater financial resources, more firmly entrenched market positions or greater brand recognition. These potential competitors may require that their own technology, rather than the technology of third parties such as the Optimal Division, be used in connection with their payment mechanisms. Competition is likely to intensify as the market develops and matures, which could result in downward pressure on the Optimal Division’s prices, reduce its margins and erode its market share.

The Optimal Division may not be able to identify, develop, manufacture, market or support new services or offer new services that appeal to its customers as fast as its competitors or respond effectively to technological changes or product innovations by its competitors. If the Optimal Division fails to anticipate or respond effectively to technological developments and customer requirements or experiences significant delays in product developments or roll-outs, it may lose its market share and our revenues and results of operations could be adversely affected.

Reliance on Independent Sales Agents

In addition to its internal sales and marketing efforts, the Optimal Division relies upon independent sales agents to acquire and retain its customers. Its arrangements with these independent sales agents are non-exclusive. As a result, the Optimal Division’s sales agents may enter into arrangements with its competitors that provide preferential treatment to those competitors or they may terminate their arrangements with the Optimal Division. If the Optimal Division fails to maintain strong relationships with its independent sales agents or fails to provide its independent sales agents with sufficient incentives to motivate their sales efforts, the Optimal Division’s customer base may not expand and could decrease.

Technological Defects and Product Development Delays

Services based on sophisticated technology and computing systems, such as the Optimal Division’s payment processing services, often encounter development delays, and the underlying technology may contain undetected defects when introduced or when the volume of services provided increases. The Optimal Division may experience delays in the development of its transaction processing services or the technology and computing systems underlying its services. In addition, despite testing, it is possible that the Optimal Division’s technology may nevertheless contain errors, and this could delay product launches and innovations and damage its customer relations.

Fluctuations in General Business Conditions

The current downturn in general economic conditions has caused some of the Optimal Division’s merchant customers to experience difficulty in supporting their current operations and implementing their business plans. If these merchants make fewer sales of their products and services, the Optimal Division will have fewer transactions to process, resulting in lower revenues.

In addition, in a recessionary environment, the merchants the Optimal Division serves become subject to a higher risk of insolvency, which could adversely affect its results of operations. The Optimal Division bears the credit risk for chargebacks related to billing disputes between credit card holders and merchants. If a merchant seeks protective relief under bankruptcy laws or is otherwise unable or unwilling to reimburse the Optimal Division for chargebacks borne by the Optimal Division, the Optimal Division may be liable for the full transaction amount of a chargeback.

Legal Status and Regulation of Online Gaming

In many jurisdictions there are few, if any, laws or regulations that deal directly with payment processing for online gaming transactions. The legal status of online gaming itself is uncertain in many of the jurisdictions in which the Optimal Division operates. While some jurisdictions have taken the position that online gaming is legal and have adopted or are in the process of reviewing legislation to regulate online gaming, other jurisdictions have taken the opposite view and enacted legislation to attempt to restrict or prohibit online gaming. For example, the United States Unlawful Internet Gambling Enforcement Act of 2006 prohibits any person engaged in the business of betting or wagering from knowingly accepting payments related to unlawful bets or wagers transmitted over the Internet, which resulted in the Optimal Division’s then majority owned subsidiary, FireOne Group plc, ceasing to process settlement transactions originating from United States customers that may be viewed as related to online gaming. If other governments also decide to enact legislation restricting or prohibiting online gaming activities in their jurisdictions, the Optimal Division may also have to cease processing settlement transactions in those jurisdictions. In addition, it may be exposed to adverse consequences as a result of future enforcement proceedings, governmental investigations or lawsuits initiated against the Optimal Division in jurisdictions where online gaming is or becomes restricted or prohibited, including the United States in the aftermath of the Unlawful Internet Gambling Enforcement Act of 2006. Any adverse findings, rulings or judgments rendered against the Optimal Division could involve substantial penalties, fines, injunctions or other sanctions being invoked against it and could have a material adverse effect on its business, revenues, operating results and financial condition. Any future enforcement or legal proceedings threatened or commenced against the Optimal Division relating to online gaming, whether or not ultimately successful, could involve substantial litigation expense and the diversion of the attention of key executives. The outcome of any such litigation cannot be predicted. Future regulation, lawsuits, investigations, enforcement actions or other similar actions by law enforcement or regulatory authorities, whether directed against the Optimal Division, its competitors, customers or suppliers, may also make it costly or unfeasible for the Optimal Division to continue processing transactions for gaming merchants in the jurisdictions in which it continues such processing activities. Further, any actual or threatened legislative development or regulatory proceedings in those jurisdictions that negatively affects a participant in the online gaming industry could further adversely affect the trading price of the Resulting Issuer’s common shares. From time to time, reports about regulatory initiatives, or enforcement proceedings that are or would be unfavorable to the Optimal Division or its customers or suppliers, have had a swift and negative impact on the trading price of the common shares of the Optimal Division’s former parent company. The Resulting Issuer’s shares may experience trading price volatility in the future due to such reports.

Status Under Certain Financial Services Regulations

The Optimal Division operates in an industry subject to government regulation. The Optimal Division currently is subject to money laundering regulations and might now or in the future be subject to money transmitter or electronic money regulations in various jurisdictions. If the Optimal Division is found to be in violation of any current or future regulations, it could be exposed to financial liability, including substantial fines which could be imposed on a per transaction basis and disgorgement of its profits, forced to change its business practices, or forced to cease doing business altogether or with the residents of one or more jurisdictions.

INFORMATION CONCERNING THE RESULTING ISSUER

Corporate Structure

Name and Incorporation

Upon completion of the Acquisition, the Resulting Issuer will be continued under the provisions of the OBCA and will change its name to “Card One Plus Inc.” or a similar name. The head office and the registered office of the Resulting Issuer will be Suite 502 – 40 Eglinton Avenue East, Toronto, Ontario, M4P 3A2.

Intercorporate Relationships

Following completion of the Transaction, Amalco will be a wholly-owned subsidiary of the Resulting Issuer. Amalco will be the successor company to Card One and will own the subsidiaries of Card One set out under the heading “Information Concerning The Target Company - Corporate Structure –Intercorporate Relationships”. The Resulting Issuer will have no other subsidiaries.

Narrative Description of the Business

Stated Business Objectives and Milestones

The Resulting Issuer will carry on and continue to develop the business of Card One (including the business of the Optimal Division) as described above under the heading “Information Concerning the Target Company”. The Resulting Issuer will attempt to expand the distribution networks and increase sales for Card One’s prepaid card solutions and the card not present electronic payment processing solutions of the Optimal Division. General growth objectives are set out below.

Establishment of New Banking and Processor Relationships Globally

Within the next 12 months, the Resulting Issuer seeks to establish relationships with prepaid card issuers, payment card acquiring banks and processors in strategic regions across the globe to complement the existing relationships which are in place today. Primary initial focus will be on the US, Canada and Europe. Within 18-24 months, the Resulting Issuer will seek to expand its bank and processor relationships in Asia and Latin America. These timelines may be accelerated in the event new business opportunities present themselves which justify the investment of time and resources to be in the best interest of the Resulting Issuer.

Rounding Out of Existing Sales Force

Commencing immediately and continuing for the foreseeable future, the Resulting Issuer will add to its sales efforts through the appointment of professional sales individuals on staff and / or the creation of independent sales forces to be situated in the geographic regions across the globe which present growth opportunities for the Resulting Issuer’s products and solutions.

Strengthen International Focus

With growing acceptance of electronic and card-based payments in many of the international regions and Card One’s international systems and capabilities already in place, the Resulting Issuer’s sales teams will attempt to expand its international presence by focusing their attention on the countries offering the greatest receptivity to debit and prepaid products as well as card not present electronic payment processing in a safe and secure payments environment.

Establishment of International Offices

As the Resulting Issuer’s client base grows within each region, the Resulting Issuer intends to establish local offices to be near its clients. It is expected that these offices will be staffed with sales and account management professionals to service the regional book of business established. Timing will be dictated by the number of accounts and the volume of revenue generated by the specific region to justify the incremental investment in office space and staffing.

Description of the Securities

Common Shares

The Resulting Issuer will be authorized to issue an unlimited number of common shares without nominal or par value of which, as at the date of the Closing, 47,801,907 will be issued and outstanding as fully paid and non-assessable. The holders of common shares are entitled to dividends, if, as and when declared by the board of directors, to one vote per share at meetings of the shareholders of the Issuer and, upon dissolution, to share equally in such assets of the Issuer as are distributable to the holders of common shares. All common shares to be outstanding after completion of this Transaction will be fully paid and non-assessable.

Share Purchase Warrants

Upon Closing of the Transaction, in addition to the 7,660,000 common shares issued, 3,830,000 Warrants will be issued upon deemed conversion of the Special Warrants sold pursuant to the Private Placement. Each Warrant will entitle the holder to purchase one additional common share of the Resulting Issuer at a price of $0.75 per share for a period of 24 months from the date of issuance. The Warrants will be subject to acceleration provisions. Pursuant to these provisions, if the weighted average trading price of the Resulting Issuer Shares exceeds $1.25 for any twenty consecutive trading days, the Warrants will expire 30 days after the end of such 20 trading days. See “Information Concerning The Issuer – Financing”

Compensation Options

Compensation Options were granted to various finders as consideration for assisting with the identification of purchasers under the Private Placement. Pursuant to the Transaction Agreement, the Compensation Options will be treated as options to purchase units of the Resulting Issuer. On a post-Transaction basis, taking into account the completion of the Transaction and the Card One Consolidation,

444,000 Compensation Options will be outstanding (assuming no Compensation Options are exercised prior to the completion of the Transaction). Each Compensation Option will entitle the holder to acquire one Compensation Unit for a price of $0.50 at any time prior to September 2, 2010. Each Compensation Unit will consist of one Resulting Issuer Share and one-half of one Compensation Warrant. Each whole Compensation Warrant will entitle the holder to purchase one additional Resulting Issuer Share at a price of $0.75 at any time prior to September 2, 2010.

The Compensation Options and the underlying Compensation Warrants will be subject to acceleration provisions. Pursuant to these provisions, if the weighted average trading price of the Resulting Issuer Shares exceeds $1.25 for any twenty consecutive trading days, the Compensation Options and any outstanding Compensation Warrants will expire 30 days after the end of such 20 trading days.

Agent’s Warrants

The Issuer granted Blackmont and its sub-agents 150,000 IPO Agent’s Options in connection with its Initial Public Offering. These options will remain outstanding after the Transaction but will be adjusted to reflect the SMCC Consolidation. As a result of such adjustment, at Closing Blackmont and its sub agents will hold 100,000 IPO Agent’s Options. Each option will entitle the holder to purchase one Resulting Issuer Share at a price of $0.30 per share until August 15, 2009.

Pro Forma Consolidated Capitalization

Pro Forma Consolidated Capitalization

Designation of Security	Amount Authorized to be Issued	Amount Outstanding After Giving Effect to the Transaction
Common	Unlimited	47,801,907(1)(2)

(1) In addition, options to purchase up to 6,291,665 Resulting Issuer Shares will be outstanding upon Completion of the Qualifying Transaction. See “Information Concerning the Resulting Issuer – Options to Purchase Securities”.
(2) As at June 30, 2008, the Issuer had a shareholders’ deficit of $162,040. As at June 30, 2008, Card One had a shareholders’ deficit of $126,345. As at June 30, 2008, the Optimal Division had shareholders equity of US$14,785,000.

Fully Diluted Share Capital

	Shares Outstanding After Giving Effect to the Transaction
	Number	Percentage
Resulting Issuer Shares Issued Immediately Prior to the Closing	2,833,334(1)	4.18%
Reserved for Issuance in Exchange for Card One Shares on Closing of the Transaction	34,364,573	50.65%
Stock Options Granted to Directors, Officers, Employees and Consultants of Card One Before Closing of the Transaction	6,178,333(3)	9.11%

Resulting Issuer Shares to be Issued as a result of Conversion of Special Warrants Sold in the Private Placement	7,660,000	11.29%
Reserved for Issuance Under Stock Options Previously Granted by the Issuer	280,000(2)	0.41%
Reserved for Issuance Pursuant to the IPO Agent’s Options	100,000(2)	0.15%
Resulting Issuer Shares to be Issued Under Contractual Agreements	2,500,000	3.68%
Warrants Granted by Card One Before Closing of the Transaction	9,431,592(3) (4)	13.90%
Warrants Outstanding as a result of Conversion of Special Warrants Sold in the Private Placement	3,830,000(3)	5.65%
Resulting Issuer Shares to be Issued upon exercise of the Compensation Units	444,000(3)	0.65%
Compensation Warrants Which will be Outstanding upon exercise of the Compensation Units	222,000(3)	0.33%
Total:	67,843,832	100

(1) Shares of the Issuer outstanding, adjusted to reflect the completion of the SMCC Consolidation.
(2) Adjusted to reflect the completion of the SMCC Consolidation.
(3) Adjusted to reflect the completion of the Card One Consolidation.
(4) 1,200,000 of such warrants have been conditionally granted for the purposes of settling a shareholder dispute, subject to definitive settlement documentation being executed.

All Resulting Issuer Shares to be issued pursuant to the Transaction are subject to the approval of the Exchange. If any of the Resulting Issuer Shares proposed to be issued are not approved by the Exchange, the number of Resulting Issuer Shares to be issued will be adjusted to such number as is approved by the Exchange.

Available Funds and Principal Purposes

As at the date of this Filing Statement, the Company had raised aggregate proceeds of $3,830,000 from the Private Placement. Those funds were available to the Company prior to Closing and were utilized as follows:

Payroll and Related Expenses	$1,025,735
Contribution to Optimal Acquisition	$800,000
General & Administrative Expenses, Financing Finders Fees	$449,150
Legal, Accounting, Administration Support	$799,600
Technology (Hardware & Software)	$31,742
Business Development, Marketing and Media	$343,083
Unassigned Working Capital for Business Operations & Expansion	$380,690

Total:	$3,830,000

Management of the Resulting Issuer intends to fund ongoing operations of the Resulting Issuer from revenues received from the business of Card One, including the Optimal Division. Available funds will be used for technology enhancement, business development, marketing and to fund ongoing operations. Management will determine how funds will be allocated based on their assessment of the needs and priorities of the business of the Resulting Issuer. See “Information Concerning the Resulting Issuer –Available Funds and Principal Purposes”.

Dividends

There are no restrictions in the Resulting Issuer’s articles or elsewhere that would prevent the Resulting Issuer from paying dividends following the completion of the Qualifying Transaction. However, it is anticipated that all available funds will be invested to finance the growth of the Resulting Issuer’s business and, accordingly, it is not contemplated that any dividends will be paid on the Resulting Issuer Shares in the immediate or foreseeable future. The directors of the Resulting Issuer will determine if, and when, dividends will be paid in the future based on the Resulting Issuer’s strategy and financial position.

Principal Securityholders

To the knowledge of the Issuer and Card One, after giving effect to the Transaction, other than the persons listed below no Person will own, directly or indirectly, or exercise control or direction over 10%

or more of any class of voting securities of Resulting Issuer Shares:

Name and Municipality of Residence of Shareholder	Number of Resulting Issuer Shares Held(3)	Percentage of Class of Outstanding Resulting Issuer Shares	Number of Resulting Issuer Shares Held on a Fully Diluted Basis	Percentage of Class of Outstanding Resulting Issuer Shares Held on a Fully Diluted Basis
Jonathan C. Marcus	5,000,000	10.46%	5,916,617	8.9%
Markham, Ontario

Joel M. Leonoff(1)	5,000,000	10.46%	5,916,617	8.9%
Gibraltar

Morrie Tobin(2)	6,300,000	13.18%	7,450,000	11.2%
Toronto, Ontario

(1) These shares are held by Carjan Holdings Limited, a private company controlled by Mr. Leonoff.
(2) A total of 5,900,000 of these shares are held by Emerson Financial Corp., a private company controlled by Mr. Tobin. The remaining 400,000 are held by the Tobin Family Trust.
(3) Except as set out in notes (1) and (2), the shareholders listed in the table are the holders of record and the beneficial owners of the shares listed in the table.

Directors, Officers and Promoters

Name, Address, Occupation and Security Holdings

The following table provides the names, municipalities of residence, principal occupations, positions and number of voting securities of the Resulting Issuer that each of the directors and executive officers will beneficially own, directly or indirectly, or exercise control over, assuming the completion of the Transaction:

Name and Municipality of Residence and Position with the Company	Director/ Officer Since	Principal Occupation for the Past Five Years	Common Shares Beneficially Owned Directly or Indirectly (1) (at the date of this Filing Statement)
Jonathan Marcus(2) President, CEO and Director Markham, Ontario	Director of Card One since November 1, 2007 Officer of Card One since January 1, 2008	Management Consultant for Card One, from October 1, 2007 to January 1, 2008, interim President and CEO of Card One from January 1, 2008 to May 12, 2008, President and CEO of Card One from May 12, 2008 to present. Chief Marketing and sales Officer of Moskowitz Jacobs Inc. from July 2006 to September 2007, , Vice-President of Global Co-Branding for MasterCard International from May 1998 to June 2006	5,000,000

Praveen Varshney(2) Director Vancouver, British Columbia	Director of the Issuer since March 15, 2007	Director of Varshney Capital Corp. since 1999	333,333
David Rector(2) Director Walnut Creek, California, USA	Director of Card One since July 9, 2007	Principal of The David Stephen Group since July 1985	Nil
Joel Leonoff Director Gibraltar	Director of Card One since February 13, 2008	President and Director of 2962594 Canada Inc. since 1994; Chief Operating Officer of Partygaming PLC from May 2006 to May 2007	5,000,000
Sri Ramachandran CFO Keswick, Ontario	CFO of Card One since June 15, 2008	CFO of Card One since June 15, 2008;
Manager, Accounting & Reporting –
Travelex Canada Limited from February
2007 to June 2008; Corporate Controller,
FundEX Investments Inc. from April 2003
		to January 2007	Nil
Daniel Chazonoff President of Optimal Division Montreal, Quebec	Various executive positions with Optimal Payments, Inc. since 1999, including Chief Operating Officer and Chief Technology Officer President of Optimal Division since October 1, 2008	President of Optimal Division since October 1, 2008 and Chief Operating Officer and Chief Technology Officer of Optimal Payments Division of Optimal Group, Inc. since September 1999	Nil

(1) Does not include options to purchase Common Shares held by directors and officers. See “Options to Purchase Securities”.
(2) Denotes a member of the Audit Committee of the Company. The Resulting Issuer will not have any other committees on Closing of the Transaction. Consideration will be given to the creation of additional committees of the directors after Closing as necessitated by the Resulting Issuer’s circumstances and by prevailing corporate governance practices.

The term of office of the directors will expire annually at the time of the Resulting Issuer’s annual general meeting. The term of office of the officers expires at the discretion of the Resulting Issuer’s directors. Other than as disclosed under the heading “Information Concerning the Target Company – Management Contracts”, none of the Company’s directors or officers have entered into non-competition or non-disclosure agreements with the Company. However, the Company’s code of ethics contains confidentiality and non-competition provisions requiring the Company’s directors and officers to maintain confidentiality respecting the Company’s business and operations and governing competition and conflict of interest in connection with their activities as directors and officers of the Company.

The directors and officers of the Company anticipate that they will dedicate the following percentage of their time to the affairs of the Company: Jonathan Marcus, 100%; Praveen Varshney, 10%; David Rector, 10%; Joel Leonoff, 25%; Sri Ramachandran, 100%; and Danny Chazonoff, 100%.

Upon completion of the Transaction, the directors and officers of the Resulting Issuer as a group will own beneficially, directly or indirectly or exercise control or discretion over an aggregate of 10,333,333 Common Shares of the Company, which is equal to 21.62% of the Resulting Issuer Shares currently issued and outstanding.

Management

Jonathan Marcus (Age: 39), Markham, Ontario – Director, President and CEO

Mr. Marcus will be employed by the Resulting Issuer as President and Chief Executive Officer. Mr. Marcus worked for 8 years at MasterCard Intermational as Vice President, Global Co-Branding. He was Chief Marketing and Sales Officer of Moskowitz Jacobs Inc. from July 2006 to September 2007. Mr. Marcus earned a Bachelor of Science in Business Administration from the University of Delaware in 1991 and Master of International Management from Thunderbird School of Global Management in 1993.

Sri Ramachandran (Age: 54), Keswick, Ontario – CFO

Mr. Ramachandran will be employed by the Resulting Issuer as Chief Financial Officer. Mr. Ramachandran has over 20 years of accounting and financial management experience within various industries. His career experiences include over 6 years with Sun Life Financial as a financial analyst, nearly 4 years as Corporate Controller at FundEX Investment Services, and with Travelex Canada Ltd. as a manager, accounting & reporting, for over a year. Mr. Ramachandran is a member of the Certified General Accountant’s Association of Canada-CGA., Certified Public Accountant (Lic. Oregon - USA)- CPA, Chartered Certified Accountant (UK)- FCCA, Certified Management Accountant(USA)- CMA, and Chartered Management Accountant (UK)-FCMA.

Daniel Chazonoff (age 45), Montreal, Quebec - President of Optimal Division

Mr. Chazonoff will be employed by the Resulting Issuer as President of the Optimal Division. Mr. Chazonoff has acted as President of the Optimal Division since October 1, 2008 and as Chief Operating Officer and Chief Technology Officer of Optimal Payments, Inc. since September, 1999. Mr. Chazonoff acted as Vice President of management information systems and web development at BCE Emergis, Inc. from August 1998 to October 1999. Mr. Chazonoff received his MBA from Concordia University in 1997 and a Bachelor of Commerce degree from McGill University in 1985.

Promoter Consideration

Jonathan Marcus may be considered to be a promoter of the Resulting Issuer within the meaning of the Securities Act (Ontario). In addition, Rahim Jivraj, President, Chief Executive Officer, Chief Financial Officer and a director of the Issuer, and Morrie Tobin may be considered to be promoters of the Issuer. The shareholdings of Mr. Marcus are disclosed elsewhere in this Filing Statement. Assuming completion of the Transaction and assuming no Resulting Issuer Shares are purchased by him pursuant to the Private Placement, Mr. Jivraj will be the beneficial owner of 333,333 Resulting Issuer Shares on a post-Consolidation basis. Assuming completion of the Transaction and assuming no Resulting Issuer Shares are purchased by him pursuant to the Private Placement, Mr. Tobin will have control and direction over 6,300,000 Resulting Issuer Shares on a post-Consolidation basis.

In addition, Mr. Tobin’s consulting company, International Capital Advisory Inc. (“ICA”), is a party to an advisory consulting agreement with the Company dated August 10, 2006 (the “Advisory Agreement”). Pursuant to the Advisory Agreement, ICA has agreed to, among other things, assist the Company in developing a long-term capital market strategy as well as introducing the Company to various institutional investors and money managers. ICA has also agreed to assist the Company in identifying merger opportunities. Under the Advisory Agreement, ICA is to be paid a $75,000 fee (now paid) and will be entitled to a $5,000 per month consulting fee, payable by the Company, for a period of 12 months following the completion of the Transaction.

As well, Mr. Tobin entered into an agency agreement with the Company on May 29, 2006 (the “Agency Agreement”). In accordance with the terms of the Agency Agreement, Mr. Tobin was authorized to a negotiate transaction with Party Gaming Plc (herein “Party Poker”) and other merchants who may use prepaid cards on behalf of the Company. As a result of Mr. Tobin’s efforts, the Company entered into a merchant services contract with Party Poker on May 9, 2007. In consideration for the services provided by Mr. Tobin under the Agency Agreement, the Company is required to pay Mr. Tobin 4% of Net Transaction Fees (as defined in the Agency Agreement) received by the Company in relation to the merchants (including Party Poker) that were introduced to the Company by Mr. Tobin. In addition, the Company issued 12,000,000 common shares (pre-Consolidation) to Mr. Tobin in respect of his role in securing a transaction with Party Poker and the Company. Under the terms of the Agency Agreement, Mr. Tobin is also entitled to a payment of 5% of the Gross Transaction Consideration (as defined in the Agency Agreement) paid to or from the Company in relation to a sale of assets of the Company, the purchase of assets of a third party by the Company or any amalgamation, take-over, or similar transaction that occurred due to an introduction made by Mr. Tobin. Mr. Tobin has, however, waived his entitlement to receive 5% of the Gross Transaction Consideration with respect to the Transaction. The Agency Agreement will expire on May 29, 2011.

Other than as disclosed in this Filing Statement, no promoter of the Resulting Issuer and no person who has, within the last 2 years, been a promoter of the Issuer or Card One, will receive anything of value directly or indirectly from the Resulting Issuer, including money, property, contracts, options or rights. There is currently no arrangement pursuant to which the Resulting Issuer or a subsidiary of the Resulting Issuer will receive assets from any promoter of the Issuer or Card One or any person who will be a promoter of the Resulting Issuer. In addition, no assets have been received by the Issuer, Card One or any subsidiary of Card One during the last 2 years from any promoter of the Issuer or Card One or any person who will be a promoter of the Resulting Issuer.

Corporate Cease Trade Orders or Bankruptcies

No proposed director, officer or Promoter of the Resulting Issuer and no securityholder anticipated to hold a sufficient number of securities of the Resulting Issuer to affect materially control of the Resulting Issuer is, or within ten years before the date of this Filing Statement, has been, a director, officer or Promoter of any other issuer that, while that person was acting in that capacity, was the subject of a cease trade or similar order, or an order that denied such issuer access to any exemptions under applicable securities laws, for a period of more than 30 consecutive days or became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Penalties or Sanctions

No proposed director, officer or Promoter of the Resulting Issuer, or a securityholder of the Resulting Issuer anticipated to hold a sufficient number of securities of the Resulting Issuer to affect materially the control of the Resulting Issuer, has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or has been subject to any other penalties or sanctions imposed by a court or regulatory body or self-regulatory authority that would likely be considered important to a reasonable investor in making an investment decision.

Personal Bankruptcies

No proposed director, officer, or Promoter of the Resulting Issuer, or a securityholder of the Resulting Issuer anticipated to hold a sufficient number of securities of the Resulting Issuer to affect materially the control of the Resulting Issuer, or a personal holding company of any such persons has, within the 10 years before the date of this Filing Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or has been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold such person’s assets.

Conflicts of Interest

There are potential conflicts of interest to which the directors, officers, Insiders and Promoters of the Resulting Issuer may be subject in connection with the operations of the Resulting Issuer. All of the directors, officers, Insiders and Promoters are engaged in and will continue to be engaged in corporations or businesses which maybe in competition with the Resulting Issuer for businesses opportunities. Accordingly, situations may arise where the directors, officers, Insiders and Promoters will be in direct competition with the Resulting Issuer. Conflicts, if any, will be subject to the procedures and remedies as provided under the Business Corporations Act.

Other Reporting Issuer Experience

The following table sets out the directors, officers and Promoter(s) of the Resulting Issuer that are, or have been within the last five years, directors, officers or Promoters of other issuers that are or were reporting issuers in any Canadian jurisdiction:

Name of Director, Officer or Promoter	Name of Reporting Issuer	Jurisdiction of Reporting Issuer	Name of Exchange or Market	Position	Term
Praveen Varshney	Bayswater Uranium Corp.	AB, BC	TSX-V	Director	December 2007 - present
	BCY Resources Inc.	AB, BC, ON	TSX-V	Director	July 2007 - present
	Spring & Mercer Capital Corp.	AB, BC	TSX-V	Director	March 2007 - present
	Afrasia Mineral Fields Inc.	AB, BC	TSX-V	Director President	January 1995- present January 1995 - present
	JER Envirotech International Corp.	AB, BC	TSX-V	Director CFO President	December 2001 - present December 2001 June 12, 2007 June 2003 - May 2004
	Arris Resources Inc.	AB, BC, ON	CNQ/OTC	Director CFO	September 1991 - June 2006 September 2003 - June 2006
	Camphor Ventures Inc.	BC	TSX-V	Director	November 1992 – April 2007
	Carmanah Technologies Corporation	AB, BC, ON	TSX	Director CFO	December 1999 – May 2008 June 2001 – August 2007
	Hastings Resources Corp. (formerly Consolidated Global Technologies Inc.)	AB, BC	TSXV	Director President	May 2002 - March 2005 and November 2006 - present May 2002 – November 2003 and November 2006 – May 2008

				CFO	November 2003 – March 2005
	CY Oriental Holdings Ltd.	AB, BC, ON	TSX-V	CFO	February 2006 – February 2007
	Northern Canadian Uranium Inc.	AB, BC	TSX-V	Director President	January 2006 – December 2007 January 2006 – December 2007
	Uniserve Communication Corp. (formerly Technovision Systems Inc. – amalgamated with Axion Communications Inc.)	AB, BC, ON	TSX-V	Director	December 2002 – January 2005
	Canada Zinc Metals	AB, BC	TSX-V	CFO	June 2005 - present
	Quicksilver Ventures Inc.	BC	TSX-V	Director	November 1999 – February 2004
	Fortriu Capital Corp.	AB, BC, ON	TSX-V	CFO	March 2008 - present
David Rector	Senesco Technologies Inc.	USA	Amex	Director	February 2002 - present
	Dallas Gold & Silver Exchange	USA	Amex	Director	May 2003 – present
	Nanoscience Technologies, Inc.	USA	OTCBB	Director	May 2004 – December 2006
	RX Elite, Inc.	USA	OTCBB	Director	October 2007 - present
Joel Leonoff	Madacy Entertainment	All Provinces & Territories of Canada	TSX	Director	May 2005 – May 2006
	Partygaming PLC	Gibraltar	LSE	Chief Operating Officer	May 2006 – May 2007
Daniel Chazonoff	Optimal Group, Inc.	BC, AB, ON, QC, USA	Nasdaq	COO, CTO of Optimal Payments Division	1999 - 2008

Executive Compensation

The following table discloses the anticipated compensation to be paid to or awarded to the Resulting Issuer’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (the “Named Executive Officers”) during the 12 month period after the Closing of the Transaction.

Summary Compensation Table

	Annual Compensation			Long Term Compensation
				Awards	Payouts
Restricted
				Securities	Shares
				Under	or
Name and			Other	Options/	Restricted		All other
Principal			Annual	SARs	Share	LTIP	Compen-
Position	Salary	Bonus	Compensation	Granted	Units	Payouts	sation
(#) (3)
Jonathan Marcus,	$250,000	(1)	Nil	916,667	Nil	Nil	(2)
President, Chief
Executive Officer and
Director

Sri Ramachandran,	$150,000	Nil	Nil	266,667	Nil	Nil	Nil
Chief Financial Officer

Moshe Mikanovsky,	$134,375	Nil	Nil	200,000	Nil	Nil
Chief Technology							Nil
Officer

Daniel Chazonoff,	$175,000	(4)	Nil	666,667	Nil	Nil	(4)
President of Optimal
Division

(1) Bonuses to be paid annually at the discretion of the Resulting Issuer’s board of directors. See “Information Concerning the Target Company – Management Contracts”.
(2) Mr. Marcus receives a monthly automobile allowance of $850 and is entitled to receive a one time $50,000 signing bonus upon the Company raising gross proceeds of $2,500,000. See “Information Concerning the Target Company – Management Contracts”.
(3) These options were granted on September 30, 2008 and are exercisable for a period of 5 years at $0.50 per Resulting Issuer Share.
(4) Mr. Chazonoff, who is currently the President of the Optimal Division, is a party to an employment agreement dated February 11, 2003, as amended February 25, 2004 with Terra Payments Inc. (now known as the Optimal Group, Inc.). Mr. Chazonoff’s employment was assumed by 7012985 Canada Inc. in connection with the Optimal Acquisition. Under his employment agreement, Mr. Chazonoff is entitled to receive a monthly car allowance of $850 and is entitled to participate in a bonus plan. It is anticipated that Mr. Chazonoff will enter into a revised employment with 7012985 Canada Inc. over the next several months.

Long-Term Incentive Plan Awards

The Issuer does not anticipate that the Resulting Issuer will have any long-term incentive plans during the next 12 months.

Option/SAR Grants

The Issuer has no current plans with respect to options grants during the upcoming 12 months. Options which will have been granted to Named Executive Officers on Closing are shown under the heading “Options to Purchase Securities” below. It is not anticipated that any additional options will be granted to these individuals during the 12 months after Closing of the Transaction.

Indebtedness of Directors and Officers

No person who is, or was during the most recently completed financial year of the Issuer, a director or officer of the Issuer or any associate thereof, is or has been at any time during the last financial year of the Issuer indebted to the Issuer or any of its subsidiaries. No person who is, or was during the most recently completed financial year of Card One, a director or officer of Card One or any associate thereof, is or has been at any time during the last financial year of Card One indebted to Card One or any of its subsidiaries. As at the date of this Filing Statement, no director, officer or employee of the Issuer or Card One and no proposed director, officer or employee of the Resulting Issuer will be indebted to the Resulting Issuer or a subsidiary of the Resulting Issuer.

Investor Relations Arrangements

The Resulting Issuer is not party to any promotional or investor relations arrangements.

Options to Purchase Securities

Incentive Stock Options

The following table lists incentive stock options which will be held, pursuant to the Resulting Issuer Stock Option Plan, by directors, officers, employees and consultants of the Resulting Issuer and directors and officers of the Issuer who will not be directors or officers of the Resulting Issuer.

Optionee	Number of	Exercise	Market	Expiry Date
	Resulting	Price	Value on
	Issuer Shares		Date of
			Grant
Jonathan Marcus	916,667	$0.50	N/A(2)	September 30, 2013
President, CEO and Director of the
Resulting Issuer

Praveen Varshney,	93,333(1)	$0.30(1)	N/A(2)	August 30, 2009
Director of the Resulting Issuer

David Rector	120,000	$0.50	N/A(2)	September 30, 2013
Director of the Resulting Issuer

Joel Leonoff	916,667	$0.50	N/A(2)	September 30, 2013
Director of the Resulting Issuer

Sri Ramachandran	266,667	$0.50	N/A(2)	September 30, 2013
Chief Financial Officer of the Resulting
Issuer

Daniel Chazonoff	666,667	$0.50	N/A(2)	September 30, 2013
President of Optimal Division

Consultants of Resulting Issuer (as a	850,000	$0.50	N/A(2)	September 30, 2013
group)

Employees of Resulting Issuer (as a	2,441,667	$0.50	N/A(2)	September 30, 2013
group)

Rahim Jivraj	93,333(1)	$0.30(1)	N/A(2)	August 30, 2009
Director, President, CEO, CFO and
Secretary of the Issuer

Lorne Gertner	93,333(1)	$0.30(1)	N/A(2)	August 30, 2009
Director of the Issuer

Total:	6,458,333

(1) Original options granted by the Issuer prior to listing on the Exchange, with the price & number of options adjusted to reflect the SMCC Consolidation.
(2) These options were granted prior to the Issuer’s listing on the Exchange. Consequently, no market value can be established.

Terms of the Resulting Issuer Stock Option Plan

The Issuer and Card One have agreed that the Issuer will adopt a new stock option plan on Closing which will replace the existing 2007 Stock Option Plan. The Resulting Issuer Stock Option Plan will permit the grant of options to purchase that number of Resulting Issuer Shares which is equal to 15% of the total number of Resulting Issuer Shares issued and outstanding upon completion of the Transaction. The purpose of the Plan is to provide incentive to employees, directors, officers, management companies and consultants who provide services to the Resulting Issuer and reduce the cash compensation the Resulting Issuer would otherwise have to pay. The options shown in the table above will be subject to the terms of the Resulting Issuer Stock Option Plan.

It is proposed that a total of 6,458,333 common shares will be reserved for issuance pursuant to the exercise of options granted under the Plan (including all options granted by the Issuer prior to the adoption of the Plan and still outstanding upon Closing). Any new options will be granted under the Plan.

The following is a summary of the material terms of the Resulting Issuer Stock Option Plan:

Number of Shares Reserved. The number of common shares which may be issued pursuant to options granted under the Resulting Issuer Stock Option Plan shall not at any time exceed 7,170,286 common shares (15% of the number of Resulting Issuer Shares that will be outstanding upon Closing of the Transaction) without par value in the capital of the Resulting Issuer (including all options granted by the Issuer prior to the adoption of the Resulting Issuer Stock Option Plan).

Maximum Term of Options. The term of any options granted under the Resulting Issuer Stock Option Plan will be fixed by the board of directors of the Resulting Issuer and may not exceed five years from the date of grant. The options are non-assignable and non-transferable.

Exercise Price. The exercise price of options granted under the Resulting Issuer Stock Option Plan will be determined by the board of directors of the Resulting Issuer, provided that it is not less than the price permitted by the Exchange, or, if the shares are no longer listed on the Exchange, then such other exchange or quotation system on which the shares are listed or quoted for trading.

Amendment. The terms of an option may not be amended once issued under Exchange requirements. If an option is cancelled prior to the expiry date, the Resulting Issuer shall not grant new options to the same person until 30 days have elapsed from the date of cancellation.

Vesting. Options granted under the Resulting Issuer Stock Option Plan will vest in stages, with 25% of the options granted vesting on the date of grant and 25% vesting every 6 months thereafter.

Termination. Any options granted pursuant to the Resulting Issuer Stock Option Plan will terminate generally within 30 days of the option holder ceasing to act as a director, officer, or employee of the Resulting Issuer or any of its affiliates, and within generally 30 days of the option holder ceasing to act as an employee engaged in investor relations activities, unless such cessation is on account of death. If such cessation is on account of death, the options will terminate on the first anniversary of such cessation. If such cessation is on account of cause, or terminated by regulatory sanction or by reason of judicial order, the options will terminate immediately. Options that have been cancelled or that have expired without having been exercised will continue to be issuable under the Resulting Issuer Stock Option Plan. The Resulting Issuer Stock Option Plan also provides for adjustments to outstanding options in the event of any consolidation, subdivision, conversion or exchange of Resulting Issuer Shares.

Administration. The Resulting Issuer Stock Option Plan will be administered by the board of directors of the Resulting Issuer or senior officer or employee to which such authority is delegated by the board from time to time.

Board Discretion. The Resulting Issuer Stock Option Plan provides that, generally, the number of shares subject to each option, the exercise price, the expiry time, the extent to which such option is exercisable, and other terms and conditions relating to such options shall be determined by the board of directors of the Resulting Issuer or senior officer or employee to which such authority is delegated by the board from time to time and in accordance with Exchange requirements. The number of option grants, in any 12 month period, may not result in the issuance to any one optionee which exceed 5% of the outstanding common shares of the Resulting Issuer (unless the Resulting Issuer is a Tier 1 issuer and has obtained the requisite disinterested shareholder approval), or the issuance to a consultant or an employee engaged in investor relations activities which exceed 2% of the outstanding common shares of the Resulting Issuer.

Agent’s Options

The Issuer granted Blackmont Capital Inc. and its sub-agents 150,000 IPO Agent’s Options in connection with the Issuer’s Initial Public Offering. The following IPO Agent’s Options will remain outstanding after the completion of the Transaction , taking into account the SMCC Consolidation:

Optionee	Number of Resulting	Exercise Price	Market Value	Expiry Date
	Issuer Shares		on Date of
			Grant
Blackmont Capital Inc.	73,333	$0.30	N/A	August 15, 2009
Sub-Agents	26,667	$0.30	N/A	August 15, 2009

Escrowed Securities

A number of the Resulting Issuer Shares will be subject to escrow pursuant to the policies of the Exchange and pursuant to voluntary arrangements made between the parties in connection with the negotiation of the Transaction Agreement and the Debt Financing. The five categories of escrow shares which will exist upon Completion of the Qualifying Transaction are as follows:

(i)	Resulting Issuer Shares which will be issued to current principals of the Issuer who will not be principals of the Resulting Issuer (the “CPC Escrow Shares”);
(ii)	Resulting Issuer Shares which will be issued to certain principals of Card One and certain other parties to the Transaction, all of whom have agreed to have their Resulting Issuer Shares subject to 6 year escrow pursuant to the terms of the Transaction Agreement (the “Voluntary Escrow Shares”);
(iii)	Resulting Issuer Shares which will be issued to certain shareholders of Card One and will be subject to escrow requirements pursuant to the Exchange’s seed share resale rules (the “SSRR Escrow Shares”); and
(iv)	Resulting Issuer Shares which will be issued in exchange for the bonus shares issued by Card One in connection with the Debt Financing (the “Debt Financing Escrow Shares”). Refer to “Information Concerning the Target Company - Acquisition of Optimal Assets – Acquisition Financing – Debt Financing”.

CPC Escrow Shares

The following table sets out, as of the date hereof and to the knowledge of the Issuer, the name and municipality of residence of the beneficial holders who will hold Resulting Issuer Shares that will be CPC Escrow Shares.

		Prior to Giving Effect to the		After Giving Effect to the
		Transaction		Transaction
Name and Municipality of Residence of Securityholder	Designation of class	Number of securities held in escrow(1)	Percentage of class(1)	Number of securities to be held in escrow(2)	Percentage of class(2)
Praveen Varshney	Common	500,000	18.2%	333,333	0.7%
Vancouver, British
Columbia
Rahim Jivraj	Common	500,000	18.2%	333,333	0.7%
Vancouver, British
Columbia
Lorne Gertner	Common	500,000	18.2%	333,333	0.7%
Toronto, Ontario
Duke Trading(3)	Common	200,000	7.27%	133,333	0.28%

(1) On a pre-Consolidation basis.
(2) On a post-Consolidation basis.
(3) Duke Trading is a company of which Dean Duke is the sole shareholder, director, and officer.

The CPC Escrow Shares are subject to a Form 2F – CPC Escrow Agreement dated April 27, 2007 among the forgoing shareholders and Pacific Corporate Trust Company as escrow agent, pursuant to the policies of the Exchange. Under the CPC Escrow Agreement, 10% of the CPC Escrow Shares will be released from escrow on the issuance of the Final Exchange Bulletin (the “Initial Release”) and an additional 15% will be released on each of the dates which are 6 months, 12 months, 18 months, 24 months, 30 months and 36 months following the Initial Release.

Voluntary Escrow Shares

Certain principals of Card One and certain other parties to the Transaction who will be receiving Resulting Issuer Shares on Closing have agreed to have their Resulting Issuer Shares subjected to a voluntary 6 year escrow arrangement pursuant to the terms of the Transaction Agreement. The following table sets out, as of the date hereof and to the knowledge of the Company, the name and municipality of residence of the beneficial holders who will hold Resulting Issuer Shares that will be Voluntary Escrow Shares.

		Prior to Giving Effect to the Transaction		After Giving Effect to the Transaction
Name and Municipality of Residence of Securityholder	Designation of class	Number of securities held in escrow(1)	Percentage of class(1)	Number of securities to be held in escrow(2)	Percentage of class(2)
Jonathan Marcus	Common	Nil	Nil	5,000,000	10.46%
President, CEO and
Director
Markham, Ontario

Varshney Capital Corp.(3)	Common	Nil	Nil	2,500,000	5.23%
Vancouver, British
Columbia

David Rector	Common	Nil	Nil	Nil	Nil
Director
Walnut Creek, California

Joel Leonoff	Common	Nil	Nil	5,000,000(4)	10.46%
Director
Gibraltar

Sri Ramachandran	Common	Nil	Nil	Nil	Nil
CFO
Keswick, Ontario

Daniel Chazonoff	Common	Nil	Nil	Nil	Nil
President of Optimal
Division
Montreal, Quebec

Morrie Tobin	Common	Nil	Nil	5,000,000(5)	10.46%
Toronto, Ontario

(1) On a pre-Consolidation basis.
(2) On a post-Consolidation basis.
(3) Varshney Capital Corp. is a private company owned by Hari Varshney, Peeyush Varshney and Anuja Varshney. Anuja Varshney is the wife of Praveen Varshney, a director of the Issuer and a proposed director of the Resulting Issuer.
(4) These shares are held by Carjan Holdings Limited, a private company controlled by Mr. Leonoff.
(5) These shares are held by Emerson Financial Corp., a private company controlled by Mr. Tobin.

Equity Transfer & Trust Company will act as escrow agent in connection with the deposit and escrow of the Voluntary Escrow Shares. Under the terms of the voluntary escrow arrangement agreed to by the holders of the Voluntary Escrow Shares, the Voluntary Escrow Shares will be released from escrow as follows:

Percentage Released	Release Date
5%	6 months from date of Final Exchange Bulletin
5%	12 months from date of Final Exchange Bulletin
5%	18 months from date of Final Exchange Bulletin
5%	24 months from date of Final Exchange Bulletin
10%	30 months from date of Final Exchange Bulletin
10%	36 months from date of Final Exchange Bulletin
10%	42 months from date of Final Exchange Bulletin
10%	48 months from date of Final Exchange Bulletin
10%	54 months from date of Final Exchange Bulletin
10%	60 months from date of Final Exchange Bulletin
10%	66 months from date of Final Exchange Bulletin
10%	72 months from date of Final Exchange Bulletin

SSRR Escrow Shares

In certain circumstances the Exchange will impose seed share resale restrictions (“SSRRs”) on non-principals of a company in connection with a Qualifying Transaction. The SSRRs impose hold periods of varying lengths on shareholders who receive shares of a resulting issuer prior to or in connection with a Qualifying Transaction. Whether a hold period will apply, and the length and type of hold period which will apply, is determined with reference to the price per security paid by the shareholder and the length of time his or her securities have been held prior to the date the Exchange provides conditional acceptance of the Qualifying Transaction.

In the Resulting Issuer’s case, pursuant to the SSRRs, a total of 10,496,293 Resulting Issuer Shares held by 44 shareholders will be placed in escrow in accordance with the terms of a Tier 1 value security escrow agreement. Equity Transfer & Trust Company will act as escrow agent in connection with the deposit and escrow of the SSRR Escrow Shares. Under the terms of the escrow agreement, these Resulting Issuer Shares will be released as follows:

Release Date	Percentage of Shares Released
At the time of the Final Exchange Bulletin	25%
6 months after the date of the Final Exchange Bulletin	25%
12 months after the date of the Final Exchange Bulletin	25%
18 months after the date of the Final Exchange Bulletin	25%

Debt Financing Escrow Shares

On September 22, 2008, the Company entered into certain loan agreements with various lenders as more particularly described under “Information Respecting the Target Company – Acquisition of Optimal Assets – Acquisition Financing – Debt Financing”. Pursuant to the loan agreements each lender was issued bonus shares as consideration for advancing funds under the loan agreements. Pursuant to an escrow agreement dated September 22, 2008 between the Company, the lenders and Aird & Berlis LLP as escrow agent, the lenders agreed to place the bonus shares they received pursuant to the loan agreements in escrow. The following table sets out the number of Debt Financing Escrow Shares to be held in escrow pursuant to this escrow agreement:

		Prior to Giving Effect to the		After Giving Effect to the
		Transaction		Transaction
				Number of
Name and Municipality		Number of		securities to be
of Residence of	Designation	securities held	Percentage of	held in	Percentage
Securityholder	of class	in escrow	class	escrow(1)	of class(1)
Cattermole Group	Common	Nil	Nil	100,000	0.21%
9156 – 3882 Quebec Inc.	Common	Nil	Nil	778,654	1.63%
897032 Alberta Inc. (2)	Common	Nil	Nil	259,551	0.54%
EH & P Investment AG	Common	Nil	Nil	500,000	1.05%
Emerson Financial Corp.(3)	Common	Nil	Nil	900,000	1.88%

(1) On a post-Consolidation basis.
(2) A company controlled by James McRoberts. 897032 Alberta Ltd. owns 50% of the shares of 7012985 Canada Inc., the 50% owned subsidiary of the Company which operates the Optimal Division. See “Information Concerning the Resulting Issuer –Acquisition of Optimal Assets – Acquisition Financing – Equity Assistance Transaction”.
(3) A company controlled by Morrie Tobin, a promoter and insider of the Company.

While in escrow the lenders will not be permitted to sell, assign, pledge, mortgage or otherwise transfer the Debt Financing Escrow Shares. Pursuant to the escrow agreement the Debt Financing Escrow Shares may be released in the event of a default under the loan agreement. In the absence of such default, the Debt Financing Escrow Shares will be released in four equal tranches as follows:

Release Date	Percentage of Escrow Shares Released
September 22, 2009	25%
December 22, 2009	25%
March 22, 2010	25%
June 22, 2010	25%

Auditor(s), Transfer Agent(s) and Registrar(s)

The Resulting Issuer's auditor will be Bessner, Gallay, Kreisman SENCRL LLP, 215 avenue Redfern, Suite 300, Montréal, Quebec H3Z 3L5. The registrar and transfer agent for the Resulting Issuer will be Equity Transfer & Trust Company, 200 University Avenue, Suite 400, Toronto, Ontario M5H 4H1.

GENERAL MATTERS

Sponsorship

Pursuant to the Sponsorship Agreement and subject to completion of satisfactory due diligence, Blackmont Capital Inc. of 550 Burrard Street, Suite 500 Vancouver, British Columbia V6C 2B5 will act as sponsor in connection with the Qualifying Transaction. Pursuant to the Sponsorship Agreement, Blackmont will prepare and submit to the Exchange a sponsorship report in accordance with Policy 2.2 of the Exchange. In connection with the preparation of the sponsorship report, Blackmont will conduct:

  a review of the experience and expertise of the Resulting Issuer’s directors and management;

  a review of the business of Card One;

  a review of the Issuer and Card One’s compliance with all applicable securities and industry related regulations;

  site visits and/or inspections of the Issuer and Card One’s facilities and offices; and

  review of such other documents and matters as Blackmont considers relevant.

The Issuer has agreed to pay Blackmont a sponsorship fee of $30,000 plus GST of $1,500 for the sponsorship services to be provided under the Sponsorship Agreement. An aggregate of $15,750 ($15,000 plus GST) has been paid to Blackmont as a non-refundable deposit, with the balance of the sponsorship fee due upon delivery of the preliminary sponsorship report to the Exchange. The Issuer has further agreed to reimburse Blackmont for all reasonable costs and expenses incurred in connection with the sponsorship services to be provided under the Sponsorship Agreement. Such fees will include the costs of any consultant reports required, fees and disbursements of Blackmont’s legal counsel, costs of background searches and costs for travel and informational meetings. The Issuer has provided Blackmont with a retainer of $15,000 to cover such expenses. Pursuant to the Sponsorship Agreement, the Issuer will also grant Blackmont a right of first refusal with respect to any brokered equity financing undertaken by the Resulting Issuer in the 12 months following the date of the Final Exchange Bulletin.

Blackmont is an arm’s length party to the Issuer and to Card One. To the best of the knowledge of management of the Issuer, other than as disclosed herein, Blackmont does not beneficially own or exercise control or direction over any securities of the Issuer.

Interest of Experts

No person or company whose profession or business gives authority to a statement made by the person or company and who is named as having prepared or certified a part of this Filing Statement or as having prepared or certified a report or valuation described or included in this Filing Statement holds any beneficial interest, direct or indirect, in any securities or property of the Issuer, Card One, the Resulting Issuer or an Associate or Affiliate of the foregoing.

Other Material Facts

There are no material facts about the Issuer, Card One, the Resulting Issuer or the Transaction that have not been disclosed in this Filing Statement.

Board Approval

The contents and sending of this Filing Statement have been approved by the board of directors of the Issuer. Where information contained in this Filing Statement rests particularly within the knowledge of a person other than the Issuer, the Issuer has relied upon information furnished by such person.

FINANCIAL STATEMENTS

F

DALE MATHESON CARR-HILTON LABONTE LLP
DMCL CHARTERED ACCOUNTANTS

Partnership of:
Vancouver: Robert J. Burkart, Inc. Alvin F. Dale Ltd. Robert J. Matheson, Inc. James F. Carr-Hilton Ltd. Barry S. Hartley, Inc. Rakesh I. Patel Inc. Kenneth P. Chong Inc. Reginald J. LaBonte Ltd.
South Surrey: Michael K. Braun Inc. Peter J. Donaldson, Inc.
Port Coquitlam: Wilfred A. Jacobson Inc. Fraser G. Ross, Ltd. Brian A. Shaw Inc.

AUDITORS' CONSENT

We also consent to the use in the above mentioned Filing Statement of our compilation report to the directors of the Company on the unaudited consolidated pro-forma balance sheet at June 30, 2008 and the unaudited consolidated statements of operations for the periods ended June 30, 2008 and December 31, 2007. Our report to the directors on the unaudited pro-forma consolidated financial statements is dated November 29, 2008.

DMCL

Dale Matheson Carr-Hilton LaBonte LLP
Chartered Accountants

Vancouver, Canada
December 3, 2008

Vancouver: Suite 1500 - 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1, Tel: 604 687 4747 • Fax: 604 689 2778 - Main Reception
South Surrey: Suite 301 - 1656 Martin Drive, White Rock, B.C., Canada V4A 6E7, Tel: 604 531 1154 • Fax: 604 538 2613
Port Coquitlam: Suite 700 - 2755 Lougheed Highway, Port Coquitlam, B.C., Canada V3B 5Y9, Tel: 604 941 8266 • Fax: 604 941 0971

F-1

SPRING & MERCER CAPITAL CORP.

Financial Statements

December 31, 2007

___________________________

AUDITORS’ REPORT

To the Shareholders of
Spring & Mercer Capital Corp.

We have audited the balance sheets of Spring & Mercer Capital Corp. as at December 31, 2007 and the statements of operations, deficit, comprehensive loss and cash flows from the date of incorporation on March 15, 2007 to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2007 and the results of its operations and its cash flows for the period from the date of incorporation on March 15, 2007 to December 31, 2007 in accordance with Canadian generally accepted accounting principles.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Accountants

Vancouver, Canada

April 18, 2008

SPRING & MERCER CAPITAL CORP.
Balance Sheet
December 31, 2007

2007

Assets
Current assets
Cash	$568,496
Receivables	4,250
$572,746

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$7,372

Shareholders’ equity
Share capital (note 3)	575,780
Contributed surplus (note 3)	82,769
Deficit	(93,175)
565,374
$572,746

Nature of operations (note 1)

Commitment (note 6)

Subsequent event (note 7)

Approved on behalf of the Board:

“Praveen Varshney” Praveen Varshney, Director	“Rahim Jivraj” Rahim Jivraj, Director

See accompanying notes to financial statements.

SPRING & MERCER CAPITAL CORP.
Statement of Operations, Deficit and Comprehensive Loss
For the period March 15, 2007 (Date of Incorporation) to December 31, 2007

2007

Expenses:
Administrative fees (note 4)	$10,000
Office	4,122
Professional fees	6,096
Regulatory and transfer agent	1,595
Rent	8,432
Stock-based compensation (note 3)	68,739
Travel and promotion	2,913

Loss before other items	(101,897)

Other items:
Interest income	8,722

Net loss and comprehensive loss, being deficit, end of the period	$(93,175)

Weighted average number of common shares outstanding, basic and diluted	2,906,187

Basic and diluted loss per common share	$(0.03)

See accompanying notes to financial statements.

SPRING & MERCER CAPITAL CORP.
Statement of Cash Flows
For the period March 15, 2007 (Date of Incorporation) to December 31, 2007

2007

Cash provided by (used in):

Operating Activities:
Net loss	$(93,175)
Item not affecting cash:
Stock-based compensation	68,739
Changes in non-cash working capital:
Receivables	(4,250)
Accounts payable and accrued liabilities	7,372
Net cash used in operating activities	(21,314)

Financing Activities:
Net proceeds on share issuance	589,810
Net cash provided by financing activities	589,810

Cash, end of period	$568,496

Supplementary cash flow information:

During the period, the Company recorded 150,000 options granted to agents at a fair value of $14,030, as share issuance costs, and 420,000 options granted to directors and officers at a fair value of $68,739 as stock based compensation expense (note 3).

Cash paid for interest	$–

Cash paid for income taxes	$–

See accompanying notes to financial statements.

SPRING & MERCER CAPITAL CORP.
Notes to Financial Statements, page 1
December 31, 2007

1.	Nature of operations

The Company was incorporated by a Certificate of Incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on March 15, 2007. The Company’s Initial Public Offering (the “Offering”) prospectus was filed with the British Columbia Securities Commission and became effective August 15, 2007. Pursuant to the Offering, the Company raised $300,000 by issuing 1,500,000 shares at a price of $0.20 per share on August 27, 2007 (note 3) and commenced trading on the TSX Venture Exchange (“TSX-V”) on August 31, 2007.

The Company is a Capital Pool Company and its principal business is the identification and evaluation of companies, assets or business with a view to completing a Qualifying Transaction in accordance with Policy 2.4 of the TSX-V. Such a transaction will be subject to shareholder and regulatory approval.

These financial statements have been prepared in accordance with generally accepted accounting principles in Canada with the on-going assumption applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company’s continuing operations are dependent upon its ability to identify, evaluate and negotiate a Qualifying Transaction.

2.	Significant accounting policies

	a.	Basis of presentation

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) and are presented in Canadian dollars.

	b.	Use of estimates

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates. Significant areas requiring the use of management estimates relate to the expected tax rates for future income tax recoveries, assumptions used for calculating stock based compensation and the fair values of financial instruments. Where estimates have been used financial results as determined by actual events could differ from those estimates.

	c.	Financial instruments

Effective March 15, 2007, the Company adopted the Canadian Institute of Chartered Accounts (“CICA”) Handbook Sections 3855 and 3861, financial instruments; Section 1530, comprehensive income and Section 3856, hedges. Section 3855 prescribes when a financial instrument is to be recognized on the balance sheet and at what amount. Under Section 3855, financial instruments must be classified into one of five categories: held-for-trading, held-to- maturity, loans and receivables, available-for-sale financial assets, or other financial liabilities. All financial instruments, including derivatives, are measured at the balance sheet date at fair value except for loans and receivables, held-to-maturity investments, and other financial liabilities which are measured at amortized cost. The adoption of these policies has not had a

SPRING & MERCER CAPITAL CORP.
Notes to Financial Statements, page 2
December 31, 2007

2.	Significant accounting policies (cont’d…)

	c.	Financial instruments (cont’d…)

significant impact on the financial statement presentation or disclosures.

The Company does not have any items that would cause comprehensive loss to be different than net loss the period ended December 31, 2007.

The Company has determined that it does not have derivatives or embedded derivatives.

The Company’s financial instruments consist of cash, receivables and accounts payable and accrued liabilities. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

	d.	Stock-based compensation

The Company has adopted the accounting standards issued by the CICA, “Stock-based compensation and other stock-based payments”, which require the fair-value based method for measuring compensation costs. The Company determines the fair value of the stock-based compensation using the Black-Scholes option pricing model. Any consideration paid on the exercise of stock options is credited to share capital.

	e.	Loss per share

The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method the dilutive effect on loss per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the period. Basic loss per common share is calculated using the weighted-average number of common shares outstanding during the period. For the period ended December 31, 2007, dilutive loss per share is equal to basic loss per share.

	f.	Future income taxes

Future income taxes are recorded using the asset and liability method whereby future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

SPRING & MERCER CAPITAL CORP.
Notes to Financial Statements, page 3
December 31, 2007

2.	Significant accounting policies (cont’d…)

	g.	Risk management

The Company has not yet generated revenues and as a result is not exposed to significant credit concentration risk. The Company is not exposed to significant interest rate risk.

The Company’s functional currency is the Canadian dollar. All current operations occur within Canada. There is currently no significant foreign exchange risk to the Company.

3.	Share capital

	a.	Authorized

Unlimited number of common shares without par value.

	b.	Issued and fully paid

	Number of		Contributed
	shares	Share Capital	Surplus	Total
Balance, March 15, 2007	-	$-	$-	$-
Seed capital	2,750,001	380,000	-	380,000
Initial public offering	1,500,000	300,000	-	300,000
Share issuance costs	-	(90,190)	-	(90,190)
Agent’s options	-	(14,030)	14,030	-
Stock-based compensation	-	-	68,739	68,739
Balance, December 31,
2007	4,250,001	$575,780	$82,769	$658,549

Pursuant to subscription agreements dated between March 15, 2007 and July 5, 2007, 1,700,001 common shares at $0.10 per share and 1,050,000 common shares at $0.20 per share were issued to directors, associates of directors, officers of the Company and other investors for gross proceeds of $380,000. Of the 2,750,001 common shares issued, 1,700,001 shares will be held in escrow and will be deposited with a trustee under an escrow agreement.

Under the escrow agreement, 10% of the escrowed common shares have been released from escrow on August 15, 2007 and an additional 15% will be released every six months following the initial release over a period of thirty six months. At December 31, 2007, 340,000 common shares have been released from escrow and 1,360,000 remain under escrow.

During the period ended December 31, 2007, the Company completed its Offering (note 1) of 1,500,000 common shares at $0.20 per share for gross proceeds of $300,000. The Company paid Blackmont Capital Inc. (the “Agent”) a cash commission of 10% of the gross proceeds of the offering or $0.02 per share and an administrative fee of $10,000 on closing of the Offering. The Company also granted the Agent an option (the “agent’s options”) to purchase up to 150,000 common shares at a price of $0.20 per share exercisable until August 15, 2009. The agent’s options have been recorded at a fair value of $14,030. The Company paid additional share issuance costs of $50,190 related to the Offering.

SPRING & MERCER CAPITAL CORP.
Notes to Financial Statements, page 4
December 31, 2007

3.	Share capital (cont’d…)

	c.	Stock options

The Company follows the policies of the TSX-V under which it is authorized to grant options to executive officers and directors, employees and consultants enabling them to acquire up to 10% of the issued and outstanding common stock of the Company. Under the policies, the exercise price of each option equals the market price or a discounted price of the Company’s stock as calculated on the date of grant. The options can be granted for a maximum term of five years.

During the period, the Company granted 420,000 incentive stock options to its directors and officers and 150,000 agent’s options (Note 3(b)). The options may be exercised within 2-5 years from the date of grant at a price of $0.20 per share. The Company expenses the fair value of all stock-based compensation awards determined using the Black-Scholes option pricing model. The granting of the 420,000 incentive stock options resulted in stock-based compensation expense or $68,739 and the 150,000 agent’s options in share issuance costs of $14,030. The options do not have any vesting terms.

A summary of the Company’s stock options at December 31, 2007 is presented below:

			Weighted Average
	Options	Weighted Average	Remaining
	Outstanding	Exercise Price	Contractual Life
Balance, March 15, 2007		$
Granted	570,000	0.20	4.21 years
Balance, December 31, 2007	570,000	$0.20	4.21 years
Exercisable, December 31, 2007	570,000	$0.20

The following assumptions were used for the Black-Scholes valuation of stock options and agent’s options granted during the period:

December 31, 2007
Risk free interest rate	4.56%
Expected dividend yield	0%
Expected stock price volatility	76%
Expected life of options	4.22 years

The weighted average fair value of options granted during the period ended December 31, 2007 was $0.15 per share.

SPRING & MERCER CAPITAL CORP.
Notes to Financial Statements, page 5
December 31, 2007

4.	Related party transactions

During the period ended December 31, 2007, the Company paid or accrued $10,000 for administrative fees to a company controlled by a director of the Company (note 6).

The transaction is in the normal course of operations and is measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

5.	Income taxes

2007
Net loss	$(93,175)

Expected income tax recovery at 34.12%	$(31,791)
Non-deductible items	17,299
Unrecognized benefit of non-capital losses	14,492

Future income tax recovery	$-

The significant components of the Company’s future income tax assets and liabilities are as follows:

2007
Non-capital losses	$14,000
Share issuance costs	25,000

39,000
Valuation allowance	(39,000)

Net future tax assets	$-

The Company has non-capital losses of approximately $42,000 which may be available to offset future income for income tax purposes which commence expiring in 2027. Due to the uncertainty of realization of these loss carryforwards, the benefit is not reflected in the financial statements as the Company has provided a full valuation allowance for the potential future tax assets resulting from these loss carryforwards.

6.	Commitment

On September 1, 2007, the Company entered into an agreement with Varshney Capital Corp., a company controlled by a common director, to provide administrative services to the Company until the Company completes a qualifying transaction in exchange for a monthly fee of $2,500.

SPRING & MERCER CAPITAL CORP.
Notes to Financial Statements, page 6
December 31, 2007

7.	Subsequent Event

Subsequent to December 31, 2007, the Company advanced a $25,000 non-interest bearing loan to a company in relation to a proposed transaction in regards to the completion of a Qualifying Transaction, subject to TSX-V approval.

Interim Financial Statements of

SPRING & MERCER CAPITAL CORP.

For the six months ended June 30, 2008

(Unaudited)

______________________

SPRING & MERCER CAPITAL CORP.
Balance Sheets
(Unaudited)

	June 30, 2008	December 31, 2007
		(Audited)
Assets
Current assets
Cash	$-	$568,496
Short-term investments	410,000	-
Receivables	10,190	4,250
Prepaid expenses	24	-
	420,214	572,746

Advances receivable (note 6)	25,000	-
Deferred costs	88,864	-

	$534,078	$572,746

Liabilities and Shareholders’ Equity
Current liabilities
Bank overdraft	$17,109	$-
Accounts payable and accrued liabilities	23,290	7,372
Due to related parties	1,055	-
	41,454	7,372

Shareholders’ equity
Share capital (note 3)	571,895	575,780
Contributed surplus (note 3)	82,769	82,769
Deficit	(162,040)	(93,175)
	492,624	565,374
	$534,078	$572,746

Nature of operations (note 1)

Commitment (note 5)

Approved on behalf of the Board:

“Praveen Varshney”	“Rahim Jivraj”
Praveen Varshney, Director	Rahim Jivraj, Director

See accompanying notes to financial statements.

SPRING & MERCER CAPITAL CORP.
Statements of Operations and Deficit
(Unaudited)

				March 15,
	Three months	Three months	Six months	2007 (date of
	ended June 30,	ended June 30,	ended	inception) to
	2008	2007	June 30, 2008	June 30, 2007

Expenses:
Administrative fees (Note 4)	$7,500	$–	$15,000	$–
Bank charges and interest	81	159	381	189
Office	3,917	–	7,243	–
Professional fees	7,647	–	14,083	–
Regulatory and transfer agent	3,510	–	9,273	–
Rent	6,866	–	13,680	–
Travel and promotion	4,270	–	8,477	–
Wages and benefits	3,404	–	6,808	–

Loss before other items	(37,195)	(159)	(74,945)	(189)

Other item:
Interest income	2,782	1,681	6,080	1,693

Net Income (loss) and comprehensive income (loss)	(34,413)	1,522	(68,865)	1,504

Deficit, beginning of period	(127,627)	(18)	(93,175)	–

Retained earnings (Deficit), end of period	$(162,040)	$1,504	$(162,040)	$1,504

Weighted average number of common shares	4,250,001	1,700,001	4,250,001	1,445,795
outstanding, basic and diluted

Basic and diluted loss per common share	$(0.01)	$0.00	$(0.02)	$0.00

See accompanying notes to financial statements.

SPRING & MERCER CAPITAL CORP.
Statements of Cash Flows
(Unaudited)

				March 15,
	Three month	Three months	Six months	2007 (date of
	ended	ended	ended	inception) to
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Cash provided by (used in):

Operating Activities:
Net income (loss) and comprehensive	$(34,413)	$1,522	$(68,865)	$1,504
income (loss)
Changes in non-cash working capital:
Receivables	(3,594)	(778)	(5,940)	(778)
Accounts payable and accrued liabilities	16,990	6,360	15,918	6,360
Prepaid expense	(24)	–	(24)	–
	(21,041)	7,104	(58,911)	7,086

Investing Activities:
Advances receivable	(25,000)	–	(25,000)	–
Deferred cost	(88,864)	(19,393)	(88,864)	(19,393)
Short term investments	40,000	–	(410,000)	–
	(73,864)	(19,393)	(523,864)	(19,393)

Financing Activities:
Share issuance costs	(3,885)	–	(3,885)	–
Proceeds from share issuances	–	225,000	–	375,000
Subscriptions receivable	–	87,500	–	–
Due to related parties	(1,416)	–	1,055	–
	(5,301)	312,500	(2,830)	375,000

Change in cash	(100,206)	300,211	(585,605)	362,693
Cash, beginning of period	83,097	62,482	568,496	–
Cash, end of period	$(17,109)	$362,693	$(17,109)	$362,693

Supplementary cash flow information:

Cash paid for interest	$–	$–	$–	$–

Cash paid for income taxes	$–	$–	$–	$–

See accompanying notes to financial statements.

SPRING & MERCER CAPITAL CORP.
Notes to Financial Statements, page 1
For the six months ended June 30, 2008
(Unaudited)

1.	Nature of operations

The Company was incorporated by a Certificate of Incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on March 15, 2007.

The Company is a Capital Pool Company and its principal business is the identification and evaluation of companies, assets or business with a view to completing a Qualifying Transaction in accordance with Policy 2.4 of the TSX-V. Such a transaction will be subject to shareholder and regulatory approval. See note 6.

2.	Basis of presentation

The unaudited interim financial statements have been prepared in accordance with Canadian generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of the Company, all adjustments (consisting of normal and recurring accruals) considered necessary for fair presentation have been included.

These interim financial statements have been prepared by management in accordance with the accounting policies described in the Company’s annual financial statements for the year ended December 31, 2007. For further information, refer to the Company’s financial statements and footnotes thereto for the year ended December 31, 2007.

3.	Share capital

	a.	Authorized

Unlimited number of common shares without par value.

	b.	Issued and fully paid

	Number of	Share	Contributed
	shares	Capital	Surplus	Total
Balance, March 15, 2007	–	$–	$–	$–
Seed Capital	2,750,001	380,000	–	380,000
Initial Public Offering	1,500,000	300,000	–	300,000
Share issuance costs	–	(90,190)	–	(90,190)
Agent’s Options	–	(14,030)	14,030	–
Stock-based compensation	–	–	68,739	68,739
Balance, December 31, 2007	4,250,001	575,780	82,769	658,549
Share issuance cost	–	(3,885)	–	–
Balance, June 30, 2008	4,250,001	$571,895	$82,769	$658,549

SPRING & MERCER CAPITAL CORP.
Notes to Financial Statements, page 2
For the six months ended June 30, 2008
(Unaudited)

3.	Share capital (cont’d.)

	b.	Issued and fully paid (cont’d.)

Pursuant to subscription agreements dated between March 15, 2007 and July 5, 2007, 1,700,001 common shares at $0.10 per share and 1,050,000 common shares at $0.20 per share were issued to directors, associates of directors, officers of the Company and other investors for gross proceeds of $380,000. Of the 2,750,001 common shares issued, 1,700,001 shares will be held in escrow and will be deposited with a trustee under an escrow agreement.

Under the escrow agreement, 10% of the escrowed common shares will be released from escrow on the issuance of the final TSX-V bulletin on the completion of a Qualifying Transaction and an additional 15% will be released every six months following the initial release over a period of thirty six months. At June 30, 2008, 1,700,001 remain under escrow.

During fiscal 2007, the Company completed its Initial Public Offering (the “Offering”) of 1,500,000 common shares at $0.20 per share for gross proceeds of $300,000. The Company paid Blackmont Capital Inc. (the “Agent”) a cash commission of 10% of the gross proceeds of the offering or $0.02 per share and an administrative fee of $10,000 on closing of the Offering. The Company also granted the Agent an option (the “agent’s options”) to purchase up to 150,000 common shares at a price of $0.20 per share exercisable until August 15, 2009. The agent’s options have been recorded at a fair value of $14,030. The Company paid additional share issuance costs of $50,190 related to the Offering.

	c.	Stock options

During fiscal 2007, the Company granted 420,000 incentive stock options to its directors and officers and 150,000 agent’s options (Note 3(b)). The options may be exercised within 2-5 years from the date of grant at a price of $0.20 per share. The Company expenses the fair value of all stock-based compensation awards determined using the Black-Scholes option pricing model.

A summary of the Company’s stock options at June 30, 2008 is presented below:

			Weighted Average
	Options	Weighted Average	Remaining
	Outstanding	Exercise Price	Contractual Life

Balance, March 15, 2007	-	$-	-
Granted	570,000	0.20	4.21 years

Balance, December 31, 2007 and June 30, 2008	570,000	$0.20	4.21 years

Exercisable, December 31, 2007 and June 30, 2008	570,000	$0.20

SPRING & MERCER CAPITAL CORP.
Notes to Financial Statements, page 3
For the six months ended June 30, 2008
(Unaudited)

4.	Related party transactions

During the six months ended June 30, 2008, the Company paid $15,000 ($Nil - June 30, 2007) for administrative fees to a company controlled by a director of the Company (note 5).

The transaction is in the normal course of operations and is measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

The amount due to related parties at June 30, 2008 of $1,055 ($Nil – December 31, 2007) is unsecured, non-interest bearing with no fixed terms of repayment.

5.	Commitment

On September 1, 2007, the Company entered into an agreement with Varshney Capital Corp., a company controlled by a common director, to provide administrative services to the Company until the Company completes a qualifying transaction in exchange for a monthly fee of $2,500 plus GST.

6.	Qualifying transaction

The Company has entered into a letter of intent (“LOI”) dated April 9, 2008 with Card One Plus Ltd. (“Card One”) and its shareholders to acquire all of the issued and outstanding shares of Card One. Card One is a private company incorporated under the laws of the Province of Ontario, which has developed a proprietary pre-paid debit card platform which transfers, tracks, reports and reloads money. The transaction (the “Transaction”) is presently expected to take the form of a three cornered amalgamation which, subject to tax, corporate and securities advice, will be effected by Card One amalgamating with a subsidiary of the Company. The Company will issue its common shares to shareholders of Card One in exchange for the cancellation of their shares of Card One pursuant to the amalgamation. On closing, the Company intends to change its name to Card One Plus Ltd.

Under the terms of the LOI, the Company will consolidate its share capital on a 1.5 old shares for each 1 new share basis resulting in 2,833,334 common shares issued and outstanding prior to the Transaction. Card One will consolidate its share capital on a 3 old shares for one new share basis prior to the closing of the Transaction. The Company will then issue a total of up to 47,500,000 of its post-consolidated common shares to Card One shareholders on a 1:1 basis. Card One warrant holders will exchange their unexercised warrants in Card One for up to 4,970,000 two year warrants of the Company exercisable at $1.05 per common share; up to 1,440,000 two year warrants of the Company exercisable at $0.75 per common share; and up to 5,000,000 two year warrants exercisable at $0.75 per common share. The 5,000,000 warrants will be subject to accelerated exercise provisions.

Upon the execution of the LOI, the Company advanced $25,000 to Card One by way of a non-interest bearing refundable deposit. In addition, immediately after receipt of TSX-V acceptance, the Company intends to advance an additional $200,000 to Card One by way of a non-interest bearing refundable deposit.

SPRING & MERCER CAPITAL CORP.
Notes to Financial Statements, page 4
For the six months ended June 30, 2008
(Unaudited)

6.	Qualifying transaction

In addition to the LOI, Card One together with 7012985 Canada Inc, and Optimal Group Inc. entered into an Asset Purchase Agreement (the “APA”) dated August 5, 2008 with Optimal Payments Inc., Optimal Payments (Ireland) Limited, Optimal Payments Limited, and Optimal Payments Corp. (collectively the “Optimal Group”) pursuant to which Card One will purchase the assets of Optimal Group at a purchase price of USD$7,000,000 plus the assumption of liabilities. The APA was completed in September 2008.

Optimal Group Inc. is in the business to provide card-not-present payment processing services to merchants.

The Transaction will constitute a Qualifying Transaction under the policies of the TSX-V.

SPRING & MERCER CAPITAL CORP.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2008

DALE MATHESON
CARR-HILTON LABONTE LLP
DMCL CHARTERED ACCOUNTANTS

Partnership of:

Vancouver	Robert J. Burkart, Inc. Alvin F. Dale Ltd. Robert J. Matheson, Inc.	James F. Carr-Hilton Ltd. Barry S. Hartley, Inc. Rakesh I. Patel Inc.	Kenneth P. Chong Inc. Reginald J. LaBonte Ltd.
South Surrey	Michael K. Braun Inc.	Peter J. Donaldson, Inc.	
Port Coquitlam	Wilfred A. Jacobson Inc.	Fraser G. Ross, Ltd.	Brian A. Shaw Inc.

COMPILATION REPORT ON PRO-FORMA FINANCIAL STATEMENTS

To the Directors of Spring & Mercer Capital Corp.:

We have read the accompanying unaudited pro-forma consolidated balance sheet of Spring & Mercer Capital Corp. (the "Company") as at June 30, 2008 and the unaudited pro-forma consolidated statements of operations for the six months then ended and the year ended December 31, 2007, and have performed the following procedures:

1. Compared the figures in the columns captioned "Spring & Mercer Capital Corp." ("SPN") to the unaudited financial statements of the Company as at June 30, 2008, and for the six month period then ended and the audited financial statements of the Company for the period ended December 31, 2007, and found them to be in agreement.

2. Compared the figures in the columns captioned "Card One Plus Ltd" ("Card One") to the unaudited financial statements of Card One as at June 30, 2008 and for the period then ended and the audited financial statements of Card One for the period ended September 30, 2007, and found them to be in agreement.

3. Compared the figures in the columns captioned "Optimal Group Inc." ("Optimal") to the unaudited carved out financial statements of Optimal as at June 30, 2008 and for the period then ended and the audited carved out financial statements of Optimal for the year ended December 31, 2007, and found them to be in agreement.

4. Made enquiries of certain officials of the Company who have responsibility for financial and accounting matters about:

   a) the basis for determination of the pro-forma adjustments; and

   b) whether the pro-forma financial statements comply as to form in all material respects with the published requirements of the Canadian standards.

   The officials:

   a) described to us the basis for determination of the pro-forma adjustments; and

   b) stated that the pro-forma consolidated financial statements comply as to form in all material respects with the published requirements of the Canadian standards.

5. Read the notes to the unaudited pro-forma consolidated financial statements, and found them to be consistent with the basis described to us for determination of the pro-forma adjustments.

6. Recalculated the application of the pro-forma adjustments to the aggregate of the amounts in the columns captioned "SPN" and "Card One" and "Optimal" as at June 30, 2008 and for the six months ended June 30, 2008 and for the year ended December 31, 2007, and found the amounts in the column captioned "Consolidated Pro-forma" to be arithmetically correct.

Vancouver Suite 1500 - 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1, Tel: 604 687 4747 • Fax: 604 689 2778 - Main Reception
South Surrey Suite 301 - 1656 Martin Drive, White Rock, B.C., Canada V4A 6E7, Tel: 604 531 1154 • Fax: 604 538 2613
Port Coquitlam Suite 700 - 2755 Lougheed Highway, Port Coquitlam, B.C., Canada V3B 5Y9, Tel: 604 941 8266 • Fax: 604 941 0971

SPRING & MERCER CAPITAL CORP.
Pro Forma Consolidated Balance Sheet
June 30, 2008
(Unaudited)

(In Canadian dollars)			APA			Pro forma	Consolidated
(in thousands)	Card One		Adjustments	SPN		Adjustments	Pro forma

Assets
Current
Cash and short-term investments	$1,025	f,g,h	$(852)	$393	b,c,d,	$4,484	$5,050
Cash and short-term investments held as reserves	-	f	6,468	-		-	6,468
Settlement assets	-	f	1,184	-		-	1,184
Accounts receivable	334	f	3,461	10		-	3,805
Investment tax credits	88		-	-		-	88
Prepaid expenses	-	f	296	-		-	296
Deferred costs	-		-	89	c	(89)	-
Notes receivables	-		-	25	e	(25)	-
	1,447		10,557	517		4,370	16,891

Property and equipment	42		-	-		-	42
Intangibles	-	f	5,516	-		-	5,516
Total assets	$1,489		$16,073	$517		$4,370	$22,449

On behalf of the Board:

“Jonathan Marcus”	“Joel Leonoff”
Jonathan Marcus, Director	Joel Leonoff, Director

SPRING & MERCER CAPITAL CORP.
Pro Forma Consolidated Balance Sheet
June 30, 2008
(Unaudited)

(In Canadian dollars)			APA			Pro forma	Consolidated
(in thousands)	Card One		Adjustments	SPN		Adjustments	Pro forma

Liabilities
Current
Accounts payable and accrued liabilities	$28	f	$2,806	$23		$-	$2,857
Due to related parties	-		-	1		-	1
Notes payable	139		-	-	e	(25)	114
Current portion of long-term liability (Optimal)		f	255				255
Bridge loan and interest accrued	1,449		-	-		-	1,449
Customer reserves	-	f	6,743	-		-	6,743
Deferred revenue	-	f	245	-		-	245
	1,616		10,049	24		(25)	11,664

Non-controlling interest (Optimal)	-		3,250	-		-	3,250
Long-term liability (Optimal)	-	f	255	-		-	255
Loans payable	-	g	2,519	-		-	2,519
	1,616		16,073	24		(25)	17,688

Shareholders' Equity
Share capital, warrants, paid in capital	11,724		-	572	a,b,c,d,e,i	4,334	16,630
Contributed surplus	3,066		-	83	a,b,e	(57)	3,092
Deficit	(14,917)		-	(162)	a,i	118	(14,961)
	(127)		-	493		4,395	4,761
Total liabilities and equity	$1,489		$16,073	$517		$4,370	$22,449

SPRING & MERCER CAPITAL CORP.
Pro Forma Consolidated Statements of Operations
For the period ended June 30, 2008
(Unaudited)

(In Canadian dollars)			APA			Pro forma	Consolidated
(in thousands)	Optimal	Card One	Adjustments	SPN		Adjustments	Pro forma

Revenues
Revenues	$19,666	$598	$-	$-		$-	$20,264
Cost of sales
Transaction processing costs	9,074	8	-	-		-	9,082
Contract and card purchase costs	-	316	-	-		-	316
	9,074	324	-	-		-	9,398
Gross Margin	10,592	274	-	-		-	10,866

Operating expenses
Depreciation and amortization	357	195	-	-		-	552
Foreign exchange	342	(4)	-	-		-	338
Interest expense	-	54	-	-		-	54
Research and development	1,337	-	-	-		-	1,337
Selling, general and administration	8,422	2,031	-	75	a,i	(38)	10,490
	10,458	2,276	-	75		(38)	12,771

Income (loss) before other items:	134	(2,002)	-	(75)		38	(1,905)
Other items:
Interest income	390	-	-	6	a	(6)	390
Investment tax credits	-	266	-	-		-	266
Debt settlement	-	-	-	-	i	(7)	(7)
Write back of shareholder loan	-	209	-	-		-	209
Write off of GST/PST	-	(8)	-	-		-	(8)
	390	467	-	6		(13)	850
Net income (loss) before taxes	524	(1,535)	-	(69)		25	(1,055)
Income taxes
Current	142	-	-	-		-	142
Future	49	-	-	-		-	49
	191	-	-	-		-	191
Net income (loss)	$333	$(1,535)	$-	$(69)		$25	$(1,246)

SPRING & MERCER CAPITAL CORP.
Pro Forma Consolidated Statements of Operations
For the period ended December 31, 2007
(Unaudited)

(In Canadian dollars)			APA			Pro forma	Consolidated
(in thousands)	Optimal	Card One	Adjustments	SPN		Adjustments	Pro forma

Revenues
Revenues	$38,884	$1,757	$-	$-		$-	$40,641
Cost of sales
Transaction processing costs	19,525	548	-	-		-	20,073
Contract and card purchase costs	-	196	-	-		-	196
	19,525	744	-	-		-	20,269
Gross Margin	19,359	1,013	-	-		-	20,372

Operating expenses
Bad debt expense	-	10	-	-		-	10
Depreciation and amortization	1,227	248	-	-		-	1,475
Foreign Exchange	1,090	142	-	-		-	1,232
Interest expense	44	1	-	-		-	45
Research and development	3,427	-	-	-		-	3,427
Selling, general and administration	12,854	3,729	-	33	a	(33)	16,583
Stock-based compensation	4,200	-	-	69	a	(69)	4,200
	22,842	4,130	-	102		(102)	26,972

Income (loss) before other items:	(3,483)	(3,117)	-	(102)		102	(6,600)
Other items:
Interest income	3,033	-	-	9	a	(9)	3,033
Investment tax credits	-	251	-	-		-	251
Gain on disposal of equipment	5	-	-	-		-	5
Write off of shareholder loan	-	(208)	-	-		-	(208)
Write off of GST/PST	-	(33)	-	-		-	(33)
	3,038	10	-	9		(9)	3,048
Net income (loss) before taxes	(445)	(3,107)	-	(93)		93	(3,552)
Income taxes
Current	1,036	-	-	-		-	1,036
Future	(31)	-	-	-		-	(31)
	1,005	-	-	-		-	1,005
Net income (loss)	$(1,450)	$(3,107)	$-	$(93)		$93	$(4,557)

SPRING & MERCER CAPITAL CORP.
Notes to Pro-forma Consolidated Financial Statements
December 31, 2007 and June 30, 2008
(in Canadian dollars)
(unaudited)

1.	Basis of Presentation

This unaudited consolidated pro-forma balance sheet and consolidated statement of operations have been prepared in connection with the proposed acquisition of Card One Plus Ltd. (“Card One”) and the “card not present” business division of Optimal Group Inc. (“Optimal”) by Spring & Mercer Capital Corp. (“SPN” or the “Company”)

The unaudited pro-forma consolidated financial statements have been derived from the interim financial statements of SPN and Card One as at June 30, 2008. The unaudited pro-forma consolidated statement of operations should be read in conjunction with the financial statements and notes thereto of SPN for the period ended December 31, 2007 (audited) and June 30, 2008 (unaudited), the consolidated financial statement and notes thereto of Card One for the period ended September 30, 2007 (audited) and June 30, 2008 (unaudited), and the carved out financial statements and notes thereto of Optimal for the period ended December 31, 2007 (audited) and June 30, 2008 (unaudited).

The unaudited pro-forma consolidated balance sheet gives effect to the transaction described in note 2 as if they occurred on June 30, 2008. The unaudited pro-forma consolidated balance sheet is not necessarily indicative of the financial position of the combined entity that would have actually occurred as at June 30, 2008 had the acquisition been effected on June 30, 2008. The proposed acquisition is subject to regulatory authorities and shareholders’ approval.

In the opinion of the management, the unaudited pro-forma consolidated financial statements include all adjustments necessary for fair presentation, in accordance with accounting principles generally accepted in Canada.

2.	Pro-forma Consolidated Financial Statement Assumptions

The unaudited pro-forma consolidated balance sheet and statement of operations reflect the following adjustments as if the acquisition of Card One and Optimal had occurred on June 30, 2008:

	a)	Letter of Intent

On April 9, 2008, SPN entered into a letter of intent (“LOI”) with Card One and its shareholders pursuant to which SPN will consolidate its share capital on a 1.5 old shares for each 1 new share basis resulting in 2,833,334 common shares issued and outstanding prior to the transaction (the “Transaction”). Card One will consolidate its share capital on a 3 old shares for one new share basis prior to the closing of the Transaction. SPN will then issue a total of up to 47.5 million of its post-consolidated common shares to Card One shareholders on a 1:1 basis. Card One warrant holders will exchange their unexercised warrants in Card One for up to 4.97 million two year warrants of the Company exercisable at $1.05 per common share; up to 1.44 million two year warrants of the Company exercisable at $0.75 per common share; and up to 5 million two year warrants exercisable at $0.75 per common share. The 5 million warrants will be subject to accelerated exercise provisions described below.

SPRING & MERCER CAPITAL CORP.
Notes to Pro-forma Consolidated Financial Statements
December 31, 2007 and June 30, 2008
(in Canadian dollars)
(unaudited)

2.	Pro-forma Consolidated Financial Statement Assumptions (continued)

The Transaction will result in the former shareholders of Card One owning the majority of the issued and outstanding shares of the combined entity. Accounting principles applicable to reverse takeover have been applied to record the Transaction. Under this basis of accounting, Card One has been identified as the acquirer and, accordingly, the consolidated entity is considered to be a continuation of Card One with the net assets of SPN at June 30, 2008 totaling $493,000 deemed to be have been acquired by Card One.

b)	Share Consolidation

In connection with the Transaction, SPN will consolidate its shares on the basis of one post-consolidated share for every 1.5 then outstanding shares. The proposed share consolidation will be subject to SPN shareholders’ approval.

c)	Private Placement

Prior to or concurrently with the closing of the Transaction, Card One will offer up to 10,000,000 special warrants in a private placement at a price of $0.50 per special warrant. Card One will receive total proceeds of up to $5 million if all special warrants are sold (the “Card One Offering”). Each special warrant will be automatically exercisable at the closing of the Transaction into one unit, with each unit consisting of one post-consolidated common share and one half of a share purchase warrant of Card One. Each whole warrant is exercisable into one post-consolidated common share of Card One at a price of $0.75 per share for 24 months from closing of the Transaction. The Company may accelerate the exercise of the warrants if the Transaction completes and the Company’s shares close at or above $1.25 for 20 consecutive days. The Card One Offering will be arranged by directors and officers of the Company and Card One.

In connection with the closing of the Card One Offering, Card One may pay a finder’s fee or commissions of up to 7.5% in cash and 10% in units offered, subject to Exchange acceptance.

d)	Pursuant to a sponsorship agreement, SPN will pay a sponsorship fee of $30,000. The sponsorship fee is directly related to this transaction and has been charged on a pro forma basis to share capital.

e)
Assuming the Private Placement has taken place on June 30, 2008 and Card One issued a maximum of 10,000,000 special warrants comprising of 10,000,000 common shares and 5,000,000 share purchase warrants (equivalent to 3,333,333 post-consolidated SPN common shares and 1,666,666 post consolidated SPN share purchase warrants) for gross proceeds of $5,000,000.

f)
On August 5, 2008, Card One together with 7012985 Canada Inc, and Optimal entered into an Asset Purchase Agreement (the “APA”) with Optimal Payments Inc., Optimal Payments (Ireland) Limited, Optimal Payments Limited, and Optimal Payments Corp. (collectively the “Optimal Group”) pursuant to which Card One will purchase the assets of Optimal Group at a purchase price of USD$7,000,000 plus the assumption of liabilities.

SPRING & MERCER CAPITAL CORP.
Notes to Pro-forma Consolidated Financial Statements
December 31, 2007 and June 30, 2008
(in Canadian dollars)
(unaudited)

3.	Pro-forma Adjustments

	a)	To record the net assets of SPN being acquired by Card One pursuant to the LOI.

b)
To record the issuance of 10,000,000 special warrants comprising 10,000,000 Card One common shares and 5,000,000 Card One share purchase warrants (equivalent to 3,333,333 post consolidated SPN shares and 1,666,666 post consolidated SPN share purchase warrants) and 1,000,000 Card One special warrants comprising 1,000,000 Card One common shares and 500,000 Card One share purchase warrants (equivalent to 333,333 post consolidated SPN shares and 166,666 post consolidated SPN share purchase warrants) as finder’s fees pursuant to the Card One Offering for gross proceeds of $5,000,000, less $375,000 cash commission. In addition, 2,500,000 post consolidated common shares at a deemed value of $2,500 will be issued and recorded as share issuance costs.

	c)	To record sponsorship fee of $30,000 pursuant to a sponsorship agreement.

	d)	To record estimated costs of $200,000 associated with the Transaction.

e)
To record the fair value of $25,852 for 500,000 Card One common share purchase warrants (equivalent to 166,666 SPN common share purchase warrants) to be issued using the Black-Scholes option pricing model, assuming risk free interest rate is 3.78%, dividend yield is 0%, expected volatility is 70%, and expected life is 2 years.

f)
To record acquisition of assets and liabilities of Optimal Group under the APA at a purchase price of USD $7,000,000. The excess of net assets acquired over the purchase price of CAD$5,515,914 has been allocated to Intangibles.

	USD	CAD@ $1.0186
Assets
Accounts receivable	$3,398,043	$3,461,247
Settlement assets	1,162,369	1,183,989
Cash and short-term investments held as reserves	6,349,556	6,467,658
Prepaid and deposits	290,478	295,881
	11,200,446	11,408,775
Liabilities
Accounts payable	2,755,616	2,806,870
Customer reserves	6,619,737	6,742,864
Deferred revenue	240,286	244,755
	9,615,639	9,794,489
Net assets	1,584,807	1,614,286
Purchase price	7,000,000	7,130,200

Intangibles	$5,415,193	$5,515,914

SPRING & MERCER CAPITAL CORP.
Notes to Pro-forma Consolidated Financial Statements
December 31, 2007 and June 30, 2008
(in Canadian dollars)
(unaudited)

3.	Pro-forma Adjustments (continued)

g)
To record loans payable from third parties totaling US$1,000,000 and CAD$1,500,000. The loans bear interest at 12% per annum and is repayable at a rate of 30% of Optimal’s monthly earnings before interest, tax, depreciation and amortization with an 18 month maturity.

	h)	To record a 50% investment by minority shareholder in the Optimal purchase.

i)
To record share issuance of 46,601,382 (pre-consolidated) common shares of Card One (equivalent to 15,533,794 post consolidated common shares of SPN) valued at an aggregate of $1,665,867. These shares were issued in connection with contract services, finder’s fee, debt settlement and bonus shares for debt financing.

4.	Pro-forma Share Capital

A continuity of SPN issued common shares and related recorded values after giving effect to the pro-forma transactions described in notes 2 and 3 above is set out below:

	Number of
	Common Shares	Amount

SPN shares issued and outstanding immediately before
the consolidation and qualifying transaction	4,250,001	$571,895
Share consolidation 1.5 to 1	(1,416,667)	-
Recapitalization SPN deficit and contributed surplus
to share capital	-	(79,271)
SPN shares to be issued to Card One pursuant to
qualifying transaction	34,364,573	11,768,102
SPN shares to be issued to Card One pursuant to private
placement, net of cash commissions of $375,000	10,000,000	4,625,000
SPN shares issued to Card One representing finder’s fee
in connection with private placement and services
in relation to public listing of Card One’s shares	1,000,000	-
SPN shares issued representing cost of share issuance in
connection to the Card One private placement	2,500,000	2,500
Fair value of warrants to be issued pursuant to private
placement	-	(25,852)
Sponsorship fee	-	(30,000)
Other share issuance costs	-	(202,500)
Pro-forma common shares as of June 30, 2008	50,697,907	$16,629,874

MOORE & ASSOCIATES, CHARTERED

     ACCOUNTANTS AND ADVISORS
               PCAOB REGISTERED

November 29, 2008

TSX Venture Exchange

Dear Sir or Madam:

Re: Qualifying Transaction of Spring & Mercer Capital Corp. (the “Company”) / Filing Statement Dated November 29, 2008

We refer to the Company’s filing statement dated November 29, 2008 relating to its Qualifying Transaction with Card One Plus Ltd. (the “Filing Statement”). We consent to the use in the Filing Statement of our report dated March 7, 2008, except as to note 16 the date is November 26, 2008 to the company’s directors on the following financial statements:

  Balance sheets as at September 30 2007 and 2006; and
  Consolidated statements of operations, shareholders’ equity and cash flows for the years ended September 30, 2007 and 2006.

We report that we have read the Filing Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the financial statements upon which we have reported or that are within our knowledge as a result of our audit of such financial statements.

This letter is provided to the securities regulatory authorities to which it is addressed pursuant to the requirements of securities legislation and should not be used for any other purpose.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

6490 W. Desert Inn Rd., Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Consent Letter.doc

CARD ONE PLUS, LTD.

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007 and 2006

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Card One Plus, Ltd.

We have audited the accompanying balance sheets of Card One Plus, Ltd. as of September 30, 2007 and September 30, 2006, and the related statements of operations, stockholders' equity and cash flows for the years ended September 30, 2007 and September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Card One Plus, Ltd. as of September 30, 2007 and September 30, 2006, and the related statements of operations, stockholders' equity and cash flows for the years ended September 30, 2007 and September 30, 2006., in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit of $11,611,970 as of September 30, 2007, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
March 7, 2008, except as to Note 16 the date is November 26, 2008

CARD ONE PLUS, LTD.
Consolidated Balance Sheets

ASSETS

	September 30,	September 30,
	2007	2006
CURRENT ASSETS

Cash	$483,904	$3,104,865
Accounts receivable, net	370,489	300,303
Investment tax credits receivable	61,366	101,814

Total Current Assets	915,759	3,506,982

PROPERTY & EQUIPMENT

Computer equipment	314,344	223,893
Software	226,515	87,200
Furniture and equipment	42,888	37,162
Accumulated depreciation	(416,911)	(149,792)

Total Property & Equipment, Net	166,836	198,463

TOTAL ASSETS	$1,082,595	$3,705,445

On behalf of the Board:

"Jonathan Marcus"	"Joel Leonoff"
Jonathan Marcus, Director	Joel Leonoff, Director

The accompanying notes are an integral part of these financial statements.
2

CARD ONE PLUS, LTD.
Consolidated Balance Sheets (Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

	September 30,	September 30,
	2007	2006
CURRENT LIABILITIES

Accounts payable and accrued liabilities	$496,219	$931,081
Notes payable	226,199	201,721
Unearned revenue	593,797	996,058

Total Current Liabilities	1,316,215	2,128,860

NON-CURRENT LIABILITIES	-	-

TOTAL LIABILITIES	1,316,215	2,128,860

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, unlimited authorized no par value
58,327,944 and 55,347,944 issued and outstanding	10,677,307	10,098,618
Additional paid in capital	882,196	713,898
Accumulated other comprehensive income	(181,153)	(146,439)
Accumulated deficit	(11,611,970)	(9,089,492)

Total Stockholders' Equity (Deficit)	(233,620)	1,576,585

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,082,595	$3,705,445

The accompanying notes are an integral part of these financial statements.
3

CARD ONE PLUS, LTD.
Consolidated Statements of Operations

	For the Years Ended
	September 30,
	2007	2006

REVENUES	$1,578,453	$1,527,503
COST OF SALES
Transaction processing expense	176,113	417,331
Contract and card purchase costs	492,195	700,879

Gross Margin	910,145	409,293

OPERATING EXPENSES

Bad debt expense	8,982	2,493,345
Depreciation and amortization	222,402	117,125
General and administrative	3,297,918	4,651,305

Total Operating Expenses	3,529,302	7,261,775

OPERATING LOSS	(2,619,157)	(6,852,482)

OTHER INCOME (EXPENSE)

Investment tax credits	225,278	72,191
Interest expense	(1,227)	-
Foreign exchange income (loss)	(127,371)	(43,701)

Total Other Income (Expense)	96,680	28,490

NET LOSS	$(2,522,477)	$(6,823,992)

OTHER COMPREHENSIVE INCOME (LOSS)

Foreign Currency Translation Adjustment	(34,715)	(21,811)

NET COMPREHENSIVE INCOME (LOSS)	$(2,557,192)	$(6,845,803)

BASIC AND DILUTED LOSS PER SHARE	$(0.04)	$(0.17)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	56,837,944	40,238,421

The accompanying notes are an integral part of these financial statements.
5

CARD ONE PLUS, LTD.
Consolidated Statements of Stockholders' Equity (Deficit)

			Additional	Other
	Common Stock		Paid-in	Comprehensive	Accumulated
	Shares	Amount	Capital	Income (Loss)	Deficit	Total
Balance, September 30, 2005	38,763,915	$2,984,432	$-	$(124,627)	$(2,265,501)	$594,304
Common stock issued for receivables	2,540,625	3,387,500	-	-	-	3,387,500
Common stock issued for cash	16,584,029	4,441,719	-	-	-	4,441,719
Stock offering costs	-	(176,929)	-	-	-	(176,929)
Common stock redeemed	(2,540,625)	(538,104)	-	-	-	(538,104)
Fair value of warrants granted	-	-	713,898	-	-	713,898
Loss for the year ended September 30, 2006	-	-	-	(21,811)	(6,823,992)	(6,845,803)
Balance, September 30, 2006	55,347,944	10,098,618	713,898	(146,438)	(9,089,493)	1,576,585
Common stock issued for cash	2,980,000	693,038	-	-	-	693,038
Stock offering costs	-	(114,349)	-	-	-	(114,349)
Fair value of warrants granted	-	-	168,298	-	-	168,298
Loss for the year ended September 30, 2007	-	-	-	(34,715)	(2,522,477)	(2,557,192)
Balance, September 30, 2007	58,327,944	$10,677,307	$882,196	$(181,153)	$(11,611,970)	$(233,620)

The accompanying notes are an integral part of these financial statements.
6

CARD ONE PLUS, LTD

Notes to Consolidated Financial Statements

September 30, 2007 and 2006

NOTE 1 - INCORPORATION AND NATURE OF BUSINESS

Card One Plus, Ltd. (“the Company”) was incorporated under the Canada Business Corporations Act on July 5, 2004. The principal business of the Company is an electronic payment provider delivering proprietary “middleware” and “Best in Class” solutions to the rapidly growing global payments industry. The Company has integrated its platforms with various payment and stored value card networks, providing Merchants and Cardholders with global access to manage and control accounts. The Corporation’s revenue is principally fee-based, including fees for the issuance of new cards, transaction fees for usage of the cards, and monthly maintenance fees. The Company started processing debit card transactions in January 2005.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation-Going Concern

These cons olidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America, applied on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

The Company has funded its operations through the issuance of common shares. The Company has incurred losses and has yet to generate positive operating cash flows and has an accumulated deficit of $11,611,970 at September 30, 2007 which raises substantial doubt about its ability to continue as a going concern. The Company may incur additional operating losses and negative cash flows in the future. Failure to generate revenue, raise additional capital or reduce spending could adversely affect the Company’s abilities to achieve its intended business objective. Management intends to raise additional operating capital through the sales of its shares of common stock.

b. Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. There are no significant intercompany balances requiring elimination. The entities, their fiscal year ends and ownership percentages included in these consolidated financial statements are as follows:

Company Name	Ownership Percentage	Year End

Card One Plus (Cyprus) Limited	100%	September 30
Card One Plus, Inc. (Nevada)	100%	September 30
Card One Plus Services Limited	100%	September 30

c. Capital Assets

Capital assets are recorded at cost and are amortized over their estimated useful lives using the following rates:

	Basis	Rate
Computer equipment and software	Straight-line	44% per annum
Furniture and equipment	Straight-line	36% per annum

4

CARD ONE PLUS, LTD

Notes to Consolidated Financial Statements

September 30, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

d. Impairment of Long-Lived Assets

The Company tests for an impairment loss of long-lived assets to be held and used when events or changes in circumstances occur which may cause their carrying value to exceed the total undiscounted cash flows expected from their use and eventual disposition. An impairment loss, if any is determined as the excess of the carrying value of the asset over its fair value.

e. Revenue Recognition

Fees invoiced on card sales and set up fees are deferred and recognized as revenue over the term of the contract with the merchant reseller, which is usually 2 years. The unearned portion of these fees is recorded in liabilities as unearned revenue.

Transaction fee income is recognized when transactions are processed.

Website development revenue is recognized when the service is completed and collectability is reasonably assured.

f. Foreign Currency Translation

The Company’s functional currency is the Canadian dollar. The accompanying financial statements are reported in United States (U.S.) dollars. Foreign currency accounts are translated to U.S. dollars as follows:

At the transaction date, each asset, liability, revenue and expense, is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the year end date, monetary assets and liabilities are translated into U.S. dollars by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations in the current period.

g. Income Taxes

The Company accounts for income taxes using the liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are recognized at the enacted or substantially enacted tax rate expected to be applicable at the date of reversal for all significant temporary differences between the tax and financial reporting bases of assets and liabilities and for certain tax carry-forward items. Future income tax assets are recognized only to the extent that, in the opinion of management, it is more likely than not that the future income tax assets will be realized. Future income tax assets and liabilities are adjusted for the effects of changes in the tax laws and rates on the date of the substantive enactment of the change.

h. Stock-based Compensation Plan

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

5

CARD ONE PLUS, LTD

Notes to Consolidated Financial Statements

September 30, 2007 and 2006

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

i. Earnings (Loss) Per Share

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of September 30, 2007and 2006.

j. Investment Tax Credits

Research and development costs are expensed as incurred. The Company applies for financial assistance under government incentive programs including investment tax credits. Government assistance relating to research and development expense is recorded in the accounts when the related expenditures are incurred and there is reasonable assurance of receiving the assistance.

k. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from management’s best estimates as additional information becomes available in the future.

NOTE 3 - FINANCIAL INSTRUMENTS

a. Fair Value of Financial Instruments

he Company’s financial instruments recognized in the balance sheet include cash, accounts receivable, investment tax credits receivable, due from shareholder, accounts payable and accrued liabilities, note payable and due to and from affiliated companies. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising form these financial instruments. The fair values of these financial instruments approximate their carrying values unless otherwise stated in the notes to the consolidated financials statements.

b. Credit Risks

The Company grants credit to its customers in the normal course of business. Credit evaluations are performed regularly and the financial statements take into account an allowance for bad debts. As at September 30, 2007 and 2006 no individual customer represented more than 10% of accounts receivable.

c. Currency Risks

In the normal course of business, the Company enters into transaction denominated in foreign currencies.

6

CARD ONE PLUS, LTD

Notes to Consolidated Financial Statements

September 30, 2007 and 2006

NOTE 4 - CAPITAL ASSETS

		Accumulated
	Cost	amortization	Total
2007
Computer software	$ 314,344	$ 245,910	$ 68,434
Computer equipment	226,515	140,336	86,179
Furniture and equipment	42,888	30,665	12,223
Total	$ 583,747	$ 416,911	$ 166,836

NOTE5 - NOTE PAYABLE

On June 23, 2005 the Company purchased a debit card platform in exchange for a promissory note in the amount of $225,000 as part compensation for purchase of a debit card platform.

The note payable accrues interest at 10% per annum and is due upon demand. The Company owes $226,199 under the terms of the note as of September 30, 2007.

NOTE 6 - UNEARNED REVENUE

2007

Opening balance of current portion of unearned revenue	$ 996,058
Received during the year	593,797
Recognized as revenue in the year	(996,058)
Ending balance of unearned revenue	593,797
Less: current portion	-
Long-term portion of unearned revenue	$ 593,797

As a result of the Company switching the card processing service provider subsequent to the year-end, all existing customer contracts have been cancelled effective January 5, 2007. Therefore, the entire portion of the deferred revenue has been classified as current and will be recognized in fiscal 2008.

NOTE 7 - INCOME TAXES

The income tax expense (recovery) attributable to income (loss) differs from the amounts computed by applying the Canadian statutory rates of 36.1% (2006 – 36.1%) to the pre-tax income (loss) as a result of the following:

	2007		2006
Income tax recovery at statutory rates	$ (910,610)	(36.1%)	$ (2,463,461)	(36.1%)
Increase (decrease) in income taxes
resulting from:
Expenses deducted in the accounts that
have no corresponding deduction for
income taxes	60,756		1,076,783
Changes in valuation allowance	849,854		1,591,813
Other	-		205,135
	$ -		$ -	-

CARD ONE PLUS, LTD

Notes to Consolidated Financial Statements

September 30, 2007 and 2006

NOTE 7 - INCOME TAXES (Continued)

The tax effects of temporary differences that give rise to significant portions of the future tax assets are presently below:

	2007	2006
Future tax assets
Capital assets	$564,082	$564,082
Share issuance costs	98,670	98,670
Non-capital losses	2,775,511	1,925,657
	3,438,263	2,589,409
Less: valuation allowance	3,438,263	2,589,409
Net future tax assets	$-	-

The Company has capital losses of approximately $2.849 million which can be used to reduce future years’ capital gains and can be carried forward indefinitely. The Company has non-capital losses of approximately $7.691 million which can be used to reduce future years’ taxable income expiring as follows:

Fiscal	$
2015	57,000
2016	1,228,000
2027	4,052,000
2028	2,354,000
Total	7,691,000

NOTE 8 - SHARE CAPITAL

a) Authorized

Unlimited common shares.

Unlimited voting, participating preference shares.

The Company was incorporated on July 5, 2004 at which time 100 shares were issued for $1. The authorized share capital of the Company at incorporation was an unlimited number of common shares without par value. By Articles of Amendment dated May 28, 2005, the authorized share capital of the Company was amended to create a new class of voting preference shares, issuable in series. The 100 issued and outstanding common shares of the Company were forward split into 12,000,000 common shares on the basis of 120,000 common shares for each common share previously outstanding. On May 29, 2006 the Company forward the issued and outstanding shares on a three for one basis resulting in an issuance of an additional 28,199,860 shares. The accompanying financial statements reflect the forward stock splits on a retroactive basis.

During October 2005 to April 2006, 1,769,253 common shares were issued for net cash consideration of $738,025. In November 2005, certain note-holders of two affiliated companies, owned by the majority shareholders, converted their loans of $3,387,500 to 846,875 shares of the Company at $4 per share. As a result of the transaction, the two affiliated companies owned by the majority shareholders were indebted to the Company for $3,387,500. During the year, the Company wrote down the loans receivable by $2,849,396 to $538,104 as in management’s opinion that being the amount that is collectible. During September 2006,

8

CARD ONE PLUS, LTD

Notes to Consolidated Financial Statements

September 30, 2007 and 2006

NOTE 8 - SHARE CAPITAL (Continued)

2,540,625 common shares were redeemed by the Company in exchange for loans receivable of $538,104.

In September 2006 the Company issued 14,814,776 units at a price of $0.25 per Unit, with each Unit consisting of one common share of the Corporation and one common share purchase warrant, with each whole unit warrant entitling the holder to purchase one additional common share at a price of $0.35 per share for a period of 24 months from the date of issuance. The gross consideration of this issue was $3,703,694.

During November 2006 the Company issued 2,980,000 units at $0.25 per unit. Each unit consists of one common share of the Corporation and one common share purchase warrant, with each whole unit warrant entitling the holder to purchase one additional common share at a price of $0.35 per share for a period of 24 months from the date of issuance.

NOTE 9 – WARRANTS

Expiry dates	Exercise	Balance	Issued	Exercised	Expired	Balance	Fair
	price	September				September	Value
		30, 2006				30, 2007
September 20, 2008	$0.35	10,153,004	-	-	-	10,153,004	309,487
September 28, 2008	$0.35	4,661,772	-	-	-	4,661,772	142,102
October 24,2008	$0.35	-	1,350,000	-	-	1,350,00	77,461
November 6, 2008	$0.35	-	2,980,000			2,980,000	90,837
Total		14,814,776	4,330,000	-	-	19,144,776	619,887
Weighted average exercise price			$0.35	-	-	$0.35
Weighted average remaining life
(years)		1.99	2.00	-	-	1.01

As part of the fundraising in September and November 2006, the Company issued units. 14,814,776 warrants were issued as part of these units.

The Company estimated the fair value of all warrants issued using the Black-Scholes option pricing model. The fair value of the warrants and the assumptions used to determine fair value on the dates of issue were as follows:

	September 2006	November 2006
	Warrants	Warrants
Exception option life (years)	2 years	2 years
Expected volatility	40%	40%
Risk-free interest rate	4.25%	4.25%
Fair value of warrants issued	$0.034	$0.034

In October 2006 the Company issued 1,350,000 finders warrants to Kystie Finance Ltd for services rendered during the fund raising. These warrants expire on October 24, 2008 and can be exercised for $0.25, which entitles the holder to a unit comprising of one share and a warrant to purchase one additional share at $0.35. The value allocated to these warrants was $86,400.

During November 2006 the Company issued 2,980,000 units at $0.25 per unit. 2,980,000 common stock purchase warrant was issued with each warrant entitling the holder to purchase one additional common share at a price of $0.35 per share for a period of 24 months from the date of issuance.

9

CARD ONE PLUS, LTD

Notes to Consolidated Financial Statements

September 30, 2007 and 2006

NOTE 10 - STOCK-BASED COMPENSATION

In June 2005, the Company adopted a stock option plan (the “Plan”). The Plan provides for the granting of stock options by the Company’s Board of Directors to employees, directors and consultants of the Company. The maximum numbers of shares issuable under the Plan, together with the number of shares issuable under outstanding options granted otherwise than under the Plan, are not to exceed 10% of the issued and outstanding shares of the Company.

Options under the Plan may be granted for periods of up to ten years. The exercise price is to be equal to the fair value per share at the award date, with fair value to be determined by the Board of Directors. If the shares are listed on a recognized stock exchange, the exercise price is not to be less than the closing price of the Company’s shares on the day preceding the award date.

On October 1, 2005 the Board granted a total of 375,000 immediately vested options to certain directors and employees. On January 15, 2006 the Board granted 75,000 immediately vested options to certain employees. These options, with an exercise price of $4 per share, expire on December 31, 2008. By agreement with the option holders these options were cancelled during fiscal 2006.

Effective September 11, 2006, the Board granted 4,060,000 immediately vested options to certain employees. The exercise price on these options is $0.30 per share and expires on September 11, 2011. In addition, effective September 11, 2006 the Board granted 800,000 options to a service provider. The exercise price on these options is $0.30 per share and expires on September 11, 2008.

For fiscal 2006 the compensation expense was estimated using the Black-Scholes option pricing model assuming a risk free interest rate of 4.25%, an expected volatility of 40%, an expected dividend rate of nil and an expected life of three years. The exercise price of all share purchase options granted during the year was equal to or greater than market price at grant date.

As at September 30, 2007 all share purchase options were vested and were exercisable.

The continuity of the share purchase options for fiscal 2007 is as follows:

Expiry dates	Exercise	Balance	Issued	Exercised	Expired	Balance	Fair
	price	September				September	Value
		30, 2006				30, 2007
December 31, 2008	$4.00	-	-	-	-	-	-
September 11, 2011	$0.30	4,060,000	-	-	-	4,060,000	229,317
September 11, 2008	$0.30	800,000	-	-	-	800,000	30,992
Total		5,310,000	-	-	-	4,860,000	260,309
Weighted average exercise price			$0.30	-	-	$0.30
Weighted average remaining life
(years)			4.35	-	-	3.55

Included in operating expense and contributed surplus is $210,196 for stock-based compensation.

NOTE 11 - CONTINGENT LIABILITIES

On June 23, 2005, the Company issued a promissory note in the amount of $225,000 and 300,000 common shares of the Company with a total value of $1.2 million (see note 10) and entered into a 5 year employment agreement with compensation set at $150,000 per year with an individual as consideration for the purchase

10

CARD ONE PLUS, LTD

Notes to Consolidated Financial Statements

September 30, 2007 and 2006

NOTE 11 - CONTINGENT LIABILITIES (Continued)

of technology for a debit card platform. The Company claims that they did not receive a platform that was functional. On August 19, 2005, the Company terminated the services of the employee and the Company has refused to make any payment under the terms of the promissory note.

The former employee has commenced a lawsuit against the Company for breach of contract and wrongful dismissal. The total claim is for $1.255 million including $725,000 for breach of a technology agreement and wrongful dismissal; $20,000 in unpaid commissions; $500,000 punitive damages and $10,000 for misappropriation of property.

The Company has filed a counterclaim against the former employee, seeking the cancellation of the promissory note, return of 300,000 common shares issued and damages in the amount of $1.5 million. As the debit card platform was not functional, it was written down to $Nil in 2005.

In the opinion of management, the lawsuit is without merit; however, the outcome of the lawsuit, now pending, is not determinable. Should any loss or gain result from the resolution of this claim, such loss or gain will be recorded in operations in the year of resolution.

By Statement of Claim issued October 4, 2006, the Company commenced an action against a former CEO and Director of the Company (“defendant”), for repayment of $60,000 owing for shareholder loans, $82,400 owing for commissions improperly received, and an accounting of expense reimbursements; as against Loans Till Pay Day, Inc. (“LTP”) for the payment of interest totaling $71,277; and against The Exauctoro Corporation (“Exauctoro”) for the payment of interest totaling $190,900; and as against all the defendants for interest and legal cost.

The defendants delivered a Statement of Defence and Counterclaim in the action. In the counterclaim, the defendant claims $78,000 plus $25,000 per month after November 2006 for consulting fees; LTP claims unspecified amounts of rent; and LTP and Exauctoro claim an accounting of sums paid by them on behalf of the Company, and unspecified amounts of overhead, from the Company. All of the defendants also claim interest and legal costs of the counterclaim.

In addition by Notice of Application issued November 2, 2006, the defendant commenced an application for relief under the oppression remedies provisions of the Business Corporations Act (Ontario), including orders that the redemption of 2,540,625 and the transfer of 4,384,375 of the defendant’s common shares in the Company were invalid; an order requiring that the current CEO and Director of the company return property to the Company; an order appointing the defendant as a director of the company in place of the current CEO and/or the current CFO of the Company and removing the current CEO as Chief Executive Officer; an order requiring the lawyer to produce a copy of an option agreement between the defendant and the current CEO and Director of the Company and to effect the transfer of shares to the defendant in accordance with the option agreement; legal costs; and related interim relief.

On February 23, 2007 the parties negotiated a settlement whereby the Company has agreed to purchase and or find a purchaser for all of the defendant’s remaining holdings of 11 million shares for a price of $2.0 million. In exchange for the $2.0 million, the defendant has agreed to quit claim, discharge and release any claims, potential claims, whether known or unknown up to the present time, in his capacity as shareholder, director, officer, creditor, employee and consultant to the Company. In addition the Company has agreed to release the defendant from all claims it may have resulting form the above noted action. The parties have

11

CARD ONE PLUS, LTD

Notes to Consolidated Financial Statements

September 30, 2007 and 2006

NOTE 11 - CONTINGENT LIABILITIES (Continued)

agreed to dismiss the claims made in the action and the counterclaims as part of the settlement.

Other claims have been filed against the Company for incidents, most of which arose in the ordinary course of business. The outcome of the claims is not currently determinable.

The Company believes that it will be successful in defending these claims and counterclaims and does not expect any material financial losses.

NOTE 12 - INVESTMENT TAX CREDITS

The Company has applied for Federal and Ontario Investment Tax Credits to reduce the Company’s tax liability or to obtain tax refunds for fiscal 2005. The investment tax credits include significant claims for scientific research and experimental development expenditures under existing tax legislation. The full realization of these investment tax credits is subject to the result of audits by Canada Revenue Agency with respect to these expenditures. In management’s opinion, these expenditures do qualify for investment tax credits; however, in the event the investment tax credits received are less than claimed, the difference will be reflected in operations in the year of determination. The investment tax credits recorded in the year reflect claims made for the 2006 fiscal year of $72,191. Claims of $225,278 for the fiscal 2007 expenditures will be filed in fiscal 2008.

NOTE 13 - RETIREMENT COMPENSATION ARRANGEMENT

The Company maintains a retirement compensation arrangement for its CEO and CFO. The expense for these plans is equal to the Company’s required contribution for the year of $126,000 for 2007 and 2006.

NOTE 14 - COMMITMENTS

The Company has entered into various operating leases. Future minimum lease payments for the next four years are as follows:

Year	Amount
2007	$44,415
2008	28,759
2009	6,839
2010	4,411
Total lease commitments	$84,424

NOTE 15 - COMPARATIVE AMOUNTS

Certain comparative amounts presented in the consolidated financial statements have been reclassified to conform to the current year’s presentation.

NOTE 16 - RECONCILIATION OF ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN

CANADA AND THE UNITED STATES

12

CARD ONE PLUS, LTD

Notes to Consolidated Financial Statements

September 30, 2007 and 2006

The Company prepares the consolidated financial statements in accordance with accounting principles generally accepted in the United States (US GAAP), which conform in all material respects to those in Canada (Canadian GAAP).

13

BDO Dunwoody LLP
Chartered Accountants
and Advisors

60 Columbia Way Suite 400
Markham Ontario Canada L3R 0C9
Telephone: (905) 946-1066
Fax: (905) 946-9524

www.bdo.ca

AUDITORS' CONSENT

We have read the Filing Statement of Spring & Mercer Capital Corp. (the "Corporation") dated November 29, 2008 relating to the Qualifying Transaction of the Corporation. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the use in the above mentioned Filing Statement of our report to the shareholders of Card One Plus Ltd. ("Card One") on the consolidated balance sheet of Card One as at September 30, 2006 and the consolidated statements of operations, deficit and cash flows for the two years then ended, reported in Canadian dollars. Our audit report is dated January 19, 2007 (except as to Note 14 which is as of February 23, 2007).

November 29, 2008
Toronto, Ontario

BDO Dunwoody LLP

Chartered Accountants,
Licensed Public Accountants

F-7

BDO Dunwoody LLP is a Limited Liability Partnership registered in Ontario

Card One Plus Ltd.

Financial Statements

For the year ended September 30, 2006

F-8

Management's Responsibility for Financial Reporting

The accompanying financial statements of Card One Plus Ltd. (the "Company") and all the information in this annual report are the responsibility of management and have been approved by the Board of Directors.

The financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles. Where alternative accounting methods exist, management has selected those it considered to be the most appropriate in the circumstances. The financial statements are not precise, since they include amounts based on estimates and judgments. Management has determined such amounts on a reasonable basis in order to ensure that the financial statements are presented fairly, in all material respects.

To assist management in discharging these responsibilities, the Company maintains an effective system of procedures and internal controls which are designed to provide reasonable assurance that its assets are safeguarded, that transactions are executed in accordance with management's authorization, and that the financial records form a reliable base for the preparation of accurate and timely financial information.

The Board of Directors is responsible for ensuring that management fulfills its responsibilities for financial reporting and is ultimately responsible for reviewing and approving the financial statements.

The financial statements have been audited by BDO Dunwoody LLP, the external auditors, in accordance with Canadian generally accepted auditing standards on behalf of the shareholders. BDO Dunwoody LLP has full and free access to the Board of Directors.

February 23, 2007

2

BDO Dunwoody LLP
Chartered Accountants
and Advisors

Driving growth

60 Columbia Way Suite 400
Markham Ontario Canada L3R 0C9
Telephone: (905) 946-1066
Fax: (905) 946-9524

www.bdo.ca

Auditors' Report

To the Shareholders of Card One Plus Ltd.

BDO Dunwoody LLP

Chartered Accountants

Markham, Canada
January 19, 2007, except as to Note 14 which is as of February 23, 2007

BDO Dunwoody LLP is a Limited Liability Partnership registered in Ontario

3

Card One Plus Ltd.
Consolidated Balance Sheet

(in Canadian dollars) At September 30	2006	2005
Assets		
Current assets		
Cash	$ 3,463,167	$ 1,131,275
Accounts receivable	334,957	489,523
Investment tax credits receivable (Note 15)	113,564	–
Due from affiliated companies (Note 4)	-	60,000
Due from shareholder (Note 5)	75,000	–
Other assets	-	25,000
Total current assets	3,986,688	1,705,798
Due from shareholder (Note 5)	222,836	–
Capital assets (Notes 6 and 14)	221,366	164,385
	$ 4,430,890	$ 1,870,183
Liabilities and Shareholders' Equity		
Current liabilities		
Accounts payable and accrued liabilities	$ 1,038,528	$ 112,114
Note payable (Notes 7 and 14)	225,000	225,000
Current portion of unearned revenue (Note 8)	1,111,002	480,407
Due to affiliated companies (Note 4)	-	10,522
Total current liabilities	2,374,530	828,043
Unearned revenue (Note 8)	-	352,093
	2,374,530	1,180,136
Shareholders' equity		
Share capital (Note 10)	11,535,876	3,465,225
Warrants (Notes 10 and 11)	503,702	–
Contributed surplus (Note 12)	292,580	–
Deficit	(10,275,798)	(2,775,178)
Total shareholders' equity	2,056,360	690,047
	$ 4,430,890	$ 1,870,183

Contingent liabilities see Note 14

"Jonathan Marcus" "Joel Leonoff"

On behalf of the Board:

4

Card One Plus Ltd.
Consolidated Statement of Operations

(in Canadian dollars)

For the year ended September 30	2006	2005
Revenue	$ 1,745,631	$ 480,183
Less: Transaction processing expense	464,804	48,646
Contract and card purchase costs	813,087	176,330
	467,740	255,207
Expenses		
Operating (Note 12 and 16)	4,851,391	1,452,335
Amortization	133,850	32,144
Interest expense	87,024	-
Investment tax credits (Note 15)	(113,564)	-
Foreign exchange loss	49,942	61,845
Provision for loss on loans from affiliated companies and shareholders (Note 4 and 5)	110,321	-
Write-down of loans receivable (Note 10)	2,849,396	-
Write-down of capital asset (Note 6 and 14)	-	1,425,000
	7,968,360	2,971,324
Net loss	$ (7,500,620)	$ (2,716,117)
Net loss per share – basic and diluted (Note 13)	$ (0.19)	$ (0.07)

Consolidated Statements of Deficit

(in Canadian dollars)

For the year ended September 30	2006	2005
Balance, beginning of year	$ (2,775,178)	$ (59,061)
Net loss	(7,500,620)	(2,716,117)
Balance, end of year	$ (10,275,798)	$ (2,775,178)

5

Card One Plus Ltd.
Consolidated Statement of Cash Flows

(in Canadian dollars) For the year ended September 30	**2006**	2005
Cash flow from operating activities		
Net loss	**$ (7,500,620)**	$ (2,716,117)
Add items not affecting cash from operating activities		
Amortization	**133,850**	32,144
Write-down of capital asset	**-**	1,425,000
Write-down of loans receivable	**2,849,396**	-
Provision for doubtful receivable from affiliated companies	**50,321**	-
Provision for doubtful receivable from a shareholder	**60,000**	-
Stock-based compensation	**292,580**	-
Legal fees paid by issuance of shares	**70,443**	-
Changes in non-cash working capital balances		
Accounts receivable	**154,566**	(425,812)
Investment tax credits receivable	**(113,564)**	-
Other assets	**25,000**	(25,000)
Accounts payable and accrued liabilities	**926,414**	108,614
Unearned revenue	**278,502**	769,611
Cash flows used in operating activities	**(2,773,112)**	(831,560)
Cash flow from investing activities		
Additions to capital assets	**(190,831)**	(186,915)
Due from affiliated companies	**7,813**	(60,000)
Due from shareholder	**(357,836)**	-
Cash flows used in investing activities	**(540,854)**	(246,915)
Cash flow from financing activities		
Common shares and warrants issued	**5,654,514**	2,265,224
Due to affiliated companies	**(8,656)**	(56,625)
Cash flows provided by financing activities	**5,645,858**	2,208,599
Net Change in cash	**2,331,892**	1,130,124
Cash, beginning of year	**1,131,275**	1,151
Cash, end of year	**$ 3,463,167**	$ 1,131,275
Supplemental cash flow information		
Cash paid for interest	**$ 87,024**	$ 14,379
Cash paid for income taxes	**-**	-
Non-cash transactions		
Capital asset purchase	**$ -**	$ 1,425,000
Promissory note	**-**	(225,000)
Loans receivable	**2,849,396**	-
Common shares	**(2,849,396)**	(1,200,000)
	$ -	$ -

6

3. Financial instruments (continued)

Balances denominated in foreign currency

Balances denominated in foreign currency that are considered financial instruments are as follows:

At September 30	2006	2005
United States $		
Cash	$ 158,895	$ 57,816
Accounts receivable	$ 232,800	$ 315,044
Year end exchange rate	1.1177	1.1611

4. Due to/from affiliated companies

	Description of relationship	2006	2005
Due from affiliated companies			
The Exauctoro Corporation	Owned 100% by the majority shareholders of the Company	$ 45,500	$ 60,000
Loans Till Pay Day Inc.	Owned 100% by the majority shareholders of the Company	6,687	-
		52,187	60,000
Provision recorded against the above		(52,187)	-
Balance outstanding at September 30		$ -	$ 60,000
Due to affiliated companies			
Loans Till Pay Day Inc.	Owned 100% by the majority shareholders of the Company	$ -	$ 8,507
LTP Capital Inc.	Owned 100% by a shareholder of the Company	1,866	2,015
		1,866	10,522
Provision recorded against the above		(1,866)	-
Balance outstanding at September 30		$ -	$ 10,522

The amounts due from/to affiliated companies outstanding at September 30, 2006 have been fully provided for since in management's opinion, these amounts will not be collectible.

The fair value of the amount due from/to affiliated companies could not be reasonably determined as there is no comparable market data for these amounts.

10

5. Due from shareholder

During the year, a shareholder, who is also a director and officer of the Company, borrowed $297,836 from the Corporation, of which $75,000 will be repaid no later than January 4, 2007, as a shareholder loan under Section 20(1)(2) of the *Business Corporations Act* (Ontario). The loan will have a term of three (3) years and carry an interest rate of prime beginning on January 4, 2007 on the remaining balance of $222,836. The fair value of the amount due from shareholder could not be reasonably determined as there is no comparable market data for this amount.

During the year, the Company paid commissions of $82,400 (2005 - $Nil) to a shareholder. The Company also advanced $60,000 to a shareholder. The $60,000 shareholder advance has been fully provided for as in management's opinion this amount will not be collectible. The transactions are in the normal course of operations and are measured at its exchange value (the amount of consideration established and agreed upon by the related parties).

6. Capital assets

	Cost	Accumulated amortization	Total
2006			
Computer software	**$ 97,263**	**$ 44,406**	**$ 52,857**
Computer equipment	**249,730**	**107,528**	**142,202**
Furniture and equipment	**41,451**	**15,144**	**26,307**
Total	**$388,444**	**$167,078**	**$221,366**
2005			
Computer software	$ 63,221	$ 7,525	$ 55,696
Computer equipment	106,869	21,902	84,967
Furniture and equipment	27,523	3,801	23,722
Debit card platform	1,425,000	-	1,425,000
Impairment of debit card platform	(1,425,000)	-	(1,425,000)
Total	$197,613	$33,228	$164,385

In 2005 the Company purchased a debit card platform in exchange for a promissory note in the amount of $225,000 and 300,000 common shares of the company at $4 per share. An impairment charge of $1,425,000 was recorded in the year-ended September 30, 2005 to reduce the net book value of the debit card platform to $Nil (see notes 7, 10 and 14).

7. Note payable

The note payable is non-interest bearing and is due in monthly instalments of $25,000 to $33,000 from August 23, 2005 to March 23, 2006. The Company has not paid any instalments due under the terms of the note (see note 14).

11

8. Unearned revenue

	2006	2005
Opening balance of long-term unearned revenue	**$ 352,093**	$ 28,586
Opening balance of current portion of unearned revenue	**480,407**	-
Received during the year	**1,007,557**	1,066,120
Recognized as revenue in the year	**(729,055)**	(262,206)
Ending balance of unearned revenue	**1,111,002**	832,500
Less: current portion	**(1,111,002)**	(480,407)
Long-term portion of unearned revenue	**$ -**	$ 352,093

9. Income taxes

	2006		2005	
Income tax recovery at statutory rates	**$(2,707,724)**	**(36.1%)**	$(980,518)	(36.1%)
Increase (decrease) in income taxes resulting from:				
Expenses deducted in the accounts that have no corresponding deduction for income taxes	**1,076,783**	**14.4%**	3,554	0.1%
Changes in valuation allowance	**1,591,813**	**21.2%**	977,019	36.1%
Other	**39,128**	**(0.5%)**	(55)	0.0%
	$ -	**-**	$ -	-

	2006	2005
Future tax assets		
Capital assets	**$ 564,082**	$ 515,767
Share issuance costs	**98,670**	11,807
Non-capital losses	**1,926,657**	470,022
	2,589,409	997,596
Less: valuation allowance	**2,589,409**	997,596
Net future tax assets	**$ -**	$ -

12

9. Income taxes (continued)

Fiscal	$
2014	57,000
2015	1,228,000
2026	4,052,000
Total	5,337,000

10. Share capital

b) Issued

		Common shares	
	Number of shares	Amount	
September 30, 2004	100	$	1
May 2005 subdivision of original shares	11,999,900		-
	12,000,000		1
June 2005 shares issued under technology transfer agreement (see note 15)	300,000		1,200,000
June 2005 shares issued for cash	166,246		664,986
July 2005 shares issued for cash	330,059		1,320,238
July 2005 shares issued as a fee for the above cash capital injection	55,000		-
September 2005 shares issued for cash	70,000		280,000
September 30, 2005	**12,921,305**		**3,465,225**
November 2005 shares issued for cash	41,250		164,150
November 2005 shares issued in exchange for the assignment of loans payable by affiliated companies to third parties	846,875		3,387,500
November 2005 shares issued as a fee for cash capital injection	20,500		-
December 2005 shares issued for cash	55,000		219,000
January 2006 shares issued for cash	20,000		80,000
February 2006 for cash	45,000		179,500
March 2006 for cash	50,000		199,500
April 2006 for cash	100,000		399,500
	14,099,930		8,094,375
May 29, 2006 subdivision of shares	28,199,860		-
	42,299,790		8,094,375
June 2006 for cash	774,003		1,028,475
September 2006 common share redemption	(2,540,625)		(538,104)
September 2006 for cash, net of share issue costs	14,533,004		2,880,687
September 2006 for legal fees	281,772		70,443
September 30, 2006	**55,347,944**		**$11,535,876**

13

10. Share capital (continued)

In June 2005, 300,000 shares were issued to a former employee as part of the purchase price for a debit card platform (note 14).

During June to September 2005, 566,305 common shares were issued for cash consideration of $2,265,224.

During October 2005 to April 2006, 331,750 common shares were issued for a net cash consideration of $1,241,650.

In September 2006 the Company issued units at a price of $0.25 per Unit, with each Unit consisting of one common share of the Corporation and one common share purchase warrant, with each whole unit warrant entitling the holder to purchase one additional common share at a price of $0.35 per share for a period of 24 months from the date of issuance. The gross consideration of this issue was $3,703,694 (net consideration of $2,951,130 after paying consulting fees in the amount of $176,932, value for the warrants issued in the amount of $503,702 and the value for the warrants accrued in the amount of $71,930). 281,772 of the shares were issued as consideration for professional fees amounting to $70,443. The proceeds were allocated to share capital and warrants based on their relative fair values (see note 11).

Subsequent to September 30, 2006 the Company issued the following shares:

	Number of Shares	Amount
September 30, 2006	**55,347,944**	**$11,535,876**
November 6, 2006 for cash	2,980,000	593,622
November 30, 2006	**58,327,944**	**$12,129,498**

14

15. Investment tax credits

16. Retirement compensation arrangement

17. Economic dependence and subsequent event

The Company's operations are dependant on the use of switching services from a dedicated supplier. The Company's contract with its dedicated supplier extends to October 2010, after which it is renewable for one year terms.

On November 20, 2006 the dedicated supplier of the switching service informed the Company that they had filed for creditors protection under the *Companies Creditors Arrangement Act.* On January 3, 2007 the Company received notice from the switching service that they had shut down the Company debit card system. This effectively made all contracts with Company card resellers null and void.

As a result of this, the Company is in the process of negotiating new arrangements with multiple suppliers of card and electronic payment solution suppliers so that they will not have economic dependence on one supplier. The Company is confident that their revised electronic payment solution will be fully functional by mid 2007.

18. Commitments

Year	Amount
2007	$44,652
2008	28,912
2009	6,875
2010	4,435
Total lease commitments	$84,874

19. Comparative amounts

18

Card One Plus Ltd.

Consolidated Interim Financial Statements
June 30, 2008
(Unaudited)

RSM Richter LLP Chartered Accountants Montreal

RSM Richter LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.

Card One Plus Ltd.

Consolidated Interim Financial Statements June 30, 2008 (Unaudited)

RSM Richter S.E.N.C.R.L.
Comptables agréés
Chartered Accountants

2, Place Alexis Nihon
Montréal, (Québec) H3Z 3C2
Téléphone / Telephone : (514) 934-3400
Télécopieur / Facsimile : (514) 934-3408
www.rsmrichter.com

Review Engagement Report

To the Shareholders of
Card One Plus Ltd.

We have reviewed the consolidated interim balance sheet of Card One Plus Ltd. as at June 30, 2008 and the consolidated interim statements of operations and comprehensive loss, shareholders' deficit and cash flows for the nine month period then ended. Our review was made in accordance with Canadian generally accepted standards for review engagements and accordingly consisted primarily of enquiry, analytical procedures and discussion related to information supplied to us by the company's management.

A review does not constitute an audit and consequently we do not express an audit opinion on these financial statements.

Based on our review, nothing has come to our attention that causes us to believe that these consolidated interim financial statements are not, in all material respects, in accordance with Canadian generally accepted accounting principles.

Chartered Accountants

Montreal, Quebec
November 18, 2008

Card One Plus Ltd.

Consolidated Interim Balance Sheet
As At June 30, 2008
(Unaudited)

	June 30,	September 30,
	2008	2007
	(Unaudited)	(Audited)

Assets
Current
Cash	$1,024,809	$481,340
Accounts receivable (note 5)	333,894	368,525
Investment tax credits receivable (note 6)	88,472	61,041

	1,447,175	910,906
Equipment (note 7)	42,081	165,952
	$1,489,256	$1,076,858

Liabilities

Current

Accounts payable and accrued liabilities	$28,167	$493,590
Note payable (note 8)	138,764	225,000
Bridge loan (note 9)	1,448,670	-
Deferred revenue	-	590,650
	1,615,601	1,309,240

Commitment and Contingency (notes 10 and 11)

Shareholders' Deficit

Capital Stock (note 12)	11,724,375	12,165,777

Contributed Surplus	3,066,112	984,002

Accumulated Deficit	(14,916,832)	(13,382,161)
	(126,345)	(232,382)
	$1,489,256	$1,076,858

See accompanying notes

Approved on Behalf of the Board
"Jonathan Marcus"
"Joel Leonoff"

Card One Plus Ltd.

Consolidated Interim Statement of Shareholders' Deficit
For the Nine Month Period Ended June 30, 2008
(Unaudited)

					Total
	Capital Stock		Contributed	Accumulated	Shareholders'
	Number	Amount	Surplus	Deficit	Deficit

Balance - September 30, 2006 (Audited)	55,347,944	$11,535,876	$796,282	$(10,275,798)	$2,056,360

November 2006 - issue of common shares	2,980,000	745,000	-	-	745,000
Transaction cost on issue of common shares	-	(115,099)	-	-	(115,099)
October and November 2006 - issue of warrants	-	-	187,720	-	187,720
Net loss for the nine month period	-	-	-	(2,580,577)	(2,580,577)

Balance - June 30, 2007	58,327,944	12,165,777	984,002	(12,856,375)	293,404

Balance - September 30, 2007 (Audited)	58,327,944	12,165,777	984,002	(13,382,161)	(232,382)

November 2007 - issue of common shares	100,000	25,000	-	-	25,000
November 2007 - issue of warrants	-	-	6,610	-	6,610
December 2007 - repurchase of common shares	(1,775,608)	(406,402)	-	-	(406,402)
May 2008 - repurchase of common shares	(160,000)	(60,000)	-	-	(60,000)
May 2008 - issue of warrants	-	-	2,235,000	-	2,235,000
Transaction costs on issue of warrants	-	-	(159,500)	-	(159,500)
Net loss for the period	-	-	-	(1,534,671)	(1,534,671)

Balance - June 30, 2008	56,492,336	$11,724,375	$3,066,112	$(14,916,832)	$(126,345)

See accompanying notes

Card One Plus Ltd.

Consolidated Interim Statement of Operations and Comprehensive Loss
For the Nine Month Period Ended June 30, 2008
(Unaudited)

	June 30,	June 30,
	2008	2007

Revenues	$598,438	$1,101,273

Cost of Revenues

Transaction processing	7,872	529,819
Contract and card purchase	316,252	81,347
	324,124	611,166

Gross Margin	274,314	490,107

Expenses

Salaries and benefits	501,778	1,545,233
Computer expense	180,838	139,901
Professional fees	577,300	779,838
Occupancy	112,191	97,738
Office equipment leases	17,129	30,106
Communications	80,737	51,216
Travel and entertainment	84,904	67,129
Interest expense and bank charges	64,756	17,271
Amortization	194,920	179,083
Insurance	27,191	25,313
Office, general and other expenses	181,088	127,330
Foreign exchange (gain) loss	(4,428)	10,526
Recovery of write-off of loan receivable, shareholder	(209,419)	-

	1,808,985	3,070,684

Net Loss and Comprehensive Loss	(1,534,671)	(2,580,577)

Weighted Average Number of Shares Outstanding	56,592,336	58,327,944

Basic and Diluted Loss Per Share	$(0.03)	$(0.04)

See accompanying notes

Card One Plus Ltd.

Consolidated Interim Statement of Cash Flows
For the Nine Month Period Ended June 30, 2008
(Unaudited)
	June 30,	June 30,
	2008	2007

Funds Provided (Used) -

Operating Activities

Net loss	$(1,534,671)	$(2,580,577)
Amortization	194,920	179,083
Recovery of write-off of loan receivable, shareholder	(209,419)	-
Fair value of warrants issued	6,610	187,720
Deferred revenue	(590,650)	-
Changes in non-cash operating elements of working capital	-	-
Accounts receivable	34,631	216,015
Investment tax credits receivable	(27,431)	113,564
Accounts payable and accrued liabilities	(465,423)	(540,020)
	(2,591,433)	(2,424,215)

Financing Activities

Issue of common shares	25,000	629,901
Repurchase of common shares	(256,983)	-
Increase in bridge loan	1,448,670	-
Issue of warrants, net of transaction costs	2,075,500	-
Notes payable	(86,236)	-
	3,205,951	629,901

Investing Activities

Additions to equipment	(71,049)	(174,813)
Loan receivable	-	(243,136)
	(71,049)	(417,949)

Increase (Decrease) in Cash	543,469	(2,212,263)

Cash
Beginning of Period	481,340	3,463,167

End of Period	$1,024,809	$1,250,904

Additional Cash Flows Information:

Interest paid during the period	$54,387	$1,025

See accompanying notes

Card One Plus Ltd.

Notes to Consolidated Interim Financial Statements
June 30, 2008
(Unaudited)

1.	Nature of Business

The Company was incorporated under the Canada Business Corporations Act on July 5, 2004. The principal business of the Company is an electronic payment provider, specializing in broadly accepted prepaid cards, and delivering proprietary "middleware" and "Best in Class" solutions to the rapidly growing global payments industry. The Company has integrated its platforms with various payment and stored value card networks, providing Merchants and Cardholders with global access to manage and control accounts. The Company's revenue is principally fee-based, including fees for the issuance of new cards, transaction fees for usage of the cards, and monthly maintenance fees. The Company started processing prepaid card transactions in January 2005.

2.	Going Concern

These financial statements have been prepared on a going concern basis which contemplates the realization of assets and the payment of liabilities in the ordinary course of business. The Company's continued existence as a going concern is dependent upon its ability to restructure its financing arrangements, increase its equity, and restore and maintain profitable operations. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

3.	Change in Accounting Policies

The Company's functional currency is the Canadian dollar.

Effective October 1, 2007, the Company adopted the Canadian dollar as its reporting currency. The reporting currency for the period October 1, 2006 - September 30, 2007 was the U.S. dollar.

The Company chose the U.S. dollar as its reporting currency as it was considering raising capital in the U.S. market. In October 2007, the Company refocused its efforts to raise capital in Canadian markets and consequently switched reporting currencies to the Canadian dollar. The impact of changing the reporting currency amounted to $29,160 in the comparative period.

Effective October 1, 2007, the Company adopted the Canadian Institute of Chartered Accountants ("CICA") Handbook Section 3862, Financial Instruments - Disclosure, Section 3863, Financial Instruments - Presentation and Section 1535, Capital Disclosures. The sections relate to disclosure and presentation only and did not have an impact on the Company’s financial results (refer to note 14).

Card One Plus Ltd.

Notes to Consolidated Interim Financial Statements
June 30, 2008
(Unaudited)

4.	Summary of Significant Accounting Policies

Basis of Consolidation

The consolidated interim financial statements include the accounts of Card One Plus Ltd. and its subsidiaries Card One Plus (Cyprus) Limited, Card One Plus, Inc. (Nevada), Card One Plus (UK) Limited and Card One Plus Services Limited. On consolidation, all intercompany transactions and balances have been eliminated.

Revenue Recognition

The Company recognizes revenues when they are earned, specifically when: services are provided to customers, there is clear proof that an arrangement exists, amounts are fixed or can be determined and collectibility is reasonably assured.

Fees invoiced on card sales and set up fees are deferred and recognized as revenue over the term of the contract with the merchant or reseller, which is usually two years. The unearned portion of these fees is recorded in liabilities as deferred revenue.

Transaction fee income is recognized when transactions are processed.

Website development and set-up fee revenue is recognized when the service is completed and collectibility is reasonably assured.

During the period, the Company terminated its card processing service provider in Canada and all existing customer contracts were cancelled effective January 5, 2007.

Long-Lived Assets

Long-lived assets, which comprise equipment, are reviewed for impairment if events or changes in circumstances indicate that the carrying value may not be recoverable. If the sum of the undiscounted future cash flows expected from use and residual value is less than carrying amount, the long-lived asset is considered impaired. An impairment loss is measured as the amount by which the carrying value of the long-lived asset exceeds its fair value.

Amortization

On the straight-line method -

	Computer equipment and software	44% per annum
	Furniture and fixtures	36% per annum

Card One Plus Ltd.

Notes to Consolidated Interim Financial Statements
June 30, 2008
(Unaudited)

4.	Summary of Significant Accounting Policies (Cont'd)

Use of Estimates

The preparation of the consolidated interim financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated interim financial statements and the reported amounts of revenue and expenses during the reporting year. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates. Significant estimates and assumptions that are made by management are used for, but not limited to, the estimated useful lives of long-lived assets, the recoverability of such assets by their estimated future undiscounted cash flows and fair value for disclosure purpose.

Foreign Currency Translation

Monetary items are translated at exchange rates in effect at the balance sheet date, non-monetary items are translated at historical exchange rates and revenue and expenses are translated at the exchange rate in effect on the transaction dates or at the average exchange rate of the period, except for amortization which is translated at rates prevailing when the related assets were acquired.

Gains and losses arising from foreign currency translation are included in income.

Future Income Taxes

The Company follows the liability method with respect to accounting for income taxes. Future tax assets and liabilities are determined based on temporary differences between the carrying amount and the tax basis of assets and liabilities. Future income tax assets and liabilities are measured using the enacted or substantively enacted tax rates, as appropriate, that will be in effect when these differences are expected to reverse. Future income tax assets, if any, are recognized only to the extent that, in the opinion of management, it is more likely than not that the assets will be realized.

Investment Tax Credits

Research and development costs are expensed as incurred. Investment tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining the expenditures eligible for the investment tax credit claim. It is possible that the allowed amount of the investment tax credit claim could be materially different from the recorded amount upon assessment by the government. The Company recorded investment tax credit claims relating to the current period of approximately $266,000 (2007 - $251,000) which was applied as a reduction of related expenses.

Card One Plus Ltd.

Notes to Consolidated Interim Financial Statements
June 30, 2008
(Unaudited)
4.	Summary of Significant Accounting Policies (Cont'd)

Stock-Based Compensation

The Company follows the fair value based method with respect to stock-based compensation awarded to employees as stated in the CICA Handbook Section 3870, “Stock-based compensation and other stock-based payments” to measure the related expense which is accounted for in the financial statements. Under this method, compensation expense is measured at the grant date based on the fair value of the option using the Black-Scholes-Merton option pricing model. In determining the fair value of an equity award, management makes estimates regarding the fair value of the shares at the time of the grant, the expected life of the award, the volatility of the shares and the dividend yield. Actual results may differ from those estimates.

Financial Instruments

Section 3855, "Financial Instruments - Recognition and Measurement" requires all financial instruments to be recorded initially at fair value. Financial instruments include financial assets, financial liabilities, derivatives and embedded derivatives. The section also requires all financial instruments to be classified as either held-to-maturity, loans and receivables, held for trading, available for sale, or other liabilities. The held-to-maturity classification is restricted to fixed maturity instruments that the Company intends and is able to hold to maturity. Loans and receivables, held-to-maturity investments and other liabilities are accounted for at amortized cost. Securities that are acquired for selling in the near term are classified as held for trading and are accounted for at fair value with realized and unrealized gains and losses reported in the statement of operations. The remaining financial instruments are classified as available-for-sale and are measured at fair value with unrealized gains and losses not affecting income, but reported in other comprehensive income. Once the gains and losses become realized, they are recognized in income.

The Company has made the following classifications of its financial instruments:

Held-for-trading: Cash

Loans and receivables: Accounts receivable

Other liabilities: Accounts payable and accrued liabilities, note payable, and bridge loan

The Company estimates the fair value of its financial instruments based on current interest rates, market values and pricing of financial instruments with comparable terms. Unless otherwise indicated, the carrying value of these instruments approximates their fair value.

The Company grants credit to its customers in the normal course of business. Credit evaluations are performed regularly and the financial statements take into account an allowance for bad debts.

In the normal course of business, the Company enters into transactions denominated in foreign currencies.

Card One Plus Ltd.

Notes to Consolidated Interim Financial Statements
June 30, 2008
(Unaudited)
4.	Summary of Significant Accounting Policies (Cont'd)

Determination of Fair Value

The fair value of a financial instrument on initial recognition is the transaction price, which is the fair value of the consideration given or received. Subsequent to initial recognition, fair value is determined by using valuation techniques which refer to observable market data. Unless otherwise indicated, the carrying value of these financial instruments approximates their fair value.

Recently Issued Accounting Pronouncements

Goodwill and Intangible Assets – Section 3064

In January 2008, the CICA issued Handbook Section 3064 "Goodwill and Intangible Assets", which replaces Section 3062 "Goodwill and Other Intangible Assets". The objectives of Section 3064 are to reinforce the principle-based approach to the recognition of costs as assets only in accordance with the definition of an asset and the criteria for asset recognition; and clarify the application of the concept of matching revenues and expenses such that the current practice of recognizing as assets items that do not meet the definition and recognition criteria is eliminated. This standard also provides guidance for the recognition of internally developed intangible assets (including research and development activities), ensuring consistent treatment of all intangible assets, whether separately acquired or internally developed. This Section applies to interim and annual periods beginning on or after October 1, 2008, with early adoption encouraged. The Company is currently evaluating the impact of adopting this new Section.

5.	Accounts Receivable

Included in accounts receivable is approximately $80,570 (September 30, 2007 - $146,098) receivable in U.S. currency (U.S.$80,007; September 30, 2007 - U.S.$144,106).

6.	Investment Tax Credits

The investment tax credits recorded reflect claims made for the 2006 and 2007 fiscal years of $73,613 and $229,716 respectively.

Card One Plus Ltd.

Notes to Consolidated Interim Financial Statements
June 30, 2008
(Unaudited)
7.	Equipment

			2008	2007
		Accumulated	Net Carrying	Net Carrying
	Cost	Amortization	Amount	Amount

Computer equipment	$318,805	$318,805	$-	$68,071
Computer software	295,727	254,815	40,912	85,722
Furniture and fixtures	43,190	42,021	1,169	12,159

	$657,722	$615,641	$42,081	$165,952

8.	Note Payable

	The note payable bears interest at 10% per annum and is due upon demand. In October 2008, the note payable was fully repaid.

9.	Bridge Loan

	The bridge loan bears interest at 10% per annum with no specific terms of repayment. Substantially all of the Company's assets have been pledged as security for the loan. The Company may at any time, at its discretion, repay all or part of the principal amount outstanding without penalty.

10.	Commitment

	The minimum rental, exclusive of occupancy and escalation charges, payable under the lease for the Company's premises is as follows:

	2009	$49,000
	2010	53,000
	2011	57,000
	2012	60,000
	2013	31,000

Card One Plus Ltd.

Notes to Consolidated Interim Financial Statements
June 30, 2008
(Unaudited)
11.	Contingency

The Company currently has one matter pending in the Superior Court of California, County of Los Angeles. The matter involves a customer seeking a refund of approximately $100,000 in conjunction with a service agreement entered in 2007. Management believes the claim is without merit and has filed a counter-claim. No provision for the claim has been made in the accounts. On November 11, 2008 the parties settled the matter out of court for a nominal amount.

12.	Capital Stock
	2008	2007
Authorized without limit as to number and without par value -

Voting, participating preferred shares

common shares

Issued -

56,492,336 (2007 - 58,327,944) common shares	$11,724,375	$12,165,777

In November 2006, the Company issued 2,980,000 units at $0.25 per unit. Each unit consists of one common share of the Company and one common share purchase warrant, with each warrant entitling the holder to purchase one additional common share at a price of $0.35 per share for a period of 24 months from the date of issuance.In November 2007, the Company issued 100,000 units at $0.25 per unit. Each unit consists of one common share of the Company and one common share purchase warrant, with each warrant entitling the holder to purchase one additional common share at a price of $0.35 per share for a period of 24 months from the date of issuance.In December 2007, the Company repurchased and cancelled 550,000 common shares for cash consideration of $100,000. The paid-up capital of the shares has been reduced by $100,000, representing the original proceeds of the issue of the shares.In December 2007, the Company repurchased and cancelled 1,225,608 common shares for cash consideration of $96,983 and the reduction of an existing loan receivable of $209,419. The loan receivable had been written-off in September 2007, but was recorded as a recovery of write-off of loan receivable, shareholder in December 2007 when it became clear that shares owned by this shareholder would be repurchased. The paid-up capital of the shares has been reduced by $306,402, representing the original proceeds of the issue of the shares.

In May 2008, the Company repurchased and cancelled 160,000 common shares for cash consideration of $60,000. The paid-up capital of the shares has been reduced by $60,000, representing the original proceeds of the issue of the shares.

Card One Plus Ltd.

Notes to Consolidated Interim Financial Statements
June 30, 2008
(Unaudited)
12.	Capital Stock (Cont'd)

Stock-Based Compensation

In June 2005, the Company adopted a stock option plan (the "Plan"). The Plan was amended in February 2006. The Plan provides for the granting of stock options by the Company's Board of Directors to employees, directors and consultants of the Company. The maximum number of shares issuable under the Plan, together with the number of shares issuable under outstanding options granted otherwise than under the Plan, are not to exceed 10% of the issued and outstanding shares of the Company.

Options under the Plan may be granted for periods of up to ten years. The exercise price is to be equal to the fair value per share at the award date, with fair value determined by the Board of Directors. If the shares are listed on a recognized stock exchange, the exercise price is not to be less than the closing price of the Company's shares on the day preceding the award date.

The following table summarizes the options outstanding at June 30, 2008:

				Remaining
	Exercise	Number	Number	Contractual
	Price	Outstanding	Exercisable	Life in Years

September 11, 2006	$0.30	4,060,000	4,060,000	3.2
September 11, 2006	0.30	800,000	800,000	0.2
	-	4,860,000	4,860,000	2.7

Warrants

In October 2006, the Company issued 1,350,000 warrant units. These units expire on October 24, 2008 and can be exercised for $0.25, which entitles the holder to a unit comprising of one share and a warrant to purchase one additional share at $0.35. The value allocated to these warrants was $86,400.

The warrants were accounted for at their fair value as determined by the Black-Scholes-Merton valuation model, using the following assumptions:

Expected volatility	40%
Expected life	3.0 years
Risk-free interest rate	5.00%
Dividend yield	NIL
Fair value of warrants at grant date	0.064

Card One Plus Ltd.

Notes to Consolidated Interim Financial Statements
June 30, 2008
(Unaudited)
12.	Capital Stock (Cont'd)

In November 2006, the Company issued 2,980,000 units at $0.25 per unit. An equivalent amount of common share purchase warrants were issued, with each warrant entitling the holder to purchase one additional common share at a price of $0.35 per share for a period of 24 months from the date of issuance. The value allocated to these warrants was $101,320.

The warrants were accounted for at their fair value as determined by the Black-Scholes-Merton valuation model, using the following assumptions:

Expected volatility	40%
Expected life	3.0 years
Risk-free interest rate	5.00%
Dividend yield	NIL
Fair value of warrants at grant date	0.034

In November 2007, the Company issued 100,000 warrants. These warrants expire on November 29, 2009 and can be exercised for $0.35. The value allocated to these warrants was $6,610.

The warrants were accounted for at their fair value as determined by the Black-Scholes-Merton valuation model using the following assumptions:

Expected volatility	40%
Expected life	2.0 years
Risk-free interest rate	5.00%
Dividend yield	NIL
Fair value of warrants at grant date	0.066

In May 2008, the Company issued 4,470,000 special warrants to unrelated parties for $0.50 each for cash consideration of $2,235,000. These special warrants expire on October 31, 2010 and are exercisable into units upon the execution of a qualifying transaction. Each unit is comprised of one common share and one half of one warrant. Each whole warrant entitles the holder to purchase one common share at an exercise price of $0.75.

Card One Plus Ltd.

Notes to Consolidated Interim Financial Statements
June 30, 2008
(Unaudited)

12.	Capital Stock (Cont'd)

The following table summarizes the warrants outstanding at June 30, 2008:

			Weighted
	Expiry	Number of	Average
Grant Date	Date	Warrant	Exercise Price

September 20, 2006	September 2008	10,153,004	$0.35
September 28, 2006	September 2008	4,661,772	0.35
October 24, 2006	October 2008	1,350,000	0.25
November 6, 2006	November 2008	2,980,000	0.35
November 27, 2007	November 2009	100,000	0.35
May 29, 2008	October 2010	4,470,000	-

		23,714,776	0.28

13.	Income Taxes

As at June 30, 2008, there were tax losses that may be applied against earnings of future years, not later than as follows:

2015	$76,000
2016	1,502,000
2027	4,631,000
2028	2,621,000
2029	1,737,000

The possible income tax benefit of these losses has not been recognized in the accounts.

As at June 30, 2008, there were approximately $2,878,000 of capital losses which may be applied against capital gains of future years; these losses may be carried forward indefinitely. The possible income tax benefit of these losses is not recognized in the accounts.

Card One Plus Ltd.

Notes to Consolidated Interim Financial Statements
June 30, 2008
(Unaudited)
14.	Financial Instruments

This note provides disclosures relating to the nature and extent of the Company’s exposure arising from financial instruments, including interest rate risk, foreign currency risk, credit risk and liquidity risk and how the Company manages these risks.

	(a)	Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

The note payable and bridge loan bear interest at fixed rates, are short-term and held to maturity.

The Company is exposed primarily to interest rate fluctuations as a result of cash which bears interest at variable interest rates.

	(b)	Foreign Currency Risk

Foreign currency risk is limited to the portion of the Company’s transactions denominated in currencies other than Canadian dollars, primarily for transactions with a few customers denominated in U.S. dollars. For the Company’s foreign currency transactions, fluctuations in the respective exchange rates relative to the Canadian dollar will create volatility in the Company’s cash flows and the reported amounts for revenues in its statement of operations on a period-to-period basis.

	(c)	Credit Risk

Credit risk is the risk of an unexpected loss if a customer or counter party to a financial instrument fails to meet its contractual obligations. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

(i) Cash

The credit risk relating to cash is limited because the counter parties are highly-rated U.S. and Canadian financial institutions.

(ii) Accounts Receivable

The Company grants credit to its customers in the normal course of business. Credit evaluations are performed regularly and the financial statements take into account an allowance for bad debts.

Card One Plus Ltd.

Notes to Consolidated Interim Financial Statements
June 30, 2008
(Unaudited)
14.	Financial Instruments (Cont'd)

(d) Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity risk by continuously monitoring actual and projected cash flows.

(e) Fair Values

The Company has determined that the fair value of its financial assets and liabilities approximates their respective fair values as at the balance sheet dates.

(f) Capital Management

There are no externally imposed capital requirements on the Company. The Company has no lines of credit and is not subject to any credit agreements. The Company uses its capital to finance information technology development activities, operating, administrative and marketing expenses, working capital and equipment. Historically, the Company has financed activities through rounds of private financing in the form of shares and warrants. The Company has also raised financing in the form of a bridge loan.

15.	Comparative Figures

The unaudited financial statements for the nine month period ended June 30, 2007, which are presented for comparative purposes only, were compiled by management.

The audited balance sheet as at September 30, 2007, which is presented for comparative purposes only, was prepared in accordance with United States generally accepted accounting principles which conforms in all material respects to Canadian generally accepted accounting principles and was audited and reported on by other chartered accountants.

16.	Qualifying Transaction

The Company and its shareholders have entered into a letter of intent dated April 9, 2008 with Spring & Mercer Capital Corp., (SMCC) a capital pool company listed on the TSX Venture Exchange. The transaction is expected to take the form of a three cornered amalgamation which, subject to tax, corporate and securities advice will be effected by Card One Plus Ltd. amalgamating with a subsidiary of the capital pool company. The transaction is expected to be treated for accounting purposes as a reverse takeover as the shareholders of Card One Plus Ltd. will hold the majority of the voting shares of the combined entity.

Card One Plus Ltd.

Notes to Consolidated Interim Financial Statements
June 30, 2008
(Unaudited)

16.

Qualifying Transaction (Cont'd)Under the terms of the letter of intent, Card One Plus Ltd. will consolidate its currently issued common shares on a 3 to 1 basis (three pre-consolidated shares for each one post-consolidated share) whereby SMCC has agreed to acquire all of the issued and outstanding shares of the Company. The acquisition, if completed, will represent SMCC "qualifying transaction" under the policies of the TSX Venture Exchange.As a condition of the qualifying transaction, Card One Plus Ltd. is required to complete a non-brokered private placement to raise a minimum of $3,500,000.

The transaction is subject to customary conditions, including all necessary requisite regulatory filings and approvals being obtained. The proposed transaction is arms length to the Company.

17.

Subsequent EventsOn July 10, 2008, 1,350,000 warrant units, which had been issued in October 2006 were cancelled.On August 5, 2008, subsidiaries of the Company entered into an asset purchase agreement with Optimal Group Inc., a Montreal-based provider of electronic payments solutions, under which the subsidiaries will purchase substantially all of the assets that relate to the ‘card not present’ business of Optimal Group Inc. The purchase price for this transaction will be $7.0 million and certain purchase price adjustments. The closing of this transaction took place on October 1, 2008. The Company raised sufficient funds in order to complete the acquisition. The Company currently has a 50% economic interest in these subsidiaries relating to the "Card-Not-Present" business acquisition.On August 11, 2008, 4,060,000 options, which had been granted in September 2006, were cancelled.On August 11, 2008, 800,000 options, which had been granted in September 2006, were cancelled.In September 2008, the stock option plan which was adopted in June 2005, was cancelled. A new stock option plan was approved by the Company's Board of Directors effective September 30, 2008.Subsequent to June 30, 2008, an additional 46,601,382 common shares were issued for an aggregate amount of 7,815,630 resulting in total issued and outstanding shares of 103,093,718.

Subsequent to June 30, 2008 warrants with an expiry date of September 2008 and November 2008 were extended and now expire on September 2010.

RSM Richter S.E.N.C.R.L.
Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal, (Québec) H3Z 3C2
Téléphone / Telephone : (514) 934-3400
Télécopieur / Facsimile : (514) 934-3408
www.rsmrichter.com

Auditors' Report

We have read the filing statement of Spring & Mercer Capital Corp dated November 29, 2008 relating to its acquisition of Card One Plus Ltd. We have compiled with Canadian generally accepted standards for an auditors’ involvement with offering documents.

We consent to the use in the above-mentioned filing statement of our report to the directors of Optimal Group Inc., Card Not Present Division on the carve-out balance sheets of the Business as at December 31, 2007 and 2006 and the carve-out statements of operations, comprehensive loss, divisional equity, and cash flows for each of the years in the three year period ended December 31, 2007. Our report is dated October 17, 2008.

Chartered Accountants
Montreal, Quebec
November 29, 2008

RSM Richter S.E.N.C.R.L est un cabinet indépendent member de RSM International, association de cabinets indépendants d’expertise comptable et de services conseils.	RSM Richter LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.

Optimal Group Inc., Card Not Present Division

Carve-Out Financial Statements
December 31, 2007, 2006 and 2005

RSM Richter LLP Chartered Accountants Montreal

RSM Richter LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.

Optimal Group Inc., Card Not Present Division

Carve-Out Financial Statements December 31, 2007, 2006 and 2005

Contents

Auditors' Report	1

Carve-Out Balance Sheet	2 - 3

Carve-Out Statements of Operations and Comprehensive Loss and Divisional Equity	4

Carve-Out Statements of Cash Flows	5 - 6

Notes to Carve-Out Financial Statements	7 - 23

RSM Richter S.E.N.C.R.L.
Comptables agréés
Chartered Accountants

2, Place Alexis Nihon
Montréal, (Québec) H3Z 3C2
Téléphone / Telephone : (514) 934-3400
Télécopieur / Facsimile : (514) 934-3408
www.rsmrichter.com

Auditors' Report

To the Board of Directors of
Optimal Group Inc., Card Not Present Division

We have audited the carve-out balance sheet of Optimal Group Inc., Card Not Present Division (the "Business") as at December 31, 2007 and 2006, and the carve-out statements of operations and comprehensive loss, and divisional equity and cash flows for the years ended December 31, 2007, 2006 and 2005. These financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these carve-out financial statements present fairly, in all material respects, the financial position of the Business as at December 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended December 31, 2007, 2006 and 2005 in accordance with Canadian generally accepted accounting principles.

Chartered Accountants

Montreal, Quebec
October 17, 2008

Optimal Group Inc.,
  Card Not Present Division

Carve-Out Balance Sheet
As At December 31, 2007 and 2006
Expressed in Thousands of U.S. Dollars

	2007	2006

Assets

Current

Cash	$9,901	$32,764
Short-term investments held as reserves (note 6)	1,710	3,110
Cash held as reserves	6,869	18,961
Settlement assets	2,843	7,062
Accounts and other receivables (note 7)	1,634	3,943
Refundable investment tax credits recoverable	293	725
Prepaid expenses and deposits	626	641
Current portion of notes receivables	1,074	129
	24,950	67,335
Restricted Cash (note 5)	19,182	-
Notes Receivables (note 8)	502	1,801
Property and Equipment (note 9)	881	1,671
Intangible Assets (note 10)	255	305
Deferred Charges	-	128
Future Income Taxes	86	57
Refundable Investment Tax Credits Recoverable	382	-
	$46,238	$71,297

See accompanying notes

Approved on Behalf of the Board
"Jonathan Marcus"

"Joel Leonoff"

	2007	2006

Liabilities
Current
Accounts payable and accrued liabilities (note 11)	$11,112	$16,462
Income taxes payable	965	12,308
Customer reserves and security deposits	21,323	61,897
Deferred revenue	115	182
Obligations under capital lease due within one year	-	28
	33,515	90,877
Deferred Revenue	170	162
	33,685	91,039

Commitments, Contingencies and Guarantees (note 12)

Divisional Equity (Deficit)	12,553	(19,742)

	$46,238	$71,297

See accompanying notes

Optimal Group Inc.,
  Card Not Present Division

Carve-Out Statements of Operations and
   Comprehensive Loss and Divisional Equity
For the Years Ended December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

	2007	2006	2005

Revenues	$36,205	$107,842	$96,457

Transaction Processing Costs	18,180	40,518	39,918
Gross Profit	18,025	67,324	56,539

Expenses and Other Income

Selling, general and administrative expense	11,968	28,613	24,486
Stock-based compensation (note 13)	3,911	1,068	4,481
Amortization of property and equipment	1,092	1,359	1,230
Amortization of intangible assets	50	45	-
Gain on disposal of equipment	(5)	-	-
Interest on capital lease obligations	41	107	24
Restructuring costs	-	1,581	-
Foreign exchange loss	1,015	360	462
Research and development expenses (note 14)	3,191	3,503	2,659
Interest income	(2,824)	(6,708)	(2,705)
	18,439	29,928	30,637
Earnings (Loss) Before Income Taxes	(414)	37,396	25,902
Income taxes (note 15)
Current	965	12,308	9,090
Future	(29)	(91)	34
	936	12,217	9,124
Net Earnings (Loss) and Comprehensive Income (Loss)	(1,350)	25,179	16,778
Divisional Equity (Deficit) - Beginning of Year	(19,742)	(16,689)	(574)
Funds Transferred (To) From Optimal Group Inc.	33,645	(28,232)	(32,893)
Divisional Equity (Deficit) - End of Year	$12,553	$(19,742)	$(16,689)

See accompanying notes

Optimal Group Inc., Card Not Present Division

Carve-Out Statements of Cash Flows
For the Years Ended December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

	2007	2006	2005

Funds Provided (Used) -

Operating Activities

Net earnings (loss)	$(1,350)	$25,179	$16,778
Adjustment for items not affecting cash:
Stock-based compensation	3,911	1,068	4,481
Amortization of property and equipment	1,092	1,359	1,230
Amortization of intangibles	50	45	-
Gain on disposal of equipment	(5)	-	-
Foreign exchange (gain) loss on notes receivables	(386)	(5)	6
Deferred revenue	(59)	(44)	(58)
Refundable investment tax credits recoverable	(382)	-	4,747
Future income taxes	(29)	(91)	34

	2,842	27,511	27,218
Changes in non-cash operating elements of working capital
(note 18)	(36,800)	(29,743)	24,130

	(33,958)	(2,232)	51,348

Financing Activities

Divisional repayments and receipts	29,734	(29,300)	(37,374)
Repayment of obligations under capital lease	(28)	(180)	(234)

	$29,706	$(29,480)	$(37,608)

Optimal Group Inc., Card Not Present Division

Carve-Out Statements of Cash Flows
For the Years Ended December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

	2007	2006	2005
Investing Activities

Notes receivable	$740	$(268)	$128
Proceeds in disposal of property and equipment	5	-	-
Acquisition of property and equipment	(302)	(737)	(1,937)
Acquisition of intangible assets	-	(350)	-
Deferred charges	128	(128)	-
Restricted cash	(19,182)	-	-
	(18,611)	(1,483)	(1,809)
Increase (Decrease) in Cash	$(22,863)	$(33,195)	$11,931

Cash
Beginning of Year	32,764	65,959	54,028
End of Year	$9,901	$32,764	$65,959

See accompanying notes

Optimal Group Inc.,
  Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

1.	Nature of Operations

The Business' principal activity is to provide card-not-present payment processing services to merchants.

2.	Basis of Presentation

The financial statements have been “carved-out” from the consolidated financial statements of Optimal Group Inc. ("Optimal") using the historical results of operations and historical bases of the assets and liabilities of Optimal that comprise the card-not-present payment processing business (the “Business”). The financial statements of the Business give effect to accounting and allocation policies established by management for purposes of these carve-out financial statements. The carve-out financial statements have been prepared on a basis that management believes to be reasonable to reflect the financial position, results of operations and cash flows of the Business’ operations, including portions of corporate costs and administrative shared services. The Business' results of operations, financial position and cash flows from operations, investing and financing activities may be materially different if it is operated as a stand-alone entity.

The Business historically has operated as part of Optimal, and not as a stand-alone company. Financial statements were not previously prepared for the Business as it has no separate legal status or existence. On August 5, 2008, Optimal Payments Inc., Optimal Payments (Ireland) Limited, Optimal Payments Corp. and FirePay UK Ltd., entered into an Asset Purchase Agreement with CardOne Plus Ltd. that provided for the sale of substantially all of the assets and the transfer of certain liabilities of the Business.

As a part of Optimal, the Business was dependent upon Optimal for all of its working capital and financing requirements. Net contributions or funds from (to) Optimal are reflected on the carve-out balance sheets in lieu of equity accounts.

The Business received certain management and shared administrative services from Optimal. The carve-out financial statements include allocations of certain Optimal corporate expenses, including technology resources and support; finance, tax, accounting, and auditing services; human resources activities; treasury services, and legal advisory services. Optimal uses a centralized approach to cash management and financing of its operations.

Optimal Group Inc.,
  Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

2.	Basis of Presentation (Cont'd)

Management believes the assumptions and allocations underlying the carve-out financial statements are reasonable and appropriate under the circumstances. The expenses and cost allocations have been determined on a basis that management considers to be a reasonable reflection of the utilization of services provided or the benefit received by the Business during the periods presented relative to the total costs. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the financial statements had the Business been an entity that operated independently of Optimal. Consequently, future results of operations after the Business' separation from Optimal will include costs and expenses for the Business to operate as an independent entity, and these costs and expenses may be materially different than the Business’ historical results of operations, financial position, and cash flows. Accordingly, the financial statements for these periods are not indicative of the Business' future results of operations, financial position, and cash flows.

3.	Change in Accounting Policies

	a)	New Accounting Policies

Effective January 1, 2007, the Business adopted the Canadian Institute of Chartered Accountants (CICA) Handbook Section 1530, Comprehensive Income, CICA Handbook Section 3251, Equity, CICA Handbook Section 3855, Financial Instruments - Recognition and Measurement, CICA Handbook Section 3861, Financial Instruments - Disclosure and Presentation, and CICA Handbook Section 3865, Hedges, Sections 3855, 3861 and 3865 provide comprehensive requirements for the recognition and measurement of financial instruments, as well as standards on when and how hedge accounting may be applied. Handbook Section 3251 establishes standards for the presentation of equity and changes in equity during the reporting period and requires the Business to present separately equity components and changes in equity arising from (i) net earnings; (ii) other comprehensive income; (iii) other changes in retained earnings; (iv) changes in contributed surplus and (v) changes in share capital. Handbook Section 1530 also establishes standards for reporting and displaying comprehensive income. Comprehensive income is defined as the change in equity from transactions and other events from non-owner sources. Other comprehensive income refers to items recognized in comprehensive income but that are excluded from net income calculated in accordance with generally accepted accounting principles.

Optimal Group Inc.,
 Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

3.	Change in Accounting Policies (Cont'd)

Under these new standards, all financial instruments are classified into one of the following five categories: held- for-trading, held-to-maturity investments, loans and receivables, available-for-sale financial assets or other financial liabilities. Upon initial recognition, all financial assets and liabilities are recognized at fair value. Subsequent to initial recognition, all financial instruments, including derivatives, are included in the carve-out balance sheet and are measured at fair market value with the exception of loans and receivables, held-to-maturity investments and other financial liabilities, which are measured at amortized cost. Subsequent measurement and recognition of changes in fair value of financial instruments depend on their initial classification. Held-for-trading financial investments are measured at fair value, and all gains and losses are included in net income in the period in which they arise. Available-for-sale financial instruments are measured at fair value with revaluation gains and losses included in other comprehensive income until the asset is removed from the balance sheet.

The standards require derivative instruments to be recorded as either assets or liabilities measured at their fair value unless exempted from derivative treatment as a normal purchase and sale. Certain derivatives embedded in other contracts must also be measured at fair value. All changes in the fair value of derivatives are recognized in earnings unless specific hedge criteria are met, which requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Business chose to review all contracts in place on January 1, 2007, that were entered into after January 1, 2003, for any embedded derivatives required to be separated from the base contract and accounted for at fair value.

As a result of the adoption of these standards, the Business has classified its cash as held for trading, and cash and short-term investments held as reserves, and restricted cash as available for sale. The Business has classified accounts and other receivables, settlement assets and notes receivables as loans and receivables, and accounts payable and accrued liabilities, and customer reserves and security deposits as other financial liabilities, all of which are measured at amortized cost. The adoption of these standards had no impact on the carve-out financial statements.

	b)	Future Accounting Pronouncements

The following accounting standards were recently issued by the CICA. The Business is currently evaluating the impact of the adoption of these new standards on its carve-out financial statements.

Section 1535, Capital Disclosures, establishes guidelines for disclosure of both qualitative and quantitative information that enables users of financial statements to evaluate the entity's objectives, policies and processes for managing capital. This new standard relates to disclosure only and will not impact the carve-out financial results of the Business. This standard is effective January 1, 2008.

Optimal Group Inc.,
  Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

3.	Change in Accounting Policies (Cont'd)

Section 3862, Financial Instruments - Disclosure, describes the required disclosure for the assessment of the significance of financial instruments for an entity's financial position and performance and of the nature and extent of risk arising from financial instruments to which the entity is exposed and how the entity manages those risks. Section 3863, Financial Instruments - Presentation, establishes standards for presentation of financial instruments and non-financial derivatives. It carries forward the presentation related requirements of Section 3861, Financial Instruments - Disclosure and Presentation. These new standards relate to disclosure only and will not impact the carve-out financial results of the Business. These standards are effective January 1, 2008.

Section 3064 "Goodwill and Intangible Assets" replaces Section 3062 "Goodwill and Other Intangible Assets". The objectives of Section 3064 are to reinforce the principle-based approach to the recognition of costs as assets only in accordance with the definition of an asset and the criteria for asset recognition; and clarify the application of the concept of matching revenues and expenses such that the current practice of recognizing as assets items that do not meet the definition and recognition criteria is eliminated. This standard also provides guidance for the recognition of internally developed intangible assets (including research and development activities), ensuring consistent treatment of all intangible assets, whether separately acquired or internally developed. This Section applies to interim and annual periods beginning on or after October 1, 2008, with early adoption encouraged. The Business is currently evaluating the impact of adopting this new Section.

In 2005, the Accounting Standards Board of Canada (AcSB) announced that accounting standards Canada are to converge with International Financial Reporting Standards (IFRS). In May 2007, the CICA published an updated version of its "Implementation Plan for Incorporating International Financial Reporting Standards into Canadian GAAP". This plan includes an outline of the key decisions that the CICA needs to make as it implements the Strategic Plan for publicly accountable enterprises that will converge generally accepted accounting principles (GAAP) in Canada with IFRS. While IFRS uses a conceptual framework similar to Canadian GAAP, there are significant differences in accounting policy which must be addressed. These standards are effective for fiscal years beginning, on or after January 1, 2011.

4.	Significant Accounting Policies

	a)	Cash and Short-Term Investments Held as Reserves

The Business has agreements with various financial institutions for the settlement of payment transactions. Under the terms of these agreements, the Business is required to maintain certain amounts as reserves, which may be applied against any amounts for which the financial institutions would be entitled to reimbursement. Certain amounts charged by the financial institutions are charged to the Business’ customers.

Optimal Group Inc.,
  Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

4.	Significant Accounting Policies (Cont'd)

	b)	Settlement Assets

Settlement assets result from timing differences in the Business’ settlement process. These timing differences arise primarily as a result of settlement amounts due from financial institutions that are members of the card associations and debit networks. These amounts are typically funded to the Business within days from the transaction processing date.

	c)	Customer Reserves and Security Deposits

Customer reserves and security deposits include balances required from merchants to provide for amounts for which the Business would be entitled to reimbursement under its contractual arrangements. Customer reserves and security deposits relate to merchant collateral and outstanding payments due to merchant customers.

	d)	Research and Investment Tax Credits

Research and investment tax credits are recorded as a reduction of the related expense or the cost of the assets acquired. Tax credits are given recognition when reasonable assurance exists that they will be realized.

	e)	Property and Equipment

Property and equipment are recorded at cost. Amortization is provided for over the estimated useful lives of the assets using the straight-line method at the following annual rates:

Computer equipment and software	33% - 50%
Equipment	10% - 33%
Leasehold improvements	Lower of lease term and economic life

f)	Intangible Assets

Intangible assets acquired either individually or with a group of other assets are initially recognized and measured at cost. The cost of a group of intangible assets, including those acquired in a business combination that meet the specified criteria for recognition apart from goodwill, is allocated to the individual assets based on their fair values.

Intangible assets, consisting of customer relationships, with a finite useful life are amortized using the straight-line method over 84 months.

Optimal Group Inc.,
  Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

4.	Significant Accounting Policies (Cont'd)

	g)	Impairment of Long-Lived Assets

Long-lived assets, consisting of property and equipment and intangible assets with finite useful lives, are reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment is recognized for long-lived assets when the carrying amount of an asset to be held and used exceeds the sum of the undiscounted cash flows expected from its use and disposal; the impairment recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value.

	h)	Income Taxes

Income taxes are calculated as if all of the Business’ operations had been one tax paying legal entity, filing a single tax return in its local tax jurisdiction. The Business has provided for income taxes using the asset and liability method of tax allocation. Under this method, future income tax assets and liabilities are determined based on deductible or taxable temporary differences between financial statement values and tax values of assets and liabilities using enacted or substantively enacted income tax rates expected to be in effect for the year in which the differences are expected to reverse.

	i)	Revenue Recognition

Payment service revenues are generated from fees charged to merchants for payment processing services as well as from consumers who utilized the Business’ former electronic wallet offering. Merchants are charged a discount fee or rate, which is based upon the merchant’s monthly charge volume and risk profile, and this fee is calculated as a percentage of the dollar amount of each transaction. Other payment service revenues are derived from a variety of fixed transaction or services fees, including fees for monthly minimum charge volume requirements, statement fees, annual fees and fees for other miscellaneous services, such as handling chargebacks. Consumers who utilized the electronic wallet were charged a fixed transaction fee for each deposit made to their account. Discount and other fees related to payment transactions are recognized at the time the merchant’s transactions are processed. Revenues derived from service fees are recognized at the time the service is performed.

	j)	Reserve for Losses on Merchant Accounts

Disputes between a cardholder and a merchant periodically arise as a result of, among other things, consumer dissatisfaction with merchandise quality or merchant services. Such disputes may not be resolved in the merchant’s favor. In these cases, the transaction may be charged back to the merchant, which means the transaction amount is refunded to the consumer and, in certain instances, charged to the merchant. If the merchant has insufficient funds, the Business must bear the credit risk for the full amount of the transaction. Management evaluates the risk for such transactions and estimates the loss for disputed transactions based primarily on historical experience and other relevant factors.

Optimal Group Inc.,
  Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

4.	Significant Accounting Policies (Cont'd)

A reserve is maintained for merchant losses to absorb chargebacks and other losses for merchant transactions that have been previously processed and on which revenues have been recorded. Management analyzes the adequacy of its reserve for merchant losses in each reporting period. The reserve for merchant losses comprises specifically identifiable reserves for merchant transactions for which losses can be estimated and an estimate of loss in the remaining portfolio, based on experience.

The reserve for losses on merchant accounts is decreased by merchant losses (arising from chargebacks) and is increased by provisions for merchant losses, net of any recoveries. The net charge for the provision for merchant losses is included in “Selling, general and administrative” expenses in the carve-out statement of operations. The reserve for losses on merchant accounts is included in “Accounts payable and accrued liabilities”.

k)	Foreign Currency Translation

The functional currency of the Business is the U.S. dollar and, accordingly, the financial statements have been prepared in U.S. dollars. Monetary assets and liabilities of the Canadian and foreign operations denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates of exchange prevailing at the balance sheet dates. Other assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate of exchange prevailing when the assets were acquired or the liabilities incurred. Revenue and expense transactions denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the average rate of exchange in effect for the period during which the transaction occurred. Foreign exchange gains and losses are included in the determination of net earnings (loss).

l)	Stock-Based Compensation

The fair value-based method is used to account for all transactions whereby goods and services are received in exchange for stock-based compensation and other stock-based payments. Under the fair value-based method, compensation cost is measured at fair value at the date of grant using Black-Scholes options pricing model and is expensed over the award’s vesting periods.

The Business' employees participate in Optimal's stock-based compensation plan. Options granted by Optimal to the employees of the Business are accounted for as compensation expense in the Business with a corresponding credit to Divisional Equity. Optimal determined the fair value of the options granted at the grant date in accordance with CICA Handbook Section 3870.

Optimal Group Inc.,
  Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

4.	Significant Accounting Policies (Cont'd)

	m)	Research and Development Expenses

Research costs, which include all costs incurred to establish technological feasibility, are charged to operations in the period in which they are incurred. Once technological feasibility has been established, development costs are evaluated for deferral and subsequent amortization over the estimated period of benefit. As at December 31, 2007, the Business had no deferred development costs.

	n)	Use of Estimates

The preparation of the carve-out financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting periods. Significant areas requiring the use of management estimates and assumptions include: determining the allowance for doubtful accounts and reserves for losses on merchant accounts; estimating the useful lives of long-lived assets, including property and equipment and intangible assets; estimating stock-based compensation costs; assessing the recoverability of long-lived assets, research and development tax credits receivable and future tax assets; and the resolution of contingent liabilities. The reported amounts and note disclosures are determined to reflect the most probable set of economic conditions and planned courses of action. Financial results as determined by actual events could differ from those estimates.

5.	Enactment of United States Unlawful Internet Gambling Enforcement Act of 2006

On September 30, 2006, the United States Congress passed the Unlawful Internet Gambling Enforcement Act of 2006 (the “Act”). The Act became law in the United States on October 13, 2006. The Act prohibits any person engaged in the business of betting or wagering from knowingly accepting any financial instrument in connection with unlawful Internet gambling. The Act does not define unlawful Internet gambling nor does it make unlawful any activities by financial institutions that are not themselves gambling businesses. The Act directs the United States Federal Reserve and the Department of the Treasury to develop regulations that would direct financial institutions to identify and block certain types of financial transactions connected with unlawful Internet gambling.

Upon the enactment of the Act, the Business immediately ceased processing settlement transactions originating from United States consumers that may be viewed as related to online gambling. The enactment of the Act has had a significant negative impact on the Business’ results.

Optimal Group Inc.,
  Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

5.	Enactment of United States Unlawful Internet Gambling Enforcement Act of 2006 (Cont'd)

In May 2007, the Business received a copy of warrants of seizure issued by the U.S. Attorney’s Office against funds of certain payment processors that were on deposit with two U.S. banks. These funds included $19,182 on deposit. The total amount seized is presented as long-term restricted cash on the balance sheet. (See note 12 (d)).

The Business continues to offer its multi-currency credit and debit card processing to the online gambling industry originating from non-U.S. consumers and not prohibited by the Act.

6.	Short-Term Investments Held as Reserves

	2007	2006

Notes denominated in U.S. dollars with a weighted
average effective yield of 4.53% (2006 - 5.11%)
maturing on January 28, 2008 (2006 - matured on
January 31, 2007 and June 30, 2007)	$1,710	$3,110

7.	Accounts and Other Receivables

	2007	2006

Trade accounts receivable	$1,546	$1,837
Other	88	2,106
	$1,634	$3,943

8.	Notes Receivables

Included in notes receivables is approximately $1,006 that represents the net present value of an interest-free note received on the sale of certain assets in fiscal 2002. The repayment terms require monthly payments equal to 10% of the debtor's sales. In addition, notes receivables also include a loan receivable from a merchant accounting to approximately $570, which bears interest at 10% per annum, is unsecured and is repayable at the earliest in June 2008.

Optimal Group Inc.,
  Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

9.	Property and Equipment

			2007
		Accumulated	Net Carrying
	Cost	Amortization	Amount

Equipment	$262	$183	$79
Computer equipment and software	3,249	2,717	532
Leasehold improvements	1,216	946	270

	$4,727	$3,846	$881

			2006
		Accumulated	Net Carrying
	Cost	Amortization	Amount

Equipment	$262	$169	$93
Computer equipment and software	3,434	2,420	1,014
Leasehold improvements	1,215	651	564

	$4,911	$3,240	$1,671

10.	Intangible Assets

			2007	2006
		Accumulated	Net Carrying	Net Carrying
	Cost	Amortization	Amount	Amount

Customer relationships	$350	$95	$255	$305

Changes in intangible assets were due to amortization of $50 (2006 - $50) and additions of $Nil (2006 - $350).

Optimal Group Inc.,
  Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

11.	Accounts Payable and Accrued Liabilities

	2007	2006

Trade accounts payable	$226	$226
Accrued trade liabilities	4,031	5,676
Accrued salaries and benefits	1,414	3,179
Reserve for merchant losses and chargebacks	3,609	5,010
Other	1,832	2,371

	$11,112	$16,462

12.	Commitments, Contingencies and Guarantees

	a)	The Business has entered into operating leases for its premises and certain office equipment terminating in 2010. Minimum lease payments are approximately as follows:

2008	$715
2009	606
2010	501

$1,822

In addition, the Business is also responsible for operating costs and taxes under the operating leases.

b)	The Business was pursuing the recovery of funds withdrawn from its bank account by one of its credit card suppliers for various service charges assessed pertaining to periods prior to December 31, 2001, on the belief that these charges were largely unsubstantiated. The claim, which was being pursued through legal recourse, was settled and received in July 2007 for $3,000. The Business recorded a gain of approximately $1,600 as a result of the settlement in the second quarter, representing the difference between the settlement amount and the carrying amount of the receivable. The gain has been recorded in selling, general and administrative expenses in the carve-out statements of operations for the year ended December 31, 2007.

Optimal Group Inc.,
  Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

12.	Commitments, Contingencies and Guarantees (Cont'd)

	c)	The Business is party to litigation arising in the normal course of operations. The Business does not expect the resolution of such matters to have a material adverse effect on its financial position or results of operations.

However, the results of legal proceedings cannot be predicted with certainty. Should the Business fail to prevail in any of these legal matters or should several legal matters be resolved against the Business in the same reporting period, the operating results of a particular reporting period could be materially adversely affected.

	d)	Following the enactment of the Unlawful Internet Gambling Enforcement Act of 2006 (the “Act”) on October 13, 2006, the Business ceased to process settlement transactions originating from United States consumers. This represented a substantial portion of its revenues derived from processing transactions from online gambling. The Business is exposed to adverse consequences as a result of possible enforcement proceedings, governmental investigations or lawsuits initiated against it in jurisdictions where online gambling is or becomes restricted or prohibited.

Following announcements by the U.S. Attorney’s Office in the Southern District of New York relating to its investigation of the U.S. Internet gambling industry, the Business has initiated discussions with the U.S. Attorney’s Office in the Southern District of New York and is in the process of responding to a voluntary request for information issued by the U.S. Attorney’s Office. In connection with such ongoing investigation, the Business has received a copy of warrants of seizure issued by the U.S. Attorney’s Office against funds of certain payment processors that were on deposit with two U.S. banks. These funds included $19,182 on deposit. The total amount seized of $19,182 is presented as restricted cash on the carve-out balance sheet. No provision has been recorded by the Business for this matter because the outcome of these discussions and the amount of loss, if any, are not currently determinable.

While best estimates have been used for reporting financial statement items subject to measurement uncertainty, management considers that it is possible that changes in future conditions in the near term could require a material change in the recognized amounts of certain assets and liabilities. “Near term” is considered to be within one year from the date of the financial statements.

(e)	The Business has received a request for information from the U.S. Attorney's office in the Eastern District of New York pertaining to its former involvement in processing transactions for Internet pharmacies. The Business is currently in discussions with that office relating to those processing activities. No provision has been recorded by the Business for this matter because the outcome of these discussions and the amount of loss, if any, are not determinable.

(f)	The Business has granted a letter of guarantee, issued by a highly rated financial institution to indemnify a third party in the event the Business does not perform its contractual obligations. As at December 31, 2007, the maximum potential liability under this letter of guarantee was approximately $1,513 ($1,500 Cdn).

Optimal Group Inc.,
 Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

12.	Commitments, Contingencies and Guarantees (Cont'd)

As at December 31, 2007, the Company recorded no liability with respect to this guarantee, as the Business does not expect to make any payment for the aforementioned item. Management believes that the fair value of the non- contingent obligations, to stand ready to perform in the event that specified triggering events or conditions occur, approximates the cost of obtaining the letter of guarantee.

13.	Stock Options

Optimal Payments (Ireland) Limited - (“OPIL”, formerly FireOne Group plc)

OPIL established a restricted share unit plan whereby eligible individuals were awarded rights to receive ordinary shares in OPIL to be issued from treasury for a nominal consideration. The plan was administered by OPIL’s remuneration committee. Awards were made to eligible individuals at the discretion of the remuneration committee, vested in accordance with a specified vesting schedule and were to terminate seven years from the date of award. The fair value of stock options granted was determined at the date of grant based on the estimated fair market.

As a result of the acquisition of all of the issued ordinary shares of OPIL held by non-related shareholders in February 2007, all of the unvested restricted share units became exercisable. All of the restricted share units were exercised by the holders in connection with this transaction. In addition, in the first quarter of 2007, unamortized compensation cost of $3,911 (2006 - $1,068; 2005 - $4,481) related to unvested restricted share units was recognized by the Business. No restricted share units remain outstanding subsequent to this transaction.

14.	Research and Development Expenses

	2007	2006	2005
Gross research and development expenses	$3,526	$3,701	$3,315
Less - investment tax credits	(335)	(198)	(656)
	$3,191	$3,503	$2,659

Optimal Group Inc.,
  Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

15.	Income Taxes

The income tax provision differs from the amount computed by applying the combined Canadian federal and Québec provincial tax rates to earnings before income taxes. The reasons for the difference and the related tax effects are as follows:

	2007	2006	2005

Earnings (loss) before income taxes	$(414)	$37,396	$25,902

Combined Canadian federal and provincial income taxes at 32%
(2006 - 32%; 2005 - 31%)	(132)	11,967	8,030
Stock-based compensation not deductible	1,252	342	1,389
Temporary differences	8	34	(65)
Permanent differences and other	(192)	(126)	(230)

Income tax provision	$936	$12,217	$9,124

In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future income tax assets will be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income, the reversal of taxable temporary differences, and/or tax planning strategies.

16.	Related Party Transactions

The Business paid consulting fees to a corporation controlled by a director of Optimal Payments Inc. in the amount of $260 of which $89 pertains to the Business (2006 - $246 of which $157 pertains to the Business; 2005 - $458 of which $307 pertains to the Business).

The transactions have been recorded at the exchange amount, which is the amount of consideration agreed to by the parties.

Optimal Group Inc.,
  Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

17.	Financial Instruments

	a)	Credit risk

Credit risk results from the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract. Financial instruments that potentially subject the Business to concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments, accounts receivable and restricted cash. Cash is maintained with high credit, quality financial institutions. Short-term investments consist of discounted notes issued by high-credit, quality corporations. Restricted cash represents funds seized that were on deposit. Refer to note 12 (d). For accounts receivable, management performs periodic credit evaluations. Allowances are maintained for credit losses consistent with the credit risk, historical trends, general economic conditions and other information.

Customers consist of a diverse portfolio of small and medium-sized merchants whose businesses frequently are newly established. As of December 31, 2007 and 2006, the Business provided services to merchants located across the world in a variety of industries, therefore subject to a higher risk of merchant losses. Management believes that the loss of any single merchant would not have a material adverse effect on its financial condition or results of operations.

	b)	Interest rate risk

The Business’ exposure to interest rate risk is as follows:

Cash	Fixed interest rate
Cash held as reserves	Fixed interest rate
Short-term investments held as reserve	Fixed interest rate
Accounts and other receivables	Non-interest bearing
Restricted cash	Non-interest bearing
Notes receivable	Fixed interest rate and non-interest bearing
Accounts payable and accrued liabilities	Non-interest bearing
Customer reserves and security deposits	Non-interest bearing

Optimal Group Inc., Card Not Present Division

Notes to Carve-Out Financial Statements December 31, 2007, 2006 and 2005 Expressed in Thousands of U.S. Dollars

17.	Financial Instruments (Cont'd)

	c)	Fair value

Fair value estimates are made as of a specific point in time using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.

The Business has determined that the carrying values of its short-term financial assets and liabilities are reasonable estimates of their fair values due to the relatively short periods to maturity of these instruments. The Business cannot determine the fair value of the restricted cash. (See note 5).

	d)	Foreign exchange

A portion of the Business’ revenues are denominated in currencies other than the U.S. dollar. This results in financial risk due to fluctuations in the value of the U.S. dollar relative to these currencies. The Business does not use derivative financial instruments to mitigate its foreign exchange exposure. Fluctuations in foreign exchange rates could cause unanticipated fluctuations in the Business’ operating results.

18.	Supplemental Disclosure of Cash Flow and Other Information

Net Change in Operating Assets and Liabilities

	2007	2006	2005

Cash held as reserves	$12,092	$3,761	$(3,983)
Short-term investments held as reserves	1,400	(96)	(910)
Cash held in escrow	-	-	2,704
Settlement assets	4,219	13,664	(20,726)
Accounts and other receivables	2,309	(278)	(1,116)
Refundable investment tax credits recoverable	432	30	18
Prepaid expenses and deposits	15	(19)	(252)
Accounts payable and accrued liabilities	(5,350)	501	4,459
Income taxes payable	(11,343)	3,218	9,090
Customer reserves and security deposits	(40,574)	(50,524)	34,846

Net change in operating assets and liabilities	$(36,800)	$(29,743)	$24,130

Optimal Group Inc.,
  Card Not Present Division

Notes to Carve-Out Financial Statements
December 31, 2007, 2006 and 2005
Expressed in Thousands of U.S. Dollars

19.	Geographic Information

				Property and Equipment
				and
	Revenues			Intangible Assets
	2007	2006	2005	2007	2006	2005

United States	$11,196	$27,400	$23,718	$-	$-	$-
Central America	13,539	61,150	52,969	-	-	-
Canada	4,549	6,019	6,254	1,089	1,870	1,983
Europe	6,889	8,953	7,659	47	106	283
Other	32	4,320	5,856	-	-	-

	$36,205	$107,842	$96,456	$1,136	$1,976	$2,266

Revenues are attributed to countries based on the location of the customers. The "Other" caption includes countries in Africa, Australia and Asia.

20.	Major Customers

Sales with one customer accounted for approximately 22% (2006 - 3%; 2005 - 2%) of sales during the year.

Optimal Group Inc.,

Card Not Present Division

Interim Carve-Out Financial Statements

June 30, 2008

(Unaudited)

RSM Richter LLP

Chartered Accountants

Montreal

RSM Richter LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.

Optimal Group Inc.,

Card Not Present Division

Interim Carve-Out Financial Statements

June 30, 2008

(Unaudited)

Contents
Interim Carve-Out Balance Sheet	1 - 2
Interim Carve-Out Statement of Earnings, Comprehensive Income and Divisional Equity	3
Interim Carve-Out Statement of Cash Flows	4 - 5
Notes to Interim Carve-Out Financial Statements	6 - 11

Optimal Group Inc.,

Card Not Present Division

Interim Carve-Out Balance Sheet

As At

Expressed in Thousands of U.S. Dollars

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)

Assets

Current

Cash	$10,592	$9,901
Short-term investments held as reserves	1,795	1,710
Cash held as reserves	5,768	6,869
Settlement assets	1,078	2,843
Accounts and other receivables	2,574	1,634
Refundable investment tax credits recoverable	161	293
Prepaid expenses and deposits	656	626
Current portion of notes receivables	1,129	1,074
	23,753	24,950
Restricted Cash	19,182	19,182
Notes Receivables	-	502
Property and Equipment	726	881
Intangible Assets	220	255
Future Income Taxes	37	86
Refundable Investment Tax Credits Recoverable	416	382
	$44,334	$46,238

See accompanying notes

Approved on Behalf of the Board

       "Jonathan Marcus"

        "Joel Leonoff"

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)

Liabilities

Current

Accounts payable and accrued liabilities	$9,885	$11,112
Income taxes payable	141	965
Customer reserves and security deposits	19,233	21,323
Deferred revenue	113	115
	29,372	33,515
Deferred Revenue	177	170
	29,549	33,685

Divisional Equity	14,785	12,553

	$44,334	$46,238

See accompanying notes

Optimal Group Inc.,

Card Not Present Division

Interim Carve-Out Statement of Earnings,
Comprehensive Income and Divisional Equity

For the Six-Month Period Ended June 30, 2008 and 2007

Expressed in Thousands of U.S. Dollars

(Unaudited)

	2008	2007
Revenues	$19,529	$19,448

Transaction Processing Costs	9,011	10,708
Gross Profit	10,518	8,740
Expenses and Other Income
Selling, general and administrative expense	8,363	5,135
Stock-based compensation	-	3,911
Amortization of property and equipment	320	559
Amortization of intangible assets	35	25
Gain on disposal of equipment	-	(5)
Interest on capital lease obligations	-	41
Foreign exchange loss	340	(490)
Research and development expenses	1,328	1,536
Interest income	(387)	(2,313)
	9,999	8,399
Earnings Before Income Taxes	519	341
Income taxes (note 4)
Current	141	483
Future	49	14
	190	497
Net Earnings (Loss) and Comprehensive Income (Loss)	329	(156)
Divisional Equity - (Deficit) Beginning of Period	12,553	(19,742)
Funds Transferred from Optimal Group Inc.	1,903	25,835
Divisional Equity - End of Period	$14,785	$5,937

See accompanying notes

Optimal Group Inc.,

Card Not Present Division

Interim Carve-Out Statement of Cash Flows

For the Six-Month Period Ended June 30, 2008 and 2007

Expressed in Thousands of U.S. Dollars

(Unaudited)

	2008	2007

Funds Provided (Used) -

Operating Activities

Net earnings (loss)	$329	$(156)
Adjustment for items not affecting cash:
Stock-based compensation	-	3,911
Amortization of property and equipment	320	559
Amortization of intangibles	35	25
Gain on disposal of equipment		(5)
Foreign exchange gain on notes receivables	(22)	(119)
Deferred revenue	5	(28)
Refundable investment tax credits recoverable	(34)	(354)
Future income taxes	49	14

	682	3,847
Changes in non-cash operating elements of working capital	(2,198)	(58,280)

	(1,516)	(54,433)

Financing Activities

Divisional repayments and receipts	1,903	21,924
Repayment of obligations under capital lease	-	(28)

	1,903	21,896

Investing Activities

Notes receivable	469	(82)
Proceeds in disposal of property and equipment	-	5
Acquisition of property and equipment	(165)	(278)
Deferred charges	-	128

	$304	$(227)

Optimal Group Inc.,

Card Not Present Division

Interim Carve-Out Statement of Cash Flows

For the Six-Month Period Ended June 30, 2008 and 2007

Expressed in Thousands of U.S. Dollars

(Unaudited)

	2008	2007
Increase (Decrease) in Cash	$691	$(32,764)

Cash
Beginning of Period	9,901	32,764

End of Period	$10,592	$-

See accompanying notes

Optimal Group Inc.,

Card Not Present Division

Notes to Carve-Out Financial Statements

June 30, 2008

Expressed in Thousands of U.S. Dollars

(Unaudited)

1.

Nature of Operations

The Business' principal activity is to provide card-not-present payment processing services to merchants.

2.

Basis of Presentation

The unaudited financial statements have been “carved-out” from the financial statements of Optimal Group Inc. ("Optimal")  using the historical results of operations and historical bases of the assets and liabilities of Optimal that comprise the card-not-present payment processing business (the “Business”).  The unaudited financial statements of the Business give effect to accounting and allocation policies established by management for purposes of these carve-out financial statements.  The carve-out financial statements have been prepared on a basis that management believes to be reasonable to reflect the financial position, results of operations and cash flows of the Business’ operations, including portions of Optimal's corporate costs and administrative shared services.  The Business' results of operations, financial position and cash flows from operations, investing and financing activities may be materially different if it is operated as a stand-alone entity.  These unaudited interim carve-out financial statements follow the same accounting policies and methods of their application as described in note 4 to the annual audited carve-out financial statements for the year ended December 31, 2007.  The interim carve-out financial statements do not include all disclosures required for annual financial statements and should be read in conjunction with the most recent annual audited carve-out financial statements of the Business as at and for the three years ended

December 31, 2007.

All amounts in the attached notes are unaudited unless otherwise specifically identified.

3.

Change in Accounting Policies

Effective January 1, 2008, the Business adopted the Canadian Institute of Chartered Accountants ("CICA") Handbook Section 3862, Financial Instruments - Disclosure, Section 3863, Financial Instruments - Presentation and Section 1535, Capital Disclosures.  The sections relate to disclosure and presentation only and did not have an impact on the Business' financial results (refer to note 5).

Optimal Group Inc.,

Card Not Present Division

Notes to Carve-Out Financial Statements

June 30, 2008

Expressed in Thousands of U.S. Dollars

(Unaudited)

4.

Income Taxes

The income tax provision differs from the amount computed by applying the combined Canadian federal and Québec provincial tax rates to earnings before income taxes.  The reasons for the difference and the related tax effects are as follows:

	2008	2007

Earnings before income taxes	$ 519	$ 341
Combined Canadian federal and provincial income taxes at 30.90% (2007 - 32%)	160	109
Small business deduction	(26)	-
Stock-based compensation not deductible	-	1,252
Temporary differences	(10)	8
Permanent differences and other	66	(872)
Income tax provision	$ 190	$ 497

In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future income tax assets will be realized.  The ultimate realization of future tax assets is dependent upon the generation of future taxable income, the reversal of taxable temporary differences, and/or tax planning strategies.

5.

Financial Instruments

This note provides disclosures relating to the nature and extent of the Business’ exposure arising from financial instruments, including interest rate risk, foreign currency risk, credit risk and liquidity risk and how the Business manages these risks.

(a)

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

Optimal Group Inc.,

Card Not Present Division

Notes to Carve-Out Financial Statements

June 30, 2008

Expressed in Thousands of U.S. Dollars

(Unaudited)

5.

Financial Instruments (Cont'd)

Short-term investments held in reserve consist of short-term notes invested at fixed interest rates.  The risk that the Business will realize a loss as a result of a decline in the fair value of these investments is limited because although available for sale, these investments are short-term and are generally held to maturity.

The Business is exposed primarily to interest rate fluctuations as a result of cash (including cash held in reserve) which bears interest at variable interest rates.

(b)

Foreign Currency Risk

A significant portion of the Business’ cash flows and financial assets and liabilities are denominated in U.S. dollars, which is the Business’ functional and reporting currency.  Foreign currency risk is limited to the portion of the Business’ business transactions denominated in currencies other than U.S. dollars, primarily for head office expenses in Canada.  For the Business‘ foreign currency transactions, fluctuations in the respective exchange rates relative to the U.S. dollar will create volatility in the Business’ cash flows and the reported amounts for revenues and selling, general and administrative expenses in its statement of operations on a period-to-period basis.  Additional earnings variability arises from the translation of monetary assets and liabilities denominated in currencies other than U.S. dollars at the rates of exchange at each balance sheet date, the impact of which is reported as a foreign exchange gain and loss which is included as part of selling, general and administrative expenses in the statement of operations and comprehensive loss.

The Business’ objective in managing its foreign currency risk is to minimize its net exposures to foreign currency cash flows, by transacting with third parties in U.S. dollars to the maximum extent possible and practical as well as holding cash and cash equivalents in U.S. dollars.  The Business monitors and forecasts the values of net foreign currency cash flow and balance sheet exposures and with the aid of external consultants manages its cash flow to hold on hand sufficient levels of foreign currencies to meet its obligations.

The following are the exchange rates applied during the six-month period ended June 30, 2008:

	Average rate	Rate As At June 30, 2008

CAD to USD	0.9927	0.9807
GBP to USD	1.9750	1.9906
EURO to USD	1.5309	1.5748

Optimal Group Inc.,

Card Not Present Division

Notes to Carve-Out Financial Statements

June 30, 2008

Expressed in Thousands of U.S. Dollars

(Unaudited)

 5.

Financial Instruments (Cont'd)

(c)

Credit Risk

Credit risk is the risk of an unexpected loss if a customer or counter party to a financial instrument fails to meet its contractual obligations.  Financial instruments that potentially subject the Business to concentrations of credit risk consist primarily of cash, short-term investments and accounts receivable.

(i)  Cash and Short-Term Investments

The credit risk relating to cash is limited because the counterparties are highly-rated American and European financial institutions.  The credit risk related to short-term investments is limited because they consist of discounted notes issued by high-credit, quality corporations.  The Business has investment policies to provide guidance on investing available cash resources.  In general, these policies stress the preservation of capital with investments allowed in notes issued by corporations with credit rankings of not less than R-1mid.

(ii)  Accounts Receivable and Other Receivables

Disputes between credit card holders and merchants may arise as a result of, among other things, consumer dissatisfaction with merchandise quality or services provided by merchants.  Such disputes may not be resolved in the merchant’s favour which means the transaction amount is refunded to the consumer and in certain cases charged to the merchant.  If the merchant has insufficient funds, the Business bears the credit risk for the full amount of the transaction.  Management evaluates the risk of such transactions and estimates the loss for disputed transactions based primarily on historical experience and other relevant factors.

The Business retains a portion of amounts owed to certain merchants (based on processing dollar volume) as reserves to help offset its exposure to chargebacks and other losses for merchant transactions that have been previously processed and on which revenues have been recorded.  Management analyzes the adequacy of its reserve for merchant losses in each reporting period.  The reserve for merchant losses is comprised of specifically identifiable reserves for merchant transactions for which losses can be estimated and an estimate of loss in the remaining portfolio based on experience.

The net charge for the provision for merchant losses is included in selling, general and administrative expenses in the statement of earnings and comprehensive income.  As at June 30, 2008, the reserve for losses on merchant accounts is included in "Accounts payable and accrued liabilities" on the balance sheet.

Optimal Group Inc.,

Card Not Present Division

Notes to Carve-Out Financial Statements

June 30, 2008

Expressed in Thousands of U.S. Dollars

(Unaudited)

 5.

Financial Instruments (Cont'd)

The Business’ credit risk is also decreased because its customers consist of a diverse portfolio of small and medium-sized merchants and because of the strong proprietary risk management expertise it has developed to help reduce the inherently higher risk associated with card-not-present transactions.

The maximum credit exposure to the Business is the carrying amount of financial assets plus credit risk on chargebacks, as previously explained, which are provided for separately.

(d) Liquidity Risk

Liquidity risk is the risk that the Business will not be able to meet its financial obligations as they fall due.  The Business manages liquidity risk by continuously monitoring actual and projected cash flows.

As at June 30, 2008, the Business has $10,592 of cash.

The following are the contractual maturities of financial liabilities at June 30, 2008:

	Carrying amount	Zero to twelve months
Accounts payable and accrued liabilities	$ 9,885	$ 9,885
Income taxes	141	141
	$ 10,026	$ 10,026

 (e)  Fair Values

The Business has determined that the fair value of its short-term financial assets and liabilities approximates their respective fair values as at the balance sheet dates because of the short-term maturity of those instruments.

 (f)

Capital Management

The interim carve-out financial statements reflect the carved-out equity from Optimal Card and as a result the Business does not have objectives, policies and processes for managing capital.  Furthermore, there are no externally imposed capital requirements on the Business.

Optimal Group Inc.,

Card Not Present Division

Notes to Carve-Out Financial Statements

June 30, 2008

Expressed in Thousands of U.S. Dollars

(Unaudited)

6.

Geographic Information

	Revenues		Property and Equipment and Intangible Assets
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
United States	$ 7,054	$ 5,180	$ -	$ -
Central America	5,735	8,181	-	-
Canada	2,962	2,442	918	1,578
Europe	3,777	3,614	28	92
Other	1	31	-	-
	$ 19,529	$ 19,448	$ 946	$ 1,670

Revenues are attributed to countries based on the location of the customers.  The "Other" caption includes countries in Africa, Australia and Asia.

7.

Related Party Transactions

The Business paid consulting fees to a corporation controlled by a director of Optimal Payments Inc. in the amount of $133 of which $51 pertains to the Business (June 30, 2007 -  $126 of which $45 pertains to the Business).

The transactions have been recorded at the exchange amount, which is the amount of consideration agreed to by the parties.

8.

Major Customers

Sales with two customers accounted for approximately 38% (June 30, 2007 - 20%) of sales during the year.

CERTIFICATE OF SPRING & MERCER CAPITAL CORP.

Dated: November 29, 2008.

The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities of Spring & Mercer Capital Corp., assuming Completion of the Qualifying Transaction.

“Rahim Jivraj”

RAHIM JIVRAJ
Chief Executive Officer, Chief Financial Officer

ON BEHALF OF THE BOARD OF DIRECTORS

“Praveen Varshney”	“Lorne Gertner”

PRAVEEN VARSHNEY	LORNE GERTNER
Director	Director

PROMOTER

“Rahim Jivraj”

RAHIM JIVRAJ

C-1

CERTIFICATE OF CARD ONE PLUS LTD.

Dated: November 29, 2008.

The foregoing, as it relates to Card One Plus Ltd., constitutes full, true and plain disclosure of all material facts relating to the securities of the Card One Plus Ltd.

“Jonathan Marcus”	“Sri Ramachandran”

JONATHAN MARCUS	SRI RAMACHANDRAN
Chief Executive Officer	Chief Financial Officer

ON BEHALF OF THE BOARD OF DIRECTORS

“David Rector”	“Joel Leonoff”

DAVID RECTOR	JOEL LEONOFF
Director	Director

PROMOTER

“Morrie Tobin”

MORRIE TOBIN

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